    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1995

                                                          REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          LOCKHEED MARTIN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ------------------

          MARYLAND                        3721/3761                      52-1893632
  (STATE OF INCORPORATION)      (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
                                 CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                               ------------------
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                  301-897-6000
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                             STEPHEN M. PIPER, ESQ.
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                  301-897-6000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

     LEONARD P. LARRABEE, JR., ESQ.                        RICHARD A. BOEHMER, ESQ.
            DEWEY BALLANTINE                                   O'MELVENY & MYERS
       1301 AVENUE OF THE AMERICAS                           400 SOUTH HOPE STREET
        NEW YORK, NEW YORK 10019                         LOS ANGELES, CALIFORNIA 90071

                               ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the transactions described herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                                                        PROPOSED
                                                        PROPOSED        MAXIMUM
                                                        MAXIMUM        AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF                AMOUNT TO BE   OFFERING PRICE     OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED(1)    PER SHARE(2)      PRICE(2)       FEE(3)
- -------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value....... 208,552,547 shs.      $44.05    $9,186,922,656  $3,167,905
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares expected to be issued in connection with the transactions described herein.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(1). Based upon the sum of (a) the product of (i) $71.50 (the average of the high and low prices of Lockheed Common Stock on February 2, 1995 on the New York Stock Exchange) times (ii) 66,179,422 (the aggregate number of shares of Lockheed Common Stock outstanding and reserved for issuance upon the exercise of options to purchase Lockheed Common Stock) and (b) the product of (i) $44.25 (the average of the high and low prices of Martin Marietta Common Stock on February 2, 1995 on the New York Stock Exchange) times (ii) 100,680,090 (the aggregate number of shares of Martin Marietta Common Stock outstanding and reserved for issuance upon the exercise of options to purchase Martin Marietta Common Stock).
(3) Pursuant to Rule 457(b), includes the fee of $2,066,762 previously paid in connection with the filing with the Commission of the preliminary proxy materials relating to the transactions described herein on November 10,
    1994.
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          LOCKHEED MARTIN CORPORATION
                               ------------------

                     CROSS-REFERENCE SHEET BETWEEN ITEMS IN
                      FORM S-4 AND PROSPECTUS PURSUANT TO
                         ITEM 501(b) OF REGULATION S-K

  ITEM
   NO.                     FORM S-4 CAPTION                            HEADING IN PROSPECTUS
- ---------   -----------------------------------------------   ---------------------------------------
Item 1.     Forepart of Registration Statement and Outside
              Front Cover Page of Prospectus...............   Outside Front Cover Page
Item 2.     Inside Front and Outside Back Cover Pages of
              Prospectus...................................   Inside Front Cover Page; Available
                                                                Information; Incorporation of Certain
                                                                Documents by Reference; Table of
                                                                Contents
Item 3.     Risk Factors, Ratio of Earnings to Fixed
              Charges and Other Information................   Summary; The Combination; Comparative
                                                                Per Share Market Price and Dividend
                                                                Information; Selected Historical
                                                                Financial Information of Lockheed
                                                                Corporation; Selected Historical
                                                                Financial Information of Martin
                                                                Marietta Corporation
Item 4.     Terms of the Transaction.......................   Summary; The Combination; The
                                                                Reorganization Agreement; Comparison
                                                                of Stockholders' Rights; Description
                                                                of Lockheed Martin Capital Stock; The
                                                                Standstill Agreement
Item 5.     Pro Forma Financial Information................   Summary; Unaudited Pro Forma Combined
                                                                Condensed Financial Statements; Notes
                                                                to Unaudited Pro Forma Combined
                                                                Condensed Financial Statements
Item 6.     Material Contracts with the Company Being
              Acquired.....................................   The Combination; The Reorganization
                                                                Agreement; Certain Transactions
Item 7.     Additional Information Required for Reoffering
              by Persons and Parties Deemed to be
              Underwriters.................................   Not Applicable
Item 8.     Interests of Named Experts and Counsel.........   Legal Matters; Experts
Item 9.     Disclosure of Commission Position on
              Indemnification for Securities Act
              Liabilities..................................   Not Applicable
Item 10.    Information With Respect to S-3 Registrants....   Not Applicable
Item 11.    Incorporation of Certain Information by
              Reference....................................   Not Applicable
Item 12.    Information With Respect to S-2 or S-3
              Registrants..................................   Not Applicable
Item 13.    Incorporation of Certain Information by
              Reference....................................   Not Applicable
Item 14.    Information With Respect to Registrants Other
              Than S-3 or S-2 Registrants..................   Summary; Business of Lockheed Martin;
                                                                Index to Lockheed Martin Corporation
                                                                Financial Statements
Item 15.    Information With Respect to S-3 Companies......   Incorporation of Certain Documents by
                                                                Reference; Recent Developments
Item 16.    Information With Respect to S-2 or S-3
              Companies....................................   Not Applicable
Item 17.    Information With Respect to Companies Other
              Than S-3 or S-2 Companies....................   Not Applicable
Item 18.    Information if Proxies, Consents or
              Authorizations are to be Solicited...........   Incorporation of Certain Documents by
                                                                Reference; The Special Meetings; The
                                                                Combination; Management of Lockheed
                                                                Martin; Ownership of Lockheed, Martin
                                                                Marietta and Lockheed Martin
Item 19.    Information if Proxies, Consents or
              Authorizations are not to be Solicited or in
              an Exchange Offer............................   Not Applicable

[LOCKHEED CORPORATION LOGO]

         4500 Park Granada Boulevard                                                  Dan Tellep
         Calabasas, California 91399                                                  Chairman of the Board
                                                                                      and Chief Executive Officer

                                                                February 9, 1995

Dear Fellow Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Lockheed Corporation on March 15, 1995, at which you will be asked to approve the combination of the businesses of Lockheed and Martin Marietta Corporation. Subject to receipt of the requisite approvals, upon the consummation of this business combination, Lockheed and Martin Marietta will become subsidiaries of a new holding company named Lockheed Martin Corporation.

     Upon completion of this transaction:

          - each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock;

          - each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock; and

          - each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Series A Preferred Stock of Lockheed Martin.

     The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the special meeting, the proposed combination and the Lockheed Martin stock to be issued in connection with the transaction, and certain other information. Please give this information your careful attention.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed combination and believes the combination is a proactive, sensible step in the continuing consolidation in the United States aerospace industry. In particular, your Board believes that the new company created by this combination will be strategically positioned in the aerospace industry, with competitive positions across major sectors of the market. Furthermore, your Board believes that this transaction will provide a strong business base to support critical investment in research and technology and in special facilities necessary to maintain a competitive position in the aerospace industry. In addition, your Board believes this transaction will provide economies of scale which should enable Lockheed Martin to make its products and services more competitive in an ever more challenging global marketplace.

     Morgan Stanley & Co. Incorporated, the Board's financial advisor in connection with this transaction, has delivered a written opinion, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus, to the effect that the exchange rate of Lockheed Common Stock for Lockheed Martin Common Stock is fair, from a financial point of view, to the holders of Lockheed Common Stock. For the reasons described in the Joint Proxy Statement/Prospectus, your Board, by unanimous vote, has determined that the terms of the combination are in the best interests of the stockholders of Lockheed, and recommends that you vote FOR the proposal to approve the combination.

     At the special meeting, holders of Lockheed Common Stock will also be asked to consider and approve the adoption of an omnibus performance award plan and a directors deferred stock plan for Lockheed Martin, the terms of which are also described in the Joint Proxy Statement/Prospectus. Consummation of the combination is not conditioned on approval of the omnibus performance award plan or the directors deferred stock plan. The Board also recommends that you vote FOR the proposals to approve these plans.

     Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to revoke your proxy by attending the special meeting and voting in person.

                                            Sincerely yours,

                                            /s/ DANIEL M. TELLEP
                                            ------------------------------------
                                            Daniel M. Tellep
                                            Chairman and Chief Executive Officer

[LOCKHEED CORPORATION LOGO]


                          4500 PARK GRANADA BOULEVARD
                          CALABASAS, CALIFORNIA 91399

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 March 15, 1995

                            ------------------------

TO THE STOCKHOLDERS OF
LOCKHEED CORPORATION:

     Notice is hereby given that a special meeting of stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of Lockheed Corporation ("Lockheed") will be held at the Ritz-Carlton Chicago, 160 E. Pearson Street, Chicago, Illinois, starting at 9:00 a.m., local time, on Wednesday, March 15, 1995:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of August 29, 1994, among Lockheed, Martin Marietta Corporation ("Martin Marietta") and Lockheed Martin Corporation ("Lockheed Martin"), as amended as of February 7, 1995, and a Plan and Agreement of Merger, dated as of August 29, 1994, among Lockheed, Pacific Sub, Inc., a wholly owned subsidiary of Lockheed Martin ("Pacific Sub"), and Lockheed Martin, pursuant to which, among other things, (a) Pacific Sub will be merged with and into Lockheed, and Atlantic Sub, Inc., another wholly owned subsidiary of Lockheed Martin, will be merged with and into Martin Marietta, with the result that Lockheed and Martin Marietta will become wholly owned subsidiaries of Lockheed Martin,
     (b) each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock, (c) each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock and (d) each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Series A Preferred Stock of Lockheed Martin.

          2. To consider and vote upon a proposal to approve the adoption of the Lockheed Martin 1995 Omnibus Performance Award Plan.

          3. To consider and vote upon a proposal to approve the adoption of the Lockheed Martin Directors Deferred Stock Plan.

          4. To transact such other business as may properly come before the Special Meeting.

     The terms of the above-mentioned agreements, the mergers contemplated thereby and the Lockheed Martin stock to be issued in connection therewith, as well as the terms of the above-mentioned Omnibus Performance Award Plan and Directors Deferred Stock Plan, are described in detail in the accompanying Joint Proxy Statement/Prospectus.

     The Board of Directors has fixed the close of business on February 7, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     To assure that your shares will be represented at the Special Meeting, please sign and promptly return the accompanying proxy in the enclosed envelope. You may revoke your proxy at any time before it is voted by delivering to the Secretary of Lockheed at the address of Lockheed indicated above a signed notice of revocation or a later dated signed proxy or by attending the Special Meeting and voting in person.

Dated: February 9, 1995

                                            By Order of the Board of Directors,

                                            /s/ CAROL R. MARSHALL
                                            -----------------------------------
                                            CAROL R. MARSHALL
                                            Secretary

[LOGO]

MARTIN MARIETTA CORPORATION                                        6801 ROCKLEDGE DRIVE
                                                                   BETHESDA, MARYLAND 20817
                                                                   TELEPHONE (301) 897-6000
NORMAN R. AUGUSTINE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                February 9, 1995

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of Martin Marietta Corporation on March 15, 1995, at 9:00 a.m. at The Drake Hotel, 140 E. Walton Place, Chicago, Illinois. At this meeting, you will be asked to approve the combination of the businesses of Martin Marietta and Lockheed Corporation. Subject to the receipt of the requisite approvals, Martin Marietta and Lockheed will become subsidiaries of a new holding company named Lockheed Martin Corporation.

Upon completion of this transaction:

     - each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock;

     - each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock; and

     - each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Series A Preferred Stock of Lockheed Martin.

The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the special meeting, the proposed combination and the Lockheed Martin stock to be issued once this transaction has closed. Please give all of this information your careful attention.

The Board of Directors has thoroughly reviewed the terms and conditions of the proposed combination. The Board believes that the new company created by this combination will be strategically positioned in the aerospace industry. The Board also believes this transaction will broaden Martin Marietta's core businesses, both defense and non-defense, by providing economies of scale. This will enable Lockheed Martin to make its products and services more competitive in an ever more challenging global marketplace. In addition, the Board believes the combination is a proactive, responsible step in the continuing consolidation in the U.S. aerospace industry.

Bear, Stearns & Co. Inc., the Board's financial advisor in connection with this transaction, has rendered its written opinion, a copy of which is attached to the Joint Proxy Statement/Prospectus. It states that the proposed combination is fair, from a financial point of view, to the stockholders of Martin Marietta.

The Board, by unanimous vote, has determined that the terms of the combination are in the best interests of the stockholders of Martin Marietta and recommends that you vote FOR the proposal to approve the combination.

At the special meeting, holders of Martin Marietta Common Stock will also be asked to consider and approve the adoption of an omnibus performance award plan and a directors deferred stock plan for Lockheed Martin, the terms of which are also described in the Joint Proxy Statement/Prospectus. Consummation of the combination is not conditioned on approval of the omnibus performance award plan or the directors deferred stock plan. The Board also unanimously recommends that holders of Martin Marietta Common Stock vote FOR the proposals to approve these plans.

Your vote is important, and I respectfully urge all stockholders to complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action does not limit your right to revoke your proxy by attending the special meeting and voting in person.

                                            Sincerely yours,

                                            /s/ NORMAN R. AUGUSTINE
                                            ------------------------------------
                                            Norman R. Augustine
                                            Chairman and Chief Executive Officer

[LOGO]

MARTIN MARIETTA CORPORATION                                        6801 ROCKLEDGE DRIVE
                                                                   BETHESDA, MARYLAND 20817
                                                                   TELEPHONE (301) 897-6000

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

                                 March 15, 1995

     A Special Meeting of Stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of Martin Marietta Corporation ("Martin Marietta") will be held starting at 9:00 a.m., local time, on Wednesday, March 15, 1995, at The Drake Hotel, 140 E. Walton Place, Chicago, Illinois. Attendance at the Special Meeting will be limited to stockholders of record on February 7, 1995, or their proxies, beneficial owners having evidenced ownership on that date, and invited guests of Martin Marietta.

     The purposes of the meeting are:

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated as of August 29, 1994, among Martin Marietta, Lockheed Corporation ("Lockheed") and Lockheed Martin Corporation ("Lockheed Martin"), as amended as of February 7, 1995, and a Plan and Agreement of Merger, dated as of August 29, 1994, among Martin Marietta, Atlantic Sub, Inc., a wholly owned subsidiary of Lockheed Martin ("Atlantic Sub"), and Lockheed Martin, pursuant to which, among other things, (a) Atlantic Sub will be merged with and into Martin Marietta, and Pacific Sub, Inc., another wholly owned subsidiary of Lockheed Martin, will be merged with and into Lockheed, with the result that Martin Marietta and Lockheed will become wholly owned subsidiaries of Lockheed Martin, (b) each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock, (c) each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock and (d) each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Series A Preferred Stock of Lockheed Martin;

          2. To consider and vote upon a proposal to approve the adoption of the Lockheed Martin 1995 Omnibus Performance Award Plan;

          3. To consider and vote upon a proposal to approve the adoption of the Lockheed Martin Directors Deferred Stock Plan; and

          4. To transact such other business as may properly come before the Special Meeting.

     The terms of the above-mentioned agreements, the mergers contemplated thereby and the Lockheed Martin stock to be issued in connection therewith, as well as the terms of the above-mentioned Omnibus Performance Award Plan and Directors Deferred Stock Plan, are described in detail in the accompanying Joint Proxy Statement/Prospectus.

     Holders of record of shares of Martin Marietta Common Stock at the close of business on February 7, 1995, the record date for the Special Meeting (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. The holder of record of shares of Martin Marietta Series A Preferred Stock on the Record Date is entitled to notice of and to vote on Proposal No. 1 at the Special Meeting.

                                            By Order of the Board of Directors

                                            /s/ LILLIAN M. TRIPPETT
                                            -----------------------------------
                                            Lillian M. Trippett
                                            Corporate Secretary
                                              and Assistant General Counsel

6801 Rockledge Drive
Bethesda, Maryland 20817
February 9, 1995

                                   IMPORTANT

     Please note that a ticket is required for admission to the Special Meeting. If you plan to attend and you are a stockholder as of the Record Date, please check the appropriate box on your Proxy Card, and we will send a ticket to you. If, however, your shares are held in the name of a broker or other nominee, please bring with you a proxy which is legally eligible to be voted at the Special Meeting or a letter from that firm confirming your ownership of shares as of the Record Date.

     It is important that your shares be represented at the meeting, regardless of the number you hold. If you receive more than one Proxy Card because your shares are registered in different names or addresses, please sign and return each card so that all of your shares will be represented. Whether or not you plan to attend, please sign, date and return your Proxy Card as soon as possible. A return envelope is provided for your convenience. You may revoke your proxy at any time before it is voted by delivering to the Corporate Secretary of Martin Marietta at the address of Martin Marietta indicated above a signed notice of revocation or a later dated signed proxy or by attending the Special Meeting and voting in person.

     Upon consummation of the Combination, instructions on how to exchange your Martin Marietta stock certificates for stock certificates of Lockheed Martin will be forwarded to you. DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

LOCKHEED CORPORATION                                 MARTIN MARIETTA CORPORATION

                             JOINT PROXY STATEMENT

                      FOR SPECIAL MEETINGS OF STOCKHOLDERS
                           TO BE HELD MARCH 15, 1995
                            ------------------------

                          LOCKHEED MARTIN CORPORATION

                                   PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock of Lockheed Corporation, a Delaware corporation ("Lockheed"), and holders of common stock and preferred stock of Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"), in connection with the solicitation of proxies by the respective Boards of Directors of Lockheed and Martin Marietta for use at their respective special meetings of stockholders, or any adjournment or postponement thereof (together, the "Special Meetings"), called to consider and vote upon a proposal (the "Combination Proposal") to approve and adopt an Agreement and Plan of Reorganization, dated as of August 29, 1994, by and among Lockheed, Martin Marietta and Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), as amended as of February 7, 1995 (the "Reorganization Agreement"), and the merger agreements contemplated thereby. The combination of the businesses of Lockheed and Martin Marietta contemplated by the Combination Proposal is referred to herein as the "Combination." At the Special Meetings, holders of common stock of Lockheed and Martin Marietta also will be asked to consider and vote upon a separate proposal (the "Omnibus Plan Proposal") to approve the adoption of the Lockheed Martin 1995 Omnibus Performance Award Plan (the "Lockheed Martin Omnibus Plan") and another separate proposal (the "Directors Plan Proposal" and, with the Omnibus Plan Proposal, the "Plan Proposals") to approve the adoption of the Lockheed Martin Directors Deferred Stock Plan (the "Lockheed Martin Directors Plan").

     The Reorganization Agreement provides, among other things, for (a) the merger of Atlantic Sub, Inc., a Maryland corporation and wholly owned subsidiary of Lockheed Martin ("Atlantic Sub"), with and into Martin Marietta (the "Atlantic Sub Merger") pursuant to a Plan and Agreement of Merger, dated as of August 29, 1994 (the "Atlantic Merger Agreement"), among Martin Marietta, Atlantic Sub and Lockheed Martin, and (b) the merger of Pacific Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lockheed Martin ("Pacific Sub"), with and into Lockheed pursuant to a Plan and Agreement of Merger, dated as of August 29, 1994 (the "Pacific Merger Agreement"), among Lockheed, Pacific Sub and Lockheed Martin (the "Pacific Sub Merger" and together with the Atlantic Sub Merger, the "Mergers"). As a result of the Combination, each of Lockheed and Martin Marietta will become a wholly owned subsidiary of Lockheed Martin and stockholders of Lockheed and Martin Marietta will become stockholders of Lockheed Martin on the terms described in this Joint Proxy Statement/Prospectus. The Combination will be accomplished pursuant to the Mergers. The Mergers will become effective pursuant to the filing of Articles of Merger with the Department of Assessments and Taxation of the State of Maryland and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the date on which the Mergers are to become effective being herein referred to as the "Merger Date"), which is currently expected to occur shortly after the Special Meetings if the Combination Proposal is approved and adopted by the requisite vote of the respective stockholders of Lockheed and Martin Marietta, and after receipt of requisite regulatory approvals. See "THE COMBINATION" and "THE REORGANIZATION AGREEMENT."

     Lockheed Martin has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to shares of Lockheed Martin Common Stock, par value $1.00 per share (the "Lockheed Martin Common Stock"), that are proposed to be issued in connection with the Combination to holders of outstanding shares of Lockheed Common Stock, par value $1.00 per share (the "Lockheed Common Stock"), and to holders of outstanding shares of Martin Marietta Common Stock, par value $1.00 per share (the "Martin Marietta Common Stock"). This Joint Proxy Statement/ Prospectus also constitutes the Prospectus of Lockheed Martin filed as part of the Registration Statement.

     This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the respective stockholders of Lockheed and Martin Marietta on or about February 11, 1995.

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY
STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Joint Proxy Statement/Prospectus does not cover any resales of the Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock, par value $1.00 per share (the "Lockheed Martin Series A Preferred Stock"), to be received by the stockholders of Lockheed or Martin Marietta upon consummation of the Combination, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     The date of this Joint Proxy Statement/Prospectus is February 9, 1995.

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ---
AVAILABLE INFORMATION.........................................................................      4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................      4
SUMMARY.......................................................................................      6
  The Companies...............................................................................      6
  The Special Meetings........................................................................      6
  The Combination Proposal....................................................................      7
  Special Considerations......................................................................     11
  The Plan Proposals..........................................................................     11
  Summary Selected Historical and Unaudited Pro Forma Combined Condensed Financial
    Information...............................................................................     12
  Comparative Per Share Information...........................................................     14
  Comparative Per Share Market Price Information..............................................     15
  Listing of Lockheed Martin Common Stock; Quarterly Dividend.................................     15
THE SPECIAL MEETINGS..........................................................................     16
  Times and Places; Purposes..................................................................     16
  Voting Rights; Votes Required for Approval..................................................     16
  Proxies.....................................................................................     18
THE COMBINATION...............................................................................     19
  Background..................................................................................     19
  Recommendation of Lockheed Board; Lockheed's Reasons for the Combination....................     24
  Recommendation of Martin Marietta Board; Martin Marietta's Reasons for the Combination......     25
  Fairness Opinions...........................................................................     26
  Interests of Certain Persons in the Combination.............................................     33
  Accounting Treatment........................................................................     39
  Certain Federal Income Tax Consequences.....................................................     39
  Regulatory Approvals........................................................................     40
  Certain Litigation..........................................................................     42
  Stock Exchange Listing......................................................................     45
  Delisting and Deregistration of Lockheed Common Stock and Martin Marietta Common Stock;
    Cessation of Periodic Reporting...........................................................     45
  Federal Securities Laws Consequences........................................................     46
  Appraisal Rights............................................................................     46
THE REORGANIZATION AGREEMENT..................................................................     46
  General.....................................................................................     46
  Consideration to be Received in the Combination.............................................     47
  Lockheed Martin Following the Combination...................................................     48
  Conditions to the Combination...............................................................     48
  Representations and Warranties..............................................................     49
  Certain Covenants...........................................................................     49
  No Solicitation of Transactions.............................................................     49
  Certain Benefits Matters....................................................................     50
  Indemnification and Insurance...............................................................     50
  Termination.................................................................................     51
  Expenses....................................................................................     52
BUSINESS OF LOCKHEED..........................................................................     52
BUSINESS OF MARTIN MARIETTA...................................................................     53
RECENT DEVELOPMENTS...........................................................................     53
  1994 Results of Operations..................................................................     53
  Lockheed Plea Agreement.....................................................................     54
BUSINESS OF LOCKHEED MARTIN...................................................................     54
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...................................     55
SELECTED HISTORICAL FINANCIAL INFORMATION
  OF LOCKHEED CORPORATION.....................................................................     57
SELECTED HISTORICAL FINANCIAL INFORMATION
  OF MARTIN MARIETTA CORPORATION..............................................................     58
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...................................     59
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..........................     62

                                                                                                  PAGE
                                                                                                  ---
COMPARISON OF STOCKHOLDERS' RIGHTS............................................................     65
  Comparison of Stockholder Rights with Respect to Lockheed Martin and Martin Marietta........     65
  Comparison of Stockholder Rights with Respect to Lockheed Martin and Lockheed...............     66
DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK..................................................     72
  Authorized Capital Stock....................................................................     73
  Common Stock................................................................................     73
  Series A Preferred Stock....................................................................     73
  Series Preferred Stock......................................................................     77
  Preemptive Rights...........................................................................     77
  Transfer Agent and Registrar................................................................     77
  Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law.........     78
MANAGEMENT OF LOCKHEED MARTIN.................................................................     81
  Directors...................................................................................     81
  Compensation of Directors...................................................................     86
  Committees of the Board of Directors........................................................     87
  Officers....................................................................................     88
  Compensation of Executive Officers..........................................................     88
OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN....................................     89
  Lockheed....................................................................................     89
  Martin Marietta.............................................................................     91
  Lockheed Martin.............................................................................     94
THE STANDSTILL AGREEMENT......................................................................     95
  Term........................................................................................     95
  Standstill Provisions.......................................................................     95
  Board Representation........................................................................     96
  Voting......................................................................................     96
  Transfer Restrictions and Right of First Offer..............................................     97
  Right of First Refusal with Respect to Restricted Persons...................................     97
  Rights Pursuant to a Tender Offer...........................................................     97
  Registration Rights.........................................................................     98
  Special Liquidity Provisions................................................................     98
CERTAIN TRANSACTIONS..........................................................................    100
LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN...........................................    100
  General.....................................................................................    100
  Types of Awards.............................................................................    101
  Administration; Change in Control...........................................................    103
  Amendment and Termination...................................................................    104
  Authorized Shares; Other Provisions; Non-Exclusivity........................................    104
  Federal Income Tax Consequences.............................................................    105
LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN.................................................    106
LEGAL MATTERS.................................................................................    108
EXPERTS.......................................................................................    108
FUTURE STOCKHOLDER PROPOSALS..................................................................    108
INDEX TO LOCKHEED MARTIN CORPORATION FINANCIAL STATEMENTS.....................................    F-1
Appendix I     Agreement and Plan of Reorganization
Appendix II    Opinion of Morgan Stanley & Co. Incorporated
Appendix III   Opinion of Bear, Stearns & Co. Inc.
Appendix IV    Lockheed Martin Corporation 1995 Omnibus Performance Award Plan
Appendix V     Lockheed Martin Corporation Directors Deferred Stock Plan

                             AVAILABLE INFORMATION

     Lockheed and Martin Marietta are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such information with respect to Lockheed and Martin Marietta may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the offices of the Pacific Stock Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California 94104.

     This Joint Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by Lockheed Martin with the Commission under the Act, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each statement shall be deemed qualified in its entirety by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF LOCKHEED, MARTIN MARIETTA OR LOCKHEED MARTIN SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Lockheed with the Commission under the Exchange Act are incorporated herein by reference:

          (a) Lockheed's Annual Report on Form 10-K for the fiscal year ended December 26, 1993, as amended by Form 10-K/A (Amendment No. 1) for the fiscal year ended December 26, 1993 (together, the "Lockheed Form 10-K");

          (b) Lockheed's Quarterly Reports on Form 10-Q for the quarters ended March 27, 1994, June 26, 1994 and September 25, 1994 (the "Lockheed Form 10-Qs"); and

          (c) Lockheed's Current Reports on Form 8-K dated March 7, 1994, June 22, 1994, August 18, 1994, August 30, 1994 and September 29, 1994
     (collectively with the Lockheed Form 10-K and the Lockheed Form 10-Qs, the "Lockheed Reports").

     The following documents previously filed by Martin Marietta with the Commission under the Exchange Act are incorporated herein by reference:

          (a) Martin Marietta's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Martin Marietta Form 10-K");

          (b) Martin Marietta's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 (the "Martin Marietta Form 10-Qs"); and

          (c) Martin Marietta's Current Reports on Form 8-K dated May 13, 1994, September 1, 1994 and September 30, 1994 (collectively with the Martin Marietta Form 10-K and the Martin Marietta Form 10-Qs, the "Martin Marietta Reports").

     All documents filed by Lockheed or Martin Marietta pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Lockheed has been supplied by Lockheed and all such information relating to Martin Marietta has been supplied by Martin Marietta.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO LOCKHEED, FROM JAMES R. RYAN, STAFF VICE PRESIDENT, INVESTOR RELATIONS, LOCKHEED CORPORATION, 4500 PARK GRANADA BOULEVARD, CALABASAS, CALIFORNIA 91399 (TELEPHONE 818-876-2000), AND IN THE CASE OF DOCUMENTS RELATING TO MARTIN MARIETTA, FROM WILLIAM D. KEOUGH, DIRECTOR, INVESTOR RELATIONS, MARTIN MARIETTA CORPORATION, 6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817 (TELEPHONE 301-897-6000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY MARCH 8, 1995.

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders are urged to review this entire Joint Proxy Statement/Prospectus carefully, including the Appendices hereto and such other documents.

THE COMPANIES

     Lockheed. Lockheed's primary businesses involve research, development and production of aerospace products, systems and services. Lockheed also manages the Idaho National Engineering Laboratory for the Department of Energy. The mailing address of Lockheed's principal executive offices is 4500 Park Granada Boulevard, Calabasas, California 91399; its telephone number is (818) 876-2000. See "BUSINESS OF LOCKHEED."

     Martin Marietta. Martin Marietta is a diversified enterprise principally engaged in the conception, design, manufacture and integration of advanced technology products and services for the United States Government and private industry. In addition, Martin Marietta manages certain facilities for the Department of Energy and also produces construction aggregates and specialty chemical products. The mailing address of Martin Marietta's principal executive offices is 6801 Rockledge Drive, Bethesda, Maryland 20817; its telephone number is (301) 897-6000. See "BUSINESS OF MARTIN MARIETTA."

     Lockheed Martin. Lockheed Martin is a newly formed Maryland corporation that has not, to date, conducted any activities other than those incident to its formation, its execution of the Reorganization Agreement and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. As a result of the Combination, Lockheed and Martin Marietta will become wholly owned subsidiaries of Lockheed Martin. Accordingly, the businesses of Lockheed Martin, through its wholly owned subsidiaries Lockheed and Martin Marietta, will be the businesses currently conducted by Lockheed and Martin Marietta. The mailing address of Lockheed Martin's principal executive offices will be 6801 Rockledge Drive, Bethesda, Maryland 20817; its telephone number will be (301) 897-6000. See "BUSINESS OF LOCKHEED MARTIN."

THE SPECIAL MEETINGS

     Lockheed. A special meeting of the stockholders of Lockheed will be held at the Ritz-Carlton Chicago, 160 E. Pearson Street, Chicago, Illinois, on Wednesday, March 15, 1995, starting at 9:00 a.m., local time. At the special meeting, or at any adjournment or postponement thereof (the "Lockheed Meeting"), holders of Lockheed Common Stock will be asked to approve and adopt the Reorganization Agreement and the Pacific Merger Agreement. See "THE COMBINATION" and "THE REORGANIZATION AGREEMENT." Holders of Lockheed Common Stock will also be asked to approve the adoption of the Omnibus Plan Proposal and the Directors Plan Proposal. See "LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN" and "LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN." The consummation of the Combination is not conditioned on approval of either of the Plan Proposals at the Lockheed Meeting.

     Holders of record of Lockheed Common Stock at the close of business on February 7, 1995 (the "Lockheed Record Date") have the right to receive notice of and to vote at the Lockheed Meeting. On the Lockheed Record Date, there were 63,277,805 shares of Lockheed Common Stock outstanding and entitled to vote. Each share of Lockheed Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Lockheed Meeting. Under Lockheed's Certificate of Incorporation, as amended, and the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of Lockheed Common Stock is required to approve and adopt the Reorganization Agreement and the Pacific Merger Agreement. Approval of the adoption of each of the Plan Proposals requires the affirmative vote of the holders of a majority of the shares of Lockheed Common Stock present in person or by proxy and entitled to vote on that Plan Proposal, provided that the total number of votes cast for and against that Plan Proposal is greater than 50% of the shares of Lockheed Common Stock issued and outstanding on the Lockheed Record Date. In addition, the Combination Proposal and each of the Plan Proposals must also be approved by the stockholders of Martin Marietta as described below.

     Directors and executive officers of Lockheed and their affiliates as a group beneficially own approximately 2.7% of the Lockheed Common Stock eligible to vote at the Lockheed Meeting.

     Martin Marietta. A special meeting of the stockholders of Martin Marietta will be held starting at 9:00 a.m., local time, on Wednesday, March 15, 1995, at The Drake Hotel, 140 E. Walton Place, Chicago, Illinois. At the special meeting, or at any adjournment or postponement thereof (the "Martin Marietta Meeting"), holders of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock will be asked to approve the Reorganization Agreement and the Atlantic Merger Agreement. See "THE COMBINATION" and "THE REORGANIZATION AGREEMENT." Holders of Martin Marietta Common Stock will also be asked to approve the adoption of the Omnibus Plan Proposal and the Directors Plan Proposal. See "LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN" and "LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN." The consummation of the Combination is not conditioned on approval of either of the Plan Proposals at the Martin Marietta Meeting.

     Holders of record of Martin Marietta Common Stock at the close of business on February 7, 1995 (the "Martin Marietta Record Date") have the right to receive notice of and to vote at the Martin Marietta Meeting. General Electric Company ("GE"), the holder of record of all the shares of Martin Marietta Series A Preferred Stock, par value $1.00 per share (the "Martin Marietta Series A Preferred Stock"), on the Martin Marietta Record Date, also is entitled to notice of and to vote at the Martin Marietta Meeting on the proposal to approve the Reorganization Agreement and the Atlantic Merger Agreement, but is not entitled to vote on either of the Plan Proposals. On the Martin Marietta Record Date, there were 96,064,318 shares of Martin Marietta Common Stock and 20,000,000 shares of Martin Marietta Series A Preferred Stock outstanding. Each share of Martin Marietta Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Martin Marietta Meeting. With respect to the proposal to approve the Reorganization Agreement and the Atlantic Merger Agreement, GE, as the holder of the Martin Marietta Series A Preferred Stock, is entitled to cast 28,941,466 votes, representing the number of shares of Martin Marietta Common Stock into which its shares of Martin Marietta Series A Preferred Stock are convertible. Under Martin Marietta's Charter and the Maryland General Corporation Law (the "MGCL"), the affirmative vote of the holders of a majority of the combined voting power of the shares of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock issued and outstanding on the Martin Marietta Record Date, voting together as a single class, is required to approve the Reorganization Agreement and the Atlantic Merger Agreement. The management of GE has agreed to recommend to its Board of Directors that its shares of Martin Marietta Series A Preferred Stock (representing approximately 23% of such combined voting power) be voted in favor of the proposal to approve the Reorganization Agreement and the Atlantic Merger Agreement. Approval of the adoption of each of the Plan Proposals requires the affirmative vote of the holders of a majority of the shares of Martin Marietta Common Stock issued and outstanding on the Martin Marietta Record Date. In addition, the Combination Proposal and each of the Plan Proposals must be approved by the holders of shares of Lockheed Common Stock as described above.

     Directors and executive officers of Martin Marietta and their affiliates (other than GE) as a group beneficially own approximately 1.3% of the shares of Martin Marietta Common Stock eligible to vote at the Martin Marietta Meeting.

THE COMBINATION PROPOSAL

     Consideration to be Received by Lockheed Stockholders. Pursuant to the Reorganization Agreement and the Pacific Merger Agreement, Pacific Sub will be merged with and into Lockheed. Lockheed will be the surviving corporation of the Pacific Sub Merger and will become a wholly owned subsidiary of Lockheed Martin. Upon consummation of the Pacific Sub Merger, (i) each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock and (ii) any outstanding shares of Lockheed Common Stock owned by Martin Marietta or any subsidiary of Martin Marietta or held by Lockheed in its treasury will be cancelled and cease to exist. Fractional shares of Lockheed Martin Common Stock will not be issued in connection with the Pacific Sub Merger. Holders of Lockheed Common Stock otherwise entitled to a fractional share will be paid an amount in cash equal to the same fraction of the fair market value of a whole share of Lockheed Martin Common Stock, determined as set forth in the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Consideration to be

Received in the Combination." For a description of the Lockheed Martin Common Stock, see "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK." For a summary of the principal differences between the rights of holders of Lockheed Common Stock and the rights of holders of Lockheed Martin Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     LOCKHEED STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     Consideration to be Received by Martin Marietta Stockholders. Pursuant to the Reorganization Agreement and the Atlantic Merger Agreement, Atlantic Sub will be merged with and into Martin Marietta. Martin Marietta will be the surviving corporation of the Atlantic Sub Merger and will become a wholly owned subsidiary of Lockheed Martin. Upon consummation of the Atlantic Sub Merger, (i) each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock, (ii) each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Lockheed Martin Series A Preferred Stock and (iii) any outstanding shares of Martin Marietta Common Stock owned by Lockheed or any subsidiary of Lockheed will be cancelled and cease to exist. See "THE REORGANIZATION AGREEMENT -- Consideration to be Received in the Combination." For a description of the Lockheed Martin Common Stock and Lockheed Martin Series A Preferred Stock, see "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK." For a summary of the principal differences between the rights of holders of Martin Marietta Common Stock and Lockheed Martin Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     MARTIN MARIETTA STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     Ownership of Lockheed Martin After the Combination. Immediately following the Combination (i) the former holders of Lockheed Common Stock will collectively hold approximately 52% of the issued and outstanding shares of Lockheed Martin Common Stock, and (ii) the former holders of Martin Marietta Common Stock will collectively hold approximately 48% of the issued and outstanding shares of Lockheed Martin Common Stock. Immediately following the Combination, GE, which currently holds 20,000,000 shares of Martin Marietta Series A Preferred Stock, will hold 20,000,000 shares of Lockheed Martin Series A Preferred Stock, which will be convertible into approximately 28.9 million shares of Lockheed Martin Common Stock. Except as required by law or for specified voting rights in the event of a default under Lockheed Martin's senior bank facility, a failure to pay dividends under the Lockheed Martin Series A Preferred Stock or certain mergers, consolidations, business combinations or share exchanges as described under "DESCRIPTION OF LOCKHEED MARTIN CAPITAL
STOCK -- Series A Preferred Stock -- Voting Rights," the holders of the Lockheed Martin Series A Preferred Stock will not be entitled to vote on any matter on which the holders of any voting securities (including the Lockheed Martin Common Stock) of Lockheed Martin will be entitled to vote. If the Lockheed Martin Series A Preferred Stock were to be converted immediately after the Combination, approximately 45% of the shares of Lockheed Martin Common Stock then outstanding would be held by former holders of Lockheed Common Stock, approximately 42% would be held by former holders of Martin Marietta Common Stock and approximately 13% would be held by GE.

     Recommendation of Lockheed's Board of Directors: Lockheed's Reasons for the Combination. The Board of Directors of Lockheed (the "Lockheed Board"), by unanimous vote, has determined that the Combination is in the best interests of the holders of Lockheed Common Stock and recommends that holders of Lockheed Common Stock vote in favor of the Combination Proposal. The decision of the Lockheed Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the Combination Proposal is based upon its evaluation of a number of factors including, among others, the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Lockheed's financial advisor for the Combination, that the exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock reflected in the Reorganization Agreement is fair from a financial point of view to the stockholders of Lockheed. See "THE
COMBINATION -- Recommendation of Lockheed Board; Lockheed's Reasons for the Combination" and "-- Fairness Opinions -- Lockheed."

     Recommendation of Martin Marietta's Board of Directors: Martin Marietta's Reasons for the Combination. The Board of Directors of Martin Marietta (the "Martin Marietta Board"), by unanimous vote, has determined that the Combination is in the best interests of the stockholders of Martin Marietta and recommends that stockholders of Martin Marietta vote in favor of the Combination Proposal. The decision of the Martin Marietta Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the Combination Proposal is based upon its evaluation of a number of factors including, among others, the opinion of Bear, Stearns & Co. Inc. ("Bear Stearns"), Martin Marietta's financial advisor for the Combination, to the effect that the Combination is fair from a financial point of view to the stockholders of Martin Marietta. See "THE COMBINATION -- Recommendation of Martin Marietta Board; Martin Marietta's Reasons for the Combination" and "-- Fairness
Opinions -- Martin Marietta."

     Conditions to the Combination. The respective obligations of Lockheed and Martin Marietta to consummate the Combination are subject to the satisfaction of certain conditions, including approval of the stockholders of both Lockheed and Martin Marietta, receipt of certain required regulatory approvals, letters from the independent auditors for Martin Marietta and Lockheed with respect to the availability of the pooling of interests method of accounting, opinions from tax counsel for Martin Marietta and for Lockheed with respect to the tax consequences of the Combination, and confirmation of certain factual matters. See "THE REORGANIZATION AGREEMENT -- Conditions to the Combination."

     Termination of the Reorganization Agreement. The Reorganization Agreement is subject to termination at the option of either Lockheed or Martin Marietta if the Combination is not consummated on or before March 31, 1995, and prior to such time upon the occurrence of certain events. Under certain circumstances, Lockheed or Martin Marietta may be required to pay to the other a fee in the amount of $50 million upon the termination of the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Termination." In addition, in certain cases a party's expenses, not to exceed $15 million, are reimbursable upon termination. See "THE REORGANIZATION AGREEMENT -- Expenses."

     Regulatory Approvals. The Combination is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period has expired or is terminated. Lockheed and Martin Marietta filed the required information and materials with the Antitrust Division and the FTC effective on September 23, 1994. The FTC, which reviewed the transaction, made a request for additional information on October 21, 1994. Both Lockheed and Martin Marietta completed their respective submissions of additional information on December 22, 1994, and the statutory waiting period under the HSR Act expired on January 11, 1995.

     On December 22, 1994, Lockheed, Martin Marietta, and Lockheed Martin executed an Agreement Containing Consent Order with the FTC staff, which was provisionally accepted by the FTC on January 11, 1995, subject to further review at the expiration of a public comment period which expires on March 28, 1995. After the expiration of the public comment period, the FTC will vote to either finally accept the Consent Order or withdraw its acceptance of the Consent Order.

     With respect to the HSR Act, Lockheed, Martin Marietta and Lockheed Martin may consummate the Combination at any time subsequent to the January 11, 1995, expiration of the HSR waiting period and are not required to delay consummation until expiration of the public comment period and final FTC acceptance. If the Combination is consummated prior to final FTC acceptance of the Consent Order and the FTC withdraws its provisional acceptance of the Consent Order, the FTC could file an administrative action challenging the Combination in whole or in part, and could seek divestiture of all or part of Lockheed Martin's assets. Any adverse FTC decision in any such administrative action would be subject to review by a federal court of appeals. If the FTC withdraws its provisional acceptance of the Consent Order prior to consummation of the Combination, the FTC could seek a temporary restraining order and/or a preliminary injunction pursuant to Section 13(b) of the Federal Trade Commission Act to prevent consummation of the transaction subject to the completion of an administrative action, and any resulting appeals, adjudicating the lawfulness of the transaction.

     Lockheed, Martin Marietta and Lockheed Martin do not believe that, if the Combination is consummated, compliance with the Consent Order will have a material adverse affect on the business, results of operations or financial condition of Lockheed Martin and its subsidiaries taken as a whole or on the operating sectors anticipated to be organized by Lockheed Martin as reportable business segments. See "BUSINESS OF LOCKHEED MARTIN" and "RECENT
DEVELOPMENTS -- Lockheed Plea Agreement."

     Lockheed, Martin Marietta and Lockheed Martin have agreed to comply with the Consent Order during the public comment period and, if the FTC withdraws its provisional acceptance of the Consent Order, for ten days thereafter. See "THE COMBINATION -- Regulatory Approvals" for a summary of the material elements of the Consent Order.

     Accounting Treatment. The Combination is expected to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the Combination that Lockheed and Martin Marietta each receive from Ernst & Young LLP, Lockheed's and Martin Marietta's independent auditors, a letter dated the Merger Date to the effect that they concur with the conclusions of Lockheed's and Martin Marietta's managements that the transactions contemplated by the Reorganization Agreement, if consummated, will qualify as transactions to be accounted for in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16, Business Combinations, of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"). See "THE COMBINATION -- Accounting Treatment."

     Opinions of Financial Advisors. On August 29, 1994, prior to the execution of the Reorganization Agreement, Morgan Stanley rendered to the Lockheed Board its written opinion to the effect that, as of such date, the exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock reflected in the Reorganization Agreement was fair from a financial point of view to the stockholders of Lockheed. Morgan Stanley has updated its opinion by delivery to the Lockheed Board of a written opinion dated the date hereof.

     On August 27, 1994, Bear Stearns delivered to the Martin Marietta Board its written opinion to the effect that, as of such date, the Combination was fair from a financial point of view to the stockholders of Martin Marietta. Bear Stearns has updated its opinion by delivery to the Martin Marietta Board of a written opinion dated the date hereof.

     Lockheed and Martin Marietta stockholders are urged to read carefully the opinions of Morgan Stanley and Bear Stearns, respectively, which are set forth in their entirety as Appendices II and III to this Joint Proxy Statement/Prospectus, for a description of the procedures followed, the factors considered and the assumptions made by Morgan Stanley and Bear Stearns in rendering their respective opinions. See "THE COMBINATION -- Fairness Opinions."

     Certain Federal Income Tax Consequences. The Combination has been structured to qualify as a nontaxable exchange under the Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the Combination that Lockheed receive an opinion from O'Melveny & Myers (counsel to Lockheed) and that Martin Marietta receive an opinion from King & Spalding (tax counsel to Martin Marietta) to the effect that no gain or loss will be recognized by Lockheed or Martin Marietta, as the case may be, or their respective stockholders in connection with the Combination (other than with respect to cash received in lieu of fractional shares by holders of Lockheed Common Stock). See "THE COMBINATION -- Certain Federal Income Tax Consequences."

     Appraisal Rights. Holders of Lockheed Common Stock are not entitled to dissenters' or appraisal rights in connection with the Pacific Sub Merger because the Lockheed Common Stock is listed on a national securities exchange and the shares of Lockheed Martin Common Stock that such holders will be entitled to receive in the Pacific Sub Merger will also be listed on a national securities exchange. Holders of Martin Marietta Common Stock are not entitled to dissenters' or appraisal rights in connection with the Atlantic Sub Merger because the Martin Marietta Common Stock is listed on a national securities exchange.

     The holder of the outstanding shares of Martin Marietta Series A Preferred Stock, GE, is entitled to exercise appraisal rights under Title 3, Subtitle 2 of the MGCL. However, the management of GE has agreed to recommend to its Board of Directors that GE not assert any appraisal rights under the MGCL in connection with the transactions contemplated by the Reorganization Agreement and that GE vote its shares of Martin Marietta Series A Preferred Stock in favor of the Combination Proposal. See "THE COMBINATION -- Appraisal Rights."

SPECIAL CONSIDERATIONS

     Matters of special consideration to be noted by stockholders in determining whether or not to vote in favor of the Combination Proposal include the following: the possibility that currently unanticipated difficulties may arise in integrating the operations of two major corporations; the risk that the synergies expected from combining the operations of Lockheed and Martin Marietta may not be realized; the possible adverse impact upon the combined operations of Lockheed Martin of the plea agreement of Lockheed relating to violations of the Foreign Corrupt Practices Act by a Lockheed division primarily engaged in the production of military aircraft, including the possibility of suspension or debarment from future government contracting, and the related U.S. Department of State's policy to prospectively deny defense-related export privileges to that division, subject to the grant on a case-by-case basis of transaction related exceptions; the transition costs and expenses expected to be incurred in connection with consummating the Combination and integrating the operations of Lockheed and Martin Marietta, which costs and expenses (certain of which will not be allowable under the Federal Acquisition Regulations) are currently estimated to total approximately $850 million and will be charged against the earnings of Lockheed Martin, primarily in 1995; and the number and terms of authorized shares of Lockheed Martin Series Preferred Stock which may be authorized for issuance by the Board of Directors of Lockheed Martin without further stockholder approval. See "BUSINESS OF LOCKHEED MARTIN"; "RECENT DEVELOPMENTS -- Lockheed Plea Agreement"; Note 3 under "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS"; "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK"; and "THE COMBINATION -- Recommendation of Lockheed Board; Lockheed's Reasons for the Combination"; and "-- Fairness Opinions."

THE PLAN PROPOSALS

     The Lockheed Board and the Martin Marietta Board believe that the future growth and success of Lockheed Martin after the Combination will be enhanced by the ability of Lockheed Martin and its subsidiaries to attract, motivate, retain and reward talented and experienced individuals in a position to contribute to Lockheed Martin's success by providing an opportunity to obtain an increased proprietary interest in Lockheed Martin's performance. Therefore, the Lockheed Board and the Martin Marietta Board recommend that their respective stockholders approve the adoption of the Lockheed Martin Omnibus Plan and the Lockheed Martin Directors Plan. See "LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN" and "LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN."

SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL INFORMATION

     The summary selected historical financial information of Lockheed and Martin Marietta for fiscal years 1993, 1992 and 1991 presented below, with the exception of the balance sheet data for 1991, has been derived from the audited consolidated financial statements of Lockheed and Martin Marietta incorporated by reference herein. The historical balance sheet data for 1991 and the summary financial information presented below for 1990 and 1989 have been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined financial data give effect to the Combination by combining the financial statement data of Lockheed and Martin Marietta at and for each year in the three fiscal year period ended December, 1993 and at and for the fiscal nine months ended September, 1994 and 1993, on the pooling of interests method of accounting. For a description of pooling of interests accounting with respect to the Combination, see "THE COMBINATION -- Accounting Treatment." The unaudited pro forma combined financial data are not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Combination. Historical financial data at and for the fiscal nine month periods ended September, 1994 and 1993 with respect to Lockheed and Martin Marietta have been derived from unaudited financial statements filed with the Commission, and in the opinion of Lockheed's and Martin Marietta's respective managements, include all adjustments necessary for a fair presentation of the results of operations and financial position at and for each of the interim periods presented. No material adjustments other than of a normal recurring nature were made, except for certain 1993 nonrecurring adjustments in Lockheed's Aeronautical Systems segment described in Item 2 of Lockheed's Quarterly Report on Form 10-Q for the quarter ended September 25, 1994. The information shown below should be read in conjunction with the historical consolidated financial statements of Lockheed and Martin Marietta, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. Results for the fiscal nine months ended September, 1994 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS" and "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                              Lockheed Historical

                                              AT OR FOR FISCAL
                                                NINE MONTHS                       AT OR FOR FISCAL
                                              ENDED SEPTEMBER                   YEAR ENDED DECEMBER
                                              ----------------    ------------------------------------------------
                                               1994     1993(1)   1993(1)    1992(2)     1991      1990      1989
                                              ------    ------    -------    -------    ------    ------    ------
                                                          (Dollars in millions, except per share data)
INCOME STATEMENT DATA:
  Sales....................................   $9,286    $9,332    $13,071    $10,100    $9,809    $9,958    $9,891
  Program profits..........................      621       584        844        644       576       561        53
  Earnings from continuing operations
    before cumulative effect of accounting
    change.................................      308       287        422        348       308       335         6
  Net earnings (loss)......................      308       287        422       (283)      308       335         2
  Net earnings (loss) per common and common
    equivalent shares:
    Earnings from continuing operations
      before accounting change.............   $ 4.85    $ 4.57    $  6.70    $  5.65    $ 4.86    $ 5.30    $  .10
    Net earnings (loss)....................     4.85      4.57       6.70      (4.58)     4.86      5.30       .03
  Cash dividends per common share..........   $ 1.67    $ 1.59    $  2.12    $  2.09    $ 1.95    $ 1.80    $ 1.75
BALANCE SHEET DATA:
  Total assets.............................   $9,025    $8,888    $ 8,961    $ 7,024    $6,617    $6,860    $6,792
  Long-term debt (including current
    maturities)............................    2,151     2,501      2,168      1,220     1,172     1,482     1,367
  Guarantee of ESOP obligations............      390       415        407        431       452       472       490
  Stockholders' equity.....................    2,689     2,304      2,443      2,042     2,503     2,309     2,062

- ---------------
(1) Reflects the purchase of Lockheed Fort Worth Company effective February 28, 1993.

(2) Reflects the adoption of Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, ("SFAS 106").

                           Martin Marietta Historical

                                                          AT OR FOR FISCAL
                                                            NINE MONTHS                      AT OR FOR FISCAL
                                                          ENDED SEPTEMBER                  YEAR ENDED DECEMBER
                                                          ----------------    ----------------------------------------------
                                                          1994(1)   1993(1)(2) 1993(1)(2)  1992    1991      1990      1989
                                                          ------    ------    ------    ------    ------    ------    ------
                                                                       (Dollars in millions, except per share data)
INCOME STATEMENT DATA:
  Net sales............................................   $7,088    $6,248    $9,436    $5,954    $6,075    $6,126    $5,796
  Earnings from operations.............................      729       570       788       549       538       442       465
  Earnings before cumulative effect of accounting
    changes............................................      496       331       450       345       313       328       307
  Net earnings (loss)..................................      496       (98)       21       345       313       328       307
  Net earnings (loss) per common share:
    Assuming no dilution:
      Before cumulative effect of accounting changes...   $ 4.70    $ 3.16    $ 4.25    $ 3.60    $ 3.15    $ 3.26    $ 2.91
      Cumulative effect of accounting changes..........       --     (4.51)    (4.51)       --        --        --        --
                                                          ------    ------    ------    ------    ------    ------    ------
      Net earnings (loss)..............................   $ 4.70    $(1.35)   $ (.26)   $ 3.60    $ 3.15    $ 3.26    $ 2.91
                                                          ======    ======    ======    ======    ======    ======    ======
    Assuming full dilution:
      Before cumulative effect of accounting changes...   $ 3.94    $ 2.86    $ 3.80    $ 3.60    $ 3.15    $ 3.26    $ 2.91
      Cumulative effect of accounting changes..........       --      *         *           --        --        --        --
                                                          ------    ------    ------    ------    ------    ------    ------
      Net earnings (loss)..............................   $ 3.94      *         *       $ 3.60    $ 3.15    $ 3.26    $ 2.91
                                                          ======    ======    ======    ======    ======    ======    ======
  Cash dividends per common share......................   $  .69    $ .645    $  .87    $ .795    $  .75    $ .695    $ .615
BALANCE SHEET DATA:
  Total assets.........................................   $8,993    $7,501    $7,745    $3,599    $3,908    $3,611    $3,505
  Long-term debt (including current maturities)........    1,652     1,904     1,798       478       671       468       482
  Series A Preferred Stock.............................    1,000     1,000     1,000        --        --        --        --
  Common stockholders' equity..........................    2,270     1,794     1,876     1,945     1,804     1,541     1,355

- ---------------
*   Anti-dilutive
(1) Reflects the GE Aerospace business combination effective April 2, 1993, and, in 1994, the purchase of General Dynamics Space Systems Division effective May 1, 1994.
(2) Reflects the adoption of SFAS 106 and Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits, ("SFAS 112").

             Lockheed Martin Unaudited Pro Forma Combined Condensed

                                                                       AT OR FOR FISCAL
                                                                         NINE MONTHS              AT OR FOR FISCAL
                                                                       ENDED SEPTEMBER           YEAR ENDED DECEMBER
                                                                      ------------------    -----------------------------
                                                                       1994       1993       1993      1992(1)     1991
                                                                      -------    -------    -------    -------    -------
                                                                          (Dollars in millions, except per share data)
INCOME STATEMENT DATA:
  Net sales........................................................   $16,307    $15,498    $22,376    $15,925    $15,789
  Earnings from operations.........................................     1,283      1,112      1,576      1,137      1,113
  Earnings before cumulative effect of accounting changes..........       807        612        865        678        632
  Net earnings (loss)..............................................       807        612        865       (382)       632
  Net earnings (loss) per common share:
    Assuming no dilution:
      Before cumulative effect of accounting changes...............   $  3.83    $  2.94    $  4.16    $  3.46    $  3.13
      Cumulative effect of accounting changes......................        --         --         --      (5.41)        --
                                                                      -------    -------    -------    -------    -------
      Net earnings (loss)..........................................   $  3.83    $  2.94    $  4.16    $ (1.95)   $  3.13
                                                                      =======    =======    =======    =======    =======
    Assuming full dilution:
      Before cumulative effect of accounting changes...............   $  3.51    $  2.79    $  3.91    $  3.46    $  3.13
      Cumulative effect of accounting changes......................        --         --         --      (5.41)        --
                                                                      -------    -------    -------    -------    -------
      Net earnings (loss)..........................................   $  3.51    $  2.79    $  3.91    $ (1.95)   $  3.13
                                                                      =======    =======    =======    =======    =======
  Cash dividends per common share..................................   $   .86    $   .82    $  1.09    $  1.04    $   .98
BALANCE SHEET DATA:
  Total assets.....................................................   $17,779    $16,617    $16,781    $10,810    $10,545
  Long-term debt (including current maturities)....................     3,803      4,405      3,966      1,698      1,843
  Guarantee of ESOP obligations....................................       390        415        407        431        452
  Series A Preferred Stock.........................................     1,000      1,000      1,000         --         --
  Common stockholders' equity......................................     4,894      4,070      4,269      3,527      4,273

- ---------------
(1) Reflects the conforming of the timing of adopting SFAS 106 and SFAS 112.

    See Note 3 of the Notes to Unaudited Pro Forma Combined Condensed Financial Statements for information relating to estimated transition costs and expenses expected to be incurred in connection with consummating the Combination and integrating the operations of Lockheed and Martin Marietta.

COMPARATIVE PER SHARE INFORMATION

     The following unaudited financial information reflects certain comparative per share information relating to (i) unaudited book value per common share, cash dividends and net earnings (loss) for both Lockheed and Martin Marietta on a historical basis, (ii) unaudited book value per common share, cash dividends and net earnings (loss) available for common stock on a pro forma basis for Lockheed Martin assuming the Combination had been effected for the periods indicated, and (iii) unaudited book value per common share, cash dividends and net earnings (loss) on a pro forma equivalent basis per common share for each of Lockheed and Martin Marietta assuming the Combination had been effected for the periods indicated and accounted for as a pooling of interests. For a description of pooling of interests accounting with respect to the Combination, see "THE COMBINATION -- Accounting Treatment." The information shown below should be read in conjunction with the historical consolidated financial statements of Lockheed and Martin Marietta, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and in conjunction with the unaudited pro forma financial statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS" and "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                                                             AT OR FOR FISCAL
                                                             NINE MONTHS ENDED                AT OR FOR FISCAL
                                                                 SEPTEMBER                  YEAR ENDED DECEMBER
                                                            -------------------       --------------------------------
                                                             1994         1993         1993         1992         1991
                                                            ------       ------       ------       ------       ------
HISTORICAL:
  Lockheed (per share of common stock):
    Book value...........................................   $42.56       $36.98       $38.96       $33.42       $39.86
    Cash dividends.......................................     1.67         1.59         2.12         2.09         1.95
    Net earnings (loss)..................................     4.85         4.57         6.70        (4.58)(1)     4.86
  Martin Marietta (per share of common stock):
    Book value...........................................    23.63        18.75        19.61        20.60        18.21
    Fully diluted book value.............................    25.93        22.21        22.87        20.60        18.21
    Cash dividends.......................................      .69         .645          .87         .795          .75
    Net earnings (loss) assuming:
      No dilution........................................     4.70        (1.35)(1)     (.26)(1)     3.60         3.15
      Full dilution......................................     3.94            *            *         3.60         3.15
UNAUDITED PRO FORMA:
  Per share of Lockheed Martin common stock:
    Book value...........................................   $24.59                    $21.57
    Fully diluted book value.............................    25.59                     22.97
    Cash dividends(2)....................................      .86       $  .82         1.09       $ 1.04       $  .98
    Net earnings (loss) assuming:
      No dilution........................................     3.83         2.94         4.16        (1.95)        3.13
      Full dilution......................................     3.51         2.79         3.91        (1.95)        3.13
  Combined per equivalent Lockheed share:
    Book value...........................................    40.08                     35.16
    Fully diluted book value.............................    41.71                     37.44
    Cash dividends(2)....................................     1.40         1.34         1.78         1.70         1.60
    Net earnings (loss) assuming:
      No dilution........................................     6.24         4.79         6.78        (3.18)        5.10
      Full dilution......................................     5.72         4.58         6.37        (3.18)        5.10
  Combined per equivalent Martin Marietta share:
    Book value...........................................    24.59                     21.57
    Fully diluted book value.............................    25.59                     22.97
    Cash dividends(2)....................................      .86          .82         1.09         1.04          .98
    Net earnings (loss) assuming:
      No dilution........................................     3.83         2.94         4.16        (1.95)        3.13
      Full dilution......................................     3.51         2.79         3.91        (1.95)        3.13

- ---------------

 *  Anti-dilutive

(1) Reflects net loss per share after the effects of accounting changes.

(2) Actual cash dividends paid divided by the average number of shares that would have been outstanding if the Combination had been effected for these periods using the stated exchange ratios provided for by the Reorganization Agreement. An initial annual dividend rate of $1.40 per Lockheed Martin share is contemplated by the Reorganization Agreement. On an equivalent share basis this would reflect $2.28 per equivalent Lockheed share and $1.40 per equivalent Martin Marietta share. (See "THE COMBINATION -- Certain Litigation" for a description of a proposed litigation settlement that would, if consummated, result in an increase in the rate of such dividend for three quarters following consummation of the Combination.)

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

     The Lockheed Common Stock and the Martin Marietta Common Stock are listed on the New York Stock Exchange, Inc. ("NYSE") and certain other stock exchanges. On August 29, 1994, the last full trading day prior to the public announcement of the proposed Combination, the closing price on the NYSE Composite Tape was $66 per share of Lockheed Common Stock and $48 1/4 per share of Martin Marietta Common Stock. On February 8, 1995, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Tape was $74 1/8 per share of Lockheed Common Stock and $45 3/4 per share of Martin Marietta Common Stock. Holders of Lockheed Common Stock and Martin Marietta Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Combination. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

LISTING OF LOCKHEED MARTIN COMMON STOCK; QUARTERLY DIVIDEND

     Lockheed Martin expects to apply for listing of the Lockheed Martin Common Stock on the NYSE and it is anticipated that such shares will trade on the NYSE upon official notice of issuance under the symbol LMT. See "THE
COMBINATION -- Stock Exchange Listing."

     Except as described in the next paragraph, it is expected that the quarterly dividend with respect to Lockheed Martin Common Stock will be at the annual rate of $1.40 per share, subject to approval and declaration by the Lockheed Martin Board. On an equivalent share basis this would represent $2.28 per equivalent share of Lockheed Common Stock and $1.40 per equivalent share of Martin Marietta Common Stock. The annual rate of $1.40 per share of Lockheed Martin Common Stock is intended to maintain the current indicated annual dividend rate for the holders of Lockheed Common Stock and represents an increase of approximately 46% over the current indicated annual dividend rate for the holders of Martin Marietta Common Stock (the current indicated annual dividend rates being based on the most recent quarterly dividend payments of $0.57 per share for Lockheed and $0.24 per share for Martin Marietta). The payment of dividends by Lockheed Martin will, however, necessarily be dependent on business conditions, Lockheed Martin's financial position and earnings, and other factors.

     In connection with a proposed settlement of certain stockholder litigation, it is contemplated that Lockheed Martin will agree to pay a regular quarterly dividend of $0.40 (rather than $0.35) per share of Lockheed Martin Common Stock for each of the first three quarters after consummation of the Combination and court approval of the settlement, subject to certain conditions. See "THE COMBINATION -- Certain Litigation."

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Lockheed Common Stock by the Lockheed Board for use at the Lockheed Meeting and (ii) from the holders of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock by the Martin Marietta Board for use at the Martin Marietta Meeting.

TIMES AND PLACES; PURPOSES

     The Lockheed Meeting will be held at the Ritz-Carlton Chicago, 160 E. Pearson Street, Chicago, Illinois, on Wednesday, March 15, 1995, starting at 9:00 a.m., local time. The Martin Marietta Meeting will be held starting at 9:00 a.m., local time, on Wednesday, March 15, 1995, at The Drake Hotel, 140 E. Walton Place, Chicago, Illinois. At each of the Special Meetings, the respective stockholders of Lockheed and Martin Marietta will be asked to consider and vote upon (i) the Combination Proposal, as it applies to Lockheed or Martin Marietta, as the case may be, (ii) the Omnibus Plan Proposal, (iii) the Directors Plan Proposal and (iv) such other matters as may properly come before such Special Meeting, except that the holder of Martin Marietta Series A Preferred Stock will be entitled to vote only on the Combination Proposal. The consummation of the Combination is not conditioned on approval of either of the Plan Proposals at either the Lockheed Meeting or the Martin Marietta Meeting. Copies of the Reorganization Agreement, the Lockheed Martin Omnibus Plan and the Lockheed Martin Directors Plan are included as Appendix I, Appendix IV and Appendix V, respectively, to this Joint Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     Lockheed. The Lockheed Board has fixed the close of business on February 7, 1995, as the Lockheed Record Date. Only holders of record of shares of Lockheed Common Stock on the Lockheed Record Date are entitled to notice of and to vote at the Lockheed Meeting. On the Lockheed Record Date, there were 63,277,805 shares of Lockheed Common Stock outstanding and entitled to vote at the Lockheed Meeting held by approximately 10,900 stockholders of record.

     Each holder of record, as of the Lockheed Record Date, of Lockheed Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Lockheed Common Stock entitled to vote is necessary to constitute a quorum at the Lockheed Meeting.

     Under Lockheed's Certificate of Incorporation, as amended, and the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Lockheed Common Stock outstanding on the Lockheed Record Date is required to approve and adopt the Reorganization Agreement and the Pacific Merger Agreement. Approval of the adoption of each of the Plan Proposals requires the affirmative vote of the holders of a majority of the shares of Lockheed Common Stock present in person or by proxy and entitled to vote on that Plan Proposal, provided that the total number of votes cast for and against that Plan Proposal is greater than 50% of the shares of Lockheed Common Stock issued and outstanding on the Lockheed Record Date. The Combination Proposal and each of the Plan Proposals must also be approved by the stockholders of Martin Marietta as described below.

     US Trust Company of California, N.A. ("US Trust"), as trustee of the Lockheed (ESOP Feature) Trust established under the Lockheed Salaried Employee Savings Plan Plus, and as trustee of the Lockheed (Hourly ESOP) Trust established under the Lockheed Hourly Employee Savings Plan Plus and the Lockheed Space Operations Company Hourly Investment Plan Plus (collectively, the "Lockheed ESOP"), reported on a Schedule 13G that it held, as of December 31, 1993, 16,057,125 shares of Lockheed Common Stock (approximately 25.6% of the Lockheed Common Stock outstanding at December 31, 1993). See "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Lockheed." Participants in the Lockheed ESOP will receive separate information from US Trust regarding the manner by which a participant may instruct US Trust regarding the voting on the Combination Proposal and each of the Plan Proposals.

     Martin Marietta. The Martin Marietta Board has fixed the close of business on February 7, 1995, as the Martin Marietta Record Date. Only holders of record of shares of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock on the Martin Marietta Record Date are entitled to notice of and to vote at the Martin Marietta Meeting. On the Martin Marietta Record Date, there were 96,064,318 shares of Martin Marietta Common Stock outstanding and entitled to vote at the Martin Marietta Meeting held by approximately 32,000 stockholders of record and 20,000,000 shares of Martin Marietta Series A Preferred Stock (all held by GE) outstanding and entitled to vote on the Combination Proposal. Participants in the Martin Marietta Dividend Reinvestment Plan and certain of Martin Marietta's benefit plans are entitled to one vote for each full share of Martin Marietta Common Stock held under each plan. Shares of Martin Marietta Common Stock held in accounts under the Dividend Reinvestment Plan will be included in the proxy sent to the account owner.

     Bankers Trust Company, as trustee of the Martin Marietta Corporation Performance Sharing Plan and the Martin Marietta Corporation Savings and Investment Plan for Hourly Employees, reported that it held, as of December 31, 1994, 8,486,374 shares of Martin Marietta Common Stock (approximately 8.83% of the Martin Marietta Common Stock outstanding on December 31, 1994). Bankers Trust Company expressly disclaimed beneficial ownership of these shares. Each participant in these plans will receive an instruction card on which the participant may direct Bankers Trust Company as to the manner in which shares of Martin Marietta Common Stock allocated to the participant's plan account are to be voted. In addition, as of December 31, 1994, Bankers Trust Company reported beneficial ownership of 1,810,544 shares of Martin Marietta Common Stock (approximately 1.88% of the Martin Marietta Common Stock outstanding on December 31, 1994) as trustee for various trust and employee benefit plans not associated with Martin Marietta.

     Effective August 15, 1994, Martin Marietta Common Stock was offered as an investment option to participants in the Sandia Corporation Savings and Security Plan and the Sandia Corporation Savings and Income Plan. Participants in these plans may direct Fidelity Management Trust Company, as trustee for these plans, as to the manner in which shares of Martin Marietta Common Stock allocated to the plan participant's account are to be voted. Effective October 1, 1994, Martin Marietta Common Stock was also offered as an investment option to participants in the Martin Marietta Corporation Performance Sharing Plan for Puerto Rico Employees. Participants in that plan may direct Bankers Trust Company as to the manner in which shares of Martin Marietta Common Stock allocated to the plan participant's account are to be voted. Participants in the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Hourly Employees, the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Salaried Employees and the Martin Marietta Energy Systems Inc. Savings Plan for Salaried and Hourly Employees may direct Chemical Bank, the trustee of these plans, as to the manner in which shares of Martin Marietta Common Stock allocated to the plan participant's account are to be voted.

     If a participant under any of the above plans does not return a voting instruction card in a timely manner or returns a card without indicating any voting instructions, subject to the requirements of applicable law, the shares will be voted in the same proportion as shares for which voting instructions are received for that plan.

     The Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock will vote together as a single class on the proposal to approve the Reorganization Agreement and the Atlantic Merger Agreement. Each holder of record, as of the Martin Marietta Record Date, of Martin Marietta Common Stock is entitled to cast one vote per share in person or by proxy, on each proposal properly presented at the Martin Marietta Meeting. GE, as the holder of all of the Martin Marietta Series A Preferred Stock, is entitled to cast, in person or by proxy, 28,941,466 votes, representing the number of shares of Martin Marietta Common Stock into which the Martin Marietta Series A Preferred Stock is convertible. As a holder of Martin Marietta Series A Preferred Stock, GE is not entitled to vote on either of the Plan Proposals. The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock is necessary to constitute a quorum with respect to the Combination Proposal at the Martin Marietta Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Martin Marietta Common Stock is necessary to constitute a quorum with respect to each of the Plan Proposals at the Martin Marietta Meeting.

     Under Martin Marietta's Charter and the MGCL, the affirmative vote, in person or by proxy, of the holders of record of a majority of the combined voting power of the shares of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock outstanding on the Martin Marietta Record Date, voting together as a single class, is required to approve the Reorganization Agreement and the Atlantic Merger Agreement. The management of GE has agreed to support the Combination and to recommend to its Board of Directors that GE's shares of Martin Marietta Series A Preferred Stock be voted in favor thereof. Assuming GE votes in favor of the Combination Proposal, the Combination Proposal will be approved if the holders of approximately 35% of the outstanding shares of Martin Marietta Common Stock vote in favor thereof. If GE were not to vote in favor of the Combination Proposal, the Combination Proposal would be approved only if approximately 65% of the outstanding shares of Martin Marietta Common Stock voted in favor thereof. See "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Martin Marietta." Approval of the adoption of each of the Plan Proposals requires the affirmative vote of the holders of a majority of the shares of Martin Marietta Common Stock issued and outstanding on the Martin Marietta Record Date. In addition, the Combination Proposal and each of the Plan Proposals must also be approved by the holders of shares of Lockheed Common Stock as described above.

PROXIES

     All shares of Lockheed Common Stock, Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock represented by properly executed proxies received prior to or at the Lockheed Meeting, or the Martin Marietta Meeting, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the Combination Proposal and FOR each of the Plan Proposals. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Accordingly, since the affirmative vote of a majority of the aggregate voting power (in the case of Lockheed as it relates to the Combination Proposal and in the case of Martin Marietta as it relates to the Combination Proposal and each of the Plan Proposals), or a majority of the aggregate voting power present in person or by proxy at the Special Meeting (in the case of Lockheed as it relates to each of the Plan Proposals) is required for approval of a particular proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting but, in the case of Lockheed as it relates to each of the Plan Proposals, will not be counted as present in person or by proxy. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the Combination Proposal and the Plan Proposals and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares on the Combination Proposal or the Plan Proposals. Therefore, since the affirmative vote of a majority of the aggregate voting power is required for approval of the Combination Proposal, and in the case of Martin Marietta each of the Plan Proposals, a "broker non-vote" with respect to the Combination Proposal, and in the case of Martin Marietta each of the Plan Proposals, will have the effect of a vote against the Combination Proposal and in the case of Martin Marietta each of the Plan Proposals.

     At the time this Joint Proxy Statement/Prospectus was filed with the Commission, neither the Lockheed Board nor the Martin Marietta Board was aware that any matter not referred to herein would be presented for action at their respective Special Meetings. It is intended that discretionary authority conferred in the proxies will be exercised with respect to the vote on any matters incident to the conduct of the respective Special Meetings.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Lockheed or Martin Marietta, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the applicable Special Meeting and voting in person. Attendance at the Lockheed Meeting or the Martin Marietta Meeting will not in itself constitute the revocation of a proxy.

     It is the general practice of Lockheed and Martin Marietta to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law, such disclosure of a stockholder's vote is expressly requested by that stockholder or during a contested election. It is also the general practice that the tabulators and inspectors of election be independent and not employees of Lockheed or Martin Marietta.

     The cost of solicitation of proxies will be paid by Lockheed for Lockheed proxies and by Martin Marietta for Martin Marietta proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Lockheed, or Martin Marietta, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. Lockheed has retained Georgeson & Company Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $15,000 plus expenses. Martin Marietta has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $25,000 plus expenses. To the extent necessary in order to ensure sufficient representation at its Special Meeting, Lockheed or Martin Marietta may request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Stockholders are urged to send in their proxies without delay.

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR LOCKHEED COMMON STOCK, MARTIN MARIETTA COMMON STOCK AND MARTIN MARIETTA SERIES A PREFERRED STOCK WILL BE MAILED BY LOCKHEED AND MARTIN MARIETTA TO THEIR RESPECTIVE STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE COMBINATION.

                                THE COMBINATION

BACKGROUND

     Since 1985, the Federal defense budget for research, development, test and evaluation and procurement has been reduced by almost two-thirds in constant, inflation adjusted dollars. This reduction has caused continued pressures on participants in the aerospace/defense industry to consolidate in order to maintain critical mass and production economies. Both Lockheed and Martin Marietta have been active participants in the consolidation of the industry. The major acquisitions during this period involving Lockheed and Martin Marietta included the following: in 1986, Lockheed purchased Sanders Associates, Inc., a defense and commercial electronics company, for approximately $1.2 billion; in 1993, Lockheed purchased the Fort Worth Division of General Dynamics for approximately $1.5 billion; in 1988, Martin Marietta purchased Gould Inc.'s Ocean Systems Division for approximately $117 million; in 1993, Martin Marietta effected a combination with the GE Aerospace businesses in a transaction valued at approximately $3.05 billion; and, in 1994, Martin Marietta acquired the General Dynamics Space Systems Division for approximately $161 million.

     In light of the anticipated continuation of decreases in military spending and the accelerating consolidation in the aerospace/defense industry, Lockheed's management and the Lockheed Board have periodically reviewed Lockheed's strategic planning, including but not limited to the possibility of making acquisitions, potential internal investment and entering into joint ventures and business combinations with companies engaged in a similar or related business. Lockheed retained Morgan Stanley to advise it regarding possible strategic alternatives. Lockheed's strategic priorities as stated by management and the Lockheed Board are to maximize long-term stockholder value as a continuing entity by strengthening Lockheed's position in a consolidating industry and expanding into related businesses, while keeping Lockheed financially sound without excessive leverage.

     In response to the significant reduction in the Federal defense budget referred to above and in anticipation of continued consolidation in the aerospace/defense industry, in 1990 Martin Marietta adopted what it refers to as its "Peace Dividend Strategy." This strategy called for (i) exploiting expansion opportunities resulting from the consolidation in the aerospace/defense industry, thereby maintaining the technological and programmatic business base for long-term industry leadership;
(ii) aggressively expanding Martin Marietta's civil, commercial and international businesses in closely related markets such as energy, information, materials and services; and (iii) pursuing other steps to enhance stockholder value, such as a share repurchase program. Management of Martin Marietta has periodically reviewed the bases for the strategy with the Martin Marietta Board and has actively pursued executing this strategy. The Martin Marietta Board believes that a new phase of the consolidation process is now underway, in which successful companies will seek to improve operating efficiencies, position themselves competitively across a number of key industry segments, facilitate efficient investment in research and development and expand in complementary commercial, civil and international markets, thereby balancing their risk profiles and potentially emerging as strategic participants in the restructured aerospace/defense industry.

     On March 19, 1994, Daniel M. Tellep, Chairman of the Board and Chief Executive Officer of Lockheed, telephoned Norman R. Augustine, Chairman of the Board and Chief Executive Officer of Martin Marietta, regarding the possibility of a business combination between Lockheed and Martin Marietta. Messrs. Tellep and Augustine agreed that representatives of the two companies should meet to explore various possibilities.

     On March 22, 1994, members of senior management of Lockheed and Martin Marietta, including Messrs. Tellep and Augustine, held initial discussions regarding a possible transaction between the two companies. Messrs. Tellep and Augustine both stressed that neither Lockheed nor Martin Marietta was for sale. The structure discussed was based upon the concept of a "merger of equals" (i.e., a strategic combination of two similarly-sized companies in which neither company is acquiring the other and each has an approximately equal voice in the management of the combined entity) and each executive presented his position as to the parameters of such a business combination. Further discussions regarding the business rationale underlying a business combination, possible synergies to be realized and structural details of a potential combination of the two companies occurred at a meeting of senior executives held on March 25, 1994.

     On March 29, 1994, legal representatives of each company met to discuss, among other things, the possible structure of a business combination and related legal issues. The parties also negotiated and executed a Confidentiality and Standstill Agreement, dated March 29, 1994 (the "Confidentiality and Standstill Agreement"), relating, among other things, to the information to be provided by each company to the other and limiting the ability of each party for three years to acquire any voting securities or assets of, or solicit proxies or make a public announcement of a proposal for any extraordinary transaction with respect to, the other party. Both parties believed the Confidentiality and Standstill Agreement was necessary and appropriate since neither company was for sale.

     On March 30, 1994, meetings occurred between members of senior financial management of Lockheed and Martin Marietta, as well as the investment bankers for each company, to discuss, among other things, the financial aspects of a possible business combination, including valuation concepts. Further discussion occurred concerning the business rationale and synergies that might be obtained from the transaction.

     During a regularly scheduled meeting of the Lockheed Board on April 4, 1994, Mr. Tellep informed the Lockheed Board of the discussions with senior management of Martin Marietta. Presentations regarding a possible business combination were made by senior management, and outside legal counsel for Lockheed gave a presentation on the duties of directors in considering a business combination. Representatives of Morgan Stanley were also present. At that meeting, the Lockheed Board decided to discontinue further discussions with Martin Marietta pending further study by Lockheed's senior management of the issues raised by a possible business combination.

     During a regularly scheduled meeting of the Martin Marietta Board on April 28, 1994, an initial presentation regarding a possible business combination with Lockheed was made to the Martin Marietta Board by senior management. Representatives of Bear Stearns were also present and participated. The presentation to and discussion by the Martin Marietta Board was wide ranging and included, among other things, a review of (a) management's current view of the financial condition and prospects of Martin Marietta over the period encompassed by the corporation's planning process; (b) the strategic alternatives available to Martin Marietta and their possible implications in light of management's objective of continuing stockholder value growth; and (c) the current state of the industry consolidation and potential consolidation opportunities and trends in the foreseeable future. A review of Lockheed's organization, businesses, management and financials was provided to the Martin Marietta Board, together with a discussion of the potential strategic benefits of a business combination. A summary of the financial implications was also provided. In addition, Bear Stearns presented an independent view of possible market reactions and competitive responses to the potential combination.

     During a regularly scheduled meeting of the Lockheed Board on May 9, 1994, Mr. Tellep gave the Lockheed Board management's assessment of the strategic options then available to Lockheed. Mr. Tellep reviewed Lockheed's strategic situation, including the continued cuts in defense spending and the challenging environment for foreign military and non-defense sales. Possible acquisition candidates which had been identified by management were regarded as either too expensive or unattractive for other reasons. He stated that a "merger of equals" with a company in the same or similar business continued to be a viable alternative. Mr. Tellep also described to the Lockheed Board possible joint ventures and the possibility of a share repurchase program. Mr. Tellep undertook to present strategic recommendations to the Lockheed Board at its regularly scheduled meeting in June 1994.

     On June 14, 1994, the Chief Executive Officers and Chief Financial Officers of Lockheed and Martin Marietta met to discuss, among other things, the basic organizational structure of a combined company, valuation principles and the structure of its board of directors. Representatives of Lockheed noted that, due to the changing environment in the aerospace/defense industry, management of Lockheed believed that a significant management presence in the Washington, D.C. area was desirable and, accordingly, management of Lockheed had considered moving Lockheed's executive offices to the East Coast. The parties agreed that the location of the headquarters of the combined entity should be in the Washington, D.C. area.

     During the regularly scheduled meeting of the Lockheed Board on June 20, 1994, Mr. Tellep gave an update on the strategic options available to Lockheed. He noted the continued cuts in U.S. defense spending and the challenges to various defense programs, including some of the programs in which Lockheed was involved. After discussion, the Lockheed Board determined to defer any major decisions until the strategic situation was further defined. The Lockheed Board indicated a strong desire for additional details and encouraged continued discussions with Martin Marietta.

     On June 24, 1994, during a regularly scheduled meeting, the Martin Marietta Board was provided a status report concerning the activities that had transpired since their April 28 meeting.

     On June 30, 1994, Messrs. Tellep and Augustine met to review the progress of the discussions regarding a possible business combination and to discuss issues requiring resolution in future meetings and organizational issues, including their respective roles in a combined company.

     On July 13, 1994, the Chief Executive Officers and Chief Financial Officers of Lockheed and Martin Marietta met to discuss several matters, including but not limited to a proposed management philosophy for a combined company, potential consolidation efficiencies, staffing, plans for contacting major customers in the Department of Defense and NASA and the basis on which due diligence reviews of the respective companies would occur. In addition, the parties discussed the potential location of the executive offices of a combined company and concluded for efficiency and economic reasons that the current Martin Marietta headquarters facility would be used.

     On July 20, 21 and 29, 1994, members of senior management of each of Lockheed and Martin Marietta as well as their respective legal and financial advisors met to continue discussions regarding the structure, financial matters and corporate governance matters relating to a possible business combination. In connection with these meetings, Mr. Augustine telephoned the members of the Martin Marietta Board and provided them with an overview of the status of discussions with Lockheed and the various issues under consideration.

     At a special meeting of the Martin Marietta Board on July 27, 1994, the key management and organizational concepts of the combination were discussed, together with management's views of the necessary near term actions required to resolve current open issues.

     During a regularly scheduled meeting of the Martin Marietta Board on July 28, 1994, the progress of the discussions with Lockheed was discussed in detail. In this regard, Mr. Augustine made a presentation concerning management's review of potential business combinations and other strategic opportunities available to Martin Marietta that would increase the probability that Martin Marietta would retain the ability to efficiently produce advanced technology products and services in view of the continuing decline of the Federal defense budget for research, development, test and evaluation, and procurement; the anticipated continuation of decreases in military spending; and the accelerating consolidation in the defense and aerospace industries. Thereafter, Mr. Bennett, Martin Marietta's Chief Financial Officer, made a presentation to the Martin Marietta Board in which he discussed, among other things, the financial risks and rewards associated with the various strategic possibilities described by Mr. Augustine. Additionally, Martin Marietta's General Counsel, Mr. Menaker, reviewed the legal parameters associated with the presentations by Messrs. Augustine and Bennett. Thereafter, management generally reminded the Martin Marietta Board of Martin Marietta's strategic direction, presented management's views as to the likelihood of continued industry consolidations, and discussed the strategic benefits and disadvantages of a possible "merger of equals" with Lockheed. A variety of pro forma financial analyses were shared with the Martin Marietta Board, including a discussion of exchange ratios and dividend policies and their effects on stockholder value. The Martin Marietta Board concluded that management should proceed with due diligence and negotiation of the terms of a possible transaction.

     At a regularly scheduled meeting of the Lockheed Board on August 1, 1994, Mr. Tellep gave a presentation on the strategic options available to Lockheed. Mr. Tellep reminded the Lockheed Board of the continuing decline in the U.S. defense budget, accelerating defense and aerospace industry consolidation, as well as the potential growth for non-defense businesses. He summarized the financial forecast for Lockheed and each of its divisions. Mr. Tellep discussed with the Lockheed Board various strategic alternatives, including but not limited to making no strategic moves but focusing on internal investment and actions to improve competitiveness, acquiring another company in a similar or related business, entering into a joint venture with respect to part of its business or merging with another company to strengthen Lockheed's lines of business and add new markets and opportunities. Mr. Tellep summarized for the Lockheed Board management's evaluation of each of these alternatives. The Lockheed Board, after discussion of these various alternatives, preliminarily concluded that (i) focusing on internal investment, although possibly a viable alternative, involved significant risks and limited opportunities, (ii) potential acquisitions were either too expensive or not otherwise appropriate,
(iii) potential joint ventures considered were not viable or appropriate for various reasons, and (iv) a "merger of equals" offered the best possibility to benefit Lockheed and its stockholders. Senior management of Lockheed and outside legal counsel then gave a presentation to the Lockheed Board regarding a possible business combination with Martin Marietta, including a summary of the major programs and products of Martin Marietta, potential synergies between the two companies, consolidation opportunities, the financial situation and management of Martin Marietta, the status of the discussions with Martin Marietta, the countervailing considerations associated with a business combination with Martin Marietta and the duties of the directors in considering a business combination. It was noted that a business combination with Martin Marietta would result in a leading aerospace company providing critical mass and economies of scale. The business combination would enhance the combined company's position in commercial markets, provide potential for consolidation savings and create a broader platform upon which to grow the combined business, thus reducing dependence on any single program and the associated risks of program cancellation. A business combination of equals with Martin Marietta would also result in a capital structure with essentially no additional leverage (as compared to a cash acquisition which could require significant additional leverage) and increased cash flow potential which in turn would offer the combined business the flexibility to pursue future opportunities. After discussion, the Lockheed Board authorized management to proceed with due diligence of Martin Marietta and to continue discussions regarding a possible business combination.

     During August 1994, representatives of Lockheed and Martin Marietta continued to conduct business, financial, accounting and legal due diligence, to discuss legal issues and to negotiate the terms of the Reorganization Agreement. The discussions included the possible ramifications of the June 1994 indictment of Lockheed by a federal grand jury sitting in Atlanta, Georgia and the possibility of suspension or debarment of Lockheed from future government contracting. The indictment alleged violations of the Foreign Corrupt Practices Act and other criminal statutes by Lockheed and two of its employees. Also discussed was the notice received by Lockheed from the U.S. Department of State which provides that, as a result of the indictment, it will be the Department's policy prospectively to deny defense-related export privileges to an unincorporated division of Lockheed, primarily engaged in the manufacture of military aircraft for sale to the United States Department of Defense and to foreign governments, subject to the grant on a case-by-case basis of transaction related exceptions.

     In addition, during August 1994, Mr. Tellep and/or Mr. Augustine met with various representatives of the Department of Defense and other major governmental customers to advise them of the possibility of a business combination between Lockheed and Martin Marietta.

     At a special meeting of the Lockheed Board on August 20, 1994, Mr. Tellep reviewed with the Lockheed Board the events since the August 1, 1994 Lockheed Board meeting. He described for the Lockheed Board the elements of a business combination that had been preliminarily agreed to and the remaining open issues. Members of senior management then gave an extensive presentation concerning financial projections for the combined business, the proposed exchange ratios of Lockheed and Martin Marietta stock for stock of the combined business and the results of the business, financial, accounting and legal due diligence of Martin Marietta. Representatives of Morgan Stanley then gave a presentation concerning, among other things, Lockheed's strategic alternatives, the benefits of a "merger of equals," the benefits of a business combination with Martin Marietta, certain financial information regarding Lockheed, Martin Marietta and the combined business, market information regarding both companies, the proposed range of exchange ratios and the impact on Lockheed's stockholders. Outside legal counsel also discussed with the Lockheed Board certain legal issues relating to a possible business combination with Martin Marietta. At the conclusion of that meeting, the Lockheed Board authorized management to continue to conduct due diligence and negotiate with Martin Marietta.

     At a special meeting of the Martin Marietta Board on August 27, 1994, Mr. Augustine reviewed for the Martin Marietta directors the background of the proposed transaction, including the chronology of events and developments since March when he and Mr. Tellep had the initial discussions referred to above. Mr. Augustine reviewed the deliberations with respect to this matter at the intervening meetings of the Martin Marietta Board. Mr. Augustine also provided his overview of industry conditions (including the contraction of the defense budget) and the outlook for the industry generally and for Martin Marietta in particular. Martin Marietta's "Peace Dividend Strategy" was also discussed as were the perceived benefits of a "merger of equals" with Lockheed in light of that strategy. (See "-- Recommendation of Martin Marietta Board; Martin Marietta's Reasons for the Combination.") Mr. Augustine reviewed the need for regulatory and stockholder approvals and discussed various other aspects of the proposed transaction. Senior management reported on the results of Martin Marietta's "due diligence" review of Lockheed's business, financial condition and other matters. Senior management also described the pooling of interests method of accounting expected to be used in connection with the Combination, as well as the expected tax treatment of the Combination. Senior management also reviewed the negotiations and analysis leading to the proposed exchange ratio and the proposed dividend of $1.40 per share (which would be an increase over the current annualized dividend to holders of Martin Marietta Common Stock). Representatives of Bear Stearns reviewed various aspects of the proposed transaction with the Martin Marietta directors, analyzing factors such as stock market trends, historical price to earnings ratios and relative contributions, certain financial information regarding Martin Marietta and the proposed combined entity and the impact of the transaction on Martin Marietta stockholders. Bear Stearns delivered to the Martin Marietta Board its written opinion to the effect that the Combination was fair, from a financial point of view, to the stockholders of Martin Marietta. Outside legal counsel reviewed various legal aspects of the proposed Combination, including the duties of the directors with respect thereto. Mr. Menaker, Martin Marietta's General Counsel, reviewed in detail with the Martin Marietta Board the various legal considerations concerning the advisability of adopting a stockholders rights plan. Thereafter, the Martin Marietta Board reviewed the terms of, and then approved, a stockholder rights plan. At the conclusion of the meeting the Martin Marietta Board unanimously approved the Reorganization Agreement and the transactions contemplated thereby.

     At a special meeting of the Lockheed Board on August 29, 1994, Mr. Tellep and other senior management reviewed with the Lockheed Board the strategic option reviews which had occurred since 1993, the chronology of the discussions with Martin Marietta and the reasons for and benefits of a business combination with Martin Marietta. An update on the due diligence efforts was given to the Lockheed Board including, but not limited to, a review of the adequacy of reserves taken for Martin Marietta fixed priced contracts at the time of Martin Marietta's transaction with GE (see "THE STANDSTILL AGREEMENT"), factors regarding the marketing, pricing, and risks associated with commercial launch vehicles, risks associated with a thrust reverser contract and certain commercial contracts, and the growing uncertainty in the defense electronics business. Senior management also reviewed with the Lockheed Board certain issues relating to Lockheed, which were discussed with Martin Marietta, including but not limited to the uncertainties relating to production of the C-130, F-22, Trident and MILSTAR, the growing likelihood of declining facility utilization, the financial outlook for certain subsidiaries and divisions and the status of environmental and discontinued operations costs relating to Lockheed's Burbank facility. Outside legal counsel reviewed with the Lockheed Board the status of the negotiations with Martin Marietta and the provisions of the proposed Reorganization Agreement, including but not limited to the negotiations with respect to the termination provisions provided in the proposed Reorganization Agreement. Morgan Stanley reviewed the financial analysis and valuation it conducted with respect to the proposed business combination. On the basis of these and other analyses, Morgan Stanley delivered their oral opinion, confirmed later by a written opinion, that as of August 29, 1994, the exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock as set forth in the Reorganization Agreement was fair from a financial point of view to the holders of Lockheed Common Stock. See "-- Fairness Opinions." After extended discussion, the Lockheed Board unanimously approved the Reorganization Agreement and the transactions contemplated thereby. The Lockheed Board also amended the Lockheed Rights Agreement, dated December 8, 1986, between Lockheed and First Interstate Bank, Ltd., as rights agent, as amended to date (the "Lockheed Rights Agreement"), to provide that the Combination will not be an event that triggers the exercisability of rights under the Lockheed Rights Agreement.

     At the conclusion of the Lockheed Board meeting, representatives of Lockheed and Martin Marietta met to finalize and execute the Reorganization Agreement.

     On February 7, 1995, Lockheed, Martin Marietta and Lockheed Martin amended the Reorganization Agreement to (i) extend from February 15 to March 31, 1995, the date after which either Lockheed or Martin Marietta may terminate the Reorganization Agreement if the Combination has not yet been consummated and
(ii) make the changes described below under the heading "-- Certain Litigation".

RECOMMENDATION OF LOCKHEED BOARD; LOCKHEED'S REASONS FOR THE COMBINATION

     THE LOCKHEED BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE COMBINATION IS IN THE BEST INTERESTS OF THE HOLDERS OF LOCKHEED COMMON STOCK AND RECOMMENDS THAT HOLDERS OF LOCKHEED COMMON STOCK VOTE FOR THE COMBINATION PROPOSAL.

     The Lockheed Board believes the Combination offers Lockheed and its stockholders a unique opportunity to create a leading aerospace company which can provide the critical mass and economies of scale necessary to compete effectively in the current global business environment. The Lockheed Board believes that the Combination offers, among other things, opportunities for improved efficiencies, to preserve critical elements of the national defense industrial base of Lockheed and Martin Marietta, to expand access to commercial, civil and international markets for the combined business and to broaden the platform on which to grow. The combined business will have a capital structure with limited leverage and increased cash flow potential which should offer the combined business the flexibility to pursue future opportunities.

     The decision of the Lockheed Board to approve the Reorganization Agreement and to recommend approval of the Combination by the holders of Lockheed Common Stock was based upon a number of factors, including without limitation, the following:

          (i) the Lockheed Board's understanding of the present and anticipated environment in the aerospace/defense industry, the strategic options available to Lockheed and the potential for further consolidation within the industry which could adversely affect Lockheed's competitive position;

          (ii) the Lockheed Board's consideration of, among other things, information concerning the financial condition, results of operations, prospects and businesses of Lockheed and Martin Marietta, including internal financial forecasts of future operating results including anticipated revenues and net income for Lockheed through 1998 prepared by the management of Lockheed which showed some substantial increases during certain years over that time period (however keeping in mind the inherent uncertainties of such forecasts, especially in the later years);

          (iii) the Lockheed Board's consideration of, among other things, current industry, economic and market conditions;

          (iv) the Lockheed Board's consideration of, among other things, information concerning financial and business prospects for the combined business, including possible synergies and consolidations;

          (v) the Lockheed Board's understanding that the Combination should reduce dependence on any single program and the associated risks of program cancellation;

          (vi) the Lockheed Board's consideration of financial information indicating that the proposed exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock would not result in a near term dilution of earnings per share (before any restructuring charges) on an equivalent share basis to the stockholders of Lockheed and that the financial projections for the combined business would appear to support a dividend rate not less than the present equivalent dividend rate on Lockheed Common Stock;

          (vii) the Lockheed Board's understanding that the Combination could be accomplished without additional leverage; its understanding, based upon the opinion of its outside legal counsel, that the Combination is structured as a "merger of equals" and could be accomplished on a tax-free basis; and its understanding, after consultation with its outside auditors, that the Combination would be accounted for as a pooling of interests transaction;

          (viii) the Lockheed Board's review of presentations from, and discussions with, senior executives of Lockheed, representatives of its outside legal counsel and representatives of Morgan Stanley regarding the business, financial, accounting and legal due diligence with respect to Martin Marietta and the terms and conditions of the Reorganization Agreement; and

          (ix) the Lockheed Board's receipt of an opinion from Morgan Stanley that the exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock, as of August 29, 1994 and as of the date of this Joint Proxy Statement/Prospectus, is fair from a financial point of view to the holders of Lockheed Common Stock.

     The Lockheed Board did not assign relative weights to the factors discussed above.

RECOMMENDATION OF MARTIN MARIETTA BOARD; MARTIN MARIETTA'S REASONS FOR THE COMBINATION

     THE MARTIN MARIETTA BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE COMBINATION IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF MARTIN MARIETTA AND RECOMMENDS THAT THE STOCKHOLDERS OF MARTIN MARIETTA VOTE FOR THE COMBINATION PROPOSAL.

     The Martin Marietta Board believes that Lockheed Martin will be strategically positioned in the aerospace industry, with competitive positions across broad market segments. The Martin Marietta Board also believes that the Combination will provide important economies of scale that will allow Lockheed Martin to make its products and services more competitive across a wide range of commercial, civil, defense and international markets, which the Martin Marietta Board believes is particularly important in a period of industry consolidation. The Martin Marietta Board also believes that the combined entity will present enhanced opportunities to continue to build stockholder value.

     In reaching its determination to recommend approval of the Combination, the Martin Marietta Board considered the factors set forth below:

          (i) the continuing decline of the U.S. defense budget over the last several years and the expectation of further, albeit more gradual, declines;

          (ii) the belief that shrinkage in the defense market necessitates a consolidation of industry participants;

          (iii) the belief that the Combination will allow Lockheed Martin to improve operating efficiency, rationalize expenditures and reduce costs, thus increasing competitiveness;

          (iv) the fact that the Combination will result in Lockheed Martin holding competitive positions in key segments of the aerospace industry and will strengthen its prospects in commercial, civil, and international markets;

          (v) the belief that Lockheed Martin will have a more balanced risk profile, financially and competitively, than either Lockheed or Martin Marietta separately;

          (vi) the terms and conditions of the Reorganization Agreement, including the exchange ratios of Lockheed Martin Common Stock for Lockheed Common Stock and Martin Marietta Common Stock, and the exchange ratio of Lockheed Martin Series A Preferred Stock for Martin Marietta Series A Preferred Stock, which were considered to be fair in light of the financial conditions, businesses, prospects and stock trading histories of Lockheed and Martin Marietta;

          (vii) the structure of the Combination as a "merger of equals";

          (viii) the fact that the Combination will be accomplished without additional borrowings;

          (ix) the fact that the Combination is expected to be accomplished on a tax-free basis and to be accounted for as a pooling of interests transaction;

          (x) the perception that the management teams would complement each other and work well together; and

          (xi) the opinion of Bear Stearns that the terms of the Combination are fair from a financial point of view to the stockholders of Martin Marietta.

     In reaching its conclusion the Martin Marietta Board considered these factors as a whole and did not attempt to assign relative weights to specific factors. In addition, the Martin Marietta Board concluded that the U.S. Department of State's policy to deny defense-related export privileges to the Lockheed division referred to above would not be likely to materially limit Lockheed Martin's potential ability to compete in international markets. See "RECENT DEVELOPMENTS -- Lockheed Plea Agreement."

FAIRNESS OPINIONS

  Opinion of Lockheed's Financial Advisor

     Lockheed retained Morgan Stanley to act as financial advisor in connection with the Combination. Morgan Stanley was selected by the Lockheed Board to act as Lockheed's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's investment banking relationship and familiarity with Lockheed. No limitations were imposed by the Lockheed Board upon Morgan Stanley with respect to the investigations made (except with respect to government classified programs) or the procedures followed by it in rendering its fairness opinion. Morgan Stanley was not requested to solicit, and did not solicit, indications of interest from any party with respect to a business combination with Lockheed.

     Morgan Stanley has rendered to the Lockheed Board its written opinion dated August 29, 1994 (the "Morgan Stanley August Opinion") that, based upon and subject to the various considerations set forth in the opinion, on August 29, 1994, the exchange ratio of Lockheed Martin Common Stock for Lockheed Common Stock reflected in the Reorganization Agreement (the "Lockheed Exchange Ratio") was fair from a financial point of view to the holders of shares of Lockheed Common Stock. Morgan Stanley has updated its written opinion as of the date of this Joint Proxy Statement/Prospectus (the "Morgan Stanley Update Opinion"). The Lockheed Exchange Ratio was determined by negotiation between Lockheed and Martin Marietta with advice from Morgan Stanley and Bear Stearns, respectively.

     The full text of the Morgan Stanley Update Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix II to this Joint Proxy Statement/Prospectus. Lockheed stockholders are urged to read the opinion carefully and in its entirety in conjunction with this Joint Proxy Statement/Prospectus. Morgan Stanley's opinion addresses only the fairness of the Lockheed Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of Lockheed as to how such stockholder should vote on the Combination Proposal. The summary of the opinion of Morgan Stanley set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In rendering both the Morgan Stanley August Opinion and the Morgan Stanley Update Opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of Lockheed and Martin Marietta; (ii) analyzed certain internal financial statements and other financial and operating data concerning Martin Marietta prepared by the management of Martin Marietta; (iii) analyzed certain financial projections prepared by the management of Martin Marietta; (iv) discussed the past and current operations and financial condition and the prospects of Martin Marietta with senior executives of Martin Marietta; (v) analyzed certain internal financial statements and other financial and operating data concerning Lockheed prepared by the management of Lockheed (including interim financial statements on a company-wide and a divisional basis); (vi) analyzed certain financial projections (including the budgets for Lockheed and its divisions for 1994 and 1995) prepared by the management of Lockheed; (vii) discussed the past and current operations and financial condition and the prospects of Lockheed with senior executives of Lockheed, and analyzed the pro forma impact of the Combination on Lockheed's earnings per share and consolidated capitalization;
(viii) reviewed the reported prices and trading activity for the Lockheed Common Stock and the Martin Marietta Common Stock, respectively; (ix) discussed with the senior management of Lockheed their view of the strategic rationale for the Combination and the benefits of the Combination to Lockheed and to the holders of shares of Lockheed Common Stock; (x) compared the financial performance of Lockheed and Martin Marietta and the prices and trading activity of the Lockheed Common Stock and the Martin Marietta Common Stock with that of certain other comparable publicly traded companies and their securities; (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (xii) participated in discussions and negotiations among representatives of Lockheed and Martin Marietta and their respective financial and legal advisors; (xiii) reviewed the Reorganization Agreement; (xiv) reviewed the agreements described below (under "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Martin Marietta") between Martin Marietta and GE; (xv) in the case of the Morgan Stanley Update Opinion, reviewed the Joint Proxy Statement/Prospectus in substantially the final form to be sent to the stockholders of Lockheed; and (xvi) performed such other analyses as Morgan Stanley deemed appropriate, including analyzing quantitative and qualitative business information supplied to it by the management of Lockheed concerning strategic benefits of the Combination (which benefits are discussed above under "-- Recommendation of Lockheed Board; Lockheed's Reasons for the Combination").

     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for purposes of rendering its opinion. With regard to the financial projections referred to in clauses (iii) and (vi) of the preceding paragraph, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates of the future financial performance of Lockheed and Martin Marietta. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Lockheed or Martin Marietta, nor was it furnished with any such appraisals. Morgan Stanley assumed that the Combination would be accounted for as a pooling of interests business combination under the requirements of APB No. 16 and would be consummated in accordance with the terms set forth in the Reorganization Agreement. Each of Morgan Stanley's opinions states that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion.

     The following is a brief summary of Morgan Stanley's presentation to the Lockheed Board on August 20, 1994.

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock market performance of Lockheed and Martin Marietta and compared such performance to that of a group of other companies in the defense industry which was comprised of Northrop Corporation (now Northrop Grumman Corporation), McDonnell Douglas Corporation, Loral Corporation, Raytheon Company, E-Systems, Inc., TRW Inc., Rockwell International Corporation and The Boeing Company. Morgan Stanley also reviewed the ratios of Lockheed's to Martin Marietta's stock prices over various periods ending August 18, 1994, and computed the premium or discount of the Lockheed Exchange Ratio in relation to the aforementioned ratios. The ratios of closing stock prices of Lockheed to Martin Marietta for the various periods ending August 18, 1994, were as follows:
1.609 for the previous five years; 1.597 for the previous three years; 1.567 for the previous two years; 1.484 for the previous twelve months; 1.438 for the previous six months; 1.444 for the previous three months; 1.380 for the previous thirty days; 1.309 for August 18, 1994; and with respect to the low and high ratios for the previous year, 1.309 and 1.726, respectively.

     Morgan Stanley observed that the Lockheed Exchange Ratio represented a premium of approximately 1.3%, 2.1%, 4.0%, 9.8%, 13.4%, 12.9%, 18.1%, 24.5% and
24.5% and a discount of 5.6%, respectively, over the aforementioned ratios of Lockheed to Martin Marietta stock prices.

     Contribution Analysis. Morgan Stanley analyzed the pro forma equity contribution of each of Lockheed and Martin Marietta to the combined company if the Combination was to be consummated. Such analysis was based on Morgan Stanley's research analysts' estimates of 1994 and 1995 earnings before interest and taxes ("EBIT"), net income before preferred stock dividends and free cash flow (defined as net income before preferred stock dividends plus depreciation and amortization minus capital expenditures) for Lockheed and Martin Marietta, respectively. The estimates of Morgan Stanley's research analysts were generated independently of, but were substantially consistent with, management's financial projections referred to above. Such analysis showed that, for fiscal 1994, Lockheed's contribution to the combined company's EBIT, net income before preferred stock dividends and free cash flow, would result in an implied ownership for Lockheed stockholders of approximately 43.9%, 45.3% and 46.4%, respectively. For fiscal year 1995, such equity ownership would be approximately equal to 42.4%, 44.7% and 45.8%, respectively. These contribution percentages were computed before taking into account any synergies or cost savings that may be realized if the Combination were to be consummated. These figures compared to Lockheed stockholders' pro forma ownership in the combined company, pursuant to the Combination, of 45.1% on a fully diluted basis (which assumes conversion of the Martin Marietta Series A Preferred Stock), using the treasury stock method. Morgan Stanley observed that the contribution analysis did not take into account the different valuation multiples, such as the price-earnings multiples, that the market ascribed to Lockheed and Martin Marietta. Morgan Stanley also observed that Martin Marietta's 1994 and 1995 price-earnings multiples, based on research analysts' estimates, were currently higher than Lockheed's corresponding price-earnings multiples.

     Pro Forma Analysis of the Combination. Morgan Stanley analyzed certain pro forma effects of the Combination on the earnings and capitalization of the combined company, as well as Lockheed's earnings per share, after taking into account the Lockheed Exchange Ratio. These analyses were based on Morgan Stanley's research analysts' estimates of 1994 and 1995 net income for Lockheed and Martin Marietta, respectively. Based on such analysis, Morgan Stanley observed that the Combination would result in a slight decrease in Lockheed's earnings per share in 1994 and a slight increase in Lockheed's earnings per share in 1995. Morgan Stanley did not attempt to identify or quantify synergies (through, for example, cost reductions and rationalizations, as described below) which might be achieved in connection with the Combination. However, for illustrative purposes, and as a hypothetical example, Morgan Stanley also analyzed certain pro forma effects of the Combination on the earnings of the combined company, as well as Lockheed's earnings per share, assuming that $200 million in pre-tax synergies would be realized in each of 1994 and 1995 in connection with the Combination. While a level of synergy can be expected to be achieved in a strategic business combination such as the Combination as a result of rationalization (through elimination of duplicate facilities and more efficient utilization of capacity, including research and development expenditures, manufacturing, sales and distribution capacity) and cost reductions (including savings realized through economies of scale), the $200 million pretax amount was arbitrarily selected by Morgan Stanley without any investigation or as a result of any analysis, in order to ascertain the arithmetic sensitivity of post-Combination earnings to the achievement of synergies, and Morgan Stanley expressed no view as to whether these synergies would be obtained, or the amount or timing of such synergies. No assurances can be given that the hypothetical amount of these synergies bears any relation to the synergies, if any, which might be realized as a result of the Combination. Based on such illustrative analysis, Morgan Stanley observed that, after taking into account such hypothetical synergies, the Combination would result in an increase in Lockheed's earnings per share in fiscal 1994 and 1995 of 12.2% and 12.8%, respectively.

     Pro Forma Share Price Analysis. Morgan Stanley performed an analysis of Lockheed's potential share price assuming the Combination were to be consummated. Based on hypothetical multiples of 1995 net income for the combined company, ranging from Lockheed's current multiple of estimated 1995 earnings to Martin Marietta's current multiple of estimated 1995 earnings, and based on Morgan Stanley's research analysts' estimates of 1995 net income for Lockheed and Martin Marietta, respectively, and after giving effect to the Lockheed Exchange Ratio of 1.63, Morgan Stanley calculated pro forma market values per share of Lockheed Common Stock ranging from approximately $65 to $79. These prices compared to Lockheed's market price of $64 per share on August 18, 1994. For illustrative purposes, Morgan Stanley performed a similar analysis assuming that $200 million in hypothetical pre-tax synergies would be realized in connection with the Combination. Morgan Stanley expressed no view as to whether these synergies would be obtained or the amount or timing of such synergies. Such analysis resulted in pro forma market values ranging from approximately $72 to $89 per share of Lockheed Common Stock.

     The above summary of the presentations by Morgan Stanley to the Lockheed Board does not purport to be a complete description of such presentations or of all the advice rendered by Morgan Stanley, including advice with respect to the structuring of and issues relating to consummation of the Combination. Morgan Stanley believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in Morgan Stanley's presentation to the Lockheed Board and its opinion. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lockheed or Martin Marietta. The analyses performed by Morgan Stanley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be valued in the market place.

     Lockheed retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley makes a market in Lockheed Common Stock and Martin Marietta Common Stock and may continue to provide investment banking services to the combined entity in the future. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell securities of, Lockheed and Martin Marietta. Morgan Stanley and its affiliates have, in the past, provided financial advisory and financing services to Lockheed, including services rendered in connection with Lockheed's purchase of the Tactical Military Aircraft business of the General Dynamics Corporation in 1993, and has received customary fees for the rendering of such services. Morgan Stanley and its affiliates have also provided financial advisory and financing services to Martin Marietta, including services rendered in connection with the initial public offering of a portion of the stock of Martin Marietta Materials, Inc. in 1994, and has received customary fees for the rendering of such services.

     Pursuant to a letter agreement, dated August 9, 1994, between Lockheed and Morgan Stanley, Lockheed paid Morgan Stanley a fee of $3.5 million upon announcement of the proposed Combination and will pay an additional fee of $13.5 million only upon the successful consummation of the Combination. Lockheed has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses (of which $171,000 has been billed and paid to date). In addition, Lockheed has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to Morgan Stanley's engagement.

  Opinion of Martin Marietta's Financial Advisor

     The Martin Marietta Board selected Bear Stearns as its financial advisor in connection with the Combination. The Martin Marietta Board selected Bear Stearns to act as its financial advisor and to render its opinion in connection with the Combination based on Bear Stearns' qualifications, expertise, and reputation in providing advice to companies in the aerospace and defense electronics industries as well as its prior investment banking relationship and familiarity with Martin Marietta.

     Bear Stearns delivered its written opinion to the Martin Marietta Board to the effect that, as of August 27, 1994 (the "Bear Stearns August Opinion"), the Combination was fair, from a financial point of view, to the stockholders of Martin Marietta. Bear Stearns has updated its written opinion to the Martin Marietta Board as of the date of this Joint Proxy Statement/Prospectus (the "Bear Stearns Update Opinion").

     The full text of the Bear Stearns Update Opinion is attached as Appendix III to this Joint Proxy Statement/Prospectus. Martin Marietta stockholders are urged to, and should, read this opinion carefully in its entirety in conjunction with this Joint Proxy Statement/Prospectus for assumptions made, matters considered and limits of the review by Bear Stearns. No limitations were imposed by the Martin Marietta Board upon Bear Stearns with respect to the investigations made or procedures followed by Bear Stearns in rendering its opinion, except that Bear Stearns was not provided with information regarding government classified programs of Martin Marietta or Lockheed. Bear Stearns was not requested to solicit and did not solicit indications of interest from third parties with respect to a business combination with Martin Marietta. Bear Stearns' opinion addresses only the fairness of the Combination from a financial point of view and does not constitute a recommendation to any stockholder of Martin Marietta as to how such stockholder should vote on the Combination Proposal. The summary of the opinion of Bear Stearns set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In rendering the Bear Stearns Update Opinion, Bear Stearns, among other things: (i) reviewed the Joint Proxy Statement/Prospectus in substantially the final form to be sent to the stockholders of Martin Marietta, (ii) reviewed Martin Marietta's and Lockheed's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 1990 through 1993, and Quarterly Reports on Form 10-Q for the fiscal periods ended March, June and September 1994, (iii) reviewed certain operating and financial information, including projections, provided by Martin Marietta's and Lockheed's managements relating to Martin Marietta's and Lockheed's business prospects, including a business plan prepared by the management of Martin Marietta, which included estimates regarding revenue, operating profits, and earnings, (iv) had discussions with certain members of the senior management of Martin Marietta and Lockheed concerning their respective companies' operations, historical financial statements and future prospects, and their views of the business, operational and strategic benefits, potential synergies, cost savings and other implications of the Combination (including the anticipated reduction of duplicate facilities, corporate overhead, and excess research and development and manufacturing capacity and the enhanced ability to operate as a prime contractor with a more complete product because of the companies' complementary expertise), (v) reviewed the pro forma financial impact of the Combination on Martin Marietta,
(vi) reviewed the historical stock prices and trading volumes of the Martin Marietta Common Stock and the Lockheed Common Stock,

(vii) reviewed the publicly available financial information and stock market performance of other publicly held companies in businesses similar to those of Martin Marietta and Lockheed, (viii) considered the terms of selected transactions deemed generally comparable to the Combination and (ix) considered such other studies, analyses, inquiries and investigations which Bear Stearns deemed relevant, including quantitative and qualitative business information supplied to it by the management of Martin Marietta concerning the strategic benefits of the Combination.

     Bear Stearns relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to it for purposes of its opinion. In addition, Bear Stearns did not make or seek to obtain appraisals of Martin Marietta's or Lockheed's assets and liabilities in rendering its opinion. Bear Stearns further relied upon the assurances of the managements of Martin Marietta and Lockheed that the managements were not aware of any facts that would make the information provided to Bear Stearns incomplete or misleading. Bear Stearns' opinion is necessarily based upon the economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Bear Stearns further assumed that the Combination would be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

     The following is a brief summary of certain of the financial analyses used by Bear Stearns in connection with providing its opinions to the Martin Marietta Board.

     Contribution Analysis. Bear Stearns analyzed the pro forma contribution of each of Martin Marietta and Lockheed to the combined entity, if the Combination were to be consummated, and reviewed certain historical and estimated future operating and financial information including, among other things, the revenue, operating cash flow, operating income and net income of Martin Marietta and Lockheed, and the pro forma revenue, operating cash flow, operating income and net income of the combined entity resulting from the Combination based on internal financial analyses and forecasts for Martin Marietta and Lockheed prepared by their respective managements. Such analysis did not take into account any potential synergies or cost savings that might be realized after the Combination. Such analysis indicated that, based on management forecasts, for 1994 Martin Marietta would contribute to pro forma (i) sales, (ii) operating cash flow, (iii) operating income and (iv) net income of the combined entity resulting from the Combination the respective amounts of (i) 42.5%, (ii) 53.8%,
(iii) 57.5% and (iv) 56.2%, with similar estimated respective amounts for 1995 being (i) 43.0%, (ii) 51.3%, (iii) 55.0% and (iv) 52.3%. Bear Stearns observed that such amounts compared favorably with the approximately 54.8% of the pro forma fully diluted number of shares for the combined entity to be owned by former Martin Marietta common and preferred stockholders after the Combination. Bear Stearns noted that the contribution analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to Martin Marietta and Lockheed both on a current basis and on a historical basis.

     Historical Stock Trading Analysis. Bear Stearns reviewed the historical public trading prices of Martin Marietta Common Stock and of Lockheed Common Stock for the five years ended August 26, 1994. Bear Stearns also reviewed both the historical ratio of the public trading price per share of Martin Marietta Common Stock to the public trading price per share of Lockheed Common Stock on a quarterly basis from January 6, 1989 through and including August 26, 1994 as well as the average public trading prices of Lockheed Common Stock and Martin Marietta Common Stock over periods ranging from the 5 to the 180 days immediately preceding August 26, 1994. Such analysis indicated that the ratio of the average public trading price per share of Lockheed Common Stock to the average public trading price per share of Martin Marietta Common Stock ranged from 1.45 for the 180 days preceding August 26, 1994 to 1.32 for the 5 days preceding August 26, 1994. From the week ended June 17, 1994 to the week ended August 26, 1994, the ratio of the closing price of Lockheed Common Stock at the end of each week to the closing price of Martin Marietta Common Stock at the end of each week ranged from 1.52 to 1.35. Over the 12 month period ended August 26, 1994, the ratio of public trading prices of Lockheed Common Stock to Martin Marietta Common Stock ranged from a high of 1.73 to a low of 1.31. Such amounts were compared to the Lockheed Exchange Ratio of 1.63.

     Pro Forma Combination Analysis. Bear Stearns analyzed earnings per share estimates for 1995, 1996 and 1997 for both Martin Marietta and, on a pro forma basis, for the combined entity after the Combination. These analyses were based upon projections provided by the managements of Martin Marietta and Lockheed and consensus research analysts' estimates. Such analysis did not take into account any potential synergies or cost savings that might be realized after the Combination. Based on managements' projections, such analysis showed accretion (dilution) in the fully diluted earnings per share resulting from the Combination of 0.0%, (3.9%) and 10.3% for the years 1995, 1996 and 1997, respectively.

     Imputed Equity Valuation Analysis. Bear Stearns derived a range of values (i.e., a "reference range") to compare the equity value per fully-diluted share of Martin Marietta Common Stock to the equity value per fully-diluted share of the combined entity after the Combination, in order to analyze the fairness of the Combination to the stockholders of Martin Marietta from a financial point of view. The reference range of values was based on (i) a discounted cash flow analysis, (ii) an analysis of selected comparable companies in the aerospace and defense electronics industries and (iii) an analysis of selected transactions. Selected actual and estimated financial, operating and stock market information was analyzed for: Martin Marietta and Lockheed; selected aerospace companies (i.e., Boeing, McDonnell Douglas, Northrop/Grumman and Rockwell); and selected defense electronics companies (i.e., E-Systems, General Motors Class H Stock -- GM Hughes Electronics Corporation, Litton Industries Inc., Loral and Raytheon). Bear Stearns observed that no company used in the above analysis as a comparison is identical to Martin Marietta, Lockheed or the combined entity. The reference range of values was also based, among other factors, on certain other analyses performed by Bear Stearns, including an analysis of selected transactions involving acquisitions of companies in the aerospace and/or defense electronics business (i.e., Northrop/Grumman, Loral/IBM Federal Systems, Lockheed/General Dynamics-Ft. Worth and Martin Marietta/GE Aerospace). In reviewing these transactions, Bear Stearns noted that such transactions differed from the Combination in that they involved a change of control of a public company or the purchase of the assets of a division; none of these transactions involved a "merger of equals" of public companies.

     Based upon a reference range of values for Martin Marietta of $7.5 billion to $9.0 billion and after making certain adjustments related to, among other things, the debt outstanding, Bear Stearns derived an imputed equity value per share for Martin Marietta ranging from $47.04 to $58.69, based upon the fully diluted number of shares. Based upon a reference range of values for the combined entity after the Combination of $14.5 billion to $18.0 billion, and after making certain adjustments described below, Bear Stearns derived an imputed equity value per fully diluted share for the combined entity after the Combination ranging from $50.81 to $65.65, which compares favorably to the closing per share price of Martin Marietta Common Stock of $48.25 on August 26, 1994. These adjustments related to, among other things, the debt outstanding. The adjustments also considered, for analytical purposes, the effect of (y) an estimated $175.0 million per year in certain potential pre-tax cost savings and other synergies which may arise from the Combination less (z) a one time $300.0 million estimated after-tax cash cost arising from the Combination inclusive of, among other things, severance costs. These adjustments were based on amounts estimated by the management of Martin Marietta and assumptions independently made by Bear Stearns as to the amount and timing of cost savings and other synergies that could be realized by the combined entity after the Combination and the uncertainties associated with such estimates. Bear Stearns expressed no view on when or whether the aforementioned cost savings or synergies could be obtained. No assurances can be given that cost savings and synergies, if any, in the amount estimated will be realized as a result of the Combination.

     Other Analyses. Bear Stearns conducted such other analyses as it deemed necessary including the review of selected investment research reports on, and earnings estimates for, Martin Marietta and Lockheed and the analysis of available information regarding the stock ownership of Martin Marietta and Lockheed.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Combination to Martin Marietta and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Bear Stearns' opinion and presentation to the Martin Marietta Board was one of many factors taken into consideration by the Martin Marietta Board in making its determination to approve the Reorganization Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Bear Stearns.

     Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes. Bear Stearns recently advised Martin Marietta in its offer to purchase the Grumman Corporation.

     In the ordinary course of its business, Bear Stearns may actively trade the equity securities of Martin Marietta and Lockheed for its own account and for the accounts of customers and, accordingly, may, at any time, hold a long or short position in such securities.

     Pursuant to a letter agreement, dated August 23, 1994, Martin Marietta has paid Bear Stearns a fee of $3.5 million for rendering its opinion in conjunction with the Combination and will pay an additional fee of $13.5 million only upon completion of the Combination. Martin Marietta has also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses (which have not yet been billed), including the reasonable fees and disbursements of counsel, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws. Bear Stearns, from time to time, has also rendered investment banking and other financial advisory services to Martin Marietta, for which it received customary fees in conjunction with these services. Bear Stearns has also provided advice to Martin Marietta with regard to the stockholder rights plan adopted at the time of the announcement of the proposed Combination, for which no additional fee will be paid.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

  Lockheed

     Termination Benefits Agreements. In 1991, Lockheed entered into revised severance agreements (the "Termination Benefits Agreements") with 23 of the current Board-elected executive officers, including members of senior management. From January 1992 through March 1994, Lockheed entered into 14 additional Termination Benefit Agreements with certain executive officers when they were elected by the Lockheed Board. The Termination Benefits Agreements provide for the payment of certain benefits described below if, within three years after the occurrence of certain events with respect to Lockheed (which are defined in the Termination Benefits Agreements and would include the Pacific Sub Merger), the covered executive officer either (a) is terminated by Lockheed (other than on account of death, disability or retirement of the officer or for "cause," defined in the Termination Benefits Agreements to include, among other things, willful and continued failure to substantially perform his or her duties, or willful misfeasance or gross negligence related to his or her employment) or (b) terminates his or her employment with Lockheed for "good reason" (as defined in the Termination Benefits Agreements to include, among other things, a reduction in base salary, bonus or certain other benefits, certain changes in status, duties or position with Lockheed or geographic relocation).

     Lockheed's Termination Benefits Agreements generally provide for a lump sum cash payment (the "Lump Sum Payment") equal to the sum of the following amounts: two times the officer's base annual salary at the time of the triggering event or termination, two times an amount determined by multiplying the officer's base salary by the average percentage of awards under the Lockheed Management Incentive Compensation Plan to base salary paid during the last two years, and the cash value of the officer's contingent award established under the Lockheed Long Term Performance Plan for each incomplete performance cycle as of the date of termination, calculated on the basis that all performance goals were fully attained and such performance cycles were completed in their entirety. The Termination Benefits Agreements also provide for a payment equal to the value of certain health and dental insurance plans and other fringe benefits as in effect prior to the change in control for a two-year period following termination. Additional benefits provided by the Termination Benefits Agreements include the vesting of all retirement benefits and the addition of two years of credited service under Lockheed's salaried retirement plans and the entitlement to two additional years of matching contributions under Lockheed's savings plans. If the officer attains age 65 within two years of termination of employment, certain benefits under the Termination Benefits Agreement will be pro-rated accordingly. If the officer obtains other employment, the Lump Sum Payment received on termination may be reduced if compensation received from the new employer exceeds fifty percent of the annualized salary and bonus included in the Lump Sum Payment, provided that in no event will the Lump Sum Payment be reduced to an amount less than one year's annual compensation. Benefits under the Termination Benefits Agreements may be subject to an excise tax payable by the officer, and may not be deductible by Lockheed, to the extent they exceed certain statutory limitations.

     Each of the Termination Benefits Agreements continues in effect through the end of the calendar year and is automatically extended on each January 1 thereafter for an additional year unless Lockheed gives the officer advance notice to the contrary. Stockholder approval of the Combination will trigger an automatic extension of the Termination Benefits Agreements to a date 36 months after such approval.

     The severance policy of Lockheed with respect to executive officers as reflected in the Termination Benefit Agreements was approved by an advisory vote of the stockholders of Lockheed in April 1991.

     Employee Stock Option Programs. Under the Reorganization Agreement, stock options outstanding under the stock option plans maintained by Lockheed will be converted to options to acquire Lockheed Martin Common Stock as described in greater detail below under "THE REORGANIZATION AGREEMENT -- Certain Benefits Matters." Under the terms of the option agreements executed pursuant to Lockheed's 1992 Employee Stock Option Program (the "Program"), upon consummation of the Combination, options granted under the Program and held by persons then employed by Lockheed or any subsidiary will become exercisable to the full extent theretofore not exercisable. Based upon options outstanding at December 31, 1994, the exercisability of options to purchase an aggregate of 307,775 shares of Lockheed Common Stock valued at $2.2 million would be accelerated if the Combination occurs. However, options with respect to 307,025 of these shares would otherwise vest by the end of February 1996 even if the Combination is not consummated. Of the options outstanding at December 31, 1994 subject to acceleration, options to purchase an aggregate of 170,575 shares of Lockheed Common Stock valued at $1.2 million are held by executive officers of Lockheed, including options with respect to 7,500 (valued at $52,988); 7,500 (valued at $52,988); 15,000 (valued at $105,975); 7,000 (valued at $49,455); and 30,000
(valued at $211,950) shares held by Messrs. Cannestra, Coffman, Marafino, Peline and Tellep, respectively. See "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Lockheed." Messrs. Marafino and Tellep have informed the Lockheed Board in writing that they intend to voluntarily refrain from exercising any options that become exercisable upon consummation of the Combination prior to the date the options would have been exercisable had the Combination not been consummated. The values set forth above are based on the difference between the per share exercise price and the closing price of $71 7/8 per share for Lockheed Common Stock on the NYSE Composite Tape on February 1, 1995. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

     Long Term Performance Plan. Awards under Lockheed's Long Term Performance Plan are based on the corporation's financial performance over 3-year performance cycles, beginning in successive years. Performance measurements for the 1993 cycle and the 1994 cycle are based on Lockheed's absolute percentage gain in total stockholder value as compared to an absolute target and Lockheed's investment value relative to a peer group investment value. Lockheed has taken action to terminate the Long Term Performance Plan effective upon the consummation of the Combination. Under the terms of the plan, the participants are entitled to prorated awards for compensation earned up to the Merger Date for each performance cycle terminated prior to the end of the three year period, with the awards calculated as if the pre-established targets had been attained. Lockheed estimates the total prorated payments for the 1993 and 1994 performance cycles for all participants, assuming consummation of the Combination on March 15, 1995, to be approximately $3.7 million, including payments to Messrs. Cannestra, Coffman, Marafino, Peline and Tellep of approximately $193,154; $222,154; $437,077; $169,138 and $555,770, respectively.

     Directors Deferred Compensation. Under a deferred compensation plan of Lockheed, all or a portion of the cash annual fee and meeting fees payable by Lockheed to its non-employee directors may be deferred to periods following the time a participant ceases to be a member of the Lockheed Board. In addition, $5,000 is paid annually on behalf of each non-employee director to a trust maintained under the deferred compensation plan for the purpose of purchasing Lockheed Common Stock on the open market for the benefit of such non-employee directors. Prior to 1993, directors could also direct a portion of their cash remuneration to the trust for the purchase of Lockheed Common Stock. Lockheed Common Stock held by the trust is distributable after a participant ceases to be a member of the Lockheed Board. Lockheed has amended the deferred compensation plan so as to continue the deferral of the cash and stock balances of those members of the Lockheed Board who become members of the Lockheed Martin Board until after they cease to be members of the Lockheed Martin Board. Lockheed Common Stock held by the trust would be exchanged for Lockheed Martin Common Stock upon consummation of the Combination. See "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Lockheed."

     Directors Retirement Plan. Non-employee directors of Lockheed who cease to be members of the Lockheed Board and who have reached age 65 with five or more years of service on the Lockheed Board are entitled to receive an annual retirement benefit equal to the amount of the annual fee, including the portion contributed in trust for the purchase of Lockheed Common Stock, in effect on the date the director ceases to be a member of the Lockheed Board. Unless a director elects an equivalent lump sum payment, the benefits are payable monthly to the retired director or the director's surviving spouse for a period equal to the number of years (including any partial year), up to twenty, that the director served on the Lockheed Board. Lockheed has amended the retirement plan so as to
(i) vest all benefits under the plan but not otherwise increase the amount or duration of the benefits and (ii) make the benefits payable on the later of leaving the Lockheed Board or the Lockheed Martin Board. Assuming consummation of the Combination on March 15, 1995, Directors Kirby, Savage, Trost and Yearley, each with slightly over four years of service, would become entitled to receive a monthly benefit of $2,500 for five years, payable as described in clause (ii) above. Similarly, Directors Cheney and Cook would become entitled to receive the same benefit for two years and four years, respectively, based on service of approximately one year and 3 3/4 years, respectively. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors."

     Directors and Officers of Lockheed Martin. Twelve of the current 14 directors of Lockheed will become directors of Lockheed Martin. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors." In addition, certain executive officers of Lockheed, including Messrs. Cannestra, Coffman, Marafino and Tellep, will become officers of Lockheed Martin. See "MANAGEMENT OF LOCKHEED MARTIN -- Officers."

  Martin Marietta

     Under the terms of various of Martin Marietta's benefit plans, the Combination (which will constitute a "change of control" as that term is defined in the governing documents for such plans) will result in (a) the acceleration of the payment of certain benefits that would otherwise have been payable over time, (b) the early vesting of certain benefits that would not otherwise be fully vested as of the Merger Date and (c) in the case of one such plan, the use of modified formulae for calculating the amounts of such benefits. The Martin Marietta Board has determined that it will defer certain payments of these benefits to any individual who may be one of the five most highly compensated executive officers of Lockheed Martin in the event that payment may prevent Martin Marietta from deducting such payments for Federal income tax purposes.

     Under the Directors Deferred Compensation Plan an eligible director has the option each year of deferring receipt of all or part of the fees earned as a director until after termination of service as a director. A director's annual election is irrevocable and interest is accrued on the amount deferred. Under the terms of the plan, following consummation of the Combination, further deferral of amounts earned prior to the Merger Date will not be permitted, and each participating director will receive a disbursement of the balance of his or her deferred compensation account as of the Merger Date. The amount of each director's deferred compensation balance as of January 31, 1995 (including accrued interest) was as follows: Mr. Byrne, $580,000; Mr. Clark, $561,000; Mr. Colodny, $32,000; Mr. Hood, $130,000; Mr. Laird, $1,185,000; Mr. Macklin,
$224,000; and General Vessey, $372,000.

     The Post-Retirement Income Maintenance Plan for Directors provides that a director who at the time of retirement has served as a director for five years (or such shorter period as may be approved by the Nominating Committee of the Martin Marietta Board) and who has attained retirement age (which is currently age 72) will receive for life an annual fee equal to the annual basic retainer in effect at the time of retirement. A director who retires early after completing at least five years of service is entitled to receive an annual fee equal to the annual retainer in effect at the time of retirement for a period equal to the number of full years served on the Martin Marietta Board.

     Under the terms of the plan, as a result of the Combination, rather than receiving these annual payments, each director will be entitled to receive a lump sum payment equal to the present value (i.e., discounted value) of his or her vested plan benefits determined as if he or she had retired from the Martin Marietta Board on the Merger Date. Years of service will be rounded up to the nearest whole year. Thus, as a result of the Combination, directors who have not attained retirement age as of the Merger Date will be treated as if they had retired early and not be eligible to receive a lifetime retirement benefit. Pursuant to a recent amendment, any active director over the age of 62 with five years of service who will not be nominated to the Lockheed Martin Board will receive a lump sum amount based on the present value (i.e., discounted value) of the amounts that would be payable over the longer of the following periods: (a) the director's life expectancy or (b) years of service as a Martin Marietta Board member. In determining present value, an after-tax discount rate will be used. The Plan was also recently amended to provide (i) that non-continuous service will be aggregated for the purpose of satisfying the service requirement and (ii) that outside directors who are not nominated to the Lockheed Martin Board will also receive board and committee fees that would have been paid had the director continued to serve on the Board for the remaining term of election by Martin Marietta's stockholders. Directors who have been nominated to the Lockheed Martin Board will receive a lump sum payment based on the plan provisions prior to these amendments.

     In view of the intended operation of the plan in the absence of a change in control, the Martin Marietta Board has determined to value the benefit for directors eligible to receive a lifetime benefit on the basis of the cost of an annuity contract issued by an insurance company providing the same annual payments on an after-tax basis over the expected life of the director. The cost of such annuity contracts may differ from the cost of providing lump sum payments; however, the differences in cost are not material.

     Assuming consummation of the Combination on March 1, 1995, the amount payable under the plan to each eligible director is estimated to be as follows:
Mr. Alexander, $236,000; Mr. Augustine, $291,000; Mr. Byrne, $572,000; Mr.
Clark, $377,000; Mr. Colodny, $243,000; Mr. Everett, $465,000; Mr. Hennessy,
$357,000; Mr. Hurtt, $243,000; Mr. Laird, $427,000; Mr. Murray, $162,000;
General Vessey, $428,000; and Mr. Young, $190,000.

     The Directors Charitable Award Plan provides that in the event of the death of an incumbent director, Martin Marietta will make donations to charities or other eligible tax-exempt organizations previously recommended by the director in an aggregate amount of $1 million. Directors are vested under this plan if
(a) they have served for at least five years on the Martin Marietta Board or (b) their service on the Martin Marietta Board is terminated due to death, disability or retirement. Under the terms of the plan, upon consummation of the Combination, incumbent directors with fewer than five years of service on the Board (Mrs. King and Messrs. Alexander, Bennett, Hood, Macklin, Murphy and Murray), will become vested under this plan. This plan does not result in any economic benefit to directors.

     Under the Deferred Compensation and Estate Supplement Plan, officers and senior executive personnel are eligible to receive a benefit after retirement. Benefit levels are determined by a schedule approved by the Martin Marietta Board and depend on the position of the executive and years of plan participation. A participant receives a percentage of the total scheduled benefit payable based on age at retirement, payable over ten years commencing at retirement (or, to a participant's estate, if a participant dies while an active employee). Under the terms of the plan prior to the recent amendment described below, payment of the total scheduled benefit would be due in full upon consummation of the Combination. The Martin Marietta Board has recently amended this plan to limit the payment upon consummation of the Combination to the present value of the earned benefit as follows: (a) the total scheduled benefit will be discounted to present value and

(b) each participant will, on the Merger Date, be entitled to receive a percent (determined by the number of full years up to ten years, rounded up to the nearest whole year, of plan participation, and ranging from 20% to 100%) of the amount determined by such present value calculation. Assuming consummation of the Combination on March 1, 1995, Martin Marietta estimates that benefit amounts payable under this plan to 20 employee participants would be approximately $8,200,000, including the following amounts payable to executive officers: Mr. Augustine, $1,064,000; Mr. Young, $801,000; Mr. Teets, $561,000; Mr. Bennett,
$728,000; and Mr. Menaker, $367,000; and other executive officers, $1,337,000.

     The Post-Retirement Death Benefit Plan is a death benefit program covering 20 participants who hold specific positions approved for participation by the Martin Marietta Board. The plan provides death benefit coverage commencing immediately upon retirement in amounts ranging from 15 percent (upon retirement at age 55) to 150 percent (upon retirement at or after age 64) of final annualized salary, depending upon the age of the participant at retirement. Benefits are grossed up for income taxes. This plan will be discontinued if the Combination is consummated. In lieu thereof, a death benefit will be paid calculated based on the applicable percentage (determined by age at retirement) and annualized salary at the time of consummation of the Combination. If each participant could retire on March 1, 1995 and the applicable percentage is assumed to be 100% for each participant (which is assumed solely for purposes of this calculation), the death benefits payable to such persons would be approximately $6,400,000 in the aggregate. If Lockheed Martin should adopt a death benefit plan covering any of the current participants in the Martin Marietta plan, the death benefits payable with respect to those Martin Marietta executives will be the greater of the amounts payable to them pursuant to the Lockheed Martin plan or the Martin Marietta plan discussed above.

     The Reorganization Agreement provides for each stock option and stock appreciation right outstanding under Martin Marietta and Lockheed stock option plans to be converted into an option and stock appreciation right with respect to stock of Lockheed Martin. Such conversion is described in greater detail below under the heading "THE REORGANIZATION AGREEMENT -- Certain Benefits Matters." Upon consummation of the Combination, stock options granted in 1992 under Martin Marietta's Amended Omnibus Securities Award Plan that in the absence of the Combination would become exercisable in July 1995, will become immediately exercisable. Likewise, stock options granted in 1993 that would otherwise become exercisable in July 1995 and 1996, will become immediately exercisable.

     Based upon options outstanding as of February 1, 1995 that were granted in 1992 and 1993, the exercisability of options to purchase an aggregate of 1,210,600 shares of Martin Marietta Common Stock, valued at $10,812,000 and held by 466 persons, would be accelerated if the Combination occurs. Each of the individuals listed below holds "in-the-money" options granted in 1992 and 1993 which will become exercisable as a result of the Combination with respect to the following number of shares of Martin Marietta Common Stock and corresponding aggregate values: Mr. Augustine, 106,800 shares valued at $1,012,200; Mr. Young, 63,400 shares valued at $595,800; Mr. Teets, 23,400 shares valued at $239,900; Mr. Bennett, 21,000 shares valued at $215,600; and Mr. Menaker, 14,000 shares valued at $143,800; and for other executive officers, 87,400 shares valued at $753,300. The aggregate value is based on the difference between the per share exercise price and the closing price of $44 3/8 per share on the NYSE Composite Tape on February 1, 1995. See "SUMMARY -- Comparative Per Share Market Price Information." Mr. Augustine has informed the Martin Marietta Board in writing that he intends to voluntarily refrain from exercising any options that become exercisable upon consummation of the Combination prior to the date the options would have been exercisable had the Combination not been consummated.

     Martin Marietta granted options with respect to 1,353,650 shares of Martin Marietta Common Stock to 659 employees during 1994. These stock options will not become exercisable as a result of the Combination but will vest in accordance with their regular schedule.

     Some senior executive personnel have received restricted stock awards under Martin Marietta's stock plans. The executives are entitled to the stock if they remain with Martin Marietta or an affiliate during the operative period of the restrictions. Under the 1991 awards, 50% of which vested in July, 1994, the restrictions associated with the remaining 50% of the award will continue in accordance with the terms of the award following consummation of the Combination unless the employee is terminated or gives notice of termination for good cause (as defined in the award agreement) within two years following the Merger Date. The 1993 restricted stock awards will vest upon consummation of the Combination. Assuming a price for the restricted stock of $44 3/8 per share (the closing price on the NYSE Composite Tape on February 1, 1995), the 1993 restricted stock awards, which totalled 170,000 shares for all 14 recipients, would be valued at $7,543,800, including the following awards for executive officers: Mr. Augustine, 32,000 shares, valued at $1,420,000; Mr. Young, 24,000 shares, valued at $1,065,000; Mr. Teets, 12,000 shares, valued at $532,500; Mr. Bennett, 12,000 shares, valued at $532,500; and Mr. Menaker, 8,000 shares, valued at $355,000; and other executive officers, 40,000 shares, valued at $1,775,000.

     There were no restricted stock awards granted to executive officers in 1992 or 1994.

     The Amended and Restated Long Term Performance Incentive Compensation Plan maintained by Martin Marietta applies to performance units awarded after 1990. The plan provides that each vested unit will be exchanged for a cash amount calculated under a formula which ties the redemption value of the performance units to any increase in Martin Marietta's earnings per share ("EPS") at the end of a three-year period over a base value established at the time of grant.

     Performance units granted in 1993 ("1993 Units") provide for redemption in 1996 based on the excess of Martin Marietta's 1995 EPS over the base value established in 1993. Martin Marietta estimates that, in the absence of the Combination, each 1993 Unit would be valued at approximately $8.00. The 1993 Units provide, however, that, in the event of a transaction such as the Combination, such Units will immediately and fully vest in their entirety and a modified formula will apply, which will result in a per Unit value of approximately $36.50, which in turn will result in payments following consummation of the Combination to 439 employee participants with an estimated aggregate value of approximately $42,398,000, including payments to executive officers as follows: Mr. Augustine, $3,657,500; Mr. Young, $2,194,500; Mr. Teets, $731,500; Mr. Bennett, $658,400; and Mr. Menaker, $438,900; and other executive officers, $3,255,175. Mr. Augustine and his wife have established a charitable gift fund to which payments attributable to the difference between the $36.50 to be paid per Unit and the approximately $8.00 which would have been paid in the absence of the Combination will be contributed (net of taxes due thereon) upon Mr. Augustine's receipt of such payments. Such receipt may be deferred pursuant to the decision of the Martin Marietta Board, noted above, to defer certain payments to the five most highly compensated executive officers in the event that payment may prevent Martin Marietta from deducting such payments for Federal income tax purposes. Additionally, with respect to all 1993 Units, no amounts attributable to the difference between the amount paid per Unit and that which would have been paid in the absence of the Combination will be charged to the U.S. Government.

     In addition, in the absence of the Combination, 1994 performance units ("1994 Units") would be redeemable in 1997 based upon 1996 EPS. If the Combination is consummated, the 1994 Units will immediately and fully vest in their entirety and will be redeemed based upon an estimate of 1996 EPS, discounted to March 1995. This will result in payments following consummation of the Combination to 475 employee participants that are estimated to be approximately $9,758,000 in the aggregate, including payments to executive officers as follows: Mr. Augustine, $771,000; Mr. Young, $463,000; Mr. Teets, $231,300; Mr. Bennett, $216,000; and Mr. Menaker, $154,200. The remaining executive officers will receive $709,300 in the aggregate.

     If the Combination is consummated, no further performance units will be awarded under the Amended and Restated Long Term Incentive Compensation Plan. In addition, since all outstanding units awarded under the plan will immediately and fully vest in their entirety and become payable upon consummation of the Combination, no awards will be deemed to be outstanding for purposes of the Reorganization Agreement. It is anticipated that any subsequent awards of this type will be made pursuant to the Lockheed Martin Omnibus Plan or any successor or substitute plan adopted by Lockheed Martin.

     Martin Marietta has employment agreements with Messrs. Augustine, Young, Teets, Bennett and Menaker and six other executive officers. Under these agreements, following consummation of the Combination, an officer may, for good cause (as that term is defined in the various agreements) and within two years after the Merger Date and within six months after the date on which circumstances constituting good cause exist, give notice that he or she elects to terminate employment under the agreement. Upon receipt of such notice, or upon involuntary termination by Martin Marietta, the agreements require Martin Marietta to pay the officer an amount equal to three times his or her average annual taxable compensation for the preceding five years, less one dollar, as well as any other compensation or benefits due and any amount necessary to compensate the officer for any excise tax imposed with respect to payments made under the agreement or any other agreement between the officer and Martin Marietta. Mr. Augustine has voluntarily waived his rights under his employment agreement as it relates to this transaction.

     Directors and Officers of Lockheed Martin. Twelve of the current 17 directors of Martin Marietta will become directors of Lockheed Martin. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors." In addition, certain executive officers of Martin Marietta, including Messrs. Augustine, Young, Teets, Bennett and Menaker, will become officers of Lockheed Martin. See "MANAGEMENT OF LOCKHEED MARTIN -- Officers."

ACCOUNTING TREATMENT

     The Combination is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Under this accounting method, the assets and liabilities of Lockheed and Martin Marietta will be carried forward to Lockheed Martin at their historical recorded bases. Results of operations of Lockheed Martin will include the results of both Lockheed and Martin Marietta for the entire fiscal year in which the Combination occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined balance sheets and statements of results of operations for the new corporation. It is a condition to the Combination that Lockheed and Martin Marietta each receive from Ernst & Young LLP, Lockheed's and Martin Marietta's independent auditors, a letter dated the Merger Date to the effect that they concur with the conclusions of Lockheed's and Martin Marietta's managements that the transactions contemplated by the Reorganization Agreement, if consummated, will qualify as transactions to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of the material Federal income tax consequences of the Combination (i) to a stockholder of Lockheed whose shares of Lockheed Common Stock are converted into shares of Lockheed Martin Common Stock pursuant to the Pacific Sub Merger and (ii) to a stockholder of Martin Marietta whose shares of Martin Marietta Common Stock are converted into shares of Lockheed Martin Common Stock or whose shares of Martin Marietta Series A Preferred Stock are converted into shares of Lockheed Martin Series A Preferred Stock pursuant to the Atlantic Sub Merger. The discussion does not address all aspects of Federal income taxation that may be important to particular stockholders and may not be applicable to stockholders who are not citizens or residents of the United States or who acquired their Lockheed or Martin Marietta stock pursuant to the exercise of employee stock options or otherwise as compensation. The effects of any applicable foreign, state, local or other tax laws are not addressed. This discussion assumes that Lockheed and Martin Marietta stockholders hold their respective shares of Lockheed and Martin Marietta stock as capital assets as defined in the Code. Lockheed and Martin Marietta stockholders should consult their own tax advisors as to the particular tax consequences of the Pacific Sub Merger or the Atlantic Sub Merger, as the case may be, to them.

     Neither Lockheed, Martin Marietta or Lockheed Martin intends to seek a ruling from the Internal Revenue Service (the "Service") with respect to the tax consequences of the Combination. Lockheed and Martin Marietta believe, based upon the opinions of O'Melveny & Myers and King & Spalding, respectively, and it is assumed for purposes of the following discussion, that for Federal income tax purposes the Combination will constitute tax-free transactions under the Code and no gain or loss will be recognized (i) by Lockheed or Lockheed stockholders whose shares of Lockheed Common Stock are converted into shares of Lockheed Martin Common Stock in the Pacific Sub Merger (except to the extent of cash paid in lieu of fractional shares) or (ii) by Martin Marietta or by Martin Marietta stockholders whose shares of Martin

Marietta Common Stock are converted into shares of Lockheed Martin Common Stock or whose shares of Martin Marietta Series A Preferred Stock are converted into shares of Lockheed Martin Series A Preferred Stock in the Atlantic Sub Merger. In rendering such opinions, counsel has relied upon, among other things, representations contained in certificates of Lockheed and Martin Marietta. Consummation of each of the Pacific Sub Merger and the Atlantic Sub Merger is conditioned upon the foregoing opinions of counsel being reconfirmed at the Merger Date.

     The principal Federal income tax consequences of the Pacific Sub Merger to Lockheed stockholders and the Atlantic Sub Merger to Martin Marietta stockholders will be as set forth below.

     Consequences to Holders of Lockheed Common Stock. Except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized by holders of Lockheed Common Stock upon the receipt of Lockheed Martin Common Stock in the Pacific Sub Merger and the tax basis of the Lockheed Martin Common Stock received will be equal to the tax basis of the Lockheed Common Stock surrendered in exchange therefor. For Federal income tax purposes, the holding period of the Lockheed Martin Common Stock received will include the holding period of the Lockheed Common Stock surrendered. Based on the Service's advance rulings policy of treating cash paid in lieu of fractional share interests arising in corporate reorganizations as having been received by the stockholders as payment for the fractional share interests redeemed, gains and losses realized by a stockholder with respect to the receipt of cash in lieu of a fractional share will be capital gain or loss. To determine the amount of such gain or loss, a portion of the tax basis in the shares of Lockheed Common Stock surrendered will be allocated to the fractional share. The amount of such gain or loss will be the difference between the amount of cash received for such fractional share and the amount of such basis. In the case of individuals, long-term capital gains are subject to a maximum tax rate of 28%.

     Consequences to Holders of Martin Marietta Common Stock. No gain or loss will be recognized by holders of Martin Marietta Common Stock upon the receipt of Lockheed Martin Common Stock in the Atlantic Sub Merger and the tax basis of the Lockheed Martin Common Stock received will be equal to the tax basis of the Martin Marietta Common Stock surrendered in exchange therefor. For Federal income tax purposes, the holding period of the Lockheed Martin Common Stock received will include the holding period of the Martin Marietta Common Stock surrendered.

     Consequences to the Holder of Martin Marietta Series A Preferred Stock. No gain or loss will be recognized by the holder of Martin Marietta Series A Preferred Stock upon receipt of Lockheed Martin Series A Preferred Stock in the Atlantic Sub Merger. The tax basis of the Lockheed Martin Series A Preferred Stock received will be equal to the tax basis of the Martin Marietta Series A Preferred Stock surrendered in exchange therefor. For Federal income tax purposes, the holding period of Lockheed Martin Series A Preferred Stock received will include the holding period of the Martin Marietta Series A Preferred Stock surrendered.

     Lockheed Martin. Based upon the opinions of O'Melveny & Myers and King & Spalding, for Federal income tax purposes Lockheed Martin will recognize no gain or loss on the issuance of Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock to the Lockheed and Martin Marietta stockholders in the Pacific Sub Merger and the Atlantic Sub Merger, respectively.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. LOCKHEED AND MARTIN MARIETTA STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE COMBINATION.

REGULATORY APPROVALS

     Antitrust. Under the HSR Act and the rules promulgated thereunder by the FTC, the Combination may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Lockheed and Martin Marietta filed notification and report forms under the HSR Act with the FTC and the Antitrust

Division effective on September 23, 1994. The FTC, which reviewed the transaction, made a request for additional information on October 21, 1994. Both Lockheed and Martin Marietta completed their respective submissions of additional information on December 22, 1994, and the statutory waiting period under the HSR Act expired on January 11, 1995.

     On December 22, 1994, Lockheed, Martin Marietta, and Lockheed Martin (the "Companies") executed an Agreement Containing Consent Order with the FTC staff, which was provisionally accepted by the FTC on January 11, 1995, subject to further review at the expiration of a public comment period which expires on March 28, 1995. After the expiration of the public comment period, the FTC will vote to either finally accept the Consent Order or withdraw its acceptance of the Consent Order.

     With respect to the HSR Act, the Companies may consummate the Combination at any time subsequent to the January 11, 1995 expiration of the HSR waiting period and are not required to delay consummation until expiration of the public comment period and final FTC acceptance. If the Companies consummate the Combination prior to final FTC acceptance of the Consent Order and the FTC withdraws its provisional acceptance of the Consent Order, the FTC could file an administrative action challenging the Combination in whole or in part, and could seek divestiture of all or part of Lockheed Martin's assets. Any adverse FTC decision in any such administrative action would be subject to review by a federal court of appeals. If the FTC withdraws its provisional acceptance of the Consent Order prior to consummation of the Combination, the FTC could seek a temporary restraining order and/or a preliminary injunction pursuant to Section 13(b) of the Federal Trade Commission Act to prevent consummation of the transaction subject to the completion of an administrative action, and any resulting appeals, adjudicating the lawfulness of the transaction.

     The Companies have agreed to comply with the Consent Order during the public comment period and, if the FTC withdraws its provisional acceptance of the Consent Order, for ten days thereafter. A summary of the material elements of the Consent Order is as follows:

          (i) The Companies will be prohibited from enforcing or attempting to enforce the exclusivity provisions of Lockheed's teaming agreement with GM Hughes Electronics Corporation ("Hughes") by which Lockheed and Hughes agreed to cooperate to compete for space based early warning satellite systems, and the Companies will be prohibited from enforcing or attempting to enforce any proprietary rights in the electro-optical sensors developed by Hughes for use in such systems in a manner that would inhibit Hughes from competing with the Companies. Thus, Hughes will be permitted (but not required) to team with other companies or may compete for space based early warning satellite systems independently.

          (ii) The Companies will be prohibited from enforcing or attempting to enforce the exclusivity provisions of Martin Marietta's teaming agreement with Northrop Grumman Corporation ("Grumman") by which Martin Marietta and Grumman agreed to cooperate to compete for space based early warning satellite systems, and the Companies will be prohibited from enforcing or attempting to enforce any proprietary rights in the electro-optical sensors developed by Grumman for use in such systems in a manner that would inhibit Grumman from competing with the Companies. Thus, Grumman will be permitted (but not required) to team with other companies or may compete for space based early warning satellite systems independently.

          (iii) The Companies are required to ensure that no non-public proprietary data provided by aircraft manufacturers to Martin Marietta's Electronics and Missiles Division ("Electronics and Missiles"), which produces LANTIRN night navigation, terrain following and targeting systems for aircraft, is disclosed or provided to Lockheed's Aeronautical Systems Group, which produces aircraft (except with the prior written consent of the proprietor of such data). Electronics and Missiles is required to use any such non-public proprietary data only in its capacity as the provider of LANTIRN systems.

          (iv) The Companies are prohibited from modifying, upgrading or otherwise changing LANTIRN systems in any way that discriminates against any military aircraft manufacturer with regard to the performance of the aircraft or the time or cost required to integrate LANTIRN systems into the aircraft unless such modifications are necessary to meet competition from other products or are approved by the Secretary of Defense or his or her designees.

          (v) The Companies are required to ensure that no non-public proprietary data provided by expendable launch vehicle manufacturers to the Companies, when the Companies are acting in their capacities as providers of satellites, is disclosed or provided to those portions of the Companies that manufacture or sell expendable launch vehicles or is used by the Companies otherwise than in their capacities as providers of satellites (except with the prior written consent of the proprietor of such data).

In addition to the material substantive provisions summarized above, the Consent Order contains procedural provisions, including a requirement that the Companies provide a copy of the Consent Order to designated aircraft and expendable launch vehicle manufacturers from whom they obtain non-public proprietary information, as well as a requirement that the Companies provide periodic compliance reports to the FTC. The term of the Consent Order is twenty (20) years.

     The Companies do not believe that, if the Combination is consummated, compliance with the Consent Order will have a material adverse impact on the business, results of operations or financial condition of Lockheed Martin and its subsidiaries taken as a whole or on the operating sectors anticipated to be organized by Lockheed Martin as reportable business segments. See "BUSINESS OF LOCKHEED MARTIN" and "RECENT DEVELOPMENTS -- Lockheed Plea Agreement."

     At any time before or after the consummation of the Combination, and notwithstanding that the HSR Act waiting period has expired or been terminated, any federal or state antitrust authorities could take action under the antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Combination or seeking divestiture of all or part of the assets of Lockheed or Martin Marietta. Neither Lockheed nor Martin Marietta is obligated to agree to divest any of its or the other's material assets in order to obtain governmental approval. See "THE REORGANIZATION AGREEMENT -- Certain Covenants." Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Foreign Approvals. The Combination required antitrust and other filings and approvals in certain foreign jurisdictions. The parties believe that all required filings have been made, and all required approvals have been obtained. If it later appears that any foreign approval which the parties deem to be material for Lockheed Martin has not been obtained by the time the parties are otherwise ready to consummate the Combination, the parties may decide to delay consummation of the Combination or may seek to negotiate with the appropriate authorities a temporary "hold separate" or other arrangement with respect to operations in the jurisdiction in question, to the extent necessary to enable the parties to proceed with consummation of the Combination.

CERTAIN LITIGATION

     Lockheed, Martin Marietta and the directors of Lockheed are parties to three lawsuits filed in the Superior Court of the State of California, Richard Rampell and Frederick Rand v. Daniel M. Tellep, et al., filed August 31, 1994 (the "Rampell Complaint"), Stanton Discount Pharmacy, Inc. v. Daniel M. Tellep, et al., filed September 12, 1994 (the "Stanton Complaint") and Rose Hadian v. Daniel M. Tellep, et al., filed October 27, 1994 (the "Hadian Complaint"), and one lawsuit filed in the Court of Chancery of the State of Delaware entitled Daniel Lifshitz v. Lockheed Corporation, et al., filed September 26, 1994 (the "Lifshitz Complaint"). Each of these lawsuits purports to be a class action on behalf of all Lockheed stockholders similarly situated. Martin Marietta, Lockheed and the directors of Martin Marietta are parties to a lawsuit filed in the Superior Court of the State or California, Doris R. Fish v. Marcus C. Bennett, et al., filed October 26, 1994 (the "Fish Complaint"). This lawsuit purports to be a class action on behalf of all Martin Marietta stockholders similarly situated.

     The Rampell Complaint alleges, among other things, that the defendants either breached or aided and abetted the breach of various fiduciary duties by
(i) failing to maximize stockholder value by conducting an auction for Lockheed or otherwise seeking out the highest possible bid for Lockheed; (ii) attempting unfairly to deprive plaintiffs and other members of the class of the true value of their interest in Lockheed; (iii) placing their personal interests ahead of those of Lockheed's public stockholders; (iv) using their positions for the purpose of benefiting themselves to the detriment of plaintiffs and other members of the class; (v) depriving the stockholders of the opportunity for substantial gains which Lockheed may realize; (vi) not acting independently so that the interests of Lockheed's public stockholders would be protected from conflicts of interest; (vii) failing to take all appropriate steps to enhance Lockheed's value and attractiveness as a merger, acquisition, restructuring or recapitalization candidate or to take steps to conduct an active auction for Lockheed; and (viii) entering into the Combination without regard to the fairness of the transaction to Lockheed's public stockholders. The Rampell Complaint seeks to have the court order the defendants to carry out their fiduciary duties, to enjoin the Combination, to rescind any transaction effected by the defendants in an unfair manner and for an unfair price in the event that the Combination is not enjoined, to have defendants account for all profits and to have all such profits held in constructive trust for the benefit of the plaintiff class, and for unspecified monetary damages.

     The Stanton Complaint alleges, among other things, that the consideration to be paid to Lockheed stockholders is unconscionable and unfair and grossly inadequate because, among other things, the intrinsic value of the Lockheed Common Stock is materially in excess of the amount offered for those securities. The Stanton Complaint also alleges that the Lockheed directors, aided and abetted by Martin Marietta, have violated their fiduciary duties by allowing Martin Marietta to lock up Lockheed prematurely and to effectively cap the price of Lockheed stock, thus depriving plaintiff and the class of an opportunity to realize any increase in the value of Lockheed stock and failing to maximize shareholder value, including by failing to actively pursue the acquisition of Lockheed by other companies (or conducting an adequate market check) and otherwise failing to protect the interests of the class. The Stanton Complaint seeks generally the same relief as the Rampell Complaint.

     The Hadian Complaint alleges, among other things, that the consideration to be paid to Lockheed stockholders is unconscionable and unfair and grossly inadequate because, among other things, the intrinsic value of the Lockheed Common Stock is materially in excess of the amount offered for those securities and the consideration agreed upon did not result from an appropriate consideration of the value of the Lockheed Common Stock because the Lockheed directors approved the Combination without adopting proper procedures for Lockheed's value to be accurately ascertained through open bidding or at least a "market check" mechanism. The Hadian Complaint also alleges that the Reorganization Agreement inhibits the maximization of shareholder value and Lockheed's stockholders will have no effective option other than to accept the unfair terms of the Reorganization Agreement. Further, the Hadian Complaint alleges that the Lockheed directors, aided and abetted by Martin Marietta, have breached their fiduciary duties (i) by adopting a "poison pill" antitakeover defense and a "lockup fee" provision, both of which are unconscionable and unreasonable devices, (ii) by allowing Martin Marietta to lock up Lockheed prematurely, which has allowed the price of the Lockheed Common Stock to be effectively capped, and (iii) by failing to maximize shareholder value and protect the interests of the Lockheed stockholders by, among other things, failing actively to pursue the acquisition of Lockheed by other companies or conducting an adequate market check. The Hadian Complaint seeks to have the court (a) enjoin the Combination, (b) require the defendants to make full and fair disclosure of the material facts prior to consummation of the Combination,
(c) if the Combination is consummated, rescind the transaction, and (d) award unspecified monetary damages.

     The Lifshitz Complaint alleges, among other things, that the Combination is demonstratively unequal and unfair to Lockheed's stockholders in that the terms of the Combination ignore Lockheed's greater financial strength and performance over the past four years. Further, the Lifshitz Complaint alleges that the defendants breached their fiduciary duties by (i) failing to maximize shareholder value or engage in open bidding or canvassing of the market to ensure that the terms of the Combination were fair; (ii) permitting the price of Lockheed's stock to be effectively capped, thereby depriving the plaintiff and the class of the opportunity to realize any increase in the value of Lockheed's stock; (iii) engaging in a scheme, conspiracy and plan to entrench themselves and unlawfully thwart offers and proposals from third parties; (iv) failing to fully inform themselves before taking, or agreeing to refrain from taking, action; (v) failing to act with complete candor; and (vi) triggering the provisions of the Lockheed Rights Agreement by permitting a change of control to occur under its terms. As discussed under "THE COMBINATION -- Background," the directors amended the Lockheed Rights Agreement on August 29, 1994, to provide that the Combination will not be an event that triggers the exercisability of rights under the Lockheed Rights Agreement.

     The Lifshitz Complaint seeks injunctive relief declaring that the Lockheed directors have committed a gross abuse of trust and have breached their fiduciary duties to the plaintiff class, declaring the Lockheed Rights Agreement void, requiring Lockheed's directors to fulfill their fiduciary duties to maximize shareholder value by exploring third-party interests and accepting the highest offer obtainable for the public stockholders or by permitting the stockholders to make the decision free of any coercion, and for unspecified monetary damages.

     The Fish Complaint alleges, among other things, that the defendants have engaged in a plan and scheme to benefit themselves at the expense of Martin Marietta's public stockholders and to deprive them of the true value of their investment in Martin Marietta. The Fish Complaint further alleges that the defendants breached their fiduciary duties by: (i) not acting independently so that the interests of the Martin Marietta public stockholders would be protected; (ii) not adequately ensuring that no conflicts of interests exist;
(iii) not taking all appropriate steps to enhance Martin Marietta's value and attractiveness as a merger, acquisition, restructuring or recapitalization candidate; and (iv) not taking steps to conduct an active auction for Martin Marietta. In addition, the Fish Complaint alleges that (i) the exchange ratio is unfair to Martin Marietta stockholders in that it fails to take into account Martin Marietta's increasing profitability as compared to Lockheed's, (ii) the exchange ratio is unfair to holders of Martin Marietta Common Stock in that they will own only a minority stake in Lockheed Martin if GE converts its Martin Marietta Series A Preferred Stock, (iii) the $100 million termination fee effectively rules out any serious chance for a fair and free auction and (iv) the defendants have failed to disclose, among other things, the full extent of the potential for growth and value potential of Martin Marietta. The Fish Complaint seeks to have the court (i) order the defendants to carry out their fiduciary duties, including those of loyalty, due care and candor; (ii) rescind any transactions effected by the defendants in an unfair manner and for an unfair price, (iii) enjoin the complained of transaction or any related transactions and (iv) order defendants to pay monetary damages.

     Settlement discussions with respect to the pending litigations began between the parties on or about January 4, 1995. During these discussions, counsel for the plaintiffs requested and shortly thereafter received document discovery from Lockheed and Martin Marietta relating to the Combination. Counsel for the plaintiffs also announced their intention to consolidate all of the shareholder class actions into a single case and to file an amended class action and derivative complaint in California in the lead case, the Rampell Complaint referenced above, incorporating all of the existing claims from the original complaints, and adding claims relating to: (i) the formation of Lockheed's Employee Stock Ownership Plan in 1989 after the disclosure by Valhi, Inc. and persons related to it that they owned 5.3% of the Lockheed Common Stock; (ii) Lockheed's plea agreement as described under "RECENT DEVELOPMENTS -- Lockheed Plea Agreement" and Lockheed's payment of $24.8 million in fines and penalties to the United States in that action; (iii) the compensation to be paid to certain Martin Marietta officers and executives as a result of the Combination; and (iv) disclosures made and proposed to be made to stockholders of Lockheed and Martin Marietta. The parties continued their discussions regarding a settlement of the claims alleged in the complaints referred to above (as well as the claims expected to be alleged in the revised Rampell Complaint) and, in the course of negotiations, reached an oral agreement in principle on January 30, 1995 with respect to the terms of a proposed settlement of such claims. On February 2, 1995 the Rampell Complaint was amended to include the allegations referred to above.

     The agreement in principle, which is subject to the execution and delivery of a mutually-satisfactory stipulation of settlement (a "Stipulation"), contemplates a settlement subject to Court approval involving the following elements: (a) Lockheed Martin would agree, subject to any restrictions imposed by Maryland law, to pay a regular quarterly dividend of $0.40 (rather than $0.35, as otherwise contemplated) per share on each outstanding share of Lockheed Martin Common Stock for each of the first three quarters after consummation of the Combination and approval of the settlement in which net income (excluding non-recurring restructure costs and extraordinary charges and transaction expenses) is sufficient to pay such a dividend; (b) the provisions of Section
6.7 of the Reorganization Agreement would be amended to permit either Lockheed or Martin Marietta to initiate discussions with third parties regarding business combination transactions if either company's Board of Directors, upon written advice of counsel, has determined that it is in the best interests of such company's stockholders to initiate such discussions; (c) the termination fee specified in Section 8.2 of the Reorganization Agreement would be reduced from $100 million to $50 million; (d) this Joint Proxy Statement/Prospectus would reflect certain additional disclosures proposed by counsel for plaintiffs; (e) in part as a result of the pendency of the plaintiffs' actions, Lockheed would agree to strengthen its policies and procedures to help to insure compliance with the Foreign Corrupt Practices Act; and (f) Lockheed Martin would agree to the payment of $6 million in counsel fees and expenses to plaintiffs' counsel with interest from the date plaintiffs' counsel delivers to defendants' counsel a draft of the Stipulation.

     It is contemplated that the proposed settlement will be expressly conditioned upon (i) the Combination being consummated substantially on the terms set forth in the Reorganization Agreement, (ii) Lockheed and Martin Marietta receiving evidence satisfactory to them that the provisions of the proposed settlement will not result in the pooling of interests method of accounting for the Combination being unavailable under the requirements of APB No. 16; (iii) certification of the stockholder classes (for the purpose of obtaining approval of the Stipulation and entry of an appropriate judgment);
(iv) court approval of the Stipulation; and (v) final dismissal of the actions with prejudice and release of the claims asserted in such actions with prejudice.

     As discussed above, the Combination is structured as a "merger of equals" and does not involve a sale of Lockheed or Martin Marietta, and the Lockheed Board and the Martin Marietta Board have thoroughly reviewed the terms and conditions of the Combination and have determined that the Combination is in the best interests of their respective stockholders (see "-- Background", "-- Recommendation of Lockheed Board; Lockheed's Reasons for the Combination" and "-- Recommendation of Martin Marietta Board; Martin Marietta's Reasons for the Combination"). Lockheed, Martin Marietta and the other defendants have denied, and continue to deny, that they have committed any violations of law, and they have agreed in principle to the proposed settlement in order to eliminate the burden and expense of further litigation and to facilitate the consummation of a transaction that they believe to be in the best interests of the stockholders of Lockheed and Martin Marietta. On February 7, 1995 Lockheed, Martin Marietta and Lockheed Martin made the amendments to Sections 6.7 and 8.2 of the Reorganization Agreement contemplated by the terms of the proposed settlement. Prior to reaching the agreement in principle described above, plaintiffs' counsel reviewed the internal financial forecasts for Lockheed through 1998 prepared by management of Lockheed and reviewed by Lockheed's Board in connection with its consideration of the Combination. See "-- Recommendation of Lockheed Board; Lockheed's Reasons for the Combination". If the proposed settlement described above is not consummated, Lockheed, the Lockheed directors, Martin Marietta and the Martin Marietta directors intend to contest the claims asserted against them in these lawsuits.

STOCK EXCHANGE LISTING

     Lockheed Martin expects to apply for the listing of Lockheed Martin Common Stock on the NYSE, and it is anticipated that such shares will trade on the NYSE upon official notice of issuance, under the symbol LMT. It is a condition to the Combination that the shares of Lockheed Martin Common Stock issuable in the Combination be approved for listing on the NYSE upon official notice of issuance.

DELISTING AND DEREGISTRATION OF LOCKHEED COMMON STOCK AND MARTIN MARIETTA COMMON STOCK; CESSATION OF PERIODIC REPORTING

     If the Combination is consummated, Lockheed Common Stock and Martin Marietta Common Stock will cease to be listed on the NYSE and the other exchanges on which such securities are listed. In such event, Lockheed Martin intends to apply to the Commission for the deregistration of such securities. In addition,

Lockheed Martin may guarantee Lockheed's or Martin Marietta's publicly held debt (or a portion of such debt). In such event, Lockheed or Martin Marietta, as the case may be, intends to seek to obtain a no-action letter from the Commission permitting it to cease filing periodic reports pursuant to the Exchange Act.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Lockheed Martin Common Stock received by Lockheed and Martin Marietta stockholders in the Combination will be freely transferable, except that shares of Lockheed Martin Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Act) of Lockheed or Martin Marietta prior to the Combination may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Act (or Rule 144 in the case of such persons who become affiliates of Lockheed Martin) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of Lockheed, Martin Marietta or Lockheed Martin generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Reorganization Agreement requires Lockheed and Martin Marietta to use reasonable efforts to cause each of their affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock, as the case may be, issued to such persons in or pursuant to the Combination in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

APPRAISAL RIGHTS

     Holders of Lockheed Common Stock are not entitled to dissenters' or appraisal rights in connection with the Pacific Sub Merger because the Lockheed Common Stock is listed on a national securities exchange and the shares of Lockheed Martin Common Stock that such holders will be entitled to receive in the Pacific Sub Merger will also be listed on a national securities exchange. Holders of Martin Marietta Common Stock are not entitled to dissenters' or appraisal rights in connection with the Atlantic Sub Merger because the Martin Marietta Common Stock is listed on a national securities exchange.

     GE, as the holder of Martin Marietta Series A Preferred Stock, is entitled to exercise appraisal rights under Title 3, Subtitle 2 of the MGCL. However, the management of GE has agreed to recommend to its Board of Directors that such shares be voted in favor of the Combination Proposal and not to assert any dissenters' or appraisal rights under the MGCL in connection with the transactions set forth in the Reorganization Agreement. See "OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN -- Martin Marietta."

                          THE REORGANIZATION AGREEMENT

GENERAL

     The Reorganization Agreement provides for the merger of Atlantic Sub and Pacific Sub with and into Martin Marietta and Lockheed, respectively. As a result of the Combination, Martin Marietta and Lockheed will become wholly owned subsidiaries of Lockheed Martin. In the Combination, stockholders of Martin Marietta and Lockheed will receive the consideration described below. The Combination will be accomplished pursuant to the Mergers. The Mergers will become effective in accordance with Articles of Merger to be filed with the Department of Assessments and Taxation of the State of Maryland in the case of the Atlantic Sub Merger, and a Certificate of Merger to be filed with the Secretary of State of Delaware in the case of the Pacific Sub Merger. Such filings are anticipated to take place as soon as practicable after the last of the conditions precedent to the Combination set forth in the Reorganization Agreement have been satisfied or, where permissible, waived, which is expected to occur shortly after the Special Meetings. The following description of the Reorganization Agreement is qualified in its entirety by reference to the complete text of the Reorganization Agreement, which is incorporated by reference herein and a copy of which is annexed to this Joint Proxy Statement/Prospectus as Appendix I.

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

CONSIDERATION TO BE RECEIVED IN THE COMBINATION

     Atlantic Sub Merger. Upon consummation of the Atlantic Sub Merger, pursuant to the Reorganization Agreement and the Atlantic Merger Agreement, (i) each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock, (ii) each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Lockheed Martin Series A Preferred Stock and (iii) each outstanding share of Martin Marietta Common Stock owned by Lockheed or any subsidiary of Lockheed will be cancelled and cease to exist. For a description of Lockheed Martin Common Stock, see "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Common Stock." For a description of the designations, preferences, rights and qualifications, limitations and restrictions of the Lockheed Martin Series A Preferred Stock, see "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Series A Preferred Stock."

     Pacific Sub Merger. Upon consummation of the Pacific Sub Merger, pursuant to the Reorganization Agreement and the Pacific Merger Agreement, (i) each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock and (ii) each outstanding share of Lockheed Common Stock owned by Martin Marietta or any subsidiary of Martin Marietta or held by Lockheed in its treasury will be cancelled and cease to exist. Fractional shares of Lockheed Martin Common Stock will not be issued in the Pacific Sub Merger. Holders of Lockheed Common Stock otherwise entitled to a fractional share will be paid an amount in cash equal to such fractional part of a share of Lockheed Martin Common Stock multiplied by the closing price of a share of Lockheed Martin Common Stock on the NYSE on the last business day preceding the Merger Date if such stock is then being traded, including without limitation trading on a "when issued" basis, and otherwise the closing price on the first business day that such stock is traded. For a description of Lockheed Martin Common Stock, see "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Common Stock."

     For a description of the treatment of Lockheed and Martin Marietta stock options and other employee benefit plans under the Reorganization Agreement, see "-- Certain Benefits Matters" and "THE COMBINATION -- Interests of Certain Persons in the Combination."

     Exchange of Shares. Promptly after the Merger Date, transmittal forms will be mailed to each holder of record of shares of Lockheed Common Stock, Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock to be used in forwarding certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock, as the case may be, to which such holder has become entitled and, if applicable, cash in lieu of a fractional share of Lockheed Martin Common Stock. After receipt of such transmittal form, each holder of certificates formerly representing Lockheed Common Stock, Martin Marietta Common Stock or Martin Marietta Series A Preferred Stock should surrender such certificates, together with a duly completed transmittal form, to First Chicago Trust Company of New York, as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock, as the case may be, to which he or she is entitled and any cash which may be payable in lieu of a fractional share. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Merger Date, each certificate evidencing Martin Marietta Common Stock or Martin Marietta Series A Preferred Stock (other than certificates evidencing shares owned by Lockheed or its subsidiaries (which will be cancelled)), or Lockheed Common Stock (other than certificates evidencing shares owned by Martin Marietta or its subsidiaries or shares held by Lockheed in its treasury (which will be cancelled)), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Lockheed Martin Common Stock or Lockheed Martin Series A Preferred Stock, as the case may be, which the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of Lockheed Martin Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Lockheed Martin until the certificate is surrendered. Subject to applicable laws such dividends and distributions, if any, will be

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

accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share, will be paid, without interest.

LOCKHEED MARTIN FOLLOWING THE COMBINATION

     The Reorganization Agreement provides that the Board of Directors of Lockheed Martin (the "Lockheed Martin Board") will have 24 members, twelve of whom will initially be designated by Martin Marietta and twelve of whom will initially be designated by Lockheed. Membership on the major committees of the Lockheed Martin Board will initially consist of an equal number of designees of Martin Marietta and Lockheed. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors" and "-- Committees of the Board of Directors." In addition, the Reorganization Agreement states that it is the intention of the parties thereto that the initial quarterly dividend with respect to Lockheed Martin Common Stock will be at the annual rate of $1.40 per share, subject to approval and declaration by the Lockheed Martin Board. (See "THE COMBINATION -- Certain Litigation" for a description of a proposed litigation settlement that would, if consummated, result in an increase in the rate of such dividend for three quarters following consummation of the Combination.)

CONDITIONS TO THE COMBINATION

     The obligation of Martin Marietta to effect the Atlantic Sub Merger and the obligation of Lockheed to effect the Pacific Sub Merger are each subject to the simultaneous effectuation by the other of the Merger to which the other is a party and to all the following additional conditions: (a) the holders of shares of Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock, voting together as a single class, shall have duly approved the Reorganization Agreement and the Atlantic Merger Agreement, and the holders of shares of Lockheed Common Stock shall have duly approved and adopted the Reorganization Agreement and the Pacific Merger Agreement, all in accordance with applicable law; (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Combination substantially on the terms contemplated by the Reorganization Agreement; (c) the Registration Statement shall have become effective in accordance with the provisions of the Act, and no stop order suspending such effectiveness shall have been issued and remain in effect; (d) the shares of Lockheed Martin Common Stock issuable in the Combination shall have been approved for listing on the NYSE upon official notice of issuance; (e) any applicable waiting period under the HSR Act shall have expired or been terminated and any other material Martin Marietta Required Statutory Approvals and Lockheed Required Statutory Approvals (each as defined in the Reorganization Agreement) shall have been obtained at or prior to the Merger Date, except where the failure to obtain such other Martin Marietta Required Statutory Approvals or other Lockheed Required Statutory Approvals would not have a material adverse affect on the transactions contemplated by the Reorganization Agreement or on the business, results of operations or financial condition of Martin Marietta and its subsidiaries taken as a whole or Lockheed and its subsidiaries taken as a whole, as the case may be; (f) each of Martin Marietta and Lockheed shall have received a letter from its independent auditors, dated the Merger Date, in form and substance reasonably satisfactory to it, stating that they concur with the conclusions of Lockheed's and Martin Marietta's managements that the transactions contemplated pursuant to the Reorganization Agreement will qualify as transactions to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16; and (g) each of Martin Marietta and Lockheed shall have received an opinion of its tax counsel, confirming the earlier opinion of such counsel, to the effect that neither it nor any of its stockholders will recognize gain or loss for Federal income tax purposes as a result of the Merger to which it is a party (other than in respect of any cash paid in lieu of fractional shares).

     The obligation of Martin Marietta to effect the Atlantic Sub Merger is further subject to all the following conditions: (a) the representations and warranties of Lockheed contained in the Reorganization Agreement shall in all material respects be true as of the Merger Date with the same effect as though made as of the Merger Date (except for changes specifically permitted by the terms of the Reorganization Agreement); (b) Lockheed shall in all material respects have performed all obligations and complied with all covenants required by the Reorganization Agreement to be performed or complied with by it prior to the Merger Date;

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

and (c) Lockheed shall have delivered to Martin Marietta a certificate, dated the Merger Date and signed by its Chairman of the Board and Chief Executive Officer or its President to both such effects.

     The obligation of Lockheed to effect the Pacific Sub Merger is further subject to all the following conditions: (a) the representations and warranties of Martin Marietta contained in the Reorganization Agreement shall in all material respects be true as of the Merger Date with the same effect as though made as of the Merger Date (except for changes specifically permitted by the terms of the Reorganization Agreement); (b) Martin Marietta shall in all material respects have performed all obligations and complied with all covenants required by the Reorganization Agreement to be performed or complied with by it prior to the Merger Date; and (c) Martin Marietta shall have delivered to Lockheed a certificate, dated the Merger Date and signed by its Chairman of the Board and Chief Executive Officer or its President and Chief Operating Officer, to both such effects.

     All the conditions to the Combination must either be satisfied or waived prior to consummation of the Combination.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains certain representations and warranties of the parties including, without limitation, representations by each of Martin Marietta and Lockheed as to due organization, authorized capital stock, corporate authority to enter into the transactions, recent reports and financial statements, absence of undisclosed liabilities and violations of law, compliance with environmental laws and regulations, absence of undisclosed employee benefit plan liabilities, absence of certain changes or events and undisclosed investigations or litigation, the accuracy of this Joint Proxy Statement/Prospectus, accounting matters, rights agreements, ownership of each other's common stock and tax matters.

CERTAIN COVENANTS

     The Reorganization Agreement requires that, until the Merger Date (or until the Reorganization Agreement is terminated, if it is terminated prior to the Merger Date) Martin Marietta and Lockheed will conduct their respective operations in accordance with their ordinary and usual course of business, subject to various exceptions. The Reorganization Agreement also contains other covenants which, subject to various exceptions, obligate Lockheed and Martin Marietta to use their reasonable efforts to maintain their relationships with customers; to notify each other of changes in the normal course of their businesses; not to declare dividends (other than their regular quarterly cash dividends); not to enter into or modify employment agreements or benefit plans; not to engage in any other transactions involving any form of business combination or sale of a material amount of assets; and to take or refrain from taking other specified actions.

     The Reorganization Agreement contains certain other covenants including covenants relating to public announcements, access to personnel and data, cooperation regarding certain filings with governmental and other agencies and organizations, obtaining auditors' comfort letters and affiliate agreements, and future reports and financial statements.

     Pursuant to the Reorganization Agreement, each of the parties thereto has agreed to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulation to consummate and make effective the Combination in accordance with the terms of the Reorganization Agreement and the related merger agreements. Martin Marietta and Lockheed are not required, however, to agree to the divestiture of any of its or the other party's material assets in order to obtain any governmental approval.

NO SOLICITATION OF TRANSACTIONS

     The Reorganization Agreement provides that neither Martin Marietta nor Lockheed nor any of their respective officers, directors or agents will directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide any nonpublic information to, any corporation, partnership, person or other entity or group concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Martin Marietta or Lockheed or any of their respective subsidiaries or divisions, unless its Board of Directors, upon written advice of counsel, has determined that it is in the best interests of such company's stockholders to do so. In the event Martin Marietta or Lockheed receives any proposal concerning any such transaction, such party shall promptly advise the other as to any such proposal and as to any discussions conducted in connection therewith.

CERTAIN BENEFITS MATTERS

     Pursuant to the Reorganization Agreement, simultaneously with the Atlantic Sub Merger, (i) each outstanding option to purchase or acquire a share of Martin Marietta Common Stock under option plans presently maintained by Martin Marietta ("Martin Marietta Option Plans") will be converted into an option to purchase that number of shares of Lockheed Martin Common Stock which could have been obtained upon the exercise of such option at the same exercise price, and all references in each such option to Martin Marietta shall be deemed to refer to Lockheed Martin, where appropriate, (ii) each outstanding stock appreciation right under the Martin Marietta Option Plans ("Martin Marietta SAR") to receive a cash payment based on the Martin Marietta Common Stock will be converted into a stock appreciation right to receive a cash payment based on the same number of shares of Lockheed Martin Common Stock and at the same base price as applied to the Martin Marietta SAR, and all references in each Martin Marietta SAR to Martin Marietta shall be deemed to refer to Lockheed Martin, where appropriate,
(iii) Lockheed Martin will assume the obligations of Martin Marietta under the Martin Marietta Option Plans and (iv) each outstanding award made pursuant to Martin Marietta's Amended and Restated Long Term Performance Incentive Compensation Plan and its predecessor plans will be amended or converted into a similar instrument of Lockheed Martin, in either case with such adjustments to the terms of such awards, including but not limited to, the formula setting forth the redemption value of such awards, as are appropriate to preserve the value inherent in such awards with no detrimental effects on the holders thereof without their consent. Subject to approval of the Omnibus Plan Proposal, no additional options or awards will be granted pursuant to the Martin Marietta Option Plan after the Atlantic Sub Merger. See "THE COMBINATION -- Interests of Certain Persons in the Combination -- Martin Marietta."

     In addition, simultaneously with the Pacific Sub Merger, (i) each outstanding option (and related stock appreciation right ("Lockheed SAR"), if any) to purchase or acquire a share of Lockheed Common Stock under option plans presently maintained by Lockheed ("Lockheed Option Plans") will be converted into an option (together with a related stock appreciation right of Lockheed Martin, if applicable), to purchase 1.63 times the number of shares of Lockheed Martin Common Stock which could have been obtained upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Lockheed Common Stock subject to an option (and related Lockheed SAR, if any) under the Lockheed Option Plans divided by 1.63, and all references in each such option (and related Lockheed SAR, if any) to Lockheed shall be deemed to refer to Lockheed Martin, where appropriate and (ii) Lockheed Martin will assume the obligations of Lockheed under the Lockheed Option Plans. Subject to approval of the Omnibus Plan Proposal, no additional options or awards will be granted pursuant to the Lockheed Option Plans after the Pacific Sub Merger. See "THE COMBINATION -- Interests of Certain Persons in the Combination -- Lockheed."

     In the Reorganization Agreement, Martin Marietta and Lockheed have agreed that effective as of the Merger Date, and subject to approval of the Omnibus Plan Proposal, Lockheed Martin will adopt the Lockheed Martin Omnibus Plan for the purpose of granting stock options, restricted stock, stock appreciation rights or other stock based incentive awards to such employees of Lockheed Martin, Martin Marietta and Lockheed, and their respective subsidiaries in such amounts and upon such terms and conditions as the Compensation Committee of the Lockheed Martin Board, shall, in its sole discretion, determine (subject to the provisions of the Lockheed Martin Omnibus Plan). See "LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN."

INDEMNIFICATION AND INSURANCE

     The Reorganization Agreement provides that, for a period of six years after the Merger Date, Lockheed Martin will cause to be maintained in effect (a) the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of Martin Marietta and the certificate of incorporation and bylaws and officers' and directors' indemnification agreements of Lockheed, and (b) the current policies of

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

directors' and officers' liability insurance and fiduciary liability insurance maintained by Martin Marietta and Lockheed (provided that Lockheed Martin may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events which occurred on or before the Merger Date.

TERMINATION

     The Reorganization Agreement may be terminated and abandoned at any time prior to the Merger Date, whether before or after approval by the respective stockholders of Martin Marietta and Lockheed: (a) by the mutual written consent of Martin Marietta and Lockheed; (b) by Martin Marietta or Lockheed if the Merger Date shall not have occurred on or before March 31, 1995; (c) by Martin Marietta or Lockheed if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Combination on substantially the terms contemplated by the Reorganization Agreement and such order, decree, ruling or other action shall have become final and non-appealable; (d) by Martin Marietta if (i) the Lockheed Board shall have altered its determination to recommend that the stockholders of Lockheed adopt and approve the Reorganization Agreement or (ii) any third party or group shall have acquired, after the date of the Reorganization Agreement, beneficial ownership of 15% or more of the outstanding shares of Lockheed Common Stock; (e) by Lockheed if (i) the Martin Marietta Board shall have altered its determination to recommend that the stockholders of Martin Marietta approve the Reorganization Agreement or (ii) any third party or group shall have acquired, after the date of the Reorganization Agreement, beneficial ownership of 15% or more of the outstanding shares of Martin Marietta Common Stock; (f) by Lockheed or Martin Marietta if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in the Reorganization Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; or (g) by Martin Marietta or Lockheed if, other than as a result of a breach by it, it reasonably concludes that any of the conditions to its obligations under the Reorganization Agreement described in clauses (b) through
(g) in the first paragraph under "-- Conditions to the Combination" shall have become impossible of fulfillment. In the event of termination of the Reorganization Agreement as described in this paragraph, the Reorganization Agreement will terminate (except for certain provisions relating to the return of documents, termination fee and expenses), and there will be no other liability on the part of Martin Marietta or Lockheed to the other except liability arising under the Confidentiality and Standstill Agreement and arising out of a willful breach of the Reorganization Agreement.

     In the event of a termination by Martin Marietta as described in clause
(d)(i) of the preceding paragraph following receipt by Lockheed of an Acquisition Proposal (as defined below), or as described in clause (d)(ii) of the preceding paragraph, or a termination by Lockheed as described in clause
(e)(i) of the preceding paragraph following receipt by Martin Marietta of an Acquisition Proposal, or as described in clause (e)(ii) of the preceding paragraph, the terminating party will be paid a fee of $50 million by the other party within two business days of such termination. For purposes of the Reorganization Agreement, the term "Acquisition Proposal" means any bona fide proposal made by a third party to (i) acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of a majority equity interest in either Martin Marietta or Lockheed pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of a majority or greater equity interest in Martin Marietta or Lockheed, (ii) purchase all or substantially all of the business or assets of Martin Marietta or Lockheed or
(iii) otherwise effect a business combination involving Martin Marietta or Lockheed.

     Pursuant to the Confidentiality and Standstill Agreement, until March 29, 1997, the parties have agreed that neither Lockheed nor Martin Marietta nor any of their respective controlled subsidiaries will, unless specifically invited by the other party, (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, or direct or indirect rights to acquire any voting securities, of the other party, or any assets of the other party or any subsidiary or division thereof or of any such successor or controlling person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies"

(as such terms are used in the rules of the Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other party; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transactions involving the other party or its securities or assets; or (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing. The parties also agreed that until March 29, 1997, neither will publicly request the other (its officers, directors, employees and agents) or publicly disclose any request, directly or indirectly, to waive any of the provisions described in this paragraph.

EXPENSES

     The Reorganization Agreement states that in the event Martin Marietta or Lockheed fails to recommend the transaction contemplated thereby to its stockholders, or withdraws any such recommendation previously made and the Combination is not consummated, such party will (unless a fee has become payable as described in the second paragraph under "-- Termination" or unless such failure to recommend or such withdrawal was a result of a breach of the Reorganization Agreement by the other party) at the time of termination of the Reorganization Agreement pay to the other party an amount equal to such other party's actual costs and expenses incurred in connection with the transaction, provided that such reimbursement shall not exceed $15 million.

     Pursuant to the Reorganization Agreement, except as described in the preceding paragraph, whether or not the Combination is consummated, all costs and expenses incurred in connection with the transactions contemplated thereby will be paid by the party incurring such expenses, except that the expenses incurred in connection with printing this Joint Proxy Statement/Prospectus and any expenses incurred by Lockheed Martin relating to the issuance, registration and listing of the Lockheed Martin Common Stock and the Lockheed Martin Series A Preferred Stock and the qualification thereof under state blue sky or securities laws, will be paid in equal shares by Martin Marietta and Lockheed.

                              BUSINESS OF LOCKHEED

     Lockheed's primary businesses involve research, development and production of aerospace products, systems and services. During 1993, approximately 77% of sales were to the United States government (approximately 64% in defense programs and approximately 13% in nondefense programs). During 1993, sales to foreign governments accounted for approximately 13% of revenues and sales to commercial customers accounted for approximately 10% of revenues. Sales made to foreign governments through the United States government are included in sales to foreign governments.

     Lockheed's operating companies are aligned into four segments: Aeronautical Systems, Missiles and Space Systems, Electronic Systems and Technology Services.

     The Aeronautical Systems segment comprises design and production of fighter/bomber aircraft, special mission and high performance aircraft, and systems for military operations, for airlift, for antisubmarine warfare, and for reconnaissance and surveillance; and aircraft modification and maintenance for military and civilian customers. Lockheed is the prime contractor on the F-16 "Fighting Falcon" fighter aircraft, the F-22 air superiority fighter program and the C-130 airlift aircrafts. Lockheed is also involved in upgrading aircraft, including the U-2 reconnaissance aircraft and the F-117 fighter bomber.

     The Missiles and Space Systems segment comprises military and civil space systems, research laboratories, strategic fleet ballistic missiles, tactical defense missiles and communications systems. Lockheed is the prime contractor on the Trident II, a submarine launched, strategic deterrent, fleet ballistic missile, the Milstar communications satellite and the Theater High Altitude Area Defense (THAAD) program which is intended to be a system capable of intercepting theater ballistic missiles at high altitudes and long ranges. Lockheed also is a principal subcontractor on the space station, has contracted to build spacecraft for Motorola's Iridium TM/SM global communication system and has created a partnership with two of the Russian Federation's major aerospace firms with worldwide rights to Russia's Proton rocket, and offers Lockheed Launch Vehicle services.

     The Electronic Systems segment participates in both defense and commercial markets. For defense markets, Lockheed develops and manufactures radio frequency, infrared, and electro-optic countermeasures systems; mission planning systems; surveillance systems; automated test equipment; antisubmarine warfare systems; microwave systems; and avionics. Lockheed also manufactures computer graphics equipment and other electronic products and distributes computer equipment and workstations for commercial markets worldwide.

     The Technology Services segment comprises space shuttle processing, engineering sciences and support, management of the Idaho National Engineering Laboratory for the Department of Energy, other environmental services, military equipment maintenance and support services, airport facilities development and management, data processing and transaction services.

     Additional information concerning Lockheed is included in the Lockheed Reports incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                          BUSINESS OF MARTIN MARIETTA

     Martin Marietta is a diversified enterprise principally engaged in the conception, design, manufacture and integration of advanced technology products and services for the United States Government and private industry. In addition, Martin Marietta manages certain facilities for the Department of Energy, including the Department of Energy's facilities at Oak Ridge, Tennessee and Sandia National Laboratories, Albuquerque, New Mexico, and also produces construction aggregates and specialty chemical products. Martin Marietta's businesses are conducted through six groups: Electronics, Space, Information, Services, Materials and Energy. The Electronics Group's activities are diverse, but primarily relate to the design, development, engineering and production of electronic systems for precision guidance, navigation, detection and tracking of threats; missiles and missile launching systems; armaments; aircraft controls and subsystems (thrust reversers); and secure communications systems. The Space Group's activities include the design, development, engineering and production of spacecraft, space launch vehicles and supporting ground systems, electronics and instrumentation. The Information Group provides command and control systems, information processing services, systems engineering, integration, program management, software development, computer-based simulations and training products, computer-based test control, machinery control, and automatic logistics systems to civil, military and commercial customers. The Services Group provides management, engineering, logistics, systems software and processing support, and other technical services to military, civil government and international customers as well as to other organizations within Martin Marietta. The Materials Group (Martin Marietta Materials, Inc.) provides construction aggregates and specialty chemical products to commercial and civil customers. The Energy Group's primary function is managing the Department of Energy's facilities at Oak Ridge, Tennessee.

     Additional information concerning Martin Marietta is included in the Martin Marietta Reports incorporated by reference in this Joint Proxy
Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                              RECENT DEVELOPMENTS

1994 RESULTS OF OPERATIONS

     Lockheed has reported that sales for 1994 totaled $13.1 billion, unchanged from 1993. Net earnings for 1994 increased 5%, totalling $445 million, or $7.00 per share, compared with 1993 net earnings of $422 million or $6.70 per share. Included in Lockheed's 1994 results is a $24.8 million charge related to the Lockheed plea agreement discussed below under "-- Lockheed Plea Agreement."

     Martin Marietta has reported that sales for 1994 totaled $9.87 billion, representing a 4.6% increase over 1993 sales of $9.44 billion. Net earnings in 1994 increased by 41%, totaling $635.6 million, compared with 1993 earnings of $450.3 million, before accounting changes. Fully diluted earnings per share were $5.05 in 1994, a 33% increase over 1993's comparable earnings per share, before accounting changes, of $3.80.

     Included in the 1994 Martin Marietta results is an after-tax gain of $70.2 million, or $0.56 per share, resulting from the initial public offering by Martin Marietta Materials, Inc. of 19% of its common stock in February 1994. In 1993, Martin Marietta recognized $429.4 million in non-cash, after-tax charges associated with changes in accounting for post-retirement and other post-employment benefits.

LOCKHEED PLEA AGREEMENT

     On June 22, 1994, an indictment was returned by a federal grand jury sitting in Atlanta, Georgia, against Lockheed and two of its employees. The indictment charged that Lockheed and the two employees, one of whom was a regional vice president of one of Lockheed's subsidiaries and the other a divisional director of sales for the Middle East and North Africa, violated the Foreign Corrupt Practices Act (the "FCPA"), conspired to violate the FCPA, conspired to commit wire fraud, and impaired and impeded agencies of the United States Department of Defense. The indictment related to allegations that Lockheed retained a sales and marketing consultant in Egypt who was a member of the Egyptian Parliament, and that the consultant received retainer payments and a $1 million contract termination payment in connection with the sale by Lockheed of three C-130 Hercules Aircraft, in violation of the FCPA.

     By letter dated August 18, 1994, the Acting Assistant Secretary, Department of State, Bureau of Political-Military Affairs ("State Department") advised Lockheed that it would be the State Department's policy prospectively to deny defense-related export privileges to Lockheed Aeronautical Systems Company ("LASC"), a division of Lockheed. The State Department, referring to Sections 38, 39 and 42 of the Arms Export Control Act (22 U.S.C. Sections 2778, 2779 and
2791), announced that its action arose from the June 22, 1994, indictment discussed above. The State Department announced that its action is confined to LASC and does not affect any other division or subsidiary of Lockheed, although it is possible that the State Department could expand its action in the future to cover Lockheed or other divisions of Lockheed or Lockheed Martin or any of its divisions. Moreover, the State Department announced that the action does not apply to any approvals granted to LASC's programs before June 22, 1994, but rather to future export license applications. Lockheed may seek exceptions to the announced policy on a case-by-case basis at the discretion of the State Department, Office of Defense Controls, which must consider United States foreign policy and national security interests, as well as law enforcement concerns. There is no stated time frame within which the State Department must review an exception request. As of the date of this Joint Proxy Statement/Prospectus, Lockheed has submitted written exception requests on several major aircraft programs. The State Department has granted these requests in a timely manner consistent with Lockheed's business plans, with no request pending for more than ninety days. There can be no assurances as to how long the State Department will take to review any future exception requests or whether any other exceptions will be granted.

     On January 27, 1995, Lockheed and the United States of America entered into a plea agreement pursuant to which Lockheed agreed to plead guilty to one count of conspiring to violate the bribery provisions of the FCPA and conspiring to falsify its books, records and accounts. All other counts of the indictment referred to above were dismissed. To the knowledge of Lockheed, no directors or executive officers of Lockheed have been or will be indicted in connection with this matter. Lockheed agreed to pay the U.S. Government $24.8 million, consisting of a fine of $21.8 million and a civil settlement of $3 million. The United States Attorney's Office stated that Lockheed fully cooperated in its efforts to gather documents and in making witnesses available during the course of the investigation. The plea agreement does not preclude the possibility that the Department of Defense, the State Department, or the Commission may take further action against Lockheed or Lockheed Martin or any of their divisions as a result of Lockheed's guilty plea, which could include the possibility of suspension or debarment from future government contracting. Lockheed is cooperating with these regulatory agencies to satisfy their concerns.

                          BUSINESS OF LOCKHEED MARTIN

     Lockheed Martin, a newly formed Maryland corporation, has not conducted any business activities to date, other than those incident to its formation, its execution of the Reorganization Agreement and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. Immediately following the consummation of the Combination, Lockheed Martin will become a holding company for Lockheed and Martin Marietta and their respective subsidiaries. Accordingly, the businesses of Lockheed

Martin, through its wholly owned subsidiaries Lockheed and Martin Marietta and their respective subsidiaries, will be the businesses currently conducted by Lockheed and Martin Marietta and their respective subsidiaries.

     The managements of Lockheed and Martin Marietta currently anticipate that the businesses of Lockheed Martin will be organized into four major operating sectors: Aeronautics; Electronics; Information and Technology Services; and Space and Strategic Missiles. Other units will include Energy Systems, the Sandia Corporation, Idaho Technologies and Martin Marietta Materials, Inc. It is expected that initially approximately 40% of Lockheed Martin's sales will be in civil, commercial and international markets. Following consummation of the Combination, the management of Lockheed Martin will from time to time evaluate its businesses and operations and take such actions with respect thereto as it deems appropriate under then existing circumstances. See "BUSINESS OF LOCKHEED" and "BUSINESS OF MARTIN MARIETTA."

     The managements of Lockheed and Martin Marietta believe that combining the businesses of the two companies will present important consolidation and synergy opportunities. It is expected that these opportunities will be derived from consolidations in central areas such as headquarters, internal information systems, capital expenditures, procurement, laboratories, travel, telecommunications, bid proposals and financial services, as well as from potential consolidation of facilities in the Space and Strategic Missiles, Electronics, Aeronautics and Information and Technologies Services Sectors. Savings from these opportunities, a portion of which will accrue to the benefit of the U.S. Government, are expected to begin to be realized in 1995, with a phase-in to full benefits over a several-year transition period, although no assurances can be given that these savings will actually be realized or, if realized, will occur during the next several years.

     The managements of Martin Marietta and Lockheed believe that Lockheed Martin will have adequate capital resources to operate, compete and grow in an increasingly challenging and competitive marketplace. As noted above, it is anticipated that the Combination will present opportunities for Lockheed Martin to improve operating efficiency, rationalize expenditures and reduce costs, thus increasing the competitiveness and business prospects of the combined companies as compared with either company alone. Additionally, the Combination is expected to result in a more balanced risk profile for Lockheed Martin, financially and competitively, than either Lockheed or Martin Marietta alone by reducing dependence on any single program. Finally, the Combination, which will be accomplished without additional borrowings, is expected to be accomplished on a tax-free basis and to be accounted for as a pooling of interests transaction thus avoiding the impact on net income which would, under purchase accounting, result from the creation and amortization of goodwill. As a consequence of the foregoing, it is anticipated that the long term effects of the Combination on the results of operations, liquidity and capital resources of Lockheed and Martin Marietta will be positive, but a charge against the earnings of Lockheed Martin will be required for the transition costs and expenses expected to be incurred in connection with consummating the Combination and integrating the operations of Lockheed and Martin Marietta (see Note 3 under "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS").

     After the consummation of the Combination, Lockheed Martin will require that sources of credit be available to support the anticipated operations of Lockheed Martin. It is anticipated that Lockheed Martin will enter into an agreement or agreements with a syndicate of banks providing for revolving loan facilities in the amount of $1.5 billion (the "Credit Facilities") to be effective on the Merger Date. The Credit Facilities are expected to be on substantially the same terms and conditions as the existing bank credit facilities of Lockheed and Martin Marietta, with such changes as may be deemed necessary or desirable by Lockheed Martin and the banks that are parties thereto. The existing $1 billion credit facility of Lockheed and the existing $800 million credit facility of Martin Marietta will be terminated effective immediately prior to the Merger Date.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     The Lockheed Common Stock is listed on the NYSE, the Pacific Stock Exchange ("PSE"), the International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd., the Amsterdam Stock Exchange N.V., the Geneva Stock Exchange and the Zurich Stock Exchange under the symbol LK. The Martin Marietta Common Stock is listed on the NYSE, the Chicago Stock Exchange, the PSE and the Philadelphia Stock Exchange under the symbol ML.

     The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Lockheed Common Stock and Martin Marietta Common Stock as reported on the NYSE Composite Tape, in each case based on published financial sources, and the dividends declared on such stock.

                                          LOCKHEED COMMON STOCK        MARTIN MARIETTA COMMON STOCK*
                                        -------------------------     -------------------------------
                                        HIGH    LOW     DIVIDENDS      HIGH        LOW      DIVIDENDS
                                        ----    ----    ---------     -------    -------    ---------
1993
  First Quarter.......................  63      54 1/4     0.53       37 7/16    32            0.210
  Second Quarter......................  66      58         0.53       39 15/16   35 13/16      0.210
  Third Quarter.......................  68 1/2  59 3/4     0.53       44 7/8     39 1/16       0.225
  Fourth Quarter......................  72 3/8  62 1/2     0.53       46 5/8     40 3/8        0.225
1994
  First Quarter.......................  68 3/8  61 1/8     0.53       47 1/4     41 7/8        0.225
  Second Quarter......................  66 1/2  58 3/4     0.57       45         40 7/8        0.225
  Third Quarter.......................  79 1/2  60 7/8     0.57       51         43            0.240
  Fourth Quarter......................  74 3/8  66 1/4     0.57       47 1/4     41 1/2        0.240
1995
  First Quarter (through February 8,
     1995)............................  75 5/8  71 1/4     0.57       46 7/8     44 5/8        0.240

- ---------------

* Martin Marietta Common Stock prices and dividends have been adjusted for 2-for-1 stock split (in the form of a stock dividend) effective September 30, 1993.

     On August 29, 1994, the last full trading day prior to the public announcement of the proposed Combination, the closing price on the NYSE Composite Tape was $66 per share of Lockheed Common Stock and $48 1/4 per share of Martin Marietta Common Stock and the Pro Forma Equivalent Price (as defined below) was $72 1/8 per share for Lockheed Common Stock and $44 1/4 per share for Martin Marietta Common Stock. On February 8, 1995, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Tape was $74 1/8 per share of Lockheed Common Stock and $45 3/4 per share of Martin Marietta Common Stock and the Pro Forma Equivalent Price was $74 3/8 per share for Lockheed Common Stock and $45 5/8 per share for Martin Marietta Common Stock. Pro Forma Equivalent Prices were determined by (i) multiplying the market prices of Lockheed Common Stock and Martin Marietta Common Stock on such date by the respective number of shares of such common stock then outstanding, (ii) dividing the aggregate market value of the Lockheed Common Stock and Martin Marietta Common Stock so determined by the number of shares of Lockheed Martin Common Stock to be issued in connection with the Combination and (iii) multiplying the pro forma market price per share of Lockheed Martin Common Stock by 1.63 for Lockheed and 1.0 for Martin Marietta. Holders of Lockheed Common Stock and Martin Marietta Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Combination.

       SELECTED HISTORICAL FINANCIAL INFORMATION OF LOCKHEED CORPORATION

     The following selected financial information for the fiscal years 1993, 1992 and 1991 presented below, with the exception of the balance sheet data for 1991, has been derived from Lockheed's audited consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus from the Lockheed Form 10-K for the year ended December 26, 1993. Historical financial data at and for the nine month periods ended September 25, 1994 and September 26, 1993, have been derived from unaudited financial statements filed with the Commission, and in the opinion of Lockheed's management, include all adjustments necessary for a fair presentation of the results of operations and financial position at and for each of the interim periods presented. No material adjustments other than of a normal recurring nature were made, except for certain 1993 nonrecurring adjustments in Lockheed's Aeronautical Systems segment described in Item 2 of Lockheed's Quarterly Report on Form 10-Q for the quarter ended September 25, 1994. Results for the nine months ended September 25, 1994 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The balance sheet data for 1991 and the summary financial information presented below for 1990 and 1989 has been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this Joint Proxy Statement/Prospectus. The following information is qualified in its entirety by and should be read in conjunction with the consolidated financial statements and related notes thereto.

                                                AT OR FOR FISCAL
                                                  NINE MONTHS
                                                ENDED SEPTEMBER,      AT OR FOR FISCAL YEAR ENDED DECEMBER,
                                                ----------------   --------------------------------------------
                                                 1994     1993(1)  1993(1)   1992(2)    1991     1990     1989
                                                ------    ------   -------   -------   ------   ------   ------
                                                          (Dollars in millions, except per share data)
INCOME STATEMENT DATA:
  Sales.......................................  $9,286    $9,332   $13,071   $10,100   $9,809   $9,958   $9,891
  Costs and expenses..........................   8,665     8,748    12,227     9,456    9,233    9,397    9,838
                                                ------    ------   -------   -------   ------   ------   ------
  Program profits.............................     621       584       844       644      576      561       53
  Interest expense............................    (115)     (123)     (168)     (119)    (118)    (138)     (86)
  Other income (deductions), net..............      (5)        1        --        24       16        7       (7)
                                                ------    ------   -------   -------   ------   ------   ------
  Earnings from continuing operations before
    income taxes, cumulative effect of change
    in accounting principle and discontinued
    operations,
    net of tax................................     501       462       676       549      474      430      (40)
  Provision (credit) for income taxes.........     193       175       254       201      166       95      (46)
                                                ------    ------   -------   -------   ------   ------   ------
  Earnings from continuing operations before
    cumulative effect of change in accounting
    principle and discontinued operations,
    net of tax................................     308       287       422       348      308      335        6
  Cumulative effect of change in accounting
    principle for retiree medical benefits,
    net of tax................................      --        --        --      (631)      --       --       --
  Discontinued operations, net of tax.........      --        --        --        --       --       --       (4)
                                                ------    ------   -------   -------   ------   ------   ------
  Net earnings (loss).........................  $  308    $  287   $   422   $  (283)  $  308   $  335   $    2
                                                ======    ======   ========  ========  ======   ======   ======
  Net earnings (loss) per common and common
    equivalent shares:
    Earnings from continuing operations before
      accounting change and discontinued
      operations, net of tax..................  $ 4.85    $ 4.57   $  6.70   $  5.65   $ 4.86   $ 5.30   $  .10
    Net earnings (loss).......................  $ 4.85    $ 4.57   $  6.70   $ (4.58)  $ 4.86   $ 5.30   $  .03
  Cash dividends per share....................  $ 1.67    $ 1.59   $  2.12   $  2.09   $ 1.95   $ 1.80   $ 1.75

BALANCE SHEET DATA:
  Total assets................................  $9,025    $8,888   $ 8,961   $ 7,024   $6,617   $6,860   $6,792
  Long-term debt (including current
    maturities)...............................   2,151     2,501     2,168     1,220    1,172    1,482    1,367
  Guarantee of ESOP obligations...............     390       415       407       431      452      472      490
  Stockholders' equity........................   2,689     2,304     2,443     2,042    2,503    2,309    2,062
  Book value per share........................  $42.56    $36.98   $ 38.96   $ 33.42   $39.86   $36.53   $32.63

- ---------------
(1) Reflects the purchase of Lockheed Fort Worth Company effective February 28, 1993.

(2) Reflects the adoption of SFAS 106.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MARTIN MARIETTA CORPORATION

     The following selected financial information for the years 1993, 1992 and 1991 presented below, with the exception of the balance sheet data for 1991, has been derived from Martin Marietta's audited consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus from the Martin Marietta Form 10-K for the year ended December 31, 1993. Historical financial data at and for the nine month periods ended September 30, 1994 and 1993, have been derived from unaudited financial statements filed with the Commission, and in the opinion of Martin Marietta's management, include all adjustments necessary for a fair presentation of the results of operations and financial position at and for each of the interim periods presented. No material adjustments other than of a normal recurring nature were made. Results for the nine months ended September 30, 1994 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The balance sheet data for 1991 and the summary financial information presented below for 1990 and 1989 has been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this Joint Proxy Statement/Prospectus. The following information is qualified in its entirety by and should be read in conjunction with those consolidated financial statements and related notes thereto.

                                            AT OR FOR
                                           NINE MONTHS                                     AT OR FOR
                                       ENDED SEPTEMBER 30,                          YEARS ENDED DECEMBER 31,
                                       --------------------    ------------------------------------------------------------------
                                       1994(1)   1993(1)(2)    1993(1)(2)       1992          1991          1990          1989
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
                                                              (Dollars in millions, except per share data)
INCOME STATEMENT DATA:
  Net sales.........................   $7,088      $6,248        $9,436        $  5,954      $  6,075      $  6,126      $  5,796
  Cost of sales, other costs and
    expenses........................    6,359       5,678         8,648           5,405         5,537         5,684         5,331
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
  Earnings from operations..........      729         570           788             549           538           442           465
  Other income and expenses, net....      195          39            47              21           (59)           35             7
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
                                          924         609           835             570           479           477           472
  Interest expense on debt..........       88          78           110              58            58            42            43
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
  Earnings before taxes on income
    and cumulative effect of
    accounting changes..............      836         531           725             512           421           435           429
  Taxes on income...................      340         200           275             167           108           107           122
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
  Earnings before cumulative effect
    of accounting changes...........      496         331           450             345           313           328           307
  Cumulative effect of changes in
    accounting for
    post retirement benefits and for
    post employment benefits, net...       --        (429)         (429)             --            --            --            --
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
  Net earnings (loss)...............   $  496      $  (98)       $   21        $    345      $    313      $    328      $    307
                                       ======    =========     =========         ======        ======        ======        ======
  Net earnings per common share:
    Assuming no dilution:
      Before cumulative effect of
        accounting changes..........   $ 4.70      $ 3.16        $ 4.25        $   3.60      $   3.15      $   3.26      $   2.91
      Cumulative effect of
        accounting changes..........       --       (4.51)        (4.51)             --            --            --            --
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
      Net earnings (loss)...........   $ 4.70      $(1.35)       $ (.26)       $   3.60      $   3.15      $   3.26      $   2.91
                                       ======    =========     =========         ======        ======        ======        ======
    Assuming full dilution:
      Before cumulative effect of
        accounting changes..........   $ 3.94      $ 2.86        $ 3.80        $   3.60      $   3.15      $   3.26      $   2.91
      Cumulative effect of
        accounting changes..........       --       *             *                  --            --            --            --
                                       ------    ----------    ----------    ----------    ----------    ----------    ----------
      Net earnings..................   $ 3.94       *             *            $   3.60      $   3.15      $   3.26      $   2.91
                                       ======    =========     =========         ======        ======        ======        ======
  Cash dividends per common share...   $  .69      $ .645        $  .87        $   .795      $    .75      $   .695      $   .615
                                       ======    =========     =========         ======        ======        ======        ======
BALANCE SHEET DATA:
  Total assets......................   $8,993      $7,501        $7,745        $  3,599      $  3,908      $  3,611      $  3,505
  Long-term debt (including current
    maturities).....................    1,652       1,904         1,798             478           671           468           482
  Series A Preferred Stock..........    1,000       1,000         1,000              --            --            --            --
  Common stockholders' equity.......    2,270       1,794         1,876           1,945         1,804         1,541         1,355
  Book value per common share.......   $23.63      $18.75        $19.61        $  20.60      $  18.21      $  15.77      $  13.34
  Fully diluted book value per
    share...........................   $25.93      $22.21        $22.87        $  20.60      $  18.21      $  15.77      $  13.34

- ---------------

 *  Anti-dilutive

(1) Reflects the GE Aerospace business combination effective April 2, 1993, and, in 1994, the purchase of General Dynamics Space Systems Division effective May 1, 1994.

(2) Reflects the adoption of SFAS 106 and SFAS 112.

            UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements have been prepared from Lockheed's and Martin Marietta's historical consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined condensed statement of earnings give effect to the Combination as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed balance sheet gives effect to the Combination, as if it had occurred at the fiscal month end of September 1994. See "Note 1 -- Basis of Presentation." The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the managements of Lockheed and Martin Marietta believe are reasonable in such circumstances.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of actual or future financial position or results of operations that would have occurred or will occur upon consummation of the Combination. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Lockheed and Martin Marietta and the related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

                                                 FISCAL NINE MONTHS
                                                  ENDED SEPTEMBER       FISCAL YEAR ENDED DECEMBER
                                                 ------------------    -----------------------------
                                                  1994       1993       1993       1992       1991
                                                 -------    -------    -------    -------    -------
                                                        (In millions, except per share data)
Net sales.....................................   $16,307    $15,498    $22,376    $15,925    $15,789
Cost of sales, other costs and expenses.......    15,024     14,386     20,800     14,788     14,676
                                                 -------    -------    -------    -------    -------
Earnings from operations......................     1,283      1,112      1,576      1,137      1,113
Other income and expenses, net................       190         40         47         45        (43)
                                                 -------    -------    -------    -------    -------
                                                   1,473      1,152      1,623      1,182      1,070
Interest expense..............................       203        201        278        177        176
                                                 -------    -------    -------    -------    -------
Earnings before taxes on income and cumulative
  effect of accounting changes................     1,270        951      1,345      1,005        894
Taxes on income...............................       463        339        480        327        262
                                                 -------    -------    -------    -------    -------
Earnings before cumulative effect of
  accounting changes..........................       807        612        865        678        632
Cumulative effect of accounting changes,
  net.........................................        --         --         --     (1,060)        --
                                                 -------    -------    -------    -------    -------
Net earnings (loss)...........................   $   807    $   612    $   865    $  (382)   $   632
                                                 =======    =======    =======    =======    =======
Net earnings (loss) per common share:
  Assuming no dilution:
     Before cumulative effect of accounting
       changes................................   $  3.83    $  2.94    $  4.16    $  3.46    $  3.13
     Cumulative effect of accounting
       changes................................        --         --         --      (5.41)        --
                                                 -------    -------    -------    -------    -------
     Net earnings (loss)......................   $  3.83    $  2.94    $  4.16    $ (1.95)   $  3.13
                                                 =======    =======    =======    =======    =======
  Assuming full dilution:
     Before cumulative effect of accounting
       changes................................   $  3.51    $  2.79    $  3.91    $  3.46    $  3.13
     Cumulative effect of accounting
       changes................................        --         --         --      (5.41)        --
                                                 -------    -------    -------    -------    -------
     Net earnings (loss)......................   $  3.51    $  2.79    $  3.91    $ (1.95)   $  3.13
                                                 =======    =======    =======    =======    =======

See accompanying notes to unaudited pro forma combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                     AS OF FISCAL MONTH END SEPTEMBER 1994

                                                       HISTORICAL                           PRO FORMA
                                       -------------------------------------------      ------------------
                                                                  RECLASSI-
                                                                 FICATIONS
                                                                    TO
                                                                  REFLECT
                                                     MARTIN      COMBINED  COMBINED
                                       LOCKHEED     MARIETTA      ENTITY*   ENTITY    ADJUSTMENTS  COMBINED
                                       --------     --------    ---------  --------   -----------  --------
                                                                 (In millions)
ASSETS
Current assets:
Cash and cash equivalents...........   $  617       $  522        $  57    $ 1,196      $  --      $ 1,196
Receivables.........................    1,595        1,629          192      3,416         --        3,416
Inventories.........................    1,708        1,076          105      2,889         --        2,889
Current deferred income taxes.......       --           56          191        247         --          247
Other current assets................      196           42           --        238         --          238
                                       ------       ------        -----    -------      -----      -------
    Total current assets............    4,116        3,325          545      7,986         --        7,986
Other noncurrent assets.............      951          953         (537)     1,367         --        1,367
Noncurrent deferred income taxes....       --          261         (281)       (20)        34 (4b)      14
Property, plant and equipment,
  net...............................    1,841        1,646           --      3,487         --        3,487
Cost in excess of net assets
  acquired..........................      766        2,089           --      2,855         --        2,855
Other intangibles...................    1,351          719           --      2,070         --        2,070
                                       ------       ------        -----    -------      -----      -------
                                       $9,025       $8,993        $(273)   $17,745      $  34      $17,779
                                       ======       ======        =====    =======      =====      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and accounts
  payable...........................   $  727       $  457        $  57    $ 1,241      $  --      $ 1,241
Other current liabilities...........      765          900           (4)     1,661         --        1,661
Salaries, benefits and payroll
  taxes.............................      399          413           54        866         --          866
Income taxes........................       82           81         (123)        40         --           40
Customers' advances in excess of
  related cost......................      478           --          776      1,254         --        1,254
Current maturities of long-term
  debt..............................      272          305           --        577         --          577
                                       ------       ------        -----    -------      -----      -------
    Total current liabilities.......    2,723        2,156          760      5,639         --        5,639
Long-term debt......................    1,906        1,347           --      3,253         --        3,253
Long-term guarantee of ESOP
  obligations.......................      363           --           --        363         --          363
Post retirement benefits............      911          791          (69)     1,633         99 (4b)   1,732
Other noncurrent liabilities........      433        1,429         (964)       898         --          898

Stockholders' equity:
Series A preferred stock,
  liquidation preference $50 per
  share.............................       --        1,000           --      1,000         --        1,000
Common stock, par value $1 a
  share.............................       73           96           --        169         30 (4d)     199
Additional paid-in capital..........      825          132           --        957       (151)(4d)     806
Retained earnings...................    2,635        2,042           --      4,677        (65)(4b)   4,279
                                                                                         (333)(4d)
Treasury shares.....................     (454)          --           --       (454)       454 (4d)      --
Guarantee of ESOP obligations.......     (390)          --           --       (390)        --         (390)
                                       ------       ------        -----    -------      -----      -------
                                        2,689        3,270           --      5,959        (65)       5,894
                                       ------       ------        -----    -------      -----      -------
                                       $9,025       $8,993        $(273)   $17,745      $  34      $17,779
                                       ======       ======        =====    =======      =====      =======

- ---------------

* Reflects reclassifications to conform combined condensed balance sheet presentation. Martin Marietta's adjustments were attributable to noncurrent receivables, inventories, customers' advances, and reserves being reclassified as current assets and current liabilities, consistent with Lockheed's policy of current classification of similar items for long-term contracts and programs whose operating cycles extend beyond one year. Additional reclassifications were made by both Lockheed and Martin Marietta to consistently report pension amounts, payroll related liabilities, overdrafts and environmental items. Income tax balances were also reclassified to be consistent with the related asset and liability classifications.

See accompanying notes to unaudited pro forma combined condensed financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined condensed statement of earnings presents the historical results of operations of Lockheed and Martin Marietta giving effect to the Combination as if it had occurred at the beginning of the earliest period presented, combining the results of Lockheed and Martin Marietta for each of the three fiscal years in the fiscal period ended December 1993 and for the fiscal nine month periods ended September 1994 and 1993. The unaudited pro forma combined condensed balance sheet gives effect to the Combination as if it had occurred on the fiscal month end of September 1994, combining the balance sheets of Lockheed and Martin Marietta at the fiscal month end of September 1994.

2. EXCHANGE RATIO

     As described in the Reorganization Agreement, the exchange ratios are: (i) each outstanding share of Lockheed Common Stock will be converted into the right to receive 1.63 shares of Lockheed Martin Common Stock; (ii) each outstanding share of Martin Marietta Common Stock will be converted into the right to receive one share of Lockheed Martin Common Stock; and (iii) each outstanding share of Martin Marietta Series A Preferred Stock will be converted into the right to receive one share of Lockheed Martin Series A Preferred Stock. These exchange ratios were used in the accompanying unaudited pro forma combined condensed financial statements. See "THE REORGANIZATION
AGREEMENT -- Consideration to be Received in the Combination."

3. TRANSITION COSTS AND EXPENSES

     The accompanying unaudited pro forma combined condensed financial statements do not include any transition costs and expenses which are expected to be incurred in connection with consummating the Combination and integrating the operations of Lockheed and Martin Marietta. It is not feasible to determine the actual amount of these costs and expenses until the Combination is completed and the related operational and transitional plans are complete. The managements of Lockheed and Martin Marietta currently estimate that these costs and expenses could total approximately $850 million. These costs and expenses relate directly to completing the transactions, such as professional and registration fees; employee benefit-related costs such as severance, relocation and retention incentives; facility consolidations; and satisfaction of contractual obligations; most of which will be incurred to eliminate duplicate facilities and excess capacity in the combined Lockheed Martin operations. It is anticipated that a significant portion of these costs and expenses will result in charges to the earnings of Lockheed Martin. The exact timing of these charges cannot be determined at this time; however, the managements of Lockheed and Martin Marietta anticipate that plans and decisions will be completed and a substantial portion of the related charges recorded in 1995. Additionally, while the pro forma combined condensed statement of earnings does not reflect any net cost savings or economies of scale that may be achieved by the Combination, the Combination is expected to result in reduced costs for Lockheed Martin, a portion of which will accrue to the benefit of the U.S. Government.

                                 --continued--

4. CONFORMING AND PRO FORMA ADJUSTMENTS

     The following is a summary of conforming and pro forma adjustments which give pro forma effect to the Combination as if it was effected for all periods presented:

                                              FISCAL NINE MONTHS
                                                ENDED SEPTEMBER         FISCAL YEAR ENDED DECEMBER
                                              -------------------      -----------------------------
                                               1994        1993         1993       1992       1991
                                              -------     -------      -------    -------    -------
                                                                  (In millions)
NET SALES:
  Lockheed.................................   $ 9,286     $ 9,332      $13,071    $10,100    $ 9,809
  Martin Marietta..........................     7,088       6,248        9,436      5,954      6,075
                                              -------     -------      -------    -------    -------
                                               16,374      15,580       22,507     16,054     15,884
Adjustment(a)..............................       (67)        (82)        (131)      (129)       (95)
                                              -------     -------      -------    -------    -------
       Adjusted............................   $16,307     $15,498      $22,376    $15,925    $15,789
                                              =======     =======      =======    =======    =======
COST OF SALES, OTHER COSTS AND EXPENSES:
  Lockheed.................................   $ 8,665     $ 8,748      $12,227    $ 9,456    $ 9,233
  Martin Marietta..........................     6,359       5,678        8,648      5,405      5,537
                                              -------     -------      -------    -------    -------
                                               15,024      14,426       20,875     14,861     14,770
Adjustment(a)..............................       (67)        (82)        (131)      (129)       (95)
Adjustment(b)..............................        67          42           56         56          1
                                              -------     -------      -------    -------    -------
       Adjusted............................   $15,024     $14,386      $20,800    $14,788    $14,676
                                              =======     =======      =======    =======    =======
TAXES ON INCOME:
  Lockheed.................................   $   193     $   175      $   254    $   201    $   166
  Martin Marietta..........................       340         200          275        167        108
                                              -------     -------      -------    -------    -------
                                                  533         375          529        368        274
Adjustment(b)..............................       (47)        (22)         (29)       (22)       (12)
Adjustment(c)..............................       (23)        (14)         (20)       (19)        --
                                              -------     -------      -------    -------    -------
       Adjusted............................   $   463     $   339      $   480    $   327    $   262
                                              =======     =======      =======    =======    =======
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
  Lockheed.................................        --          --           --    $  (631)        --
  Martin Marietta..........................        --     $  (429)     $  (429)        --         --
                                              -------     -------      -------    -------    -------
                                                   --        (429)        (429)      (631)        --
Adjustment(b)..............................        --         429          429       (429)        --
                                              -------     -------      -------    -------    -------
       Adjusted............................        --          --           --    $(1,060)        --
                                              =======     =======      =======    =======    =======

- ---------------
(a) Pro forma adjustments have been recorded to eliminate intercompany sales and cost of sales for the fiscal nine month periods ended September 1994 and 1993, and for the fiscal years ended December 1993, 1992, and 1991. No adjustments have been made to eliminate the related intercompany profit in ending inventories and the net intercompany receivables and payables as of and for the above-referenced fiscal periods as such amounts are not material.
(b) Adjustments have been made to reflect the 1992 adoption of SFAS 106 and SFAS 112 for the combined entity, to conform Lockheed's method of accounting for timing differences in cost recognition between Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions, and applicable government contract accounting principles consistent with Martin Marietta, and to conform Martin Marietta's to Lockheed's classification of state income tax expenses as an element of general and administrative costs.
(c) Adjustments have been made to record the tax effect, using the applicable federal statutory rates for the respective periods, on the net pro forma adjustments.
(d) Adjustments have been made to reflect the exchange ratios, described in Note 2 above, and the elimination of Treasury Shares in accordance with the MGCL.

                                 --continued--

5. COMPUTATION OF PRO FORMA EARNINGS (LOSS) AND CASH DIVIDENDS PER COMMON SHARE

                                                              FISCAL NINE
                                                                MONTHS                FISCAL YEAR ENDED
                                                            ENDED SEPTEMBER               DECEMBER
                                                           -----------------     ---------------------------
                                                           1994        1993      1993       1992       1991
                                                           -----       -----     -----     -------     -----
                                                                 (In millions, except per share data)
ASSUMING NO DILUTION
Earnings before cumulative effect of accounting
  changes..............................................    $ 807       $ 612     $ 865     $   678     $ 632
Less: Preferred stock dividend.........................      (45)        (30)      (45)         --        --
                                                           -----       -----     -----     -------     -----
Net earnings attributable to common stock..............    $ 762       $ 582     $ 820     $   678     $ 632
                                                           =====       =====     =====     ========    =====
Weighted average number of common shares...............      199         198       197         196       202
Net earnings per share before cumulative effect of
  accounting changes...................................    $3.83       $2.94     $4.16     $  3.46     $3.13
                                                           =====       =====     =====     ========    =====
Cumulative effect of accounting changes................                                    $(1,060)
                                                                                           ========
Weighted average number of common shares...............                                        196

Cumulative effect of accounting changes per share......                                    $ (5.41)
                                                                                           ========
Net earnings (loss)....................................    $ 807       $ 612     $ 865     $  (382)    $ 632
Less: Preferred stock dividend.........................      (45)        (30)      (45)         --        --
                                                           -----       -----     -----     -------     -----
                                                           $ 762       $ 582     $ 820     $  (382)    $ 632
                                                           =====       =====     =====     ========    =====
Weighted average number of common shares...............      199         198       197         196       202

Net earnings (loss) per share..........................    $3.83       $2.94     $4.16     $ (1.95)    $3.13
                                                           =====       =====     =====     ========    =====
ASSUMING FULL DILUTION
Earnings before cumulative effect of accounting
  changes..............................................    $ 807       $ 612     $ 865     $   678     $ 632
                                                           =====       =====     =====     ========    =====
Weighted average number of common shares...............      199         198       197         196       202
Assumed conversion of Series A Preferred Stock.........       29          19        22          --        --
Dilutive effect of stock options (Treasury stock
  method)..............................................        2           2         2          --        --
                                                           -----       -----     -----     -------     -----
                                                             230         219       221         196       202
                                                           =====       =====     =====     ========    =====
Net earnings per share before cumulative effect of
  accounting changes...................................    $3.51       $2.79     $3.91     $  3.46     $3.13
                                                           =====       =====     =====     ========    =====
Cumulative effect of accounting changes................                                    $(1,060)
                                                                                           ========
Weighted average number of common shares...............                                        196
Dilutive effect of stock options (Treasury stock
  method)..............................................                                         --
                                                                                           -------
                                                                                               196
                                                                                           ========
Cumulative effect of accounting changes per share......                                    $ (5.41)
                                                                                           ========
Net earnings (loss)....................................    $ 807       $ 612     $ 865     $  (382)    $ 632
                                                           =====       =====     =====     ========    =====
Weighted average number of common shares...............      199         198       197         196       202
Assumed conversion of Series A Preferred Stock.........       29          19        22          --        --
Dilutive effect of stock options (Treasury stock
  method)..............................................        2           2         2          --        --
                                                           -----       -----     -----     -------     -----
                                                             230         219       221         196       202
                                                           =====       =====     =====     ========    =====
Net earnings (loss) per share..........................    $3.51       $2.79     $3.91     $ (1.95)    $3.13
                                                           =====       =====     =====     ========    =====
Cash Dividends per common share........................    $ .86       $ .82     $1.09     $  1.04     $ .98
                                                           =====       =====     =====     ========    =====

                                --end of notes--

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     At the Merger Date, the stockholders of Martin Marietta and Lockheed will become stockholders of Lockheed Martin, and their rights will be governed by the MGCL and Lockheed Martin's charter (the "Lockheed Martin Charter") and bylaws (the "Lockheed Martin Bylaws") in the forms that will become effective upon the Merger Date. The following are summaries of certain differences between (i) the rights of Martin Marietta stockholders and Lockheed Martin stockholders, and
(ii) the rights of Lockheed stockholders and Lockheed Martin stockholders.

     The following discussions are not intended to be complete and are qualified in their entirety by reference to the MGCL, the DGCL, the Lockheed Martin Charter and Lockheed Martin Bylaws, the charter and bylaws of Martin Marietta (the "Martin Marietta Charter" and the "Martin Marietta Bylaws," respectively), and the certificate of incorporation and bylaws of Lockheed (the "Lockheed Charter" and the "Lockheed Bylaws," respectively), as appropriate. Copies of the Lockheed Martin Charter and the Lockheed Martin Bylaws, in substantially the forms to be adopted prior to the consummation of the Combination, are exhibits to the Reorganization Agreement which is attached to this Joint Proxy Statement/Prospectus as Appendix I. Copies of the Martin Marietta Charter and the Martin Marietta Bylaws, and the Lockheed Charter and the Lockheed Bylaws are incorporated by reference herein and will be sent to holders of shares of Martin Marietta Common Stock (or Martin Marietta Series A Preferred Stock) and Lockheed Common Stock, respectively, upon request. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

COMPARISON OF STOCKHOLDER RIGHTS WITH RESPECT TO LOCKHEED MARTIN AND MARTIN MARIETTA

     Since both Lockheed Martin and Martin Marietta are organized under the laws of the State of Maryland, any differences in the rights of holders of Martin Marietta Common Stock and Lockheed Martin Common Stock will arise solely from differences in their respective charters and bylaws. The Lockheed Martin Charter and Lockheed Martin Bylaws are substantially similar to the Martin Marietta Charter and Martin Marietta Bylaws, respectively, except for certain matters as described herein.

     Authorized Capital. The total number of authorized shares of capital stock of Martin Marietta is 550,000,000 shares, consisting of 20,000,000 shares of Martin Marietta Series A Preferred Stock, 30,000,000 shares of series preferred stock, par value $1.00 per share (the "Martin Marietta Series Preferred Stock"), and 500,000,000 shares of Martin Marietta Common Stock. The authorized capital of Lockheed Martin is as set forth under "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Authorized Capital Stock."

     Directors. The Lockheed Martin Charter provides for 24 directors, which number may be increased or decreased by the Board of Directors, but which shall not be less than 12. Pursuant to the Martin Marietta Charter, Martin Marietta has 17 directors, which number may also be increased or decreased by the Board of Directors, but not to less than five.

     The Lockheed Martin Board will not be divided into separate classes. Each director will serve until the next annual meeting of stockholders after his or her election. The Martin Marietta Charter establishes three classes of directors, as nearly equal in number of directors as possible, with each director elected for a term expiring at the third succeeding annual meeting of stockholders after his or her election.

     Under the Lockheed Martin Bylaws, the required quorum for any meeting of the Lockheed Martin Board will generally be a majority of its members. The Martin Marietta Bylaws provide for a quorum of one-third of the Martin Marietta Board, but in no case fewer than five directors.

     Absence of Rights Plan. Martin Marietta recently adopted a stockholder rights plan and in connection therewith entered into a Rights Agreement, dated as of August 29, 1994, with First Chicago Trust Company of New York, as rights agent (the "Martin Marietta Rights Agreement"). Common stock purchase rights were distributed to the holders of Martin Marietta Common Stock of record on September 9, 1994, and rights attach to all shares of Martin Marietta Common Stock issued thereafter until the earlier of the Distribution Date (as defined therein), or on the date on which the rights expire or are redeemed. Initially, the rights trade in tandem with the shares of Martin Marietta Common Stock. The rights are exercisable only if a person or group acquires 15% or more of Martin Marietta Common Stock or announces a tender offer for 30% or more of Martin Marietta Common Stock, subject to certain exceptions specified in the Martin Marietta Rights Agreement. The rights will expire immediately prior to the consummation of the transactions contemplated by the Reorganization Agreement; provided, however, that if the Reorganization Agreement is terminated without consummation of the transactions contemplated thereby, then the Martin Marietta Rights Agreement and the rights will expire at or prior to the close of business on September 9, 2004. Lockheed Martin has not adopted a rights plan at this time but may decide to do so in the future.

COMPARISON OF STOCKHOLDER RIGHTS WITH RESPECT TO LOCKHEED MARTIN AND LOCKHEED

     Lockheed Martin is organized under the laws of the State of Maryland and Lockheed is organized under the laws of the State of Delaware. The following discussion summarizes certain differences between the Lockheed Martin Charter and Bylaws and the Lockheed Charter and Bylaws and between certain provisions of the MGCL and the DGCL affecting stockholders' rights.

     Authorized Capital. The total number of authorized shares of capital stock of Lockheed is 102,500,000, consisting of 2,500,000 shares of preferred stock, $1.00 par value per share (including 1,000,000 shares of Lockheed Junior Preferred Stock), and 100,000,000 shares of Lockheed Common Stock. The authorized capital of Lockheed Martin is as set forth under "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Authorized Capital Stock."

     Directors. The Lockheed Bylaws provide for a minimum of three directors (except in connection with rights to elect directors granted to holders of any class or series of Lockheed preferred stock), with the exact number of directors to be fixed from time to time by the Lockheed Board. There are currently 14 directors serving on the Lockheed Board. The Lockheed Martin Charter provides for 24 directors, which number may be increased or decreased by the Lockheed Martin Board, but which shall not be less than 12.

     The Lockheed Bylaws provide that a plurality of stockholder votes cast will be sufficient to elect a director. The Lockheed Martin Bylaws require the vote of stockholders representing a majority of the votes entitled to be cast to elect a director. In addition, under the Lockheed Martin Charter, if any person beneficially owns shares of capital stock entitled to vote generally in the election of directors ("Voting Stock") representing 40% or more of the votes entitled to be cast by all stockholders, the Lockheed Martin Board will be elected by cumulative voting.

     Under the Lockheed Bylaws, a majority of any quorum of the Lockheed Board must consist of directors who are not or have not theretofore ever been employees of, or who do not have or have not had other business or professional relations with, Lockheed. The Lockheed Martin Bylaws have no analogous provision.

     Removal of Directors. The Lockheed Charter provides that, except with respect to additional directors elected under specified circumstances by holders of any class or series of Lockheed preferred stock, any director may be removed by a vote of the majority of the outstanding shares entitled to vote in connection with the election of such director, regardless of class, voting together as a single class. The Lockheed Martin Charter provides that directors may be removed, only for cause, by the affirmative vote of at least 80% of the votes that the holders of the outstanding shares of capital stock are entitled to cast at the annual election of directors.

     Filling Vacancies on the Board of Directors. Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office or a sole remaining director (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. However, the DGCL also provides that if the directors then in office constitute less than a majority of the corporation's board of directors, then, upon application by stockholders representing at least 10% of outstanding shares entitled to vote for such directors, the Court of Chancery may order a stockholder election of directors to be held. Under the Lockheed Bylaws, except with respect to additional directors elected under specified circumstances by holders of any class or series of Lockheed preferred stock, any vacancies resulting from death, resignation, disqualification, removal or other cause or an increase in the number of directors shall be filled solely by a majority vote of the remaining directors, even if less than a quorum.

     Under the Lockheed Martin Charter and the Lockheed Martin Bylaws, a majority of the remaining directors may appoint a director to fill a vacancy unless there is an increase in the size of the Lockheed Martin

Board. Any vacancy resulting from an increase shall be filled only by a majority vote of the entire Lockheed Martin Board. If the vacancy is caused by removal of a director by the stockholders, the successor director may be elected by the stockholders at the same meeting at which such removal occurs. Under the Lockheed Martin Charter, the provision with respect to election of directors to fill vacancies may be amended or repealed only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors.

     Amendment to Certificate of Incorporation or Charter. Under the DGCL and the Lockheed Charter, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend the Lockheed Charter. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even though ordinarily they would not have such voting rights.

     In accordance with the MGCL, under the Lockheed Martin Charter, except as described below or in connection with the rights of the holders of any class or series of Lockheed Martin Preferred Stock, the affirmative vote of a majority of the outstanding shares entitled to vote is necessary to amend the Lockheed Martin Charter. The affirmative vote of 80% of the votes that the holders of the then outstanding shares of capital stock would be entitled to cast at an annual election of directors is required to amend Sections 3 or 5 of Article V of the Lockheed Martin Charter relating to removal of directors and the general powers of the board of directors. Any amendment to Article XIII of the Lockheed Martin Charter regarding "business combinations" requires the affirmative vote of (a) 80% of the outstanding shares of Voting Stock and (b) 67% of the outstanding shares of Voting Stock excluding shares held by certain beneficial owners of 10% or more of the outstanding shares of any class or series of Voting Stock (as defined in the Lockheed Martin Charter, a "Related Person"), unless such amendment shall have been approved in advance by not less than two-thirds of the Lockheed Martin "continuing directors" (as defined in such Article XIII). Any amendment to Article XIV of the Lockheed Martin Charter regarding certain prohibitions on greenmail requires the affirmative vote of 80% of the votes entitled to be cast by holders of shares of Voting Stock.

     Amendment of Bylaws. Under the DGCL, the Lockheed Bylaws and the Lockheed Charter, the Lockheed Bylaws may be amended by the action of the Lockheed Board or by the affirmative vote of a majority of the outstanding shares of stock, voting as a single class.

     Under the MGCL, the power to adopt, amend or repeal a corporation's bylaws is vested in the corporation's stockholders, except to the extent the corporation's charter or bylaws vest it in the board of directors. The Lockheed Martin Bylaws grant the Lockheed Martin Board exclusive power to adopt, amend, alter or repeal the Lockheed Martin Bylaws.

     Advance Notice of Director Nominations and New Business. The Lockheed Bylaws provide that with respect to any stockholder meeting, nominations of persons for election to the Lockheed Board and the proposal of business to be considered by stockholders may be made only (a) by or at the direction of the Lockheed Board or (b) by a stockholder who has complied with the advance notice procedures set forth in the Lockheed Bylaws.

     The Lockheed Martin Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Lockheed Martin Board and the proposal of business to be considered by stockholders may be made only (i) pursuant to Lockheed Martin's notice of the meeting, (ii) by or at the direction of the Lockheed Martin Board or (iii) by a stockholder who has complied with the advance notice procedures set forth in the Lockheed Martin Bylaws and is entitled to vote at the meeting, and (b) with respect to special meetings of stockholders, only the business specified in Lockheed Martin's notice of meeting may be brought before the meeting and nominations of persons for election to the Lockheed Martin Board may be made only pursuant to Lockheed Martin's notice of the meeting (i) by or at the direction of the Lockheed Martin Board or (ii) by a stockholder who has complied with the advance notice procedures set forth in the Lockheed Martin Bylaws and is entitled to vote at the meeting.

     Stockholder Meetings and Provisions for Notices. Under the DGCL and the MGCL, stockholder meetings may be held at any place within or without the state, as provided in the bylaws, provided that under the MGCL, stockholder meetings must be held in the United States. Under the Lockheed Bylaws, special stockholder meetings may be called by a majority of the Lockheed Board or the Chairman or the Vice Chairman of the Lockheed Board. Under the Lockheed Martin Bylaws, special stockholder meetings may be called by the Executive Committee of the Lockheed Martin Board, a majority of the Lockheed Martin Board, the Chairman of the Lockheed Martin Board, the President or by the Secretary at the written request of stockholders entitled to cast at least 25% of the votes entitled to be cast at such meeting. Under the MGCL, unless requested by the holders of a majority of shares entitled to vote thereon, a special meeting of stockholders does not need to be called to consider any matter that is substantially the same as a matter voted on at a special meeting held within the preceding 12 months.

     Under both the DGCL and the MGCL, written notice of a stockholders meeting must state the place, date and time of the meeting, and if a special meeting, the purpose. Under the Lockheed Bylaws, such notice must be delivered personally or by mail not less than ten nor more than 60 days prior to the meeting. Under the Lockheed Martin Bylaws, such notice must be delivered personally or mailed not less than 30 nor more than 90 days prior to the meeting.

     In accordance with the DGCL, the Lockheed Bylaws provide that stockholder proxies are valid for three years from their date unless the proxy provides for a longer period. The MGCL and the Lockheed Martin Bylaws provide that proxies are valid for 11 months from their date, unless the proxy otherwise provides.

     Voting by Stockholders. Under the Lockheed Bylaws, except with respect to the election of directors (or as otherwise provided by the Lockheed Charter, the Lockheed Bylaws, or by applicable law), action by Lockheed stockholders is taken by the vote, at a meeting at which a quorum is present, of the holders of a majority of the outstanding shares entitled to vote thereon. However, subject to applicable law and the Lockheed Charter, the Lockheed Bylaws allow the Lockheed Board to require a larger vote upon any question or election. Under the Lockheed Martin Charter, except with respect to the amendment of certain provisions thereof (or as otherwise provided by the Lockheed Martin Charter or by applicable law), action by Lockheed Martin stockholders generally is taken by the affirmative vote, at a meeting at which a quorum is present, of stockholders representing a majority of all votes entitled to be cast on the matter (including without limitation, certain extraordinary actions, such as mergers, consolidations and charter amendments, that under the MGCL would, absent provision in the Lockheed Martin Charter, require the affirmative vote of two-thirds of the votes entitled to be cast thereon).

     Stockholder Action Without a Meeting. Under the Lockheed Charter, consistent with the DGCL, no action may be taken by the stockholders except at a meeting. Under the MGCL, Lockheed Martin stockholders may act by unanimous written consent provided certain conditions are met.

     Absence of Rights Plan. Lockheed entered into the Lockheed Rights Agreement in 1986. Lockheed Martin has not adopted a rights plan at this time but may decide to do so in the future.

     Business Combinations. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) with certain "interested stockholders" (as defined for purposes of such provisions) may be prohibited for a five-year period and thereafter may be subject to, among other things, certain stockholder approvals. See "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law -- Business Combinations."

     In addition to the MGCL requirements, the Lockheed Martin Charter also contains a provision requiring that, subject to certain exceptions, any "business combination" between Lockheed Martin and a Related Person must be approved by 80% of the outstanding shares of Voting Stock and by 67% of the outstanding shares of Voting Stock not owned by the Related Person. See "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law -- Business Combinations."

     Under Section 203 of the DGCL ("Section 203"), certain "business combinations" with "interested stockholders" (each as defined in Section 203) of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. The provisions of Section 203 do not apply to Lockheed because Lockheed elected not to be subject to the provisions of Section 203.

     Control Share Acquisitions. Under the MGCL, stock acquired in certain "control share" acquisitions has no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders in the election of directors, excluding shares of stock as to which the acquiring person, officers of the corporation and directors of the corporation who are employees of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of directors. See "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law -- Control Share Acquisitions." The DGCL has no comparable control share acquisition statute.

     Indemnification and Limitation of Liability. Delaware and Maryland have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, corporations to adopt a provision in their certificate of incorporation or charter eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Lockheed Charter eliminates the liability of directors to the fullest extent permissible under the DGCL, as such law exists currently or as it may be amended in the future. Such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. The DGCL provides that indemnification is mandatory to the extent a director, officer, employee or agent acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or with respect to any criminal action or proceeding, there was no reason to believe his or her conduct was unlawful, or has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

     The DGCL generally permits (and the Lockheed Charter therefore requires) indemnification for expenses incurred in the defense or settlement of derivative or third-party actions, provided there is a determination by a quorum of directors who were not parties to the action, or if such quorum is not obtainable or if directed by such quorum by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or in a criminal proceeding that the person had no reason to believe his or her conduct to be unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Lockheed Martin Charter limits the monetary liability of both officers and directors to the maximum extent permissible under the MGCL. The exceptions to such a liability limitation in the charter of a Maryland corporation generally are to the extent that (a) it is proved that the person received an improper benefit or profit in money, property or services, for the amount of benefit or profit so received, and (b) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action. Under the MGCL, unless limited by the charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     Under the MGCL, where indemnification is permissible it must be authorized
(a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of two or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board), (b) by special legal counsel selected by the board of directors or by a committee of the board (or if the requisite quorum of the board cannot be obtained and the committee cannot be established, a majority of the full board, including directors who are parties, may select the special counsel), or (c) by a vote of the stockholders other than those stockholder-directors who are party to the proceedings.

     In Maryland, expenses may be advanced to a director, and to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director unless limited by the charter. Advances to officers, employees and agents may be generally authorized in the corporation's charter or bylaws, by action of the board of directors or by contract. Delaware law permits such general authorization of advances to directors and officers but requires approval by the directors of advances to employees and agents of the corporation.

     Dissenter's or Appraisal Rights. Under the DGCL, a stockholder of a corporation who does not consent to certain major corporate transactions may, under varying circumstances, be entitled to dissenter's or appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such appraisal rights are not available in certain circumstances, including without limitation (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Under Delaware law, dissenter's or appraisal rights are not available to Lockheed stockholders in connection with the Combination.

     Under the MGCL, stockholders have the right to demand and to receive payment of the fair value of their stock in the event of (a) a merger or consolidation, (b) a share exchange, (c) certain sales of all or substantially all of the assets, (d) a charter amendment altering contract rights of outstanding stock, as expressly set forth in the charter, and substantially adversely affecting the stockholder's rights (unless, as is the case with the Lockheed Martin Charter, the right to do so is reserved in the charter), or (e) certain business combinations with interested stockholders which are subject to or exempted from the MGCL's business combination statute and in connection with the approval of voting rights of certain stockholders under the MGCL's control share acquisition statute. Except with respect to certain business combinations and in connection with appraisal and dissenters' rights existing as a result of the MGCL's control share acquisition statute, the right to demand and receive payment of fair value does not apply to (a) stock listed on a national securities exchange or a national market system security designated on an interdealer quotation system by the

National Association of Securities Dealers, Inc., (b) stock of the successor in a merger (unless the merger alters the contract rights of the stock or converts the stock in whole or in part into something other than stock, cash, scrip or other interests) or (c) stock of an open-end investment company registered with the Commission under the Investment Company Act of 1940 and the stock is valued in the transaction at its net asset value. Except in the case of appraisal and dissenters' rights existing as a result of the MGCL's control share acquisition statutes, these rights are available only when the stockholder (a) files with the corporation a timely, written objection to the transaction and (b) does not vote in favor of the transaction. In addition, the stockholder must make a demand on the successor corporation for payment of the stock within 20 days of the acceptance of articles by the State Department of Assessments and Taxation of the State of Maryland.

     Prohibition on Payment of Greenmail. The Lockheed Bylaws contain a provision requiring that any purchase by Lockheed or any subsidiary of shares of any class of equity securities from any beneficial owner of 5% or more of Lockheed's outstanding capital stock entitled to vote in the election of directors must first be approved by the affirmative vote of holders of a majority of outstanding shares of such stock not owned by such person. The provision is not effective with respect to the purchase, acquisition, redemption or exchange of such capital stock provided for under the Lockheed Charter or made as a part of a tender offer or exchange offer by Lockheed to purchase all securities of the same class made on the same terms to all holders.

     The Lockheed Martin Charter contains a provision requiring that any purchase by Lockheed Martin of shares of stock entitled to vote generally in the election of directors from a beneficial owner for less than two years of 5% or more of outstanding shares of such stock at a price per share in excess of the market price for the shares at such time or certain other transactions with such stockholder, including a merger or consolidation, or the sale or transfer of more than $10,000,000 of assets or equity securities, must first be approved by the affirmative vote of holders of a majority of outstanding shares of such stock not owned by such stockholder. Under the Lockheed Martin Charter, this provision may be amended or repealed only by the affirmative vote of holders of at least 80% of the outstanding shares of such stock.

     Dissolution. Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of the corporation must be approved by all stockholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders.

     Under the DGCL, the Court of Chancery, upon application by any stockholder, may appoint a custodian or receiver (a) if the stockholders are so divided that they have failed to elect successors to directors whose terms have expired, (b) if the business of the corporation is suffering or is threatened with irreparable injury because of a deadlock of directors, or (c) if the corporation has abandoned its business but has not liquidated. Upon the order of the Court of Chancery or in the event of clause (c) above, the corporation may be liquidated and its assets distributed.

     The MGCL provides for the voluntary dissolution of a corporation by a resolution adopted by a majority of the corporation's board of directors. A vote of two-thirds of all votes entitled to be cast on the matter generally is necessary to approve the dissolution, but, in accordance with the MGCL, the Lockheed Martin Charter reduces the stockholder vote required to approve a dissolution to a majority of the votes entitled to be cast on the matter.

     The MGCL also provides that stockholders entitled to cast at least 25% of all the votes entitled to be cast in the election of directors may petition a court of equity for an involuntary dissolution of the corporation on the ground that (a) the directors are so divided respecting the management of the corporation's affairs that the votes required for action by the board cannot be obtained, or (b) the stockholders are so divided that directors cannot be elected. Any stockholder entitled to vote in the election of directors of a Maryland corporation, however, may petition a court of equity to dissolve the corporation on the ground that (a) the stockholders are so divided that they have failed, for a period which includes at least two consecutive annual meeting dates, to elect successors to directors whose terms would have expired on the election and qualification of their successors, or (b) the acts of the directors or those in control of the corporation are illegal, oppressive or fraudulent.

     Dividends. The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation or if it repurchases shares having a preference upon the distribution of any of its assets that it retires such shares upon acquisition (and provided, that after any reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts not otherwise provided for).

     The MGCL permits a corporation to make a distribution, including dividends, redemptions or stock repurchases, unless prohibited by its charter or if following such distribution, the corporation would not be able to pay its debts in the ordinary course as they become due or the corporation's total assets would be less than the sum of its liabilities and, unless the charter provides otherwise, senior liquidation preferences. For purposes of determining whether a distribution is lawful, the corporation's assets may be based upon fair value or any other method of valuation that is reasonable under the circumstances.

     Right to Examine Stockholder List. In compliance with the requirements of the DGCL, the Lockheed Bylaws provide that stockholders have a right for a period of ten days prior to any stockholder meeting and during such meeting, to examine a list of stockholders of Lockheed, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. Further, under the DGCL, any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

     Under the MGCL, any one or more persons who for at least six months have been the record holders of at least 5% of any class of stock are entitled to inspect and copy (among other things) the corporation's stock ledger and if the corporation does not maintain its stock ledger at its principal place of business, to request in writing a stockholder list. Following such request, the corporation has 20 days to produce a stockholder list with names, addresses and number of shares owned. In addition, under the Lockheed Martin Bylaws, the Secretary of the corporation must furnish a stockholder list at each meeting.

     Interested Director Transactions. Under both the DGCL and the MGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions are met. Under the DGCL and the MGCL, any such contract or transaction may be ratified by the stockholders (as set forth below) or a majority of disinterested members of the board of directors or a committee thereof if (a) the material facts are disclosed or known thereto, or (b) the contract or transaction was fair (and under the MGCL, reasonable) to the corporation at the time it was approved. Under the DGCL, any ratification of such a contract or transaction by the stockholders must be made by a majority of all stockholders in good faith. Under the MGCL, such ratification must be made by a majority of the disinterested stockholders.

     Preemptive Rights. Under the DGCL, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. Under the MGCL, subject to several statutory exceptions and the power of the corporation to deny preemptive rights in its charter, stockholders have preemptive rights. The Lockheed Martin Charter denies preemptive rights to holders of any class of stock.

                  DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK

     The summary of the terms of the stock of Lockheed Martin set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Lockheed Martin Charter and the Lockheed Martin Bylaws. Copies of the Lockheed Martin Charter and the Lockheed Martin Bylaws, in substantially the forms to be adopted prior to the consummation of the Combination, are attached as

Exhibits A and B, respectively, to the Reorganization Agreement which is attached to this Joint Proxy Statement/Prospectus as Appendix I.

AUTHORIZED CAPITAL STOCK

     Under the Lockheed Martin Charter, the total number of shares of all classes of stock that Lockheed Martin has authority to issue is 820,000,000 shares, of which 750,000,000 are shares of Lockheed Martin Common Stock, 20,000,000 are shares of Lockheed Martin Series A Preferred Stock, and 50,000,000 are shares of Lockheed Martin Series Preferred Stock.

     The additional shares of authorized stock available for issuance by Lockheed Martin might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of Lockheed Martin Common Stock. The ability of the Lockheed Martin Board to issue additional shares of stock could enhance the Lockheed Martin Board's ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the Lockheed Martin Board to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

COMMON STOCK

     Subject to any preferential rights of the Lockheed Martin Series A Preferred Stock or any series of Lockheed Martin Series Preferred Stock, holders of shares of Lockheed Martin Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the Lockheed Martin Board and to share ratably in the assets of Lockheed Martin legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. Lockheed Martin will not be able to pay any dividend or make any distribution of assets on shares of Lockheed Martin Common Stock until cumulative dividends on shares of the Lockheed Martin Series A Preferred Stock and on any other shares of Lockheed Martin Series Preferred Stock then outstanding with dividend or distribution rights senior to the Lockheed Martin Common Stock have been paid. See "THE REORGANIZATION AGREEMENT -- Lockheed Martin Following Combination" with respect to the anticipated initial quarterly dividend on the Lockheed Martin Common Stock.

     Holders of Lockheed Martin Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to the Lockheed Martin Series A Preferred Stock or any series of Lockheed Martin Series Preferred Stock, the holders of such shares will possess all voting power. See "-- Series A Preferred Stock -- Voting Rights." The Lockheed Martin Charter does not provide for cumulative voting for the election of directors except as described under "-- Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law -- Prohibition on Payment of Greenmail; Cumulative Voting for Directors." Thus, the holders of more than one-half of the outstanding shares of Lockheed Martin Common Stock generally will be able to elect all the directors of Lockheed Martin then standing for election and holders of the remaining shares will not be able to elect any director.

     The shares of Lockheed Martin Common Stock, when issued to holders of outstanding shares of Lockheed Common Stock or Martin Marietta Common Stock in connection with the Combination, or when issued upon conversion of shares of the Lockheed Martin Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

     Holders of Lockheed Martin Common Stock will have no preferences, preemptive, conversion, or exchange rights.

SERIES A PREFERRED STOCK

     The shares of Lockheed Martin Series A Preferred Stock, when issued to the holder of the outstanding shares of Martin Marietta Series A Preferred Stock in connection with the Combination, will be validly issued, fully paid and non-assessable.

  Designation and Amount

     The Lockheed Martin Series A Preferred Stock will have a par value of $1.00 per share and a liquidation preference of $50 per share, plus accrued and unpaid dividends. The authorized number of shares of Lockheed Martin Series A Preferred Stock is 20,000,000. The terms of the Lockheed Martin Marietta Series A Preferred Stock are essentially the same as those of the Martin Marietta Series A Preferred Stock issued to GE on April 2, 1993.

  Rank

     With respect to dividend rights and rights on liquidation, dissolution and winding up, the Lockheed Martin Series A Preferred Stock will rank senior to all other classes of stock of Lockheed Martin except those classes of preferred stock expressly designated as ranking on a parity with the Lockheed Martin Series A Preferred Stock.

  Dividends

     Preferential cash dividends at the per share rate of $.75 per quarter will accrue (whether or not declared and whether or not funds are legally available for payment) from the last quarterly dividend payment date on which dividends have been paid with respect to the Martin Marietta Series A Preferred Stock, will be cumulative and will compound quarterly, to the extent they are unpaid, at the rate of 6% per annum computed on the basis of a 360-day year of twelve 30-day months. Holders of shares of Lockheed Martin Series A Preferred Stock are not entitled to any other dividends.

  Redemption

     Upon the giving of specified notice, on or after April 2, 1998, Lockheed Martin, at its option, will be entitled to redeem any or all shares of Lockheed Martin Series A Preferred Stock, at a redemption price of $50 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price"), but only if the Average Closing Price (as described below) of Lockheed Martin Common Stock (calculated as of the record date fixed for notifying holders of such redemption) equals or exceeds the applicable percentage of the Conversion Price (as described below) set forth opposite the date that occurs on or that immediately preceded such record date:

                                                                         PERCENTAGE OF
                                   APRIL 2                              CONVERSION PRICE
        --------------------------------------------------------------  ----------------
        1998..........................................................       130.0%
        1999..........................................................       122.5%
        2000..........................................................       115.0%
        2001..........................................................       107.5%
        2002 and thereafter...........................................       100.0%

     The "Average Closing Price" per share of Lockheed Martin Common Stock on any day shall be deemed to be the average of the closing prices for Lockheed Martin Common Stock for the 20 consecutive trading days commencing 30 trading days before the day in question, with each day's closing sale price being the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the NYSE.

     In lieu of paying the Redemption Price in cash, Lockheed Martin may, at its sole option, pay such Redemption Price in shares of Lockheed Martin Common Stock. The number of shares of Lockheed Martin Common Stock issuable in lieu of a cash payment of the Redemption Price will be the number of fully paid and nonassessable shares of Lockheed Martin Common Stock as will have an aggregate Average Closing Price as of the redemption date equal to the aggregate liquidation preference of the shares of Lockheed Martin Series A Preferred Stock being redeemed.

     Within 15 days of its receipt of notice of a redemption payable in shares of Lockheed Martin Common Stock, each holder of Lockheed Martin Series A Preferred Stock will have the right to elect not to retain such Lockheed Martin Common Stock and to request a Backstop Registration (as described below) of some or all of the shares of Lockheed Martin Common Stock to be received in the redemption (the "Redemption Common Stock"). A holder's failure to timely so request Backstop Registration will be deemed to be an election by the holder to retain such Lockheed Martin Common Stock.

     A Backstop Registration for shares of Lockheed Martin Common Stock issued in lieu of a redemption in cash will be conducted substantially in the manner described under "STANDSTILL AGREEMENT -- Special Liquidity
Provisions -- Backstop Registration."

     When the Backstop Registration has been completed, the net proceeds thereof will be distributed to the holders who requested the Backstop Registration pro rata in respect of their interests in the Lockheed Martin Common Stock subject to the Backstop Registration. Any such Backstop Registration not consummated within six months will be deemed to have been abandoned. To the extent the net proceeds per share from such Backstop Registration are less than the sum of the Redemption Price and the interest on such Redemption Price (at an annual rate published by the Board of Governors of the Federal Reserve System for U.S. Treasury Bonds maturing 10 years from the applicable redemption date) from the applicable redemption date to and including the date of payment in respect of a requesting holder's redeemed shares of Lockheed Martin Series A Preferred Stock, Lockheed Martin will pay to the requesting holder an amount in cash equal to the applicable difference.

  Conversion Rights

     The holders of shares of Lockheed Martin Series A Preferred Stock will have the right, at their option, to convert each share into such number of fully paid and nonassessable shares of Lockheed Martin Common Stock as is determined by dividing $50 by the Conversion Price (as defined below) in effect at the time of conversion. As of the Merger Date, the "Conversion Price" for the Lockheed Martin Series A Preferred Stock will be $34.5525. The Conversion Price will be subject to anti-dilution adjustments as described below under "Anti-Dilution Provisions."

  Anti-Dilution Provisions

     The number of shares of stock into which each share of Lockheed Martin Series A Preferred Stock is convertible will be subject to certain anti-dilution adjustments upon the occurrence of certain events such as (i) stock dividends or other distributions on the Lockheed Martin Common Stock or other stock of Lockheed Martin payable in Lockheed Martin Common Stock, (ii) stock splits, reverse stock splits, share exchanges or reclassifications affecting the Lockheed Martin Common Stock, (iii) certain issuances of Lockheed Martin Common Stock (or rights, warrants or securities convertible or exchangeable into Lockheed Martin Common Stock) at a price per share (or having a conversion or exercise price per share) less than the Average Closing Price of Lockheed Martin Common Stock on the date of issuance, (iv) distributions to holders of Lockheed Martin Common Stock or any other class of stock of Lockheed Martin of evidences of indebtedness or assets of Lockheed Martin (excluding any regular quarterly dividend of Lockheed Martin paid in cash out of the consolidated earnings or consolidated retained earnings of Lockheed Martin in an amount not exceeding 125% of the average of the four regular quarterly dividends paid by Lockheed Martin for the immediately preceding four quarters (including for this purpose dividends paid by Martin Marietta prior to the Merger Date)), and (v) repurchases, by Lockheed Martin or any of its subsidiaries, by self tender offer or otherwise, of any shares of Lockheed Martin Common Stock at a weighted average purchase price in excess of the Average Closing Price immediately prior to such repurchase.

  Voting Rights

     Except as otherwise provided below or as required by law, the holders of shares of Lockheed Martin Series A Preferred Stock will not be entitled to vote on any matter on which the holders of any voting securities of Lockheed Martin will be entitled to vote.

     Upon a default with respect to Lockheed Martin's senior bank facility (if any) or any successor thereto or replacement thereof (as amended from time to time, the "Senior Bank Facility") that is not substantially cured within six months from the declaration thereof pursuant to the Senior Bank Facility (but without regard to any waivers granted by the lenders under such Senior Bank Facility) (a "Bank Debt Default"), the holders of the Lockheed Martin Series A Preferred Stock, voting as a separate class, will be entitled to elect the smallest number of directors of the Lockheed Martin Board that shall constitute no less than 25% of the authorized number of directors of the Lockheed Martin Board until the Bank Debt Default is cured, or until GE is no longer entitled to designate any directors of Lockheed Martin pursuant to the Standstill Agreement, whichever first occurs. Following expiration of such rights of GE under the Standstill Agreement, the holders of the Lockheed Martin Series A Preferred Stock will have only the voting rights described below and as otherwise required by law. See "THE STANDSTILL AGREEMENT -- Voting."

     In the event that dividends payable on the Lockheed Martin Series A Preferred Stock are in arrears for six quarters (whether or not consecutive)(a "Preferred Dividend Default") and if the holders of the Lockheed Martin Series A Preferred Stock are not then represented on the Lockheed Martin Board by directors elected as a result of a Bank Debt Default, until the Preferred Dividend Default is cured, a majority in interest of the holders of Lockheed Martin Series A Preferred Stock, voting separately as a class with holders of shares of any other class of preferred stock upon which like voting rights have been conferred, will be entitled to elect two additional directors of Lockheed Martin.

     In the event of any merger, consolidation, business combination or share exchange involving Lockheed Martin or any sale, lease or conveyance of all or substantially all of the assets of Lockheed Martin upon which the holders of Lockheed Martin Common Stock are entitled to vote, the holder of each share of Lockheed Martin Series A Preferred Stock will be entitled to vote together with the holders of shares of Lockheed Martin Common Stock and to cast the number of votes equal to the number of shares of Lockheed Martin Common Stock into which such shares of Lockheed Martin Series A Preferred Stock are then convertible; provided, however, that the holders of the Lockheed Martin Series A Preferred Stock will not be entitled to vote upon acquisitions which, within any 12-month period, do not (i) involve greater than an aggregate of $25 million of transaction value (including assumed liabilities, whether contingent or not) or
(ii) adversely affect the economic or legal position of the holders of Lockheed Martin Series A Preferred Stock or their rights, preferences, privileges or voting powers.

     So long as any shares of the Lockheed Martin Series A Preferred Stock remain outstanding, the consent of the holders of at least 66 2/3% of the shares of Lockheed Martin Series A Preferred Stock then outstanding (voting separately as a class) given in person or by proxy, at any special or annual meeting called for such purpose, or by written consent as permitted by law and the Lockheed Martin Charter and Lockheed Martin Bylaws, will be necessary to amend, alter or repeal any of the provisions of the Lockheed Martin Charter which would adversely affect any right, preference, privilege, or voting power of Lockheed Martin Series A Preferred Stock or of the holders thereof; provided, however, that any such amendment, alteration or repeal that would authorize, create or issue any additional shares of preferred stock or any other shares of stock (whether or not already authorized) ranking on a parity with or junior to the Lockheed Martin Series A Preferred Stock as to dividends and on the distribution of assets upon liquidation, dissolution or winding up, will be deemed not to materially and adversely affect such rights, preferences, privileges or voting powers.

  Liquidation Rights

     Subject to the rights of holders of Lockheed Martin Series Preferred Stock ranking on a parity with the Lockheed Martin Series A Preferred Stock, upon any dissolution, liquidation or winding up of the affairs of Lockheed Martin, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of shares of Lockheed Martin Series A Preferred Stock will be entitled to receive liquidating distributions in the amount of $50 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of Liquidation, before any distribution or payment is made to holders of Lockheed Martin Common Stock or on any other class of stock of Lockheed Martin ranking junior as to dividends or assets distributable upon Liquidation to the holders of shares of Lockheed Martin Series A Preferred Stock. After the payment to the holders of the Lockheed Martin Series A Preferred Stock of the full preferential amounts described above, the holders of the

Lockheed Martin Series A Preferred Stock will not be entitled to any further participation in any distribution or payment by Lockheed Martin.

     Neither the merger or consolidation of Lockheed Martin into or with any other corporation, nor the merger or consolidation of any other corporation into or with Lockheed Martin, nor a sale, transfer or lease of all or any part of the assets of Lockheed Martin, will, without further corporate action, be deemed to be a Liquidation.

  Tax Provisions

     Lockheed Martin will treat the Lockheed Martin Series A Preferred Stock as equity (not debt) for all federal, state, local and other tax purposes. Lockheed Martin will use its reasonable best efforts to ensure that it has adequate earnings and profits, within the meaning of Section 312 of the Code, or any successor provision, to ensure that all dividend distributions on the Lockheed Martin Series A Preferred Stock and all distributions in redemption of the Lockheed Martin Series A Preferred Stock that are treated as distributions with respect to stock under Section 302(d) of the Code (or any successor provisions) will be treated as dividends within the meaning of Section 316 of the Code (or any successor provision); provided that such reasonable best efforts do not require Lockheed Martin to incur any material out-of-pocket costs unless such costs are reimbursed by GE.

  Certain Potential Antitakeover Effects of the Lockheed Martin Series A Preferred Stock

     Although the issuance of shares of Lockheed Martin Series A Preferred Stock to GE in connection with the Combination is not intended as an antitakeover device, it should be noted that such issuance, and the issuance of Lockheed Martin Common Stock or other securities into which the Lockheed Martin Series A Preferred Stock is convertible or exchangeable and the provisions of the Standstill Agreement, may have certain antitakeover effects. It may discourage or render more difficult a merger, tender offer or proxy contest involving Lockheed Martin or deter a third party from seeking to acquire control of Lockheed Martin. See "THE STANDSTILL AGREEMENT -- Voting" and "-- Certain Antitakeover Effects of Lockheed Martin Charter and Bylaws and Maryland Law."

SERIES PREFERRED STOCK

     The Lockheed Martin Board is authorized to issue shares of Lockheed Martin Series Preferred Stock, in one or more series or classes, and to fix for each such series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as are permitted by Maryland law. The Lockheed Martin Board could authorize the issuance of shares of Lockheed Martin Series Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Lockheed Martin Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of Lockheed Martin Series Preferred Stock are outstanding and the Lockheed Martin Board has no present intent to issue any shares of Lockheed Martin Series Preferred Stock after the Merger Date.

PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of Lockheed Martin will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

     The principal transfer agent and registrar for Lockheed Martin Common Stock will be First Chicago Trust Company of New York.

CERTAIN ANTITAKEOVER EFFECTS OF LOCKHEED MARTIN CHARTER AND BYLAWS AND MARYLAND LAW

  General

     Certain provisions of the Lockheed Martin Charter and Bylaws may have the effect of impeding the acquisition of control of Lockheed Martin by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the Lockheed Martin Board.

     The provisions of the Lockheed Martin Charter and Bylaws described below are designed to reduce the vulnerability of Lockheed Martin to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of Lockheed Martin or an unsolicited takeover attempt which does not provide that all of Lockheed Martin's outstanding shares will be acquired or which is otherwise unfair to Lockheed Martin stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Lockheed Martin Charter and Bylaws.

     The Lockheed Martin Board is not presently aware of any attempt to bring about a change in control of Lockheed Martin and has no present intention to introduce additional measures which might have an anti-takeover effect. The Lockheed Martin Board, however, expressly reserves the right to introduce such measures in the future.

  Removal of Directors

     The Lockheed Martin Charter provides that a director may be removed by the stockholders only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors. This provision precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon a substantial affirmative vote. This provision may be amended or repealed only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors.

  Business Combinations

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and (i) any person who beneficially owns 10% or more of the voting power of the corporation's shares, (ii) an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (in either case, an "interested stockholder"), or (iii) any affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter must be recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of its outstanding voting shares, and (b) two-thirds of the votes entitled to be cast by holders of such outstanding voting shares, other than shares held by the interested stockholder with whom the business combination is to be effected; unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

     Lockheed Martin will generally be governed by the MGCL's business combinations statute. However, the Lockheed Martin Board has exempted any business combination with GE from its application.

     In addition to the MGCL requirements, the Lockheed Martin Charter also contains a provision requiring that any business combination between Lockheed Martin and a Related Person must be approved by 80% of the outstanding shares of Voting Stock and by two-thirds of the outstanding shares of Voting Stock not owned by the Related Person. This provision does not apply to a business combination approved by a two-thirds vote of the directors in office prior to the time a Related Person becomes a Related Person (and certain other directors designated from time to time as "Continuing Directors") or if the consideration received by the stockholders other than the Related Person is not less than the highest price per share paid by the Related Person prior to the business combination and a proxy statement complying with the regulations of the Exchange Act shall have been sent to all stockholders. Under the Lockheed Martin Charter, this provision may be amended only by the same two supermajority votes required for approval of a business combination. The Lockheed Martin Charter provides that Lockheed and Martin Marietta and certain of their subsidiaries are not Related Persons for purposes of this provision.

  Control Share Acquisitions

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders in the election of directors, excluding shares of stock as to which the acquiring person, officers of the corporation and directors of the corporation who are employees of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of directors. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.

     If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions generally applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or excepted by the charter or the bylaws of the corporation.

     The business combination statute and the control share acquisition statute could have the effect of discouraging unsolicited offers to acquire Lockheed Martin and of increasing the difficulty of consummating any such offer.

  Prohibition on Payment of Greenmail; Cumulative Voting for Directors

     The Lockheed Martin Charter contains a provision requiring that any purchase by Lockheed Martin of shares of Voting Stock from an Interested Stockholder (as defined in such provision, any person who has been a beneficial owner for less than two years of 5% or more of outstanding shares of Voting Stock) other than pursuant to an offer to holders of all the outstanding shares of the same class at a price in excess of the market price of the stock on the day immediately preceding the purchase, must first be approved by the affirmative vote of holders of a majority of outstanding shares of Voting Stock not owned by such Interested Stockholder. Under the Lockheed Martin Charter, this provision may be amended or repealed only by the affirmative vote of holders of at least 80% of the outstanding shares of Voting Stock.

     The Lockheed Martin Charter further provides that if any person (other than Lockheed Martin or certain of its affiliates) beneficially owns Voting Stock representing 40% or more of the votes entitled to be cast by all the holders of outstanding shares of Voting Stock, (i) the directors of Lockheed Martin will be elected by cumulative voting, and (ii) one or more candidates may be nominated by certain disinterested directors, or by any beneficial owner of Voting Stock having an aggregate market price of $250,000 or more.

  Advance Notice of Director Nominations and New Business

     The Lockheed Martin Bylaws provide that (i) with respect to annual meetings of stockholders, nominations of persons for election to the Lockheed Martin Board and the proposal of business to be considered by stockholders may be made only (a) pursuant to Lockheed Martin's notice of the meeting, (b) by or at the direction of the Lockheed Martin Board or (c) by a stockholder who has complied with the advance notice procedures set forth in the Lockheed Martin Bylaws and is entitled to vote at the meeting; and (ii) with respect to special meetings of stockholders, only the business specified in Lockheed Martin's notice of meeting may be brought before the meeting. Nominations of persons for election to the Lockheed Martin Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to Lockheed Martin's notice of meeting only
(i) by or at the direction of the Lockheed Martin Board, or (ii) by a stockholder who has complied with the advance notice provisions set forth in the Lockheed Martin Bylaws and is entitled to vote at the meeting.

  Right to Examine Stockholder List

     Under the MGCL, any one or more persons who for at least six months have been the record holders of at least 5% of any class of stock are entitled to inspect and copy the corporation's stock ledger and if the corporation does not maintain its stock ledger at its principal place of business, to request in writing a stockholder list. See "COMPARISON OF STOCKHOLDERS'
RIGHTS -- Comparison of Stockholder Rights with Respect to Lockheed Martin and Lockheed -- Right to Examine Stockholder List."

  Effect of Certain Provisions

     The provisions in the Lockheed Martin Charter on removal of directors, payment of greenmail, cumulative voting for directors in the event that a stockholder owns 40% or more of the Voting Stock, and the business combinations, control share acquisition and right to examine stockholder list provisions of MGCL, and the advance notice provisions of the Lockheed Martin Bylaws, could have the effect of delaying, deterring or preventing a change in control of Lockheed Martin. In addition, the Lockheed Martin Omnibus Plan contains provisions applicable to a change of control situation. See "LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN."

                         MANAGEMENT OF LOCKHEED MARTIN

DIRECTORS

     As provided in the Reorganization Agreement, immediately following the Combination, the Lockheed Martin Board will initially have 24 members, 12 of whom will be designated by Lockheed and 12 of whom will be designated by Martin Marietta.

     The following table sets forth information as to the persons who are expected to serve as directors of Lockheed Martin following the Combination.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Lockheed Designees
Lynne V. Cheney                      53          W. H. Brady, Jr., Distinguished Fellow at the
  (1994)                                         American Enterprise Institute for Public Policy
                                                 Research, an independent, nonpartisan
                                                 organization sponsoring original research on
                                                 domestic and international economic policy,
                                                 foreign and defense policy, and social and
                                                 political issues since 1992; served as Chairman
                                                 of the National Endowment for the Humanities, an
                                                 independent federal agency supporting education,
                                                 research, preservation, and public programs in
                                                 humanities, 1986-1992; director of Reader's
                                                 Digest Association, Inc., IDS Mutual Fund Group
                                                 and The Interpublic Group of Companies, Inc.

Lodwrick M. Cook                     66          Chairman of the Board of ARCO, a petroleum, coal
  (1991)                                         and chemical company; served as Chief Executive
                                                 Officer of ARCO from October 1985 to July 1994;
                                                 served as a director of ARCO since 1980; served
                                                 as an executive officer of ARCO since 1970;
                                                 director of H. F. Ahmanson & Company; director
                                                 of Home Savings of America and Chairman of the
                                                 Board of Directors of ARCO Chemical Company.

Houston I. Flournoy                  65          Special Assistant to the President for
  (1976)                                         Governmental Affairs, University of Southern
                                                 California, Sacramento, California, since August
                                                 1981; Professor of Public Administration,
                                                 University of Southern California, Sacramento,
                                                 California, 1981 to 1993; served as Vice
                                                 President for Governmental Affairs, University
                                                 of Southern California, Los Angeles, 1978 to
                                                 1981; director of Fremont General Corporation,
                                                 Fremont Investment and Loan Corporation and
                                                 Tosco Corporation.

James F. Gibbons                     63          Dean of the School of Engineering, Stanford
  (1985)                                         University, Stanford, California, since
                                                 September 1984; Professor of Electronics,
                                                 Stanford University, since 1964; director of
                                                 Raychem Corporation, Centrigram Communications
                                                 Corporation, Cisco Systems Incorporated and El
                                                 Paso Natural Gas Company.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Lawrence O. Kitchen                  71          Chairman of the Executive Committee of Lockheed
  (1975)                                         since January 1, 1989; served as Chairman of the
                                                 Board and Chief Executive Officer of Lockheed,
                                                 1986 to 1988; served as President and Chief
                                                 Operating Officer of Lockheed, 1975 to 1985;
                                                 serves on the Advisory Board of the Industrial
                                                 Bank of Japan; director of Kendall-Jackson
                                                 Winery, Ltd.

Vincent N. Marafino                  64          Vice Chairman of the Board and Chief Financial
  (1980)                                         and Administrative Officer of Lockheed since
                                                 August 1, 1988; served as Executive Vice
                                                 President -- Chief Financial and Administrative
                                                 Officer of Lockheed, 1983 to 1988; served as an
                                                 executive officer of Lockheed since 1971.

David S. Potter                      69          Served as Chairman of the Board of John Fluke
  (1987)                                         Manufacturing Company, Inc., an electronic
                                                 instrument and sensor firm, Everett, Washington,
                                                 1990-1991; retired Vice President and Group
                                                 Executive of General Motors Corporation; served
                                                 as Vice President of General Motors Corporation,
                                                 1976 to 1985; director of John Fluke Manu-
                                                 facturing Company, Inc.

Frank Savage                         56          Chairman, Alliance Capital Management
  (1990)                                         International, an investment management company,
                                                 since 1994; Senior Vice President of The
                                                 Equitable Life Assurance Society of the United
                                                 States since 1987; Chairman of the Board of
                                                 Alliance Corporate Finance Group, Inc. since
                                                 1993; Chairman of the Board of Equitable Capital
                                                 Management Corporation, 1992-1993; and Vice
                                                 Chairman of the Board of Equitable Capital
                                                 Management Corporation, 1986-1992; director of
                                                 Alliance Capital Management Corporation, ARCO
                                                 Chemical Company, Lexmark Corporation, and
                                                 Essence Communications, Inc.; trustee of Johns
                                                 Hopkins University and Howard University; mem-
                                                 ber of the Council on Foreign Relations;
                                                 director of the Boys Choir of Harlem, New York
                                                 Philharmonic; and former U.S. Presidential
                                                 appointee to the Board of Directors of U.S.
                                                 Synthetic Fuels Corporation.

Daniel M. Tellep                     63          Chairman of the Board and Chief Executive
  (1987)                                         Officer of Lockheed since January 1, 1989;
                                                 served as President of Lockheed, August 1988 to
                                                 December 1988; served as Group
                                                 President -- Missiles and Space Systems of Lock-
                                                 heed, 1986 to 1988, and President, Lockheed
                                                 Missiles & Space Company, Inc., a wholly owned
                                                 subsidiary of Lockheed, 1984 to 1988; served as
                                                 an executive officer of Lockheed since March
                                                 1983; director of First Interstate Bancorp,
                                                 Southern California Edison Company, and SCEcorp.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Carlisle A. H. Trost                 64          Retired Admiral, U.S. Navy, 1990; Chief of Naval
  (1990)                                         Operations, United States Navy, 1986-1990; also
                                                 served as Commander in Chief, U.S. Atlantic
                                                 Fleet, Commander U.S. Seventh Fleet, and Deputy
                                                 Commander in Chief of the U.S. Pacific Fleet;
                                                 director of Louisiana Land and Exploration
                                                 Company, General Public Utilities Corp. and
                                                 General Public Utilities -- Nuclear Corp.,
                                                 General Dynamics Corporation, Burdeshaw
                                                 Associates Ltd., Precision Components
                                                 Corporations, and Bird-Johnson Company, and
                                                 Trustee of the U.S. Navy Academy Foundation.

James R. Ukropina                    57          Partner, O'Melveny & Myers, a law firm, Los
  (1988)                                         Angeles, California, since 1992; former Chairman
                                                 of the Board and Chief Executive Officer of
                                                 Pacific Enterprises, a diversified holding
                                                 company, 1989 to 1991; served as President of
                                                 Pacific Enterprises, 1986 to 1989; served as
                                                 Executive Vice President and General Counsel of
                                                 Pacific Lighting Corporation, 1984 to 1986;
                                                 director of Pacific Mutual Life Insurance
                                                 Company and member of the Board of Trustees of
                                                 Stanford University.

Douglas C. Yearley                   58          Chairman of the Board, President and Chief
  (1990)                                         Executive Officer of Phelps Dodge Corporation, a
                                                 producer of copper and copper products, carbon
                                                 blacks, and wheels and rims for medium and heavy
                                                 trucks, Phoenix, Arizona, serving as Chairman
                                                 and Chief Executive Officer since 1989 and
                                                 President since 1991; served as Executive Vice
                                                 President of Phelps Dodge Corporation from 1987
                                                 to 1989; served as President of Phelps Dodge
                                                 Industries, a division of Phelps Dodge
                                                 Corporation, from 1988 to 1990; served as Senior
                                                 Vice President of Phelps Dodge Corporation from
                                                 1982 to 1986; director of Phelps Dodge
                                                 Corporation, J.P. Morgan & Co. Incorporated,
                                                 Morgan Guaranty Trust Company of New York and
                                                 USX Corporation.

Martin Marietta Designees
Norman R. Augustine                  59          Chairman of the Board of Martin Marietta since
  (1986)                                         1988 and Chief Executive Officer since 1987;
                                                 served as Vice Chairman between 1987 and 1988,
                                                 as President and Chief Operating Officer in 1986
                                                 and 1987, as Executive Vice President in 1985
                                                 and 1986, and as a Senior Vice President in
                                                 1985; director of Phillips Petroleum Company and
                                                 Proctor & Gamble Co.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Marcus C. Bennett                    58          Vice President and Chief Financial Officer of
  (1993)                                         Martin Marietta since 1988; served as Vice
                                                 President of Finance from 1984 to 1988; serves
                                                 as Chairman of Martin Marietta Materials, Inc.,
                                                 a majority owned subsidiary of Martin Marietta,
                                                 and Orlando Central Park, Inc. and Chesapeake
                                                 Park, Inc., wholly owned subsidiaries of Martin
                                                 Marietta; director of Carpenter Technology,
                                                 Inc.; member of the Financial Executives
                                                 Institute, MAPI Finance Council and The Economic
                                                 Club of Washington; serves as a director of the
                                                 Private Sector Council and as a member of its
                                                 CFO Task Force.

A. James Clark                       67          Chairman of the Board of Clark Enterprises,
  (1981)                                         Inc., a holding company engaged in the
                                                 construction business since 1987; served as its
                                                 President since 1972; director of GEICO
                                                 Insurance Co., Potomac Electric Power Company
                                                 and Carr Realty Corporation; member of the Board
                                                 of Trustees of The Johns Hopkins University and
                                                 a member of the University of Maryland
                                                 Foundation.

Edwin I. Colodny                     68          Of Counsel to Paul, Hastings, Janofsky & Walker;
  (1987)                                         served as Chief Executive Officer of USAir, Inc.
                                                 from 1975 until retiring in June 1991 and as
                                                 Chairman of the Board of USAir, Inc. from 1978
                                                 until July 1992; also served as Chairman of the
                                                 Board of USAir Group, Inc. from 1983 until
                                                 retiring from that position in July 1992;
                                                 director of USAir Group, Inc., COMSAT
                                                 Corporation and Esterline Technologies Corp.;
                                                 member of the Board of Trustees of the
                                                 University of Rochester.

James L. Everett, III                68          Served as Chief Executive Officer of
  (1976)                                         Philadelphia Electric Company from 1978 and
                                                 Chairman of its Board of Directors from 1982
                                                 until his retirement in 1988; director of Tasty
                                                 Baking Company.

Edward L. Hennessy, Jr.              66          Served as Chairman of the Board and Chief
  (1983)                                         Executive Officer of AlliedSignal Inc. from May
                                                 1979 through June 1991 and served as Chairman of
                                                 AlliedSignal Inc. from July 1991 through
                                                 December 1991; director of The Bank of New York,
                                                 Titan Pharmaceuticals, Inc., The Wackenhut
                                                 Corporation and Walden Residential Properties,
                                                 Inc; trustee of Catholic University of America
                                                 and Stevens Institute of Technology, a director
                                                 and treasurer of March of Dimes and a director
                                                 of Public TV, Channel 13.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Edward E. Hood, Jr.*                 64          Joined GE in 1957 after service in the U.S. Air
  (1993)                                         Force; elected a Vice President of GE in 1968
                                                 and Vice Chairman and Executive Officer of GE in
                                                 1979; served as a director of GE from 1980 until
                                                 his retirement in 1993; director of FlightSafety
                                                 International, Inc., The Lincoln Electric
                                                 Company and Gerber Scientific, Inc; serves as
                                                 Chairman of the Board of Trustees of Rensselaer
                                                 Polytechnic Institute.

Caleb B. Hurtt                       63          Served as President and Chief Operating Officer
  (1987)                                         of Martin Marietta from 1987 until his
                                                 retirement in January 1990; was its Executive
                                                 Vice President in 1987 and a Senior Vice
                                                 President from 1983 to 1987; Vice Chairman of
                                                 the Board of Trustees of Stevens Institute of
                                                 Technology; served as Chairman of the Board of
                                                 Governors of the Aerospace Industries
                                                 Association in 1989 and is a past Chairman of
                                                 the NASA Advisory Council.

Gwendolyn S. King                    54          Senior Vice President of Corporate and Public
  (1992)                                         Affairs for PECO Energy Company (formerly
                                                 Philadelphia Electric Company) since October
                                                 1992; served as Commissioner of the Social
                                                 Security Administration from August 1989 through
                                                 September 1992; and as Executive Vice President
                                                 of Gogol & Associates in Washington, D.C. from
                                                 March 1988 to July 1989; director of Monsanto
                                                 Company; member of the Executive Committee of
                                                 Pennsylvania Electric Association and recently
                                                 appointed by President Clinton to the Notch
                                                 Commission.

Gordon S. Macklin                    66          Chairman of the Board of White River
  (1992)                                         Corporation, an information services company;
                                                 served as Chairman of the Board of Hambrecht &
                                                 Quist, Inc., a venture capital and investment
                                                 banking company, from 1987 until his retirement
                                                 in April 1992; served as President of the
                                                 National Association of Securities Dealers, Inc.
                                                 from 1970 until 1987; director of Fund American
                                                 Enterprises Holdings, Inc., MCI Communications
                                                 Corporation, Med-Immune, Inc. and Info Vest
                                                 Corporation; serves as director, trustee or
                                                 managing general partner, as the case may be, of
                                                 most of the investment companies in the
                                                 Franklin/Templeton Group of Funds.

       NAME AND YEAR
        FIRST BECAME
         A DIRECTOR              AGE AS OF                     BUSINESS EXPERIENCE
   OF LOCKHEED OR MARTIN        DECEMBER 31,                DURING THE PAST FIVE YEARS
  MARIETTA, AS APPLICABLE           1994                      AND OTHER INFORMATION
- ----------------------------    ------------     ------------------------------------------------
Eugene F. Murphy*                    58          President and Chief Executive Officer of GE
  (1993)                                         Aircraft Engines since 1993; served as President
                                                 and Chief Executive Officer of GE Aerospace from
                                                 1992 to 1993; served as Senior Vice President of
                                                 GE Communications & Services from 1986 to 1992;
                                                 served as a member of President Reagan's
                                                 National Security Telecommunications Advisory
                                                 Committee; former Chairman and permanent member
                                                 of the Board of Directors of the Armed Forces
                                                 Communications and Electronics Association;
                                                 member of the Aerospace Industries Association
                                                 Board of Governors.

Allen E. Murray                      65          Served as Chairman of the Board and Chief
  (1991)                                         Executive Officer of Mobil Corporation from 1986
                                                 until his retirement on March 1, 1994; director
                                                 of Metropolitan Life Insurance Company,
                                                 Minnesota Mining and Manufacturing Company,
                                                 Morgan Stanley Group Inc. and St. Francis
                                                 Hospital; member of the Board of Trustees of New
                                                 York University, a member of the Chase Manhat-
                                                 tan Bank International Advisory Committee, and
                                                 serves as a director of the American Petroleum
                                                 Institute; member of The Business Council, The
                                                 Business Roundtable, The Council on Foreign
                                                 Relations, and The Trilateral Commission.

- ---------------
* GE designees to the Lockheed Martin Board. See "THE STANDSTILL
  AGREEMENT -- Board Representation."

     For information concerning the interests of the directors of Lockheed Martin in the Combination, see "THE COMBINATION -- Interests of Certain Persons in the Combination."

COMPENSATION OF DIRECTORS

     Directors, other than employees of Lockheed Martin, will initially receive $35,000 annually for service on the Lockheed Martin Board and $1,000 per meeting attended, including the annual meeting of stockholders of Lockheed Martin. A total of $10,000 of the $35,000 will be paid annually in the form of share credits based on the value of Lockheed Martin Common Stock, subject to approval of the Directors Plan Proposal. Directors will also be reimbursed for expenses incurred in connection with attendance at Lockheed Martin Board and committee meetings.

     The Lockheed Martin Board will have five standing committees: Audit and Ethics, Compensation, Executive, Finance and Nominating. Non-employee directors of Lockheed Martin will initially receive $5,000 annually for each committee on which they serve and $1,000 per committee meeting attended. Additionally, committee chairs, if held by non-employee directors, will receive the following compensation: initially, Chairmen of the Audit and Ethics, Compensation, Executive, and Finance Committees will receive $4,000 additional compensation per year, and the Chairman of the Nominating Committee will receive $2,000 additional compensation per year. See "-- Committees of the Board of Directors."

     It is anticipated that a deferred compensation plan will be implemented for non-employee directors, pursuant to which they will be entitled to defer all or a portion of their cash compensation for service as a director and committee member.

     The mandatory retirement age for directors is 70. However, in order to assist Lockheed Martin in the transition period following the Combination, Mr. Kitchen and Mr. Potter will be eligible to serve on the Lockheed Martin Board until the annual meetings of stockholders in 1996 and 1997, respectively, at which time each will be 72 years of age. It is expected that following retirement from the Lockheed Martin Board non-employee directors will be paid an annual retirement benefit equal to the amount of the annual fee (including both the cash and stock portions thereof) in effect on the date the director leaves the Lockheed Martin Board. These amounts will be paid in cash in regular installments for a period equal to the number of years that the director serves on the Lockheed Martin Board as a non-employee director. If the director retires at the mandatory retirement age after satisfying a vesting period to be determined, the benefit will be paid annually for life.

     Lockheed Martin also intends to implement a financial counseling program which will provide reimbursement to directors for tax and financial planning and tax preparation services and for which Lockheed Martin will pay a maximum of $6,000 annually per participant. In addition, for each non-employee director Lockheed Martin intends to provide a $100,000 death benefit and provide $500,000 coverage for death or dismemberment resulting from an accident while traveling on company business.

     In the interests of promoting giving to charitable institutions and tax-exempt educational institutions, Lockheed Martin will maintain a plan which will allow each director (except continuing directors from Martin Marietta who have a comparable benefit through a substantially similar plan) to recommend one or more charitable organizations that would receive, in the aggregate, up to $1 million, such contribution to be payable to the designated institution(s) upon a director's death. Lockheed Martin expects to fund the program through the purchase of insurance on the directors' lives. Directors will not receive any economic benefit from the program because the insurance proceeds and charitable deductions will accrue solely to Lockheed Martin.

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Reorganization Agreement, Martin Marietta and Lockheed have agreed that membership on the major committees of the Lockheed Martin Board will initially consist of an equal number of designees of Martin Marietta and Lockheed. The members of such committees will be determined by the Lockheed Martin Board prior to the Combination.

OFFICERS

     Set forth below are the names and titles of certain of the persons who are expected to serve as officers of Lockheed Martin following the Combination.

                      NAME                                       OFFICE
     ---------------------------------------   ------------------------------------------
     Daniel M. Tellep.......................   Chairman of the Board; Chief Executive
                                               Officer
     Norman R. Augustine....................   President
     Vincent N. Marafino....................   Executive Vice President
     A. Thomas Young........................   Executive Vice President
     Kenneth W. Cannestra...................   Sector President -- Aeronautics
     Vance D. Coffman.......................   Sector President -- Space and Strategic
                                               Missiles
     Thomas A. Corcoran.....................   Sector President -- Electronics
     Peter B. Teets.........................   Sector President -- Information and
                                               Technology Services
     Marcus C. Bennett......................   Senior Vice President and Chief Financial
                                               Officer
     Frank H. Menaker, Jr...................   Vice President and General Counsel
     Robert E. Rulon........................   Vice President and Controller
     Walter E. Skowronski...................   Vice President and Treasurer
     William T. Vinson......................   Vice President and Chief Counsel
     Lillian M. Trippett....................   Corporate Secretary

     It is expected that Mr. Tellep will be Chief Executive Officer of Lockheed Martin through 1995 and Chairman of the Lockheed Martin Board through 1996. It is also expected that Mr. Augustine will be President of Lockheed Martin through 1995, become President and Chief Executive Officer at the end of 1995 and Chairman of the Board and Chief Executive Officer at the end of 1996.

     For information concerning the interests of certain of the above-named individuals in the Combination, see "THE COMBINATION -- Interests of Certain Persons in the Combination."

COMPENSATION OF EXECUTIVE OFFICERS

     Lockheed Martin has not yet paid any compensation to its Chief Executive Officer or any of its other executive officers and the form and amount of such compensation has not yet been determined. The Lockheed Martin Board will rely on its Compensation Committee composed of non-employee Board members to recommend the form and amount of compensation to be paid to Lockheed Martin's executive officers.

     It is anticipated that, when the Compensation Committee meets to determine such compensation, which meeting is not expected to occur until after the Merger Date, the Committee will generally adhere to compensation policies which reflect the belief that (i) Lockheed Martin must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based upon that executive's performance and that of the corporation, and
(iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations. Hewitt Associates has been engaged to advise the Compensation Committee as to the compensation paid by companies of a size and complexity generally comparable to Lockheed Martin. In addition, each of Lockheed and Martin Marietta has asked three of its current directors to work with Hewitt Associates so as to be prepared to offer advice to the Compensation Committee shortly following the Merger Date. On an ongoing basis the type and amount of compensation to be paid by Lockheed

Martin to its officers will be entirely discretionary and within the subjective judgment of the Compensation Committee.

     For information concerning the compensation paid to the Chief Executive Officers and the other four most highly compensated executive officers of each of Lockheed and Martin Marietta for the 1993 fiscal year, see the 1994 Proxy Statements for Lockheed and Martin Marietta, the relevant portions of which are incorporated by reference into the Lockheed Form 10-K and the Martin Marietta Form 10-K, respectively. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

           OWNERSHIP OF LOCKHEED, MARTIN MARIETTA AND LOCKHEED MARTIN

LOCKHEED

     Directors and Executive Officers. The following table sets forth the number of shares of Lockheed Common Stock beneficially owned, as of December 31, 1994 unless otherwise indicated, and the equivalent number of shares of Lockheed Martin Common Stock assuming consummation of the Combination, by each current director, the Chief Executive Officer and the four other most highly compensated executive officers of Lockheed and for all current directors and executive officers of Lockheed as a group. The number of shares shown for each director and each of the named executive officers represent less than 1 percent of the shares of Lockheed Common Stock outstanding and Lockheed Martin Common Stock expected to be outstanding upon consummation of the Combination. The number of shares shown for all directors and executive officers as a group represented approximately 2.7 percent of the Lockheed Common Stock outstanding. Unless otherwise indicated, and except as such powers may be shared with their spouses, the individuals named below have sole voting and investment power with respect to the shares indicated below.

                                                                                    EQUIVALENT
                                                                                    SHARES OF
                                                                                    LOCKHEED
                                                                                     MARTIN
                                                                                     COMMON
                                                                                     STOCK,
                                                                                    ASSUMING
                                                         SHARES OF LOCKHEED         CONSUMMATION
                                                            COMMON STOCK             OF THE
                         NAME                            BENEFICIALLY OWNED         COMBINATION
- -------------------------------------------------------  ------------------         ------------
    K. W. Cannestra....................................   59,645(2)(3)                 97,221
*   Lynne V. Cheney....................................      451(1)(4)                    735
    V. D. Coffman......................................   62,862(2)(3)                102,465
*   Lodwrick M. Cook...................................    1,414(1)                     2,304
*   Houston I. Flournoy................................    1,152(1)(5)                  1,877
*   James F. Gibbons...................................    2,429(1)                     3,959
    Robert G. Kirby....................................    1,577(1)                     2,570
*   Lawrence O. Kitchen................................   25,689(1)(2)                 41,873
*   Vincent N. Marafino................................  263,153(2)(3)                428,939
    V. P. Peline.......................................  115,937(2)(3)                188,977
    J. J. Pinola.......................................    1,152(1)(6)                  1,877
*   David S. Potter....................................    5,081(1)                     8,282
*   Frank Savage.......................................    1,518(1)                     2,474
*   Daniel M. Tellep...................................  327,179(2)(3)                533,301
*   Carlisle A. H. Trost...............................      748(1)                     1,219
*   James R. Ukropina..................................    1,152(1)                     1,877
*   Douglas C. Yearley.................................    1,152(1)                     1,877
    All directors and executive officers as a group (50
    individuals, including those named above)..........  1,619,7(7)                 2,640,238

- ---------------

 * Lockheed designees to the Lockheed Martin Board. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors."

(1) Includes shares held in trust under Lockheed's directors deferred compensation plan. As of December 31, 1994, Directors Cheney, Cook, Flournoy, Gibbons, Kirby, Kitchen, Pinola, Potter, Savage, Trost,

     Ukropina and Yearley have been credited with 151; 1,414; 152; 1,429; 1,577; 152; 152; 4,981; 768; 748; 152 and 152 shares, respectively, pursuant to such plan. The directors do not have or share voting or investment power for their respective shares held in the trust, except in the event of a tender offer.

(2) Shares of Lockheed Common Stock held beneficially by Messrs. Cannestra, Coffman, Kitchen, Marafino, Peline and Tellep include 58,832; 60,909; 21,000; 220,998; 109,395; and 313,933 shares, respectively, which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination. See "THE
     COMBINATION -- Interests of Certain Persons in the
     Combination -- Lockheed."

(3) Includes shares held under the Lockheed Salaried Employees Savings Plan Plus, as of November 30, 1994. Messrs. Cannestra, Coffman, Marafino, Peline and Tellep have been credited with 813; 753; 1,029; 1,042 and 877 shares, respectively, pursuant to such plan.

(4) Includes 300 shares held in a trust of which Mrs. Cheney and her husband are trustees and with respect to which she has shared voting and investment power.

(5) Includes 350 shares held in trusts of which Mr. Flournoy and his wife are trustees and with respect to which he has shared voting and investment power.

(6) Includes 1,000 shares held in a trust of which Mr. Pinola and his wife are trustees and with respect to which he has shared voting and investment power.

(7) Includes 1,509,637 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination (see "THE COMBINATION -- Interests of Certain Persons in the Combination -- Lockheed"); 24,007 shares held as of November 30, 1994, by the Lockheed Savings Plan for the beneficial interest of officers; 11,828 shares held for the benefit of non-employee directors as of December 31, 1994, by the trustee of the Lockheed Directors' Deferred Compensation Plan and as to which such non-employee directors have no voting or investment power, other than as to a tender offer; and certain shares with respect to which the officers and directors disclaim beneficial ownership or do not have sole investment and voting power.

     Five Percent Stockholders. The following table sets forth information with respect to the shares of Lockheed Common Stock which are held by persons known to Lockheed to be the beneficial owners of more than 5% of such stock. All information set forth in the following table is as of December 31, 1993, except as otherwise indicated.

                                                                                LOCKHEED
                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                         ----------------------
                                                                          NUMBER       PERCENT
                    NAME AND ADDRESS OF STOCKHOLDER                      OF SHARES     OF CLASS
- -----------------------------------------------------------------------  ---------     --------
US Trust Company of California, N.A., New York, N.Y., as trustee of the  16,057,125(1)   25.6%
Lockheed (ESOP Feature) Trust established under the Lockheed Salaried
Employee Savings Plan Plus, and the trustee of the Lockheed (Hourly
  ESOP) Trust established under the Lockheed Hourly Employee Savings
Plan Plus and the Lockheed Space Operations Company Hourly Employee
Investment Plan Plus
  555 South Flower Street
  Los Angeles, California 90071

INVESCO PLC                                                              5,301,085(2)     8.5%
  11 Devonshire Square
  London EC2M 4YR
  England

Sanford C. Bernstein & Co., Inc.                                         4,651,269(3)     7.5%
  One State Street Plaza
  New York, New York 10004-1545

- ---------------

(1) As reported in Schedule 13G dated February 11, 1994. Stockholder has sole dispositive power and shared voting power with respect to the number of shares stated.

(2) As reported in Schedule 13G dated February 10, 1994. Stockholder has sole voting power with respect to none of the shares, shared voting power with respect to 5,301,085 of the shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 5,301,085 of the shares.

(3) Information as of December 30, 1994, as reported in Schedule 13F dated January 25, 1995. Stockholder has sole voting power with respect to 2,409,559 of the shares and sole dispositive power with respect to 4,651,269 of the shares.

MARTIN MARIETTA

     Directors and Executive Officers. The following table sets forth the number of shares of Martin Marietta Common Stock beneficially owned as of December 31, 1994 by each current director, the Chief Executive Officer, and the four other most highly compensated executive officers of Martin Marietta and by all current directors and executive officers of Martin Marietta as a group. Such number of shares would also be the equivalent number of shares of Lockheed Martin Common Stock assuming consummation of the Combination. The number of shares shown for each director and each of the named executive officers represented less than 1 percent of the shares of Martin Marietta Common Stock outstanding and Lockheed Martin Common Stock expected to be outstanding upon consummation of the Combination. The number of shares shown for all executive officers and directors as a group represented approximately 1.3 percent of the Martin Marietta Common Stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                                                 SHARES OF
                                                                              MARTIN MARIETTA
                                                                               COMMON STOCK
                                                                               BENEFICIALLY
                                    NAME                                           OWNED
- ----------------------------------------------------------------------------  ---------------
 Lamar Alexander............................................................       100
*Norman R. Augustine........................................................   429,380(1)(8)
*Marcus C. Bennett..........................................................    67,529(2)(8)
 John J. Byrne..............................................................     6,750
*A. James Clark.............................................................    21,612
*Edwin I. Colodny...........................................................     2,000
*James L. Everett, III......................................................     6,750(3)
*Edward L. Hennessy, Jr.....................................................     2,224
*Edward E. Hood, Jr.........................................................     2,000
*Caleb B. Hurtt.............................................................     4,336
*Gwendolyn S. King..........................................................       200
 Melvin R. Laird............................................................    69,100(4)
*Gordon S. Macklin..........................................................     2,000
 Frank H. Menaker, Jr.......................................................    79,100(5)(8)
*Eugene F. Murphy...........................................................       200
*Allen E. Murray............................................................     3,000
 Peter B. Teets.............................................................    74,833(6)(8)
 John W. Vessey, Jr.........................................................       400
 A. Thomas Young............................................................   181,829(7)(8)
 All executive officers and directors as a group
   (27 individuals, including those named above)............................  1,234,64(8)(9)

- ---------------

 * Martin Marietta designees to the Lockheed Martin Board. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors."

(1) Includes 47,000 shares awarded to Mr. Augustine under Martin Marietta's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 326,800 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination.

(2) Includes 17,000 shares awarded to Mr. Bennett under Martin Marietta's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 40,800 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination.

(3)  Shares voting and investment power.

(4) Includes approximately 66,100 shares held by Metropolitan Life Insurance Company and its subsidiaries. Mr. Laird specifically disclaims ownership of these shares.

(5) Includes 11,500 shares awarded to Mr. Menaker under Martin Marietta's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 59,400 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination.

(6) Includes 18,000 shares awarded to Mr. Teets under Martin Marietta's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 42,000 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination.

(7) Includes 36,000 shares awarded to Mr. Young under Martin Marietta's restricted stock award plans which are currently subject to the terms and conditions described in the governing plan documents. Also includes 114,200 shares which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination.

(8) From 1989 through 1992, and for a portion of 1993, Martin Marietta made matching contributions to participants' accounts in the Martin Marietta Corporation Performance Sharing Plan in Martin Marietta Common Stock. Where appropriate, the shares shown include an approximation of the number of shares in the participant's account as of December 31, 1994. Executive officers do not have investment power over these shares.

(9) Includes 812,900 shares of Martin Marietta Common Stock which are subject to presently exercisable options or options which will become exercisable upon consummation of the Combination and 172,750 shares awarded under Martin Marietta's restricted stock award plans which are subject to the terms and conditions described in the governing plan documents.

     For information concerning the effects of the Combination under certain Martin Marietta benefit plans, see "THE COMBINATION -- Interests of Certain Persons in the Combination -- Martin Marietta."

     Five Percent Stockholders. The following table sets forth information concerning the only persons known to Martin Marietta to own beneficially more than 5% of the outstanding shares of Martin Marietta Common Stock.

                                                                           BENEFICIAL OWNERSHIP OF
                                                                               INDICATED CLASS
                                                                           -----------------------
          NAME AND ADDRESS                                                 NUMBER OF    PERCENT OF
           OF STOCKHOLDER                        CLASS OF STOCK             SHARES        CLASS
- -------------------------------------    ------------------------------    ---------    ----------
General Electric Company                 Martin Marietta                   20,000,000       100%
  3135 Easton Turnpike                   Series A Preferred Stock(1)
  Fairfield, Connecticut 06341
Bankers Trust New York Corporation       Martin Marietta                   8,486,374(2)     8.8%
  and its wholly owned subsidiary        Common Stock
Bankers Trust Company, as trustee of
the Martin Marietta Corporation
Performance Sharing Plan and the
Martin Marietta Corporation Savings
and Investment Plan for Hourly
Employees
  280 Park Avenue
  New York, New York 10017
Brinson Partners, Inc. and its           Martin Marietta                   5,965,100(3)     6.2%
  affiliated companies Brinson           Common Stock
Holdings, Inc. and Brinson Trust
Company
  209 South LaSalle Street
  Suite 120
  Chicago, Illinois 60604

- ---------------

(1) The Martin Marietta Series A Preferred Stock is convertible into Martin Marietta Common Stock, has a liquidation preference of $50 per share, and is non-voting except in certain circumstances. The Martin Marietta Series A Preferred Stock has a conversion price of $34.5525 per share (subject to adjustment in certain circumstances) and is convertible into 28,941,466 shares (subject to adjustment) or approximately 23% of the outstanding shares of Martin Marietta Common Stock after giving effect to such conversion (based upon the number of shares of Martin Marietta Common Stock outstanding on February 7, 1995). See "THE STANDSTILL AGREEMENT."

(2) As of December 31, 1994. Bankers Trust Company has expressly disclaimed beneficial ownership of these shares. Participants in these plans are entitled to direct how shares in the plan participant's accounts are to be voted.

(3) As of September 30, 1994. Brinson Partners has advised Martin Marietta that it has sole investment power with respect to 5,825,000 shares and shared investment power with respect to 140,100 shares.

     In the Reconfiguration Agreement referred to under "THE STANDSTILL AGREEMENT," GE's management agreed to support the transactions contemplated by the Reorganization Agreement and to recommend to GE's Board of Directors that GE's shares of Martin Marietta Series A Preferred Stock be voted in favor of such transactions and that GE not assert any appraisal or dissenters' rights under the MGCL. In addition, GE acknowledged that the Atlantic Sub Merger is intended to qualify for pooling of interests accounting treatment and as a tax-free transaction under Section 351 of the Code, and GE made certain representations and commitments in connection therewith. Pursuant to the Reconfiguration Agreement, Lockheed Martin agreed that for a specified period of time it would not transfer its interests in Martin Marietta or Martin Marietta Technologies, Inc. (a wholly owned subsidiary of Martin Marietta) other than for fair value nor permit either of such companies to become subject to restrictions on its ability to pay dividends. Lockheed Martin also agreed upon consummation of the Atlantic Sub Merger to become jointly and severally liable with Martin

Marietta for the obligations of Martin Marietta to GE under certain previous agreements between them. This agreement will be of no force or effect if the Combination is not consummated.

LOCKHEED MARTIN

     There are currently outstanding 200 shares of Lockheed Martin Common Stock, of which 100 are owned by each of Lockheed and Martin Marietta, which shares will be cancelled on consummation of the Combination. It is anticipated that, after giving effect to the Combination, approximately 200,000,000 shares of Lockheed Martin Common Stock will be outstanding and approximately 38,200,000 additional shares will be reserved for issuance upon the exercise of options assumed by Lockheed Martin and upon conversion of the Lockheed Martin Series A Preferred Stock.

     Directors and Executive Officers. No director or executive officer is expected to own more than one percent of the outstanding shares of Lockheed Martin Common Stock after giving effect to the Combination. The directors and executive officers of Lockheed Martin as a group are expected to beneficially own approximately 1.0% of the outstanding shares of Lockheed Martin Common Stock after giving effect to the Combination. See "-- Lockheed" and "-- Martin Marietta" for the number of shares of Lockheed Martin Common Stock expected to be beneficially owned by each director, the Chief Executive Officer of Lockheed Martin and certain other executive officers of Lockheed Martin.

     Five Percent Stockholders. The following table sets forth information concerning each person or group of persons known to Lockheed or Martin Marietta expected to beneficially own more than 5% of the outstanding shares of Lockheed Martin Common Stock after giving effect to the Combination.

                                                                        EXPECTED BENEFICIAL
                                                                       OWNERSHIP OF INDICATED
                                                                      CLASS UPON CONSUMMATION
                                                                         OF THE COMBINATION
                                                                     --------------------------
                                                                      NUMBER OF      PERCENT OF
 NAME AND ADDRESS OF STOCKHOLDER            CLASS OF STOCK             SHARES         CLASS(1)
- ---------------------------------   ------------------------------   -----------     ----------
US Trust Company of California,     Lockheed Martin                  26,173,113           13.1%
N.A., New York, N.Y., as trustee      Common Stock
of the Lockheed (ESOP Feature)
Trust established under the
Lockheed Salaried Employee
Savings Plan Plus, and the
trustee of the Lockheed (Hourly
ESOP) Trust established under the
Lockheed Hourly Employee Savings
Plan Plus and the Lockheed Space
Operations Company Hourly
Employee Investment Plan Plus
  555 South Flower Street
  Los Angeles, California 90071
General Electric Company            Lockheed Martin                  20,000,000            100%
  3135 Easton Turnpike                Series A Preferred Stock(2)
  Fairfield, Connecticut 06341

- ---------------

(1) Based on the number of shares of Lockheed Common Stock, Martin Marietta Common Stock and Martin Marietta Series A Preferred Stock outstanding on December 31, 1994.

(2) The Lockheed Martin Series A Preferred Stock will be convertible into Lockheed Martin Common Stock, will have a liquidation preference of $50 per share, and will be non-voting except in certain circumstances. The Lockheed Martin Series A Preferred Stock will have a conversion price of 34.5525 per share (subject to adjustment in certain circumstances) and will be convertible into 28,941,466 shares (subject to adjustment) or approximately 13% of the outstanding shares of Lockheed Martin Common Stock after giving effect to such conversion (based upon the number of shares of

     Lockheed Martin Common Stock expected to be outstanding immediately upon consummation of the Combination).

                            THE STANDSTILL AGREEMENT

     In connection with the combination of the aerospace business of GE and certain other businesses of GE with the businesses of Martin Marietta Technologies, Inc., on April 2, 1993, Martin Marietta issued to GE 20,000,000 shares of Martin Marietta Series A Preferred Stock and entered into a standstill agreement with GE. On the Merger Date, as a result of the Atlantic Sub Merger, GE's shares of Martin Marietta Series A Preferred Stock will be converted into Lockheed Martin Series A Preferred Stock. In anticipation of that event, Martin Marietta, Lockheed Martin and GE entered into an agreement dated August 29, 1994 as amended as of November 30, 1994 (the "Reconfiguration Agreement") that, among other things, modified the standstill agreement with GE to anticipate the conversion of shares from Martin Marietta Series A Preferred Stock to Lockheed Martin Series A Preferred Stock.

     The following description is a summary of the standstill agreement, as modified by the Reconfiguration Agreement (as such agreement would be in effect on the Merger Date, the "Standstill Agreement"), and is qualified in its entirety by reference to the provisions of the Standstill Agreement and Reconfiguration Agreement, which are incorporated by reference herein and included as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

TERM

     The Standstill Agreement will continue in effect until the date on which GE beneficially owns voting securities of Lockheed Martin, the voting power of which in the general election of directors of Lockheed Martin represents less than two and one-half percent of the total combined voting power in the general election of directors of Lockheed Martin of all the voting securities of Lockheed Martin then outstanding; provided, however, that the special liquidity provisions described below will survive such termination. See "-- Special Liquidity Provisions." For purposes of the Standstill Agreement, the term "voting securities" includes the Lockheed Martin Series A Preferred Stock.

STANDSTILL PROVISIONS

     During the term of the Standstill Agreement, except as otherwise expressly provided therein, GE will not, and will cause each of its affiliates and associates not to, singly or as part of a group (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any of Lockheed Martin's voting securities, (ii) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange
Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of, any of Lockheed Martin's voting securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Lockheed Martin, (iii) form, join or encourage the formation of, any "person" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any of Lockheed Martin's voting securities (except an arrangement solely among GE and any of its wholly owned subsidiaries), (iv) deposit any Lockheed Martin voting securities into a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting thereof (except for such an arrangement solely among GE and any of its wholly owned subsidiaries), (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Lockheed Martin as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any stockholder proposal, (vi) seek election to or seek to place a representative on the Lockheed Martin Board or, except with the approval of management of Lockheed Martin, seek the removal of any member of the Lockheed Martin Board, (vii) except with the approval of management of Lockheed Martin, call or seek to have called any meeting of the stockholders of Lockheed Martin,
(viii) except through its representatives on the Lockheed Martin Board (or any committee thereof), otherwise act to seek to control, disrupt or influence the management, policies or affairs, of Lockheed Martin, except with the approval of management of Lockheed Martin; (ix) sell or otherwise transfer in any manner any of Lockheed Martin's voting securities to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act) who owns or who as a result of such sale or transfer will own more than 3% of any class of Lockheed Martin's voting securities or who, without the approval of the Lockheed Martin Board, has proposed a business combination or similar transaction with, or a change of control of, Lockheed Martin or who has proposed a tender offer for Lockheed Martin's voting securities or who has discussed the possibility of proposing a business combination, tender offer or similar transaction with, or a change in control of, Lockheed Martin with GE or any of its respective affiliates or associates, (x) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Lockheed Martin Board or any director or officer of Lockheed Martin or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving Lockheed Martin, or (xi) instigate or encourage any third party to do any of the foregoing.

BOARD REPRESENTATION

     Pursuant to the Standstill Agreement, two members of the Lockheed Martin Board have been designated by GE. During the term of the Standstill Agreement, Lockheed Martin's nominating committee will recommend to the Lockheed Martin Board that such persons or any two other persons designated by GE after consultation with Lockheed Martin be included in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of Lockheed Martin. Notwithstanding the foregoing, Lockheed Martin's directors will be elected by its stockholders (subject to the power of the Lockheed Martin Board to fill vacancies). There is, therefore, no way to assure that GE's designees will ultimately be elected as directors. If GE designees are not elected, assuming that Lockheed Martin has satisfied its obligations under the Standstill Agreement, GE will have no recourse against Lockheed Martin or any other person or entity.

     Notwithstanding the foregoing, GE will not be entitled to designate any person to the Lockheed Martin Board if such designation would result in any violation of applicable law, and Lockheed Martin will not be obligated to elect to the Lockheed Martin Board any person who would cause or be reasonably likely to cause Lockheed Martin to be unable in any material respect to conduct its business. However, GE is entitled, in such event, to select alternate designees, if necessary.

     The initial designees of GE to serve on the Lockheed Martin Board are Messrs. Hood and Murphy. See "MANAGEMENT OF LOCKHEED MARTIN -- Directors."

VOTING

     During the term of the Standstill Agreement, whenever GE or any of its affiliates or associates have the right to vote, GE will vote or cause to be voted, or consent with respect to, all Lockheed Martin voting securities beneficially owned by it and its affiliates and associates in the manner recommended by the Lockheed Martin Board, except that at any time when there is a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the NYSE to the contrary, then GE will, if so requested by the Lockheed Martin Board, vote or cause to be voted all such voting securities in the same proportion as the votes cast by or on behalf of the other holders of Lockheed Martin's voting securities. Notwithstanding the foregoing, GE will be entitled to vote freely, without regard to any request or recommendation of the Lockheed Martin Board, with respect to certain mergers, acquisitions and other matters specified in the Lockheed Martin Charter, as to which the Lockheed Martin Series A Preferred Stock is entitled to vote. See "DESCRIPTION OF LOCKHEED MARTIN CAPITAL STOCK -- Series A Preferred
Stock -- Voting Rights."

     Because GE will be required (with certain exceptions) to vote its shares of voting stock of Lockheed Martin in accordance with the recommendations of the Lockheed Martin Board, if GE converts its Lockheed Martin Series A Preferred Stock and retains the Lockheed Martin Common Stock into which it is converted, the ability of the Lockheed Martin Board to influence the outcome of any transaction or other proposal submitted to stockholders will be significantly enhanced.

TRANSFER RESTRICTIONS AND RIGHT OF FIRST OFFER

     Subject to the limitation on sales to persons who will own more than 3% of any class of Lockheed Martin voting securities described in the standstill provisions above, if GE desires to transfer any Lockheed Martin voting securities it must give written notice ("GE's Notice") to Lockheed Martin (i) stating that it desires to make such transfer, and (ii) setting forth the number of shares of Lockheed Martin voting securities proposed to be transferred (the "Offered Shares"), the cash price per share that GE proposes to be paid for such Offered Shares (the "Offer Price"), and the other material terms and conditions of such transfer. GE's Notice will constitute an irrevocable offer by GE to sell to Lockheed Martin the Offered Shares at the Offer Price in cash and Lockheed Martin may elect to purchase all (but not less than all) of the Offered Shares at the Offer Price in cash. If Lockheed Martin fails to elect to purchase all of the Offered Shares within 10 business days after receipt of GE's Notice, then GE may, within a period of 120 days, transfer (or enter into an agreement to transfer) all or any Offered Shares; provided, that if the purchase price per share to be paid by any purchaser of the Offered Shares is less than 90% of the Offer Price (the "Reduced Transfer Price"), GE will promptly provide written notice to Lockheed Martin of such intended transfer (including the material terms and conditions thereof) and Lockheed Martin will have the right, exercisable by delivery of a written election notice to GE within five business days, to purchase such Offered Shares at the Reduced Transfer Price.

RIGHT OF FIRST REFUSAL WITH RESPECT TO RESTRICTED PERSONS

     Not less than 30 business days prior to any proposed sale by GE of Lockheed Martin voting securities to any person who is a significant competitor of Lockheed Martin or whose ownership of Lockheed Martin voting securities would cause Lockheed Martin to be materially adversely affected in bidding for or obtaining contracts with federal, state or local governmental entities (a "Restricted Person"), GE will give Lockheed Martin notice of the identity of such Restricted Person and Lockheed Martin will have the right to purchase the Offered Shares at the Offer Price (or Reduced Transfer Price, as the case may be) at which the Restricted Person agreed to purchase the Offered Shares. If Lockheed Martin fails to purchase the Offered Shares within 20 business days, GE will be permitted to proceed with its sale to such Restricted Person at the Offer Price or Reduced Transfer Price, as the case may be.

RIGHTS PURSUANT TO A TENDER OFFER

     GE will have the right to sell or exchange all of its Lockheed Martin voting securities pursuant to a tender or exchange offer for at least a majority of Lockheed Martin voting securities (a "Tender Offer"). However, prior to such sale or exchange, GE will give Lockheed Martin the opportunity to purchase such voting securities in the manner described below.

     GE will give notice (the "Tender Notice") to Lockheed Martin in writing of its intention to sell or exchange Lockheed Martin voting securities in response to a Tender Offer no later than three calendar days prior to the latest time (including any extensions) by which voting securities must be tendered in order to be accepted pursuant to such Tender Offer, specifying the amount of voting securities proposed to be tendered by GE (the "Tendered Shares") and the purchase price per share, specified in the Tender Offer at the time of the Tender Notice.

     Lockheed Martin will have the right to purchase all, but not part, of the Tendered Shares exercisable by giving written notice (an "Exercise Notice") to GE at least two calendar days prior to the latest time after delivery of the Tender Notice by which voting securities must be tendered in order to be accepted pursuant to the Tender Offer (including any extensions thereof) and depositing in escrow (or similar arrangement) a sum in cash sufficient to purchase all Tendered Shares at the price then being offered in the Tender Offer, without regard to any provision thereof with respect to proration or conditions to the offerer's obligation to purchase. The purchase price to be paid by Lockheed Martin for any voting securities so purchased by it will be the highest price offered or paid in the Tender Offer or in any competing tender offer, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase.

REGISTRATION RIGHTS

     GE will have the right to require Lockheed Martin to register under the Act all or any portion of the Lockheed Martin Series A Preferred Stock then owned by GE or any Lockheed Martin Common Stock issued or issuable directly or indirectly upon conversion of the Lockheed Martin Series A Preferred Stock then owned by GE (collectively, the "Registrable Securities"), pursuant to not more than five "demand" registrations, provided that any such registration must include Lockheed Martin Series A Preferred Stock with an aggregate liquidation preference of at least $100 million or at least one million shares of Lockheed Martin Common Stock, subject to adjustment in certain circumstances. In addition, if Lockheed Martin seeks to register under the Act for sale to the public any Lockheed Martin voting securities, then Lockheed Martin will, subject to certain exceptions, include Registrable Securities therein at GE's request (a "piggyback registration").

     GE will pay all agent fees and commissions and underwriting discounts and commissions related to Registrable Securities being sold by GE and the fees and disbursements of its counsel and accountants and Lockheed Martin will pay all fees and disbursements of its counsel and accountants. All other fees and expenses in connection with any registration statement will (i) in the case of a demand registration, be borne equally by GE and Lockheed Martin and (ii) in the case of a piggyback registration, be shared pro rata based upon the respective market values of the securities to be sold by Lockheed Martin, GE and any other holders participating in such offering, provided that GE will not pay any expenses that would otherwise be incurred by Lockheed Martin including, but not limited to, the preparation and filing of periodic reports with the Commission. In addition, Lockheed Martin has agreed to enter into customary indemnification provisions with respect to such registered public offerings.

     Any underwriters participating in a distribution of GE's voting securities of Lockheed Martin pursuant to GE's registration rights will be required to use all reasonable efforts to effect as wide a distribution as is reasonably practicable, and in no event will any sale (other than a sale to underwriters making such a distribution) of shares of voting securities be made knowingly to any person (including its affiliates or associates and any group in which that person or its affiliates or associates shall be a member if GE or underwriters know of the existence of such a group or affiliate or associate) that, after giving effect to such sale, would beneficially own voting securities representing 3% or more of the total outstanding securities of Lockheed Martin entitled to participate in the election of directors. GE must use all reasonable efforts to secure the agreement of the underwriters, in connection with any such underwritten offering of Lockheed Martin voting securities, to comply with the foregoing.

     It is possible that GE's registration rights may reduce Lockheed Martin's flexibility in selecting its ongoing financing alternatives, and in particular its ability to issue equity securities in the capital markets. However, the impact of GE's registration rights on Lockheed Martin's overall financial flexibility and its access to the public capital markets is likely to be mitigated by several factors. The circumstances surrounding GE's ownership of Lockheed Martin shares will be publicly disclosed and the market will have had an opportunity to take account of the potential impact of this ownership. Lockheed Martin is also entitled to postpone for a reasonable period of time certain registrations requested by GE if they would interfere with any public offering of securities, material financings, acquisitions, dispositions, corporate reorganizations or other material transactions Lockheed Martin is about to conduct. In addition, Lockheed Martin believes a future market disruption to be unlikely because Lockheed Martin and GE should have a mutuality of interest in maximizing stockholder value.

SPECIAL LIQUIDITY PROVISIONS

     Required GE Offering. No later than 90 days prior to April 2, 2003, GE will engage a nationally recognized investment banking firm reasonably acceptable to Lockheed Martin to make an underwritten public offering of all the Lockheed Martin Series A Preferred Stock then held by GE at a per share price no less than the liquidation preference per share of the Lockheed Martin Series A Preferred Stock. Such offering will be conducted so as to satisfy the requirements for distribution set forth in the next to last paragraph above under "-- Registration Rights." Lockheed Martin will promptly file a registration statement registering the shares of Lockheed Martin Series A Preferred Stock to be sold and GE, Lockheed Martin and the applicable underwriters will use their best efforts to consummate such offering, unless the underwriter managing the offering advises Lockheed Martin in writing that, in such underwriter's good faith opinion, given then-applicable market conditions, the offering cannot be consummated at the price and on the terms specified above or that the inclusion of all (or a specified number) of the shares of Lockheed Martin Series A Preferred Stock in an offering at the price and on the terms specified above would materially adversely affect such offering (in which event, GE and Lockheed Martin will proceed with the unaffected portion of such offering).

     Mandatory Conversions; Equity Conversion Securities. If GE continues to own Lockheed Martin Series A Preferred Stock after the offering contemplated above, or such offering is not consummated, Lockheed Martin must convert for Equity Conversion Securities (as described below) on April 2 of each year commencing April 2, 2003 (a "Mandatory Conversion Date"), $200 million aggregate liquidation preference of Lockheed Martin Series A Preferred Stock; provided, however, that to the extent GE has sold, converted or otherwise disposed of any Lockheed Martin Series A Preferred Stock (including any Lockheed Martin Series A Preferred Stock redeemed in accordance with its terms) prior to the first Mandatory Conversion Date, the amount of Lockheed Martin Series A Preferred Stock to be converted will be reduced by the amount so sold or disposed of in reverse chronological order (i.e., with the aggregate liquidation preference to be converted on April 2, 2007 being the first amount so reduced and the aggregate liquidation preference to be converted on the April 2, 2003 being the last amount so reduced). Accrued and unpaid dividends to and including the Mandatory Conversion Date with respect to Lockheed Martin Series A Preferred Stock subject to mandatory conversion will be paid in cash on the Mandatory Conversion Date.

     "Equity Conversion Securities" means any combination of (i) Lockheed Martin Common Stock, (ii) a perpetual convertible or non-convertible preferred stock of Lockheed Martin where the dividend rate is intended to be the rate necessary to value such preferred stock at its stated liquidation preference (and in any event no more than 11%) and with such other terms as are customary for issuers of similar credit posture to Lockheed Martin at the time of issuance (a "Market Preferred") and (iii) a perpetual 11% non-convertible preferred stock of Lockheed Martin which is not callable by Lockheed Martin until the fifth anniversary of the date of issuance and otherwise with terms customary for issuers of similar credit posture to Lockheed Martin at the time of issuance ("11% Preferred"). GE will have the right to request Backstop Registration (as described below) for Market Preferred and Lockheed Martin Common Stock issued as Equity Conversion Securities, but not for 11% Preferred.

     No fewer than 30 days prior to a Mandatory Conversion Date, Lockheed Martin must give written notice to GE of the type or combination of types of Equity Conversion Securities it intends to issue on such Mandatory Conversion Date, the number of shares of each such type, the value per share it assigns to each such type, the aggregate liquidation preference of Lockheed Martin Series A Preferred Stock it intends to mandatorily convert into each such type and other material terms of the mandatory conversion.

     Backstop Registration. Within 10 days of Lockheed Martin's notice regarding Equity Conversion Securities, GE may notify Lockheed Martin that, with respect to all or any part of the Lockheed Martin Series A Preferred Stock being mandatorily converted and specified in such notice, GE does not wish to retain the Equity Conversion Securities to be issued in exchange therefor and that it requests Backstop Registration in respect thereof. GE's notice to Lockheed Martin will specify those Equity Conversion Securities (if more than one type is proposed to be issued) as to which it requests Backstop Registration. If GE fails to elect Backstop Registration within the specified 10-day period, it will be deemed to have elected to retain all of the Equity Conversion Securities as proposed in Lockheed Martin's notice.

     "Backstop Registration" means an underwritten public offering of the Equity Conversion Securities relating to those shares of the Lockheed Martin Series A Preferred Stock held by GE and specified by GE as those which it does not wish to retain. A Backstop Registration entails the registration for a public offering of that amount of Equity Conversion Securities, the sale of which in a public offering must result in proceeds, net of underwriting commissions and discounts and other offering expenses, not less than the aggregate liquidation preference of the Lockheed Martin Series A Preferred Stock for which such Equity Conversion Securities have been mandatorily converted. The managing underwriter for a Backstop Registration will be selected by

Lockheed Martin and must be reasonably satisfactory to GE. Lockheed Martin will not be permitted to postpone or decline making the Backstop Registration, in whole or in part, and GE will bear no expenses with respect thereto. Backstop Registrations will not be counted toward the five demand registrations of GE for purposes of GE's registration rights under the Standstill Agreement described above.

     In connection with the pricing of any Backstop Registration, the terms of the Market Preferred, including its dividend rate, may be changed, in the sole discretion of Lockheed Martin, from the terms thereof as of the Mandatory Conversion Date, and will be so changed if required by the managing underwriter so that the net proceeds of the offering after such change will be sufficient, in the opinion of such underwriter, to equal or exceed the aggregate liquidation preference of the Lockheed Martin Series A Preferred Stock mandatorily converted; provided, however, that no such change may be made if it would have an adverse effect on GE.

     When the Backstop Registration contemplated above has been completed, the net proceeds thereof will be distributed to GE. Any such offering not consummated within six months of GE's request therefor will be deemed to have been abandoned. To the extent the net proceeds of the Backstop Registration are less than the sum of the aggregate liquidation preference of the Lockheed Martin Series A Preferred Stock mandatorily converted and the Interest Amount (as defined below), Lockheed Martin will be obligated to pay to GE an amount in cash equal to the difference. "Interest Amount" means, with respect to the aggregate liquidation preference of the Lockheed Martin Series A Preferred Stock mandatorily converted, interest on such aggregate liquidation preference for each day, from the applicable Mandatory Conversion Date to and including the date of payment, at a rate per annum equal to the rate per annum, as published by the Board of Governors of the Federal Reserve System as reported by the U.S. Department of Treasury, for such day on U.S. Treasury Bonds maturing on the date that is the tenth anniversary of such Mandatory Conversion Date (or if no U.S. Treasury Bonds mature on such date, then on the date nearest to such date for which such a maturity exists).

                              CERTAIN TRANSACTIONS

     There are existing business relationships between Lockheed and Martin Marietta. These relationships are the product of arms-length negotiations between the corporations. In connection with the preparation of the unaudited pro forma combined condensed financial statements, adjustments were made to eliminate intercompany sales and cost of sales between the corporations for the periods presented. No adjustments were made to eliminate the related intercompany profit in ending inventories and the net intercompany receivables and payables as of and for the periods presented as such amounts are not material. See Note 4(a) under "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

              LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN

     For a number of years, Lockheed and Martin Marietta have utilized share-based and cash-based plans designed to assist each corporation in attracting, motivating, retaining and rewarding talented and experienced individuals. The Lockheed Board and the Martin Marietta Board each believe that these plans have encouraged and rewarded participating officers and employees who have contributed to the success of each corporation. The stockholders of Lockheed and Martin Marietta are being asked at their respective special meetings to consider and approve the adoption of a new plan for Lockheed Martin which provides for certain share-based and cash-based awards to employees of Lockheed Martin and its subsidiaries.

GENERAL

     The Lockheed Martin Board has adopted and the Lockheed Board and the Martin Marietta Board have approved the Lockheed Martin Omnibus Plan, subject to the approval by the respective stockholders of Lockheed and Martin Marietta. If so approved, the Lockheed Martin Omnibus Plan will then become effective, and no further awards will be granted under the current stock incentive plans of Lockheed or Martin Marietta. All outstanding grants and awards under those plans, however, will remain in effect and be converted into grants or awards in or based on Lockheed Martin Common Stock. See "THE REORGANIZATION

AGREEMENT -- Certain Benefits Matters." A copy of the full text of the Lockheed Martin Omnibus Plan is set forth in Appendix IV to this Joint Proxy Statement/Prospectus and the following description is qualified in its entirety by reference to Appendix IV.

     Awards under the Lockheed Martin Omnibus Plan may be granted to officers and other key salaried employees of Lockheed Martin and its subsidiaries. No individual, however, who beneficially owns stock possessing 5% or more of the combined voting power of all classes of stock of Lockheed Martin will be eligible to participate. Lockheed and Martin Marietta estimate that all officers of Lockheed Martin, including all officers listed under "MANAGEMENT OF LOCKHEED MARTIN -- Officers" (four of whom are also directors of Lockheed Martin), will be among those eligible to receive awards, subject to the discretion of the Committee (as defined below) to determine the particular individuals who, from time to time, will be selected to receive awards. The number of key salaried employees of Lockheed Martin and its subsidiaries eligible to receive awards has not been determined at this time. In addition, neither the individuals who are to receive awards, the number of awards that will be granted to any individual or group of individuals, nor the amounts to be payable with respect to awards, have been determined at this time. The Lockheed Martin Omnibus Plan will remain in existence as to all outstanding awards until all such awards are either exercised or terminated; however, no award can be made after September 21, 2004.

TYPES OF AWARDS

     Awards under the Lockheed Martin Omnibus Plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights
(SARs), restricted stock and other share-based incentive awards, or cash-based incentive awards, such as performance units. Awards may be granted singly or in combination with other awards, consistent with the terms of the Lockheed Martin Omnibus Plan. Each award will be evidenced by an award agreement entered into between Lockheed Martin and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the Lockheed Martin Omnibus Plan that are not vested or exercised generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable, during the holder's lifetime, only by the holder, subject to such exceptions as (consistent with applicable legal considerations) may be authorized from time to time by the Committee. The maximum term of unvested or unexercised awards under the Lockheed Martin Omnibus Plan is ten years after the initial date of grant.

     Stock options authorized under the Lockheed Martin Omnibus Plan are rights to purchase a specified number of shares of Lockheed Martin Common Stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant (or date of amendment of the exercise price, if any) during the period set forth in the award agreement. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Code. The fair market value of the Lockheed Martin Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year can not exceed $100,000 (measured as of the date of grant) under current tax law. Other awards are not limited in this manner.

     SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of Lockheed Martin Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR, which cannot be less than the fair market value of a share of the Lockheed Martin Common Stock on the date the SAR was awarded or the exercise price of a related stock option. SARs may be granted on a free-standing basis, in relation to a stock option or in "tandem" with a stock option, such that the exercise of either the option or the SAR cancels the recipient's rights under the tandem award with respect to the number of shares so exercised.

     Restricted stock is Lockheed Martin Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

     Other share-based incentive awards might include phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with

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

a value derived from or a price related to the fair market value of the Lockheed Martin Common Stock, payable in Lockheed Martin Common Stock and/or cash, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

     The Lockheed Martin Omnibus Plan also provides for the grant of long-term incentive awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Lockheed Martin Common Stock and are payable only in cash ("Cash-Based Awards"). Under recent changes in the federal tax laws ("Section 162(m)"), Lockheed Martin may not deduct certain compensation of over $1,000,000 in any year to the Chief Executive Officer or one of the four other most highly compensated executive officers of Lockheed Martin ("Executive Officers") unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m), and the material terms of the plan for such compensation are stockholder approved. Cash-Based Awards to Executive Officers are intended to satisfy the requirements for performance-based compensation under Section 162(m). With reference to the Cash-Based Awards, the material terms of the Lockheed Martin Omnibus Plan include the eligible class of participants, the performance goal or goals and the maximum annual amount payable thereunder to any individual participant.

     The eligible class of persons for Cash-Based Awards under the Lockheed Martin Omnibus Plan is all key salaried employees of Lockheed Martin and its subsidiaries. Cash-Based Awards granted to Executive Officers thereunder may be granted only in accordance with the requirements of Section 162(m), as set forth below. Cash-Based Awards to other key salaried employees may or may not be limited by the requirements of Section 162(m), but will in any event be based on the performance goals described below.

     The performance goals for Cash-Based Awards under the Lockheed Martin Omnibus Plan are any one or a combination of Earnings Per Share, Return on Equity, Total Stockholder Return and Cash Flow (each as defined in the Lockheed Martin Omnibus Plan). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee (as defined below) not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets in respect of Cash-Based Awards may be made by the Committee based upon objective criteria in the case of significant acquisitions or dispositions by Lockheed Martin, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the Cash-Based Awards. Lockheed and Martin Marietta believe that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect Lockheed Martin or mislead the public.

     The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the Cash-Based Awards prior to payment. Cash-Based Awards generally will be paid following the completion of each cycle. The Committee may retain discretion to reduce, but not increase, the amount payable under a Cash-Based Award to any participant, notwithstanding the achievement of targeted performance goals. Cash-Based Awards may be accelerated in the event of a Change in Control of Lockheed Martin, as described below. The maximum amount payable to any participant under all Cash-Based Awards during any calendar year will be $3,000,000. There is no maximum aggregate dollar amount of Cash-Based Awards under the Lockheed Martin Omnibus Plan.

     In addition to Cash-Based Awards, other types of awards under the Lockheed Martin Omnibus Plan may be granted to qualify as performance-based compensation under Section 162(m). Stock options and SARs that are granted under the Lockheed Martin Omnibus Plan at a fair market value exercise price are intended to qualify as performance-based compensation. In addition, other share-based awards (such as restricted stock or performance units) may be granted under the plan to qualify as performance-based compensation under Section 162(m). With reference to such other share-based awards intended to so qualify, the material terms of the Lockheed Martin Omnibus Plan are similar to those described above for Cash-Based
Awards: the eligible class of persons is all key salaried employees of Lockheed Martin and its subsidiaries, and the performance goals are any one or a combination of Earnings Per Share, Return on Equity, Total Stockholder Return and Cash Flow. The certification and payout procedures and nature of Committee discretion with respect to the other share-based awards are substantially the same as for the Section 162(m) Cash-Based Awards. The maximum number of shares (or share units) of Lockheed Martin Common Stock that may be subject to all qualifying share-based awards, including stock options and SARs, that are granted to any participant during any calendar year will not exceed 500,000 shares (or share units), either individually or in the aggregate.

     The Committee also has the authority to grant awards under the Lockheed Martin Omnibus Plan in substitution for or assumption of stock incentive awards held by employees of other entities who become employees of Lockheed Martin or a subsidiary as a result of a merger or acquisition of the entity.

     Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Committee may approve. Any amendment of an award to reduce its exercise or purchase price will be subject to stockholder approval, except in the event of a change in control or upon certain reorganization or recapitalization events or certain anti-dilutive adjustments, as described below under "Authorized Shares; Other Provisions; Non-Exclusivity".

ADMINISTRATION; CHANGE IN CONTROL

     The Lockheed Martin Omnibus Plan provides that it will be administered by a committee of the Lockheed Martin Board ("Committee"), constituted so as to permit the plan to comply with the "disinterested administration" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of
Section 162(m). The Committee will have the authority within the terms and limitations of the Lockheed Martin Omnibus Plan to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant's employment with Lockheed Martin, and to construe and interpret the Lockheed Martin Omnibus Plan. Such authority includes the discretion to accelerate, extend and reduce (subject to the limitations noted above) the exercise price of outstanding awards.

     The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a "Change in Control" of Lockheed Martin (as defined in the Lockheed Martin Omnibus Plan) and is authorized to take certain other actions in such an event. Change in Control under the Lockheed Martin Omnibus Plan is defined generally to include a change in ownership involving 25% or more of the outstanding voting securities of Lockheed Martin (or a combined entity), a transfer of substantially all of its assets, or a change in a majority of the members of its Board of Directors as a result of any such change or reorganization or a contested election.

     The Committee may delegate to the officers or employees of Lockheed Martin or its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Lockheed Martin Omnibus Plan. It is intended generally that the share-based awards under the Lockheed Martin Omnibus Plan and the Lockheed Martin Omnibus Plan itself comply with and (as to share-based awards) be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfy the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. In general, the Cash-Based Awards will not be subject to Section 16. The Lockheed Martin Omnibus Plan provides that neither Lockheed

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

Martin nor any member of the Lockheed Martin Board or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the Lockheed Martin Omnibus Plan.

AMENDMENT AND TERMINATION

     The Lockheed Martin Board will have the authority to amend, suspend or discontinue the Lockheed Martin Omnibus Plan at any time, provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. The Lockheed Martin Omnibus Plan may be amended by the Lockheed Martin Board without further stockholder approval, and no guidelines have been established relating to the nature of the amendments that may be made to the Plan without stockholder approval. Such approval, however, may be required (e.g., in the case of amendments that materially increase the available number of shares under the Lockheed Martin Omnibus Plan) to preserve the qualifying status of the Lockheed Martin Omnibus Plan under Rule 16b-3, to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Amendments made without stockholder approval could increase the costs to Lockheed Martin under the Lockheed Martin Omnibus Plan, although the amount thereof is not determinable. Because the Committee will retain the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the Lockheed Martin Omnibus Plan from the limitations on deductibility.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

     The number of shares of Lockheed Martin Common Stock that may be issued in respect of awards under the Lockheed Martin Omnibus Plan will not exceed 12,000,000 shares. An equal number of share units representing share-based awards exercisable for or payable in cash will also be available. Shares of Lockheed Martin Common Stock subject to share-based awards payable in cash or stock (whether at the discretion of Lockheed Martin or the participant) will initially be counted against each of the share limit and the share unit limit. When payment is ultimately made in respect to the award in either shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid will be recredited to the applicable limit. The 12,000,000 figure for each of the number of shares and the number of units to be available under the Plan is based on an estimate of the number of shares and units that will be subject to awards granted during the first five years of the term of the Plan.

     The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the Lockheed Martin Omnibus Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant's ownership was restricted or otherwise not vested. Although shares subject to repriced or cancelled options or SARs will be counted against the individual share-based award limits to the extent required by Section 162(m), only shares actually issued or share units actually paid will be charged against the aggregate share or share unit limits, respectively, under the Lockheed Martin Omnibus Plan. Upon approval of the Lockheed Martin Omnibus Plan by the stockholders and consummation of the Combination, Lockheed Martin intends to register under the Act the number of shares of Lockheed Martin Common Stock reserved for issuance under the Lockheed Martin Omnibus Plan.

     Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in exchange for a promissory note in favor of Lockheed Martin, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to such "cashless

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

exercise" procedures as may be permitted by the Committee. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Committee.

     The Lockheed Martin Omnibus Plan does not impose any minimum vesting periods on options or other awards. However, shares of stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the date of grant. The maximum term of an option or any other award is ten years.

     The Lockheed Martin Omnibus Plan is not exclusive and does not limit the authority of the Lockheed Martin Board or its committees to grant awards or authorize any other compensation, with or without reference to the Lockheed Martin Common Stock, under any other plan or authority. The Lockheed Martin Omnibus Plan is not expected to be the exclusive cash incentive plan for eligible persons (including Executive Officers) of Lockheed Martin and its subsidiaries; other cash incentive plans (such as short-term or operating entity specific plans) may be retained and/or developed to implement Lockheed Martin's broader-based compensation objectives and policies. Approval of the adoption of the Lockheed Martin Omnibus Plan by the stockholders of Lockheed and Martin Marietta will not be deemed to constitute an approval of any such other compensation, plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of Federal income tax consequences to participants and Lockheed Martin relating to nonqualified and incentive stock options and certain other awards that may be granted under the Lockheed Martin Omnibus Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Lockheed Martin Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Lockheed Martin Common Stock on the date the option is exercised over the option price for such stock. The tax basis of the option stock in the hands of the optionee will equal the option price for the stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. Lockheed Martin or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Lockheed Martin Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of Lockheed Martin or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Lockheed Martin Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the option price and the fair market value of such shares on the date of exercise or (b) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Lockheed Martin or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

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

     The current federal income tax consequences of other awards authorized under the plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards and dividend equivalents generally are subject to tax at the time of payment; unconditional stock bonuses are generally subject to tax measured by the value of the payment received; and Cash-Based Awards generally are subject to tax at the time of payment; in each of the foregoing cases, Lockheed Martin will generally have (at the time the participant recognizes income) a corresponding deduction.

     If, as a result of a change in control event, a participant's options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. Lockheed Martin will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

     Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the Lockheed Martin Omnibus Plan, Section 162(m) would render non-deductible to Lockheed Martin certain compensation in excess of $1,000,000 in any year to certain executive officers of Lockheed Martin, unless such excess compensation is "performance-based" (as defined) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to Executive Officers as contemplated by the Lockheed Martin Omnibus Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in
Section 162(m) and uncertainties regarding its ultimate interpretation and application in these circumstances, no assurances can be given that compensation paid under the Lockheed Martin Omnibus Plan to any Executive Officer will in fact be deductible if it should, together with other non-exempt compensation paid to such Executive Officer, exceed $1,000,000.

THE RESPECTIVE BOARDS OF DIRECTORS OF LOCKHEED AND MARTIN MARIETTA EACH RECOMMEND A VOTE FOR ADOPTION OF THE LOCKHEED MARTIN 1995 OMNIBUS PERFORMANCE AWARD PLAN.

                 LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN

     Lockheed and Martin Marietta expect that Lockheed Martin's initial arrangement with respect to remuneration of non-employee Directors will include an annual retainer of $35,000, in addition to other compensation described herein. See "MANAGEMENT OF LOCKHEED MARTIN -- Compensation of Directors." The stockholders of Lockheed Martin are being asked at their respective meetings to consider and approve the annual accrual of $10,000 of this amount in the form of share credits payable solely in Lockheed Martin Common Stock by the adoption of the new Lockheed Martin Directors Plan.

     The Lockheed Martin Board has adopted and the Lockheed Board and the Martin Marietta Board have approved the Lockheed Martin Directors Plan, subject to the approval by the respective stockholders of Lockheed and Martin Marietta. The purpose of the Lockheed Martin Directors Plan is to attract and retain persons of exceptional ability to serve as directors and further align the common interests of directors and stockholders in enhancing the value of Lockheed Martin Common Stock. No additional dollars will be paid to directors through this Plan. Participation is not voluntary. Shares of Lockheed Martin Common Stock credited under the Lockheed Martin Directors Plan will be in lieu of an equivalent cash portion of the retainer otherwise payable to directors.

     The following description of the principal features of the Lockheed Martin Directors Plan is qualified in its entirety by reference to the complete text of the Lockheed Martin Directors Plan, a copy of which is set forth in Appendix V to this Joint Proxy Statement/Prospectus.

     Under the Lockheed Martin Directors Plan, each eligible director will receive, on June 1 of each year, share credits equal to the number of shares of Lockheed Martin Common Stock that $10,000 would then buy. All share credits will be fully vested as accrued. Eligible directors include all directors who are compensated in such capacity through retainers and who are not officers or employees of Lockheed Martin or a subsidiary. Twenty of the proposed directors of Lockheed Martin will be eligible to participate in this Plan. The value of the Lockheed Martin Common Stock for purpose of establishing the number of share credits will be its fair market value at the time of crediting, based on the average reported price over the preceding ten trading days. Over the 10-year term of the Lockheed Martin Directors Plan, an aggregate of 50,000 shares of Lockheed Martin Common Stock may be issued to all eligible directors in the aggregate, in lieu of a portion of their cash retainers. Upon approval of the Lockheed Martin Directors Plan by the stockholders and consummation of the Combination, Lockheed Martin intends to register under the Act the number of shares of Lockheed Martin Common Stock reserved for issuance under the Lockheed Martin Directors Plan.

     Share credits accrued will constitute bookkeeping entries that will be settled and paid in an equivalent number of shares of Lockheed Martin Common Stock upon the director's termination of service on the Lockheed Martin Board. A director may irrevocably elect to receive his or her accrued share credits in a lump-sum or in equal annual installments over a period of up to five years after termination of service. However, in the case of a director's termination of service as a result of death or disability, the share credits will be paid in a lump-sum after a director's service as a director ends. During the period the director's interest is represented by share credits, a director will have no voting, dividend or other rights of a stockholder with respect to the shares to be issued in his or her name, but will be entitled to additional share credits representing dividend equivalents based on cash distributions on the underlying shares (converted to share credits based on the market value of shares on the applicable dividend payment dates). The number of share credits and shares subject to the Lockheed Martin Directors Plan are subject to appropriate adjustment in event of stock split, recapitalization or other reorganization.

     If the Lockheed Martin Directors Plan had been in effect in 1994 and the Combination had occurred as currently contemplated but as of January 1, 1994, the annual benefit to each eligible director and to all 20 eligible directors as a group, based on the average closing prices of Lockheed and Martin Marietta Common Stock (converted on a pro forma basis based on shares then outstanding) as of June 1, 1994, would have been 243 share credits (calculated based on the $10,000 annual share credit divided by a pro forma share price of $41.15 per share) and 4,860 share credits in the aggregate, respectively, prior to crediting for any dividend equivalents thereon from June 1 to December 31, 1994.

     The compensation of directors, including the Lockheed Martin Directors Plan, may be amended from time to time by the Lockheed Martin Board in its sole discretion, without stockholder approval, but subject to applicable legal requirements. No guidelines have been established relating to the nature of the amendments that may be made to the Lockheed Martin Directors Plan without stockholder approval, but such approval may be required to preserve the qualifying status of the Plan under Rule 16b-3 under the Exchange Act. Amendments made without stockholder approval could increase the costs of the Lockheed Martin Directors Plan, although the amount thereof is not determinable. Consent of the director will be required to revoke or alter an outstanding award in a manner unfavorable to such director. The term of the Lockheed Martin Directors Plan is 10 years, subject to earlier termination by the Lockheed Martin Board.

     In general, under current federal income tax laws, share credits under the Lockheed Martin Directors Plan will be includible in taxable income of an eligible director and deductible to Lockheed Martin based on the fair market value of the Lockheed Martin Common Stock at the time or times the share credits are paid in shares to a director following termination of service.

THE RESPECTIVE BOARDS OF DIRECTORS OF LOCKHEED AND MARTIN MARIETTA EACH RECOMMEND A VOTE FOR ADOPTION OF THE LOCKHEED MARTIN DIRECTORS DEFERRED STOCK PLAN.

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

                                 LEGAL MATTERS

     The validity of the Lockheed Martin Common Stock and Lockheed Martin Series A Preferred Stock to be issued in connection with the Combination will be passed upon by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements of Lockheed at December 26, 1993 and December 27, 1992 and for each of the three years in the period ended December 26, 1993, incorporated by reference in this Joint Proxy Statement/Prospectus, which are referred to herein and made part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; the financial statements of Martin Marietta and consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, incorporated by reference in this Joint Proxy Statement/Prospectus, which are referred to herein and made part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; and the consolidated balance sheet of Lockheed Martin as of October 31, 1994, included in this Joint Proxy Statement/Prospectus; have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon also incorporated herein by reference or included elsewhere herein. Such consolidated financial statements of Lockheed and Martin Marietta and the consolidated balance sheet of Lockheed Martin are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of the GE Aerospace Businesses as of December 31, 1992 and 1991, and for each of the years in the two-year period ended December 31, 1992, incorporated by reference in the Martin Marietta Form 10-K, which is incorporated herein by reference, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of General Dynamics Space Systems Group as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated January 20, 1994, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that describes the uncertainty discussed in Note 1 to the aforementioned financial statements.

     It is expected that representatives of Ernst & Young LLP, Lockheed's and Martin Marietta's independent auditors, will be present at the Special Meetings to respond to appropriate questions of stockholders and to make a statement if they desire.

                          FUTURE STOCKHOLDER PROPOSALS

     If the Combination is consummated, the first annual meeting of the public stockholders of Lockheed Martin after such consummation is expected to be held April 25, 1996. If the Combination is not consummated, the 1995 annual meeting of stockholders of Lockheed is expected to be held on or about May 9, 1995 and the 1995 annual meeting of stockholders of Martin Marietta is expected to be held on or about June 23, 1995.

     Subject to the foregoing, if any Lockheed Martin stockholder intends to present a proposal at the 1996 Lockheed Martin annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of Lockheed Martin in writing so as to be received at the executive offices of Lockheed Martin by November 30, 1995. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. In the event the Combination is not consummated, the only stockholder proposals eligible to be considered for inclusion in the proxy materials for the 1995 annual meetings of Lockheed and Martin Marietta will be those which were duly submitted to the Secretary of Lockheed by December 8, 1994 or the Corporate Secretary of Martin Marietta by November 18, 1994, as the case may be, as provided in the respective 1994 Annual Meeting Proxy Statements of Lockheed and Martin Marietta.

                          LOCKHEED MARTIN CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Ernst & Young LLP, Independent Auditors.....................................   F-2
Consolidated Balance Sheet as of October 31, 1994.....................................   F-3
Notes to Consolidated Balance Sheet...................................................   F-4

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Stockholders of
Lockheed Martin Corporation:

     We have audited the accompanying consolidated balance sheet of Lockheed Martin Corporation as of October 31, 1994. This consolidated balance sheet is the responsibility of Lockheed Martin Corporation's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Lockheed Martin Corporation at October 31, 1994 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
November 1, 1994
Washington, D.C.

                          LOCKHEED MARTIN CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1994

        ASSETS
          Cash............................................................      $200
                                                                             ----------
        Total assets......................................................      $200
                                                                             =========
        STOCKHOLDERS' EQUITY
          Common stock, par value $1.00 a share, 200 shares issued and
             outstanding..................................................      $200
                                                                             ----------
        Total stockholders' equity........................................      $200
                                                                             =========

             See accompanying notes to consolidated balance sheet.

                          LOCKHEED MARTIN CORPORATION

                      NOTES TO CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1994

1. BACKGROUND OF ORGANIZATION

     Lockheed Martin Corporation ("Lockheed Martin") was incorporated under the Maryland General Corporation Law on August 29, 1994, for the purpose of effectuating the proposed combination of the businesses of Lockheed Corporation ("Lockheed") and Martin Marietta Corporation ("Martin Marietta") (the "Combination"). Lockheed Martin is jointly owned by Lockheed and Martin Marietta and has not engaged in any activity not related to preparing to effect the Combination since its formation.

2. BASIS OF ACCOUNTING

     The accompanying consolidated balance sheet includes all of the relevant assets and liabilities attributable to Lockheed Martin. During August 1994, Lockheed Martin formed two wholly owned subsidiaries, Atlantic Sub, Inc. ("Atlantic Sub") and Pacific Sub, Inc. ("Pacific Sub"), which are Maryland and Delaware corporations, respectively. Lockheed Martin is the sole stockholder of both Atlantic Sub and Pacific Sub. Atlantic Sub and Pacific Sub have not engaged in any activity not related to preparing to effect the Combination since their formation.

3. STOCKHOLDERS' EQUITY

     There are 100,000 shares of Lockheed Martin Common Stock authorized at a par value of $1.00 per share of which 200 are issued and outstanding, held as follows:

                                                                              COMMON STOCK
                                                                              ------------
    Lockheed Corporation...................................................       $100
    Martin Marietta Corporation............................................        100
                                                                                ------
                                                                                  $200
                                                                                ======

                                                                      APPENDIX I

                     AGREEMENT AND PLAN OF REORGANIZATION,

                          DATED AS OF AUGUST 29, 1994,

                                     AMONG

                              PARENT CORPORATION,*

                          MARTIN MARIETTA CORPORATION

                                      AND

                              LOCKHEED CORPORATION

                       AS AMENDED AS OF FEBRUARY 7, 1995

*ON OCTOBER 3, 1994, THE NAME PARENT CORPORATION WAS CHANGED TO LOCKHEED MARTIN
                                  CORPORATION.

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
                                             ARTICLE I

                                            THE MERGERS

SECTION 1.1       Charter and Bylaws of Parent..........................................    I-1
SECTION 1.2       Atlantic Sub Merger...................................................    I-1
SECTION 1.3       Pacific Sub Merger....................................................    I-2
SECTION 1.4       Exchange of Certificates..............................................    I-3
SECTION 1.5       Cancellation of Parent Stock..........................................    I-3

                                             ARTICLE II

                                        STOCKHOLDER APPROVAL

                                             ARTICLE III

                          BOARDS OF DIRECTORS OF PARENT, MARTIN MARIETTA
                      AND LOCKHEED; OFFICERS OF MARTIN MARIETTA AND LOCKHEED

SECTION 3.1       Parent Board of Directors.............................................    I-4
SECTION 3.2       Martin Marietta Board of Directors; Officers..........................    I-4
SECTION 3.3       Lockheed Board of Directors; Officers.................................    I-4
SECTION 3.4       Parent Dividend.......................................................    I-4

                                             ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES OF MARTIN MARIETTA

SECTION 4.1       Organization, Qualification, Etc. ....................................    I-5
SECTION 4.2       Capital Stock.........................................................    I-5
SECTION 4.3       Corporate Authority Relative to this Agreement; No Violation..........    I-6
SECTION 4.4       Reports and Financial Statements......................................    I-6
SECTION 4.5       No Undisclosed Liabilities............................................    I-7
SECTION 4.6       No Violation of Law...................................................    I-7
SECTION 4.7       Environmental Laws and Regulations....................................    I-7
SECTION 4.8       No Undisclosed Employee Benefit Plan Liabilities......................    I-7
SECTION 4.9       Absence of Certain Changes or Events..................................    I-8
SECTION 4.10      Investigations; Litigation............................................    I-8
SECTION 4.11      Joint Proxy Statement; Registration Statement; Other Information......    I-8
SECTION 4.12      Accounting Matters....................................................    I-8
SECTION 4.13      Martin Marietta Rights Plan...........................................    I-8
SECTION 4.14      Ownership of Lockheed Stock...........................................    I-9
SECTION 4.15      Tax Matters...........................................................    I-9

                                             ARTICLE V

                             REPRESENTATIONS AND WARRANTIES OF LOCKHEED

SECTION 5.1       Organization, Qualification, Etc. ....................................    I-9
SECTION 5.2       Capital Stock.........................................................   I-10
SECTION 5.3       Corporate Authority Relative to this Agreement; No Violation..........   I-10
SECTION 5.4       Reports and Financial Statements......................................   I-11
SECTION 5.5       No Undisclosed Liabilities............................................   I-11
SECTION 5.6       No Violation of Law...................................................   I-11

                                                                                           PAGE
                                                                                           ----
SECTION 5.7       Environmental Laws and Regulations....................................   I-11
SECTION 5.8       No Undisclosed Employee Benefit Plan Liabilities......................   I-12
SECTION 5.9       Absence of Certain Changes or Events..................................   I-12
SECTION 5.10      Investigations; Litigation............................................   I-12
SECTION 5.11      Joint Proxy Statement; Registration Statement; Other Information......   I-12
SECTION 5.12      Accounting Matters....................................................   I-12
SECTION 5.13      Lockheed Rights Plan..................................................   I-12
SECTION 5.14      Ownership of Martin Marietta Stock....................................   I-13
SECTION 5.15      Tax Matters...........................................................   I-13

                                          ARTICLE VI

                              ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 6.1       Conduct of Business by Martin Marietta or Lockheed....................   I-13
SECTION 6.2       Investigation.........................................................   I-15
SECTION 6.3       Cooperation...........................................................   I-15
SECTION 6.4       Affiliate Agreements..................................................   I-16
SECTION 6.5       Employee Stock Options, Incentive and Benefit Plans...................   I-16
SECTION 6.6       Further Assurances....................................................   I-17
SECTION 6.7       No Solicitation.......................................................   I-17
SECTION 6.8       Public Announcements..................................................   I-18
SECTION 6.9       Agreements with Respect to Martin Marietta Common Stock and Lockheed
                    Common Stock........................................................   I-18
SECTION 6.10      Indemnification and Insurance.........................................   I-18
SECTION 6.11      Accountants' "Comfort" Letters........................................   I-18
SECTION 6.12      Additional Reports....................................................   I-18

                                          ARTICLE VII

                                    CONDITIONS TO THE MERGERS

SECTION 7.1       Conditions to Both Mergers............................................   I-19
SECTION 7.2       Conditions to Obligations of Martin Marietta to Effect the
                    Atlantic Sub Merger.................................................   I-19
SECTION 7.3       Conditions to Obligations of Lockheed to Effect the Pacific Sub
                    Merger..............................................................   I-20

                                          ARTICLE VIII

                           TERMINATION, WAIVER, AMENDMENT AND CLOSING

SECTION 8.1       Termination or Abandonment............................................   I-20
SECTION 8.2       Termination Fee.......................................................   I-21
SECTION 8.3       Expense Reimbursement.................................................   I-21
SECTION 8.4       Amendment or Supplement...............................................   I-21
SECTION 8.5       Extension of Time, Waiver, Etc. ......................................   I-21
SECTION 8.6       Closing...............................................................   I-21

                                          ARTICLE IX

                                         MISCELLANEOUS

SECTION 9.1       No Survival of Representations and Warranties.........................   I-22
SECTION 9.2       Expenses..............................................................   I-22
SECTION 9.3       Counterparts..........................................................   I-22

                                                                                           PAGE
                                                                                           ----
SECTION 9.4       Governing Law.........................................................   I-22
SECTION 9.5       Notices...............................................................   I-22
SECTION 9.6       Miscellaneous.........................................................   I-22
SECTION 9.7       Subsidiaries; Significant Subsidiaries................................   I-23
SECTION 9.8       Finders or Brokers....................................................   I-23

Exhibit A -- Charter of Parent Corporation*

Exhibit B -- Bylaws of Parent Corporation*

Exhibit C -- Plan and Agreement of Merger relating to Martin Marietta

Exhibit D -- Plan and Agreement of Merger relating to Lockheed
- ---------------
* On October 3, 1994 the name Parent Corporation was changed to Lockheed Martin Corporation.

                       AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 29, 1994 (this "Agreement"), is among Parent Corporation* ("Parent"), Martin Marietta Corporation ("Martin Marietta") and Lockheed Corporation ("Lockheed"), as amended as of February 7, 1995.

     WHEREAS, Martin Marietta is a corporation duly organized and existing under the laws of the State of Maryland and Lockheed is a corporation duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, Parent is a corporation duly organized under the laws of the State of Maryland, with Martin Marietta and Lockheed each owning one-half of the outstanding capital stock of Parent; and

     WHEREAS, the Boards of Directors of Martin Marietta and Lockheed deem it advisable and in the best interest of their respective stockholders that each corporation become a subsidiary of Parent pursuant to the mergers hereafter provided for, and desire to make certain representations, warranties and agreements in connection with such mergers;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  THE MERGERS

     SECTION 1.1 Charter and Bylaws of Parent. The Charter and Bylaws of Parent shall be amended prior to the Merger Date (as hereinafter defined) to be in substantially the form of Exhibits A and B hereto, respectively, and the name of Parent shall be changed to Lockheed Martin Corporation. From the date hereof until the Merger Date, Martin Marietta and Lockheed shall consult with each other prior to causing or permitting Parent to take any action and neither shall cause or permit Parent to take any action inconsistent with the provisions of this Agreement without the written consent of the other.

     SECTION 1.2 Atlantic Sub Merger. (a) Martin Marietta and Lockheed will cause Parent to form a wholly owned subsidiary named Atlantic Sub, Inc. ("Atlantic Sub") under the laws of the State of Maryland. Atlantic Sub will be formed solely to facilitate the Atlantic Sub Merger referred to below and will conduct no business or activity other than in connection with the Atlantic Sub Merger. Martin Marietta and Lockheed will cause Parent to cause Atlantic Sub to execute and deliver, and Martin Marietta agrees to execute and deliver and to submit to its stockholders for approval, together with this Agreement in accordance with Article II, an Agreement and Plan of Merger (the "Atlantic Sub Merger Agreement") in substantially the form attached hereto as Exhibit C, providing for the merger of Atlantic Sub with and into Martin Marietta (the "Atlantic Sub Merger"). Martin Marietta shall be the surviving corporation in the Atlantic Sub Merger and as a result thereof shall become a wholly owned subsidiary of Parent.

     (b) Pursuant to the Atlantic Sub Merger:

          (i) each share of Martin Marietta Common Stock (as hereinafter defined) outstanding immediately prior to the effective time of the Atlantic Sub Merger, other than any shares of Martin Marietta Common Stock owned by Lockheed or any Subsidiary (as hereinafter defined) of Lockheed, shall be converted into and become one share of common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

          (ii) each share of Martin Marietta Preferred Stock (as hereinafter defined) outstanding immediately prior to the effective time of the Atlantic Sub Merger, other than any shares of Martin Marietta Preferred Stock owned by Lockheed or any Subsidiary of Lockheed, shall be converted into and become

- ---------------
* On October 3, 1994, the name Parent Corporation was changed to Lockheed Martin Corporation.

     one share of Series A Preferred Stock, par value $1.00 per share, of Parent ("Parent Preferred Stock"); and

          (iii) each share of Martin Marietta Common Stock and Martin Marietta Preferred Stock owned by Lockheed or any Subsidiary of Lockheed shall be cancelled and cease to exist immediately upon the effective time of the Atlantic Sub Merger without any payment being made in respect thereof.

     (c) The parties will take such action as may be necessary to cause Parent to reserve sufficient shares of Parent Common Stock following the Mergers (as hereinafter defined) to permit conversion of the Parent Preferred Stock and delivery of shares of Parent Common Stock upon conversion thereof following the Atlantic Sub Merger. Subject to the terms and conditions of this Agreement, Martin Marietta shall use its reasonable efforts to cause the Atlantic Sub Merger to be consummated in accordance with the terms of the Atlantic Sub Merger Agreement. Martin Marietta and Lockheed will cause Parent to execute a formal written consent under Section 2-505 of the Maryland General Corporation Law (the "Maryland Statute"), as the sole stockholder of Atlantic Sub, to the execution, delivery and performance of the Atlantic Sub Merger Agreement by Atlantic Sub.

     SECTION 1.3 Pacific Sub Merger. (a) Lockheed and Martin Marietta will cause Parent to form a wholly owned subsidiary named Pacific Sub, Inc. ("Pacific Sub") under the laws of the State of Delaware. Pacific Sub will be formed solely to facilitate the Pacific Sub Merger referred to below and will conduct no business or activity other than in connection with the Pacific Sub Merger. Lockheed and Martin Marietta will cause Parent to cause Pacific Sub to execute and deliver, and, subject to the terms and conditions of this Agreement, Lockheed agrees to execute and deliver and to submit to its stockholders for adoption and approval, together with this Agreement in accordance with Article II, an Agreement and Plan of Merger (the "Pacific Sub Merger Agreement") in substantially the form attached hereto as Exhibit D, providing for the merger of Pacific Sub with and into Lockheed (the "Pacific Sub Merger"). Lockheed shall be the surviving corporation in the Pacific Sub Merger and as a result thereof shall become a wholly owned subsidiary of Parent.

     (b) Pursuant to the Pacific Sub Merger:

          (i) each share of Lockheed Common Stock (as hereinafter defined) outstanding immediately prior to the effective time of the Pacific Sub Merger, other than any shares of Lockheed Common Stock owned by Martin Marietta or any Subsidiary of Martin Marietta or held in the treasury of Lockheed, shall be converted into and become the right to receive 1.63 shares of Parent Common Stock; and

          (ii) each share of Lockheed Common Stock owned by Martin Marietta or any Subsidiary of Martin Marietta or held in the treasury of Lockheed shall be cancelled and cease to exist immediately upon the effective time of the Pacific Sub Merger without any payment being made in respect thereof.

Notwithstanding the foregoing, no fractional shares of Parent Common Stock will be issued as a result of the Pacific Sub Merger. In lieu of the issuance of fractional shares, cash payments will be made to holders of Lockheed Common Stock in respect of any fractional share that would otherwise be issuable in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") on the last business day preceding the Merger Date if such stock is then being traded, including without limitation trading on a "when issued" basis, and otherwise shall be the closing price on the first business day that such stock is traded. No such holder shall be entitled to dividends, voting rights, or any other stockholder right in respect of any fractional share. For this purpose, shares held of record by any particular stockholder of Lockheed and represented by two or more certificates may be aggregated.

     (c) Subject to the terms and conditions of this Agreement, Lockheed shall use its reasonable efforts to cause the Pacific Sub Merger to be consummated in accordance with the terms of the Pacific Sub Merger Agreement. Lockheed and Martin Marietta will cause Parent to execute a formal written consent under
Section 228 of the Delaware General Corporation Law (the "Delaware Statute"), as the sole stockholder of Pacific Sub, to the execution, delivery and performance of the Pacific Sub Merger Agreement by Pacific Sub.

     SECTION 1.4 Exchange of Certificates. Except as set forth above, from and after the Merger Date, each holder of a certificate which immediately prior to the Merger Date represented outstanding shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent to be selected by the parties, a certificate or certificates representing the number of shares of Parent Common Stock or Parent Preferred Stock into which such holder's shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock were converted. No holder of a certificate or certificates which immediately prior to the Merger Date represented shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock shall be entitled to receive any dividend or other distribution from Parent until surrender of such holder's certificate or certificates for a certificate or certificates representing shares of Parent Common Stock (in the case of holders of Lockheed Common Stock or Martin Marietta Common Stock) or Parent Preferred Stock (in the case of holders of Martin Marietta Preferred Stock). Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock or Parent Preferred Stock, as the case may be, represented by the certificates issued upon such surrender. From and after the Merger Date, Parent shall, however, be entitled to treat such certificates for shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of Parent Common Stock or Parent Preferred Stock, as the case may be, into which the shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock represented by such certificates shall have been converted, notwithstanding any failure to surrender such certificates. If any certificate for shares of Parent Common Stock or Parent Preferred Stock, as the case may be, is to be issued in a name other than that in which the certificate for shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of certificates for such shares of Parent Common Stock or Parent Preferred Stock, as the case may be, in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, none of Martin Marietta, Lockheed or Parent shall be liable to any holder of shares of Martin Marietta Common Stock, Lockheed Common Stock or Martin Marietta Preferred Stock for any shares of Parent Common Stock or Parent Preferred Stock, as the case may be (or dividends or distributions with respect thereto), delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.5 Cancellation of Parent Stock. The shares of the capital stock of Parent owned by Martin Marietta and Lockheed immediately prior to the Merger Date will be cancelled immediately upon consummation of the Atlantic Sub Merger and the Pacific Sub Merger, respectively. The Atlantic Sub Merger and the Pacific Sub Merger are sometimes together referred to as the "Mergers" and the Atlantic Sub Merger Agreement and the Pacific Sub Merger Agreement are sometimes together referred to as the "Merger Agreements."

                                   ARTICLE II

                              STOCKHOLDER APPROVAL

     Subject to the terms and conditions contained herein, this Agreement, together with the Atlantic Sub Merger Agreement and the transactions contemplated thereby, shall be submitted for approval to the holders of shares of Martin Marietta Common Stock and Martin Marietta Preferred Stock, all of whom shall vote together as a single class at a meeting to be duly held for this purpose by Martin Marietta (the "Martin Marietta Meeting"), and this Agreement, together with the Pacific Sub Merger Agreement, shall be submitted for adoption and approval to the holders of shares of Lockheed Common Stock at a meeting to be duly held for this purpose by Lockheed (the "Lockheed Meeting"). Martin Marietta and Lockheed shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to the applicable fiduciary duties of their respective directors, Martin Marietta and Lockheed shall recommend that their respective stockholders approve this Agreement and the transactions contemplated hereby and such recommendation shall be contained in the Joint Proxy Statement referred to in Sections 4.11 and 5.11. On the first business day on or by which (a) this Agreement and the Atlantic Sub Merger Agreement have been duly approved by the requisite vote of the holders of shares of Martin Marietta Common Stock and Martin Marietta Preferred Stock, (b) this Agreement and the Pacific Sub Merger Agreement have been duly adopted and approved by the requisite vote of the holders of shares of Lockheed Common Stock and (c) the closing of the transactions contemplated by this Agreement and the Merger Agreements shall have occurred, or such later date as shall be agreed upon by Martin Marietta and Lockheed, Articles of Merger (in the case of the Atlantic Sub Merger) and a Certificate of Merger (in the case of the Pacific Sub Merger) relating to the Mergers shall be filed in accordance with the Maryland Statute and the Delaware Statute, respectively, and the Mergers shall become effective simultaneously in accordance with the terms of the Merger Agreements (such time and date are referred to as the "Merger Date").

                                  ARTICLE III

                         BOARDS OF DIRECTORS OF PARENT,
                         MARTIN MARIETTA AND LOCKHEED;
                    OFFICERS OF MARTIN MARIETTA AND LOCKHEED

     It is the intent of the parties to this Agreement that Martin Marietta and Lockheed, as subsidiaries of Parent, will each continue (so far as practicable and consistent with the basic purposes of this Agreement) the separate operations of their respective business enterprises, subject to the combining of such operations and to such other organizational and structural changes as management may from time to time deem appropriate. With that objective in mind, Martin Marietta, Lockheed and Parent agree as follows:

     SECTION 3.1 Parent Board of Directors. On the Merger Date, the number of directors comprising the full Board of Directors of Parent shall be 24 (as provided in Parent's Bylaws), composed as follows:

          (a) twelve directors shall be designated by Martin Marietta by its Board Nominating Committee; and

          (b) twelve directors shall be designated by Lockheed by its Board Nominating Committee.

It is the intent of the parties that membership on the major committees of Parent's Board of Directors shall initially consist of an equal number of designees of Martin Marietta and Lockheed.

     SECTION 3.2 Martin Marietta Board of Directors; Officers. On the Merger Date, the Board of Directors of Martin Marietta shall include those current directors of Martin Marietta who are designated as such by the Chief Executive Officer of Martin Marietta. The officers of Martin Marietta immediately prior to the Merger Date will continue in such capacities immediately following the Merger Date.

     SECTION 3.3 Lockheed Board of Directors; Officers. On the Merger Date, the Board of Directors of Lockheed shall include those current directors of Lockheed who are designated as such by the Chief Executive Officer of Lockheed. The officers of Lockheed immediately prior to the Merger Date will continue in such capacities immediately following the Merger Date.

     SECTION 3.4 Parent Dividend. It is the intention of the parties that the initial quarterly dividend with respect to Parent stock shall be at the annual rate of $1.40 per share, subject to approval and declaration by the Board of Directors of Parent.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF MARTIN MARIETTA

     Martin Marietta represents and warrants to, and agrees with, Lockheed as follows (except as disclosed in a schedule dated the date hereof and furnished to Lockheed, hereafter referred to as the "Martin Marietta Schedule"):

     SECTION 4.1 Organization, Qualification, Etc. Martin Marietta is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole. The copies of Martin Marietta's charter and bylaws which have been delivered to Lockheed are complete and correct and in full force and effect on the date hereof. Each of Martin Marietta's Significant Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole. All the outstanding shares of capital stock of Martin Marietta's Significant Subsidiaries are validly issued, fully paid and non-assessable and (except as set forth in the next sentence) are owned by Martin Marietta, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which Martin Marietta is a party under which no event of default has occurred or arisen. Martin Marietta owns approximately 81% of the outstanding shares of common stock of Martin Marietta Materials, Inc. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of Martin Marietta other than rights of refusal and preemptive rights held by Martin Marietta with respect to certain Subsidiaries.

     SECTION 4.2 Capital Stock. The authorized capital stock of Martin Marietta consists of 550,000,000 shares, divided into 20,000,000 shares of Series A Preferred Stock, par value $1.00 per share ("Martin Marietta Preferred Stock"), 30,000,000 shares of Series Preferred Stock, par value $1.00 per share ("Martin Marietta Series Preferred Stock"), and 500,000,000 shares of common stock, par value $1.00 per share ("Martin Marietta Common Stock"). As of July 31, 1994, 20,000,000 shares of Martin Marietta Preferred Stock, no shares of Martin Marietta Series Preferred Stock and 95,948,640 shares of Martin Marietta Common Stock were outstanding. All the outstanding shares of capital stock of Martin Marietta have been validly issued and are fully paid and nonassessable. As of July 31, 1994, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Martin Marietta to issue any shares of its capital stock ("Martin Marietta Options") other than:

          (a) upon conversion of the Martin Marietta Preferred Stock;

          (b) options to acquire 4,706,450 shares of Martin Marietta Common Stock granted on or prior to July 31, 1994 pursuant to employee incentive and benefit plans; and

          (c) Martin Marietta's dividend reinvestment plan.

Since July 31, 1994 (A) no shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock have been issued except issuances of Martin Marietta Common Stock upon the exercise of Martin Marietta Options referred to in clause
(b) above, and (B) no Martin Marietta Options have been authorized, issued or granted, except pursuant to Martin Marietta's Shareholder Rights Agreement, dated as of August 29, 1994, with First Chicago Trust Company of New York (the "Martin Marietta Rights Plan").

     SECTION 4.3  Corporate Authority Relative to this Agreement; No
Violation. Martin Marietta has the corporate power to enter into this Agreement and the Atlantic Sub Merger Agreement, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Atlantic Sub Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Martin Marietta and, except for the approval of its stockholders, no other corporate proceedings on the part of Martin Marietta are necessary to authorize this Agreement, the Atlantic Sub Merger Agreement and the transactions contemplated hereby and thereby. The Board of Directors of Martin Marietta has determined that the transactions contemplated by this Agreement and the Atlantic Sub Merger Agreement are in the best interests of Martin Marietta and its stockholders and to recommend to such stockholders that they vote in favor thereof. This Agreement and the Atlantic Sub Merger Agreement have been duly and validly executed and delivered by Martin Marietta and, assuming this Agreement and the Atlantic Sub Merger Agreement constitute valid and binding Agreements of the other parties hereto and thereto, this Agreement and the Atlantic Sub Merger Agreement constitute valid and binding agreements of Martin Marietta, enforceable against Martin Marietta in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Martin Marietta is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement or the Atlantic Sub Merger Agreement, except for any breaches or violations which individually or in the aggregate would not have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole. Other than in connection with or in compliance with the provisions of the Maryland Statute, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), Section 4043 of ERISA (as hereinafter defined), any non-United States competition, antitrust and investment laws, and the securities or blue sky laws of the various states (collectively, the "Martin Marietta Required Statutory Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Martin Marietta of the transactions contemplated by this Agreement and the Atlantic Sub Merger Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby.

     SECTION 4.4 Reports and Financial Statements. Martin Marietta has previously furnished to Lockheed true and complete copies of:

          (a) Martin Marietta's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1991 through 1993;

          (b) Martin Marietta's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31 and June 30, 1994;

          (c) each definitive proxy statement filed by Martin Marietta with the SEC since December 31, 1991;

          (d) each final prospectus filed by Martin Marietta with the SEC since December 31, 1991, other than prospectuses contained in filings on Form S-8 and filings with respect to Martin Marietta's dividend reinvestment plan on Form S-3;

          (e) all Current Reports on Form 8-K filed by Martin Marietta with the SEC since December 31, 1993; and

          (f) Reports on Form 11-K filed with the SEC with respect to employee benefit plans of Martin Marietta or any of its Subsidiaries since December 31, 1993.

As of their respective dates, such reports, proxy statements and prospectuses did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in such reports, proxy statements and prospectuses (including any related notes and schedules) fairly present the financial position of Martin Marietta and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end accrual adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1991, Martin Marietta has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC. For purposes of this Section 4.4, the term "Martin Marietta" shall include "Martin Marietta Technologies, Inc." and "Martin Marietta Materials, Inc.".

     SECTION 4.5 No Undisclosed Liabilities. As of June 30, 1994, neither Martin Marietta nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Martin Marietta and its Subsidiaries (including the notes thereto), except (a) liabilities or obligations reflected in any of the documents referred to in
Section 4.4 and (b) liabilities or obligations which would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole.

     SECTION 4.6 No Violation of Law. The businesses of Martin Marietta and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws (as defined in Section 4.7)) except (a) as described in any of the documents referred to in Section 4.4 and (b) for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future would not, have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole.

     SECTION 4.7 Environmental Laws and Regulations. Except as described in any of the documents referred to in Section 4.4, (i) Martin Marietta and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future would not, have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole, which compliance includes, but is not limited to, the possession by Martin Marietta and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither Martin Marietta nor any of its Subsidiaries has received written notice of, or, to the knowledge of Martin Marietta, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person or entity alleging liability under or non-compliance with any Environmental Law ("Environmental Claims") that individually or in the aggregate would have a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole; and (iii) to the knowledge of Martin Marietta, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     SECTION 4.8 No Undisclosed Employee Benefit Plan Liabilities. All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Martin Marietta or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and Martin Marietta and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of the

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

documents referred to in Section 4.4 and (b) for instances of non-compliance or liabilities or obligations that would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole.

     SECTION 4.9 Absence of Certain Changes or Events. Other than as disclosed in the documents referred to in Section 4.4, since December 31, 1993 there has been no material adverse change in the business, prospects, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole.

     SECTION 4.10 Investigations; Litigation. Except as described in any of the documents referred to in Section 4.4:

          (a) no material investigation or review by any governmental entity with respect to Martin Marietta or any of its Subsidiaries is pending (or, to Martin Marietta's knowledge, threatened) nor has any governmental entity indicated to Martin Marietta an intention to conduct the same; and

          (b) there are no actions, suits or proceedings pending (or, to Martin Marietta's knowledge, threatened) against or affecting Martin Marietta or its Subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, either individually or in the aggregate, are reasonably likely to result in any material adverse change in the business, prospects, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole.

     SECTION 4.11 Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to Martin Marietta or its Subsidiaries or the Atlantic Sub Merger to be included in the Joint Proxy Statement (as defined herein) or the Registration Statement (referred to in Section 6.3) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Martin Marietta Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Martin Marietta with respect to information supplied in writing by Lockheed or any affiliate of Lockheed specifically for inclusion in the Joint Proxy Statement. The letters to stockholders, notices of meeting, joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Mergers, and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Joint Proxy Statement".

     SECTION 4.12 Accounting Matters. Neither Martin Marietta nor, to its knowledge, any of its affiliates has taken or agreed to take any action that would prevent Parent from accounting for the transactions to be effected pursuant to Article I of this Agreement in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"). As used in this Agreement (except as specifically otherwise defined), the term "affiliate" shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     SECTION 4.13 Martin Marietta Rights Plan. Under the terms of the Martin Marietta Rights Plan, the transactions contemplated by this Agreement will not cause a Distribution Date to occur or cause the rights issued pursuant to the Martin Marietta Rights Plan to become exercisable, and as a result of the terms of the Martin Marietta Rights Plan such rights will be cancelled and cease to exist upon consummation of the transactions contemplated hereby.

     SECTION 4.14 Ownership of Lockheed Stock. On the date hereof Martin Marietta and its Subsidiaries do not beneficially own in excess of 1,000 shares of Lockheed Common Stock in the aggregate (exclusive of any shares owned by Martin Marietta's employee benefit plans) and is not an "interested stockholder" of Lockheed within the meaning of Section 203 of the Delaware Statute.

     SECTION 4.15 Tax Matters. (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of Martin Marietta and each of its Subsidiaries have been timely filed, and all returns filed are complete and accurate to the knowledge of Martin Marietta. All taxes shown on filed returns have been paid or adequate provision for the payment of all such taxes has been made. As of the date of this Agreement, there is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes that may reasonably be expected to result in a determination materially adverse to Martin Marietta or any of its Subsidiaries, except as adequately reserved against in the most recent financial statements contained in the documents referred to in Section 4.4. All assessments for taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

     (b) No stock or securities will be issued to any person other than the securityholders of Martin Marietta, Lockheed or Parent in connection with the transactions contemplated by this Agreement; except in connection with employee benefit programs or Martin Marietta's dividend reinvestment plan, the management of Martin Marietta has no plan or intention for Parent to issue any stock other than Parent Common Stock and Parent Preferred Stock in connection with the transactions contemplated by this Agreement; except in connection with employee benefit programs, Martin Marietta's dividend reinvestment plan or otherwise in the ordinary course of business, the management of Martin Marietta has no plan or intention for Parent to redeem or otherwise reacquire any Parent Preferred Stock or Parent Common Stock to be issued in connection with the transactions contemplated by this Agreement; and the management of Martin Marietta has no plan or intention to terminate the existence of Parent or to merge Parent with any other corporation.

     (c) Martin Marietta is not aware of any plan or intention of Parent to liquidate Martin Marietta, to merge Martin Marietta with or into another corporation or to sell or otherwise dispose of the stock of Martin Marietta except for transfers of stock to corporations controlled by Parent. For purposes of this representation, "control" is defined in Section 368(c) of the Code.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF LOCKHEED

     Lockheed represents and warrants to, and agrees with, Martin Marietta as follows (except as disclosed in a schedule dated the date hereof and furnished to Martin Marietta, hereafter referred to as the "Lockheed Schedule"):

     SECTION 5.1 Organization, Qualification, Etc. Lockheed is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole. The copies of Lockheed's certificate of incorporation and bylaws which have been delivered to Martin Marietta are complete and correct and in full force and effect on the date hereof. Each of Lockheed's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole. All the outstanding shares of capital stock of Lockheed's

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

Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by Lockheed, directly or indirectly, free and clear of all liens, claims charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which Lockheed is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of Lockheed.

     SECTION 5.2 Capital Stock. The authorized capital stock of Lockheed consists of 100,000,000 shares of common stock, par value $1.00 per share ("Lockheed Common Stock"), and 2,500,000 shares of Preferred Stock, par value $1.00 per share ("Lockheed Preferred Stock"), of which 1,000,000 shares were designated as Series A Junior Participating Preferred Stock ("Lockheed Series A Preferred"). As of July 31, 1994, 62,867,345 shares of Lockheed Common Stock (excluding 9,775,996 shares held in Lockheed's treasury) and no shares of Lockheed Preferred Stock were issued and outstanding. All the outstanding shares of Lockheed Common Stock have been validly issued and are fully paid and nonassessable. As of July 31, 1994, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Lockheed to issue any shares of its capital stock ("Lockheed Options") other than:

          (a) rights to acquire shares of Lockheed Series A Preferred pursuant to Lockheed's Shareholder Rights Agreement, dated as of December 8, 1986, with First Interstate Bank, Ltd., as amended (the "Lockheed Rights Plan"); and

          (b) options to acquire 3,287,077 shares of Lockheed Common Stock granted on or prior to July 31, 1994 pursuant to employee incentive and benefit plans.

Since July 31, 1994 (A) no shares of Lockheed Common Stock have been issued except issuances of Lockheed Common Stock upon the exercise of Lockheed Options referred to in clause (b) above, and (B) except for an option grant relating to 1,500 shares, no Lockheed Options have been authorized, issued or granted.

     SECTION 5.3  Corporate Authority Relative to this Agreement; No
Violation. Lockheed has the corporate power to enter into this Agreement and the Pacific Sub Merger Agreement, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Pacific Sub Merger Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Lockheed and, except for the approval of its stockholders, no other corporate proceedings on the part of Lockheed are necessary to authorize this Agreement, the Pacific Sub Merger Agreement and the transactions contemplated hereby and thereby. The Board of Directors of Lockheed has determined that the transactions contemplated by this Agreement and the Pacific Sub Merger Agreement are in the best interests of Lockheed and its stockholders and to recommend to such stockholders that they vote in favor thereof. This Agreement and the Pacific Sub Merger Agreement have been duly and validly executed and delivered by Lockheed and, assuming this Agreement and the Pacific Sub Merger Agreement constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Pacific Sub Merger constitute valid and binding agreements of Lockheed, enforceable against Lockheed in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Lockheed is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement or the Pacific Sub Merger Agreement, except for any breaches or violations which individually or in the aggregate would not have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole. Other than in connection with or in compliance with the provisions of the Delaware Statute, the Securities Act, the Exchange Act, the HSR Act, Section 4043 of ERISA, any non-United States competition, antitrust and investment laws, and the securities or blue sky laws of the various states (collectively, the "Lockheed Required Statutory Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Lockheed of the transactions contemplated by this

Agreement and the Pacific Sub Merger Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole or on the consummation of the transaction contemplated hereby.

     SECTION 5.4 Reports and Financial Statements. Lockheed has previously furnished to Martin Marietta true and complete copies of:

          (a) Lockheed's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1991 through 1993;

          (b) Lockheed's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31 and June 30, 1994;

          (c) each definitive proxy statement filed by Lockheed with the SEC since December 31, 1991;

          (d) each final prospectus filed by Lockheed with the SEC since December 31, 1991;

          (e) all Current Reports on Form 8-K filed by Lockheed with the SEC since December 31, 1993; and

          (f) Reports on Form 11-K filed with the SEC with respect to employee benefit plans of Lockheed or any of its Subsidiaries since December 31, 1993.

As of their respective dates, such reports, proxy statements and prospectuses did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in such reports, proxy statements and prospectuses (including any related notes and schedules) fairly present the financial position of Lockheed and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end accrual adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1991, Lockheed has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC.

     SECTION 5.5 No Undisclosed Liabilities. As of June 30, 1994, neither Lockheed nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Lockheed and its Subsidiaries (including the notes thereto), except (a) liabilities or obligations reflected in any of the documents referred to in Section 5.4 and (b) liabilities or obligations, which would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole.

     SECTION 5.6 No Violation of Law. The businesses of Lockheed and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is made in this Section 5.6 with respect to Environmental Laws) except
(a) as described in any of the documents referred to in Section 5.4, and (b) for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future would not, have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole.

     SECTION 5.7 Environmental Laws and Regulations. Except as described in any of the documents referred to in Section 5.4, (i) Lockheed and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, except for non-compliance that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future would not, have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole, which compliance includes, but is not limited to, the possession by Lockheed and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither Lockheed nor any of its Subsidiaries has received written notice of, or, to the knowledge of Lockheed, is the subject of, any Environmental Claims that individually or in the aggregate would have a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole; and (iii) to the knowledge of Lockheed, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     SECTION 5.8 No Undisclosed Employee Benefit Plan Liabilities. All "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by Lockheed or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and Lockheed and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of the documents referred to in Section 5.4 and (b) for instances of non-compliance or liabilities or obligations that would not have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole.

     SECTION 5.9 Absence of Certain Changes or Events. Other than as disclosed in the documents referred to in Section 5.4, since December 31, 1993 there has been no material adverse change in the business, prospects, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole.

     SECTION 5.10 Investigations; Litigation. Except as described in any of the documents referred to in Section 5.4:

          (a) no material investigation or review by any governmental entity with respect to Lockheed or any of its Subsidiaries is pending (or, to Lockheed's knowledge, threatened), nor has any governmental entity indicated to Lockheed an intention to conduct the same; and

          (b) there are no actions, suits or proceedings pending (or, to Lockheed's knowledge, threatened) against or affecting Lockheed or its Subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, either individually or in the aggregate, are reasonably likely to result in any material adverse change in the business, prospects, results of operations or financial condition of Lockheed and its Subsidiaries taken as a whole.

     SECTION 5.11 Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to Lockheed or its Subsidiaries or the Pacific Sub Merger to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Lockheed Meeting or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Lockheed with respect to information supplied in writing by Martin Marietta or any affiliate of Martin Marietta specifically for inclusion in the Joint Proxy Statement.

     SECTION 5.12 Accounting Matters. Neither Lockheed nor, to its best knowledge, any of its affiliates has taken or agreed to take any action that would prevent Parent from accounting for the transactions to be effected pursuant to Article I of this Agreement in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

     SECTION 5.13 Lockheed Rights Plan. Under the terms of the Lockheed Rights Plan, the transactions contemplated by this Agreement will not cause a Distribution Date to occur or cause the rights issued pursuant to the Lockheed Rights Plan to become exercisable, and, by action taken prior to the Merger Date,

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as a result of the terms of the Lockheed Rights Plan and the Pacific Sub Merger such rights will be cancelled and cease to exist.

     SECTION 5.14 Ownership of Martin Marietta Stock. On the date hereof Lockheed and its Subsidiaries do not beneficially own in excess of 1,000 shares of Martin Marietta Common Stock in the aggregate (exclusive of any shares owned by Lockheed's employee benefit plans) and is not an "interested stockholder" or an affiliate of an "interested stockholder" of Martin Marietta within the meaning of Section 3-601(j) of the Maryland Statute.

     SECTION 5.15 Tax Matters. (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of Lockheed and each of its Subsidiaries have been timely filed, and all returns filed are complete and accurate to the knowledge of Lockheed. All taxes shown on filed returns have been paid or adequate provision for the payment of all such taxes has been made. As of the date of this Agreement, there is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes that may reasonably be expected to result in a determination materially adverse to Lockheed or any of its Subsidiaries, except as adequately reserved against in the most recent financial statements contained in the documents referred to in Section 5.4. All assessments for taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

     (b) No stock or securities will be issued to any person other than the securityholders of Lockheed, Martin Marietta or Parent in connection with the transactions contemplated by this Agreement; except in connection with employee benefit programs, the management of Lockheed has no plan or intention for Parent to issue any stock other than Parent Common Stock and Parent Preferred Stock in connection with the transactions contemplated by this Agreement; except in connection with employee benefit programs or otherwise in the ordinary course of business, the management of Lockheed has no plan or intention for Parent to redeem or otherwise reacquire any Parent Preferred Stock or Parent Common Stock to be issued in connection with the transactions contemplated by this Agreement; and the management of Lockheed has no plan or intention to terminate the existence of Parent or to merge Parent with any other corporation.

     (c) Following the Pacific Sub Merger, Lockheed will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Pacific Sub's net assets and at least 70 percent of the fair market value of Pacific Sub's gross assets held immediately prior to such Merger. For purposes of this representation, amounts used by Lockheed or Pacific Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Lockheed will be included as assets held by Lockheed or Pacific Sub, respectively, immediately prior to the Pacific Sub Merger.

     (d) Lockheed has no plan or intention to issue additional shares of its stock following the Pacific Sub Merger that would result in Parent's ceasing to own all the outstanding shares of stock of Lockheed.

     (e) Lockheed is not aware of any plan or intention of Parent: to liquidate Lockheed; to merge Lockheed with or into another corporation; to sell or otherwise dispose of the stock of Lockheed except for transfers of stock to corporations controlled by Parent; to cause Lockheed to sell or otherwise dispose of any of its assets or of any of the assets acquired from Pacific Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Lockheed; or to cause Lockheed to issue any shares of capital stock to any person other than Parent. For purposes of this representation, "control" is defined by Section 368(c) of the Code.

                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

     It is further agreed as follows:

     SECTION 6.1 Conduct of Business by Martin Marietta or Lockheed. Prior to the Merger Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the "Termination Date"),

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and except as set forth in the Martin Marietta Schedule or the Lockheed
Schedule, as may be agreed to by the other parties hereto or as may be permitted pursuant to this Agreement, Martin Marietta and Lockheed:

          (a) shall, and shall cause each of their respective Subsidiaries to, conduct their respective operations according to their ordinary and usual course of business;

          (b) shall use their reasonable efforts, and cause each of their respective Subsidiaries to use its reasonable efforts, to preserve intact their respective business organizations and goodwill in all material respects, keep available the services of their respective officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

          (c) shall confer on a regular and frequent basis with one or more representatives of one another to report operational matters of materiality and the general status of ongoing operations;

          (d) shall notify one another of any emergency or other change in the normal course of their or their Subsidiaries' respective businesses or in the operation of their or their Subsidiaries' respective properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the business, operations or financial condition of either Martin Marietta or Lockheed and their respective Subsidiaries, as the case may be, taken as a whole;

          (e) shall not, and shall not permit any of their respective Subsidiaries which is not wholly owned to, declare or pay any dividends on or make any distribution with respect to their outstanding shares of capital stock other than, with respect to Martin Marietta and Lockheed, their respective regular quarterly cash dividends and, in the case of Martin Marietta, pursuant to the Martin Marietta Rights Plan.

          (f) shall not, and shall not permit any of their respective Subsidiaries to, except in the ordinary course of business or except as otherwise provided in this Agreement, enter into or amend any employment, severance or similar agreements or arrangements with any directors or executive officers;

          (g) shall not, and shall not permit any of their respective Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to (or, subject to applicable fiduciary duties of the directors of Martin Marietta and Lockheed, recommend), any merger, consolidation or business combination (other than the Mergers), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

          (h) shall not propose or adopt any amendments to their respective corporate charters or bylaws;

          (i) shall not, and shall not permit any of their respective Subsidiaries to, issue any shares of their capital stock, except upon conversion of the Martin Marietta Preferred Stock in the case of Martin Marietta or upon exercise of rights issued pursuant to the Martin Marietta Rights Plan or Lockheed Rights Plan or upon exercise of rights or options issued pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, or Martin Marietta's dividend reinvestment plan or effect any stock split or otherwise change its capitalization as it existed on July 31, 1994 (except as contemplated herein);

          (j) shall not, and shall not permit any of their respective Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock, except grants of options pursuant to employee benefit plans, programs or arrangements in existence on the date hereof in the ordinary course of business and consistent with past practice covering not in excess of 25,000 shares of Martin Marietta Common Stock or 25,000 shares of Lockheed Common Stock;

          (k) shall not, and shall not permit any of their respective Subsidiaries to, except in connection with employee benefit plans in the ordinary course of business or Martin Marietta's dividend reinvestment plan, purchase or redeem any shares of its capital stock;

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

          (l) shall not, and shall not permit any of their respective Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Parent from accounting for the transactions to be effected pursuant to Article I of this Agreement in accordance with the pooling of interests method of accounting under the requirements of APB No. 16;

          (m) shall not, and shall not permit any of their respective Subsidiaries to, except as contemplated by Section 6.5, amend in any significant respect the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements;

          (n) shall not, and shall not permit any of their respective Subsidiaries to, (i) enter into any material loan agreement or (ii) enter into or bid with respect to any contract that is expected to result in a material loss; and

          (o) shall not, and shall not permit any of their respective Subsidiaries to, agree in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Articles IV and V hereof untrue or incorrect.

For purposes of this Section 6.1, Martin Marietta Materials, Inc. or any of its Subsidiaries shall not be considered to be a Subsidiary of Martin Marietta.

     SECTION 6.2 Investigation. Each of Martin Marietta and Lockheed shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Merger Date or the Termination Date, to its and its Subsidiaries' plants, properties, contracts, commitments, books, and records (including but not limited to tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws, and shall use their reasonable efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement, dated March 29, 1994, between Martin Marietta and Lockheed (the "Confidentiality Agreement"), and, subject to applicable law, will not disclose any such information to any other party. Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations pertaining to the treatment of classified information. If for any reason the Mergers are not consummated, each of Martin Marietta and Lockheed shall return or shall cause to be returned all information (and any copies thereof or extracts therefrom) obtained by it or its representatives pursuant to this Agreement or in connection with the negotiations hereof to the other party and will thereafter continue to treat as confidential all such information and shall not use, or knowingly permit any other party to use, any such information.

     SECTION 6.3 Cooperation. Martin Marietta and Lockheed shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (a) prepare and file with the SEC as soon as is reasonably practicable the Joint Proxy Statement and a registration statement of Parent (the "Registration Statement") with respect to the transactions contemplated by this Agreement, and use their reasonable efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act;

          (b) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (c) cooperate with one another in determining whether any filings are required to be made with or consents required to be obtained from, any third party or governmental authority in any jurisdiction prior to the Merger Date in connection with the consummation of the transactions contemplated in this

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

     Agreement and cooperate in making any such filings promptly and in seeking to obtain timely any such consents;

          (d) promptly make application to the NYSE and such other stock exchanges as shall be agreed upon for the listing of the Parent Common Stock and use its reasonable efforts to list such stock on the NYSE or such other exchanges;

          (e) promptly make their respective filings and any other required or requested submissions under the HSR Act; and

          (f) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein, except that no party shall be required to agree to the divestiture of any of its or the other party's material assets or to other materially onerous conditions in order to obtain any governmental approval.

Subject to the limitations contained in Section 6.2, Martin Marietta and Lockheed shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

     SECTION 6.4 Affiliate Agreements. Each of Martin Marietta and Lockheed (each of which is referred to in this Section 6.4 as a "Subject Company") shall, prior to the Merger Date, cause to be delivered to the other a list, reviewed by its counsel, identifying all persons who are, in its opinion, at the time of the meeting of the Subject Company's stockholders to be held in accordance with
Article II, "affiliates" of the Subject Company for purposes of Rule 145 promulgated by the SEC under the Securities Act. Each Subject Company shall furnish such information and documents as the other may reasonably request for the purpose of reviewing such list. Each Subject Company shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.4 to execute a written agreement on or prior to the Merger Date, in a form satisfactory to the other (an "Affiliate Agreement"), that such person (a) will not offer or sell or otherwise dispose of any of the shares of Parent Common Stock issued to such person pursuant to the Mergers in violation of the Securities Act or the rules or regulations promulgated by the SEC thereunder, and (b) will not offer or sell or otherwise dispose of any of the shares of Martin Marietta Common Stock, Martin Marietta Preferred Stock, Lockheed Common Stock, Parent Common Stock or Parent Preferred Stock in a manner or at a time that will disqualify Parent from accounting for the transactions contemplated by this Agreement in accordance with the pooling of interests method of accounting.

     SECTION 6.5 Employee Stock Options, Incentive and Benefit Plans. (a) Simultaneously with the Atlantic Sub Merger, (i) each outstanding option to purchase or acquire a share of Martin Marietta Common Stock under option plans presently maintained by Martin Marietta ("Martin Marietta Option Plans") shall be converted into an option to purchase that number of shares of Parent Common Stock which could have been obtained upon the exercise of each such option at the same exercise price, and all references in each such option to Martin Marietta shall be deemed to refer to Parent, where appropriate, (ii) each outstanding stock appreciation right under the Martin Marietta Option Plans ("Martin Marietta SAR") to receive a cash payment based on the Martin Marietta Common Stock shall be converted into a stock appreciation right to receive a cash payment based on the Parent Common Stock, for the same number of shares and at the same base price as applied to the Martin Marietta SAR, and all references in each Martin Marietta SAR to Martin Marietta shall be deemed to refer to Parent, where appropriate, (iii) Parent shall assume the obligations of Martin Marietta under the Martin Marietta Option Plans and (iv) each outstanding award made pursuant to Martin Marietta's Amended and Restated Long Term Performance Incentive Compensation Plan and its predecessor plans shall be amended or converted into a similar instrument of Parent, in either case with such adjustments to the terms of such awards, including but not limited to, the formula setting forth the redemption value of such awards as are appropriate to preserve the value inherent in such awards with no detrimental

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

effects on the holders thereof without their consent. Subject to stockholder approval of the 1994 Parent Stock Plan (as hereinafter defined), no additional options or awards shall be granted pursuant to the Martin Marietta Option Plans after the Atlantic Sub Merger.

     (b) Simultaneously with the Pacific Sub Merger, (i) each outstanding option (and related stock appreciation right ("Lockheed SAR"), if any) to purchase or acquire a share of Lockheed Common Stock under option plans presently maintained by Lockheed ("Lockheed Option Plans") shall be converted into an option (together with a related stock appreciation right of Parent, if applicable), to purchase 1.63 times the number of shares of Parent Common Stock which could have been obtained upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Lockheed Common Stock subject to an option (and related Lockheed SAR, if any) under the Lockheed Option Plans divided by 1.63, and all references in each such option (and related Lockheed SAR, if any) to Lockheed shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of Lockheed under the Lockheed Option Plans. Subject to stockholder approval of the 1994 Parent Stock Plan, no additional options or awards shall be granted pursuant to the Lockheed Option Plans after the Pacific Sub Merger.

     (c) Martin Marietta and Lockheed agree that effective as of the Merger Date, and subject to approval by the stockholders of Martin Marietta and Lockheed, Parent shall adopt an omnibus securities award plan (the "1994 Parent Stock Plan") for the purpose of granting stock options, restricted stock, stock appreciation rights or other stock-based incentive awards to such employees of Parent, Martin Marietta and Lockheed, and their respective Subsidiaries, in such amounts and upon such terms and conditions as the Compensation Committee of the Board of Directors of Parent shall, in its sole discretion, determine (subject to the provisions of the 1994 Parent Stock Plan).

     (d) Martin Marietta and Lockheed agree that each of their respective stock option, employee incentive and benefit plans, programs and arrangements (in addition to those for non-employee directors) and in the case of Martin Marietta, its dividend reinvestment plan, shall be amended, to the extent necessary or appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to, (i) the conversion of shares of Martin Marietta Common Stock or Lockheed Common Stock held pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement, and (ii) the appointment of appropriate committees consisting of directors of Martin Marietta or Lockheed, as the case may be, or Parent, if appropriate, who are not participants in such plans, programs or arrangements. The actions to be taken by Martin Marietta and Lockheed pursuant to this section 6.5(d) shall include the submission of the amendments to the plans, programs or arrangements referred to herein to their respective stockholders at the special meetings to consider this Agreement and the Merger Agreements, if such submission is determined to be necessary or advisable by counsel to Martin Marietta or Lockheed after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Mergers.

     (e) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and agreements referred to in this Section 6.5, and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to such agreements, plans and programs, upon the exercise or maturation of rights existing thereunder on the Merger Date or thereafter granted or awarded.

     SECTION 6.6 Further Assurances. Subject to the terms and conditions provided herein, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulation to consummate and make effective the Mergers in accordance with the terms of this Agreement and the Merger Agreements, subject, however, to the vote of stockholders of Martin Marietta and Lockheed in accordance with Article II. In case at any time after the Merger Date any further action is necessary or desirable to carry out the purposes of this Agreement or the Merger Agreements, the proper officers or directors of Martin Marietta and Lockheed shall take all such necessary action.

     SECTION 6.7 No Solicitation. Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.1, neither Martin Marietta nor Lockheed nor any of their respective officers,

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

directors or agents shall directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide any nonpublic information to, any corporation, partnership, person or other entity or group (other than to Martin Marietta or Lockheed or an affiliate or an associate of either Martin Marietta or Lockheed) concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Martin Marietta or Lockheed or any of their respective Subsidiaries or divisions, unless its Board of Directors, upon written advice of counsel, has determined that it is in the best interests of such Company's stockholders to do so. In the event Martin Marietta or Lockheed shall receive any proposal concerning any such transaction, such party shall promptly advise the other as to such proposal and as to any discussions conducted in connection therewith.

     SECTION 6.8 Public Announcements. Martin Marietta and Lockheed will consult with each other before issuing any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 6.9 Agreements with Respect to Martin Marietta Common Stock and Lockheed Common Stock. (a) Martin Marietta agrees that it will, and will use its reasonable efforts to the end that its Subsidiaries will, (i) not tender into any tender or exchange offer or sell, transfer or otherwise dispose of any shares of the voting capital stock of Lockheed ("Lockheed Voting Stock") which they own, (ii) vote all shares of Lockheed Voting Stock owned by them in favor of the transactions contemplated by this Agreement and (iii) vote all shares of Lockheed Voting Stock owned by them against any merger, consolidation, business combination, or other extraordinary corporate transaction (including without limitation any reclassification of securities, recapitalization, sale, lease, exchange or other disposition of all or substantially all of its respective assets, issuance of securities in exchange for cash or securities or other property, liquidation or dissolution) involving Lockheed other than the transactions contemplated by this Agreement.

     (b) Lockheed agrees that it will, and will use its reasonable efforts to the end that its Subsidiaries will, (i) not tender into any tender or exchange offer or sell, transfer or otherwise dispose of any shares of the voting capital stock of Martin Marietta ("Martin Marietta Voting Stock") which they own, (ii) vote all shares of Martin Marietta Voting Stock owned by them in favor of the transactions contemplated by this Agreement and (iii) vote all shares of Martin Marietta Voting Stock owned by them against any merger, consolidation, business combination or other extraordinary corporate transaction (including without limitation any reclassification of securities, recapitalization, sale, lease, exchange or other disposition of all or substantially all of its respective assets, issuance of securities in exchange for cash or securities or other property, liquidation or dissolution) involving Martin Marietta other than the transactions contemplated by this Agreement.

     SECTION 6.10 Indemnification and Insurance. For a period of six years after the Merger Date, Parent shall cause to be maintained in effect (a) the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of Martin Marietta and the certificate of incorporation and bylaws and officers and directors indemnification agreements of Lockheed, and (b) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Martin Marietta and Lockheed (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events which occurred on or before the Merger Date.

     SECTION 6.11 Accountants' "Comfort" Letters. Martin Marietta and Lockheed will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the date of the Registration Statement, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements on Form S-4.

     SECTION 6.12 Additional Reports. Martin Marietta and Lockheed shall each furnish to the other copies of any reports of the type referred to in Sections
4.4 and 5.4 which it files with the SEC on or after the date hereof, and Martin Marietta or Lockheed, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Martin Marietta and its consolidated Subsidiaries or Lockheed and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end accrual adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                                  ARTICLE VII

                           CONDITIONS TO THE MERGERS

     SECTION 7.1 Conditions to Both Mergers. The obligation of Martin Marietta to effect the Atlantic Sub Merger and the obligation of Lockheed to effect the Pacific Sub Merger shall each be subject to the simultaneous effectuation by the other of the Merger to which the other is a party and to the following additional conditions:

          (a) The holders of shares of Martin Marietta Common Stock and Martin Marietta Preferred Stock, voting together as a single class shall have duly approved this Agreement and the Atlantic Sub Merger Agreement, and holders of shares of Lockheed Common Stock shall have duly approved this Agreement and the Pacific Sub Merger Agreement, all in accordance with applicable law.

          (b) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of either of the Mergers substantially on the terms contemplated hereby.

          (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d) The shares of Parent Common Stock issuable in the Mergers shall have been approved for listing on the NYSE upon official notice of issuance.

          (e) Any applicable waiting period under the HSR Act shall have expired or been terminated and the other Martin Marietta Required Statutory Approvals and other Lockheed Required Statutory Approvals shall have been obtained at or prior to the Merger Date, except where the failure to obtain such other Martin Marietta Required Statutory Approvals or other Lockheed Required Statutory Approvals would not have a material adverse effect on the transactions contemplated hereby or on the business, results of operations or financial condition of Martin Marietta and its Subsidiaries taken as a whole or Lockheed and its Subsidiaries taken as a whole, as the case may be.

          (f) Each of Martin Marietta and Lockheed shall have received a letter of its independent public accountants, dated the Merger Date, in form and substance reasonably satisfactory to it, stating that, they concur with management's conclusion that the transactions effected pursuant to Article I of this Agreement will qualify as transactions to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

          (g) Each of Martin Marietta and Lockheed shall have received an opinion of its tax counsel, in form and substance reasonably satisfactory to it, and dated within five days of the date of the Joint Proxy Statement, to the effect that neither it, nor any of its stockholders shall recognize gain or loss for Federal income tax purposes as a result of the Merger to which it is a party (other than in respect of any cash paid in lieu of fractional shares), which opinion shall have been re-confirmed as of the Merger Date.

     SECTION 7.2 Conditions to Obligations of Martin Marietta to Effect the Atlantic Sub Merger. The obligation of Martin Marietta to effect the Atlantic Sub Merger is further subject to the conditions that the representations and warranties of Lockheed contained herein shall in all material respects be true as of the Merger Date with the same effect as though made as of the Merger Date (except for changes specifically

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

permitted by the terms of this Agreement); Lockheed shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Merger Date; and Lockheed shall have delivered to Martin Marietta a certificate, dated the Merger Date and signed by its Chairman of the Board and Chief Executive Officer or President to both such effects.

     SECTION 7.3 Conditions to Obligations of Lockheed to Effect the Pacific Sub Merger. The obligation of Lockheed to effect the Pacific Sub Merger is further subject to the conditions that the representations and warranties of Martin Marietta contained herein shall in all material respects be true as of the Merger Date with the same effect as though made as of the Merger Date (except for changes specifically permitted by the terms of this Agreement); Martin Marietta shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Merger Date; and Martin Marietta shall have delivered to Lockheed a certificate, dated the Merger Date and signed by its Chairman of the Board and Chief Executive Officer or President to both such effects.

                                  ARTICLE VIII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

     SECTION 8.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Merger Date, whether before or after approval of this Agreement and the Merger Agreements by the respective stockholders of Martin Marietta and Lockheed:

          (a) by the mutual written consent of Martin Marietta and Lockheed;

          (b) by Martin Marietta or Lockheed if the Merger Date shall not have occurred on or before March 31, 1995;

          (c) by Martin Marietta or Lockheed if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers on substantially the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

          (d) by Martin Marietta if (i) the Board of Directors of Lockheed shall have altered its determination to recommend that the stockholders of Lockheed approve this Agreement or (ii) any third party or group shall have acquired, after the date of this Agreement, beneficial ownership of 15% or more of the outstanding shares of Lockheed Common Stock;

          (e) by Lockheed if (i) the Board of Directors of Martin Marietta shall have altered its determination to recommend that the stockholders of Martin Marietta approve this Agreement or (ii) any third party or group shall have acquired, after the date of this Agreement, beneficial ownership of 15% or more of the outstanding shares of Martin Marietta Common Stock;

          (f) by Lockheed or Martin Marietta if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; or

          (g) by Martin Marietta or Lockheed if, other than as a result of a breach by it, it reasonably concludes that any of the conditions to its obligations hereunder set forth in Section 7.1(b) through (g) shall have become impossible of fulfillment.

In the event of termination of this Agreement pursuant to this Section 8.1, this Agreement shall terminate (except for the last sentence of Section 6.2 and Sections 8.2, 8.3 and 9.2), and there shall be no other liability on the part of Martin Marietta or Lockheed to the other except liability arising out of a wilful breach of this Agreement.

     SECTION 8.2 Termination Fee. In the event of a termination by Martin Marietta under Section 8.1(d)(i) following receipt by Lockheed of an Acquisition Proposal, or under Section 8.1(d)(ii), or a termination by Lockheed under
Section 8.1(e)(i) following receipt by Martin Marietta of an Acquisition Proposal, or under Section 8.1(e)(ii), the terminating party shall be paid by wire transfer in immediately available funds a fee of $50 million by the other party within two business days of such termination. For purposes of this Section
8.2 and Section 8.3 below, Parent shall be deemed not to be a party to this Agreement. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any bona fide proposal made by a third party to (i) acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of a majority equity interest in either Martin Marietta or Lockheed pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of a majority or greater equity interest in Martin Marietta or Lockheed, (ii) purchase all or substantially all of the business or assets of Martin Marietta or Lockheed or (iii) otherwise effect a business combination involving Martin Marietta or Lockheed.

     SECTION 8.3 Expense Reimbursement. In the event Martin Marietta or Lockheed fails to recommend the transaction contemplated hereby to its stockholders, or withdraws any such recommendation previously made and the Mergers are not consummated, such party shall (unless a fee shall have become payable under Section 8.2 or unless such failure to recommend or such withdrawal shall have been a result of a breach hereof by the other party) at the time of termination of this Agreement pay to the other party an amount equal to such other party's actual costs and expenses incurred in connection herewith, provided that such reimbursement shall not exceed $15 million.

     SECTION 8.4 Amendment or Supplement. At any time before or after approval of this Agreement and the Merger Agreements by the respective stockholders of Martin Marietta and Lockheed and prior to the Merger Date, this Agreement may be amended or supplemented in writing by Martin Marietta and Lockheed with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of Martin Marietta and Lockheed there shall be no amendment or change to the provisions hereof with respect to the conversion ratio of shares of Martin Marietta Common Stock, Martin Marietta Preferred Stock or Lockheed Common Stock into shares of Parent Common Stock and Parent Preferred Stock as provided herein nor any amendment or change not permitted under applicable law, without further approval by the stockholders of Martin Marietta and Lockheed.

     SECTION 8.5 Extension of Time, Waiver, Etc. At any time prior to the Merger Date, Martin Marietta and Lockheed may:

          (a) extend the time for the performance of any of the obligations or acts of the other party;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Martin Marietta or Lockheed in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 8.6 Closing. The closing of the transactions contemplated by this Agreement and the Merger Agreements shall take place at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York at 10:00 A.M., local time, on the Merger Date or at such other time and place as Martin Marietta and Lockheed shall agree.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1 No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for the agreements set forth in Article III, the agreements of "affiliates" of Martin Marietta and Lockheed to be delivered pursuant to Section 6.4, and the provisions of Section 6.5, the last sentence of Section 6.6, and the provisions of Section 6.10.

     SECTION 9.2 Expenses. Except as provided in Section 8.3 above, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with printing the Joint Proxy Statement and any expenses incurred by Parent relating to the issuance, registration and listing of the Parent Common Stock and the Parent Preferred Stock and the qualification thereof under state blue sky or securities laws, shall be paid in equal shares by Martin Marietta and Lockheed.

     SECTION 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

     SECTION 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     SECTION 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed:

          To Martin Marietta:
               Martin Marietta Corporation
               6801 Rockledge Drive
               Bethesda, Maryland 20817
               Attention: Frank H. Menaker, Jr., Esq.
          copy to:
               Leonard P. Larrabee, Jr., Esq.
               Dewey Ballantine
               1301 Avenue of the Americas
               New York, New York 10019
          To Lockheed:
               Lockheed Corporation
               4500 Park Granada Blvd.
               Calabasas, California 91399
               Attention: William T. Vinson, Esq.
          copy to:
               C. Douglas Kranwinkle, Esq.
               O'Melveny & Myers
               153 E. 53rd Street
               New York, New York 10022

     SECTION 9.6 Miscellaneous.  This Agreement:

          (a) along with the Confidentiality Agreement and the Merger Agreements constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

          (b) except for the provisions of Section 6.10 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; and

          (c) shall not be assignable by operation of law or otherwise. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.7 Subsidiaries; Significant Subsidiaries. When a reference is made in this Agreement to subsidiaries of Martin Marietta or Lockheed, the word "Subsidiaries" means any corporation of which more than 50% on the date hereof of the outstanding voting securities are directly or indirectly owned by Martin Marietta or Lockheed (as the case may be). When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

     SECTION 9.8 Finders or Brokers. Except for Bear, Stearns & Co. Inc. with respect to Martin Marietta, and Morgan Stanley & Co. Incorporated with respect to Lockheed, neither Martin Marietta nor Lockheed has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              [Signatures omitted]

                                                                       EXHIBIT A

                                   CHARTER OF
                          LOCKHEED MARTIN CORPORATION

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Lockheed Martin Corporation.

                                   ARTICLE II

                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.

                                  ARTICLE III

                               PURPOSE AND POWERS

     The purpose for which the Corporation is formed is to engage in any lawful act, activity or business for which corporations may now or hereafter be organized under the Maryland General Corporation Law (the "GCL"). The Corporation shall have all the general powers granted by law to Maryland corporations and all other powers not inconsistent with law which are appropriate to promote and attain its purpose.

                                   ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the principal office of the Corporation in the State of Maryland is 6801 Rockledge Drive, Bethesda, Maryland 20817. The Resident Agent of the Corporation is Jennifer E. Bashaw, whose address is c/o Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817. The Resident Agent is a citizen of the State of Maryland and actually resides therein.

                                   ARTICLE V

                                   DIRECTORS

     SECTION 1. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     SECTION 2.  The number of directors of the Corporation shall be twenty-four
(24), which number may be increased or decreased from time to time pursuant to the Charter or the Bylaws of the Corporation, but which never shall be less than twelve (12). The names of the current directors who shall act until their successors are duly chosen and qualified, are:

Norman R. Augustine
Marcus C. Bennett
Lynne V. Cheney
A. James Clark
Edwin I. Colodny
Lodwrick M. Cook
James L. Everett, III
Houston I. Flournoy
James F. Gibbons
Edward L. Hennessy, Jr.
Edward E. Hood, Jr.
Caleb B. Hurtt
Gwendolyn S. King
Lawrence O. Kitchen
Gordon S. Macklin
Vincent N. Marafino
Eugene F. Murphy
Allen E. Murray
David S. Potter
Frank Savage
Daniel M. Tellep
Carlisle A.H. Trost
James R. Ukropina
Douglas C. Yearley

     SECTION 3. Any director or the entire Board of Directors may be removed from office as a director or directors at any time, but only for cause, by the affirmative vote at a duly called meeting of stockholders of at

                                      I-A-1
least 80% of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast at an annual election of directors, voting together as a single class.

     SECTION 4. Vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, even if less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. Vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the entire Board of Directors. Except to the extent provided in the Charter, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 5. Except to the extent prohibited by law or limited by the Charter, the Board of Directors shall have the power (which, to the extent exercised, shall be exclusive) to fix the number of directors and to establish the rules and procedures that govern the internal affairs of the Board of Directors and nominations for director, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation, and no Bylaw shall be adopted by stockholders which shall modify the foregoing.

     SECTION 6. Notwithstanding any other provisions of law or the Charter or Bylaws of the Corporation, the affirmative vote of at least 80% of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast at an annual election of directors, voting together as a single class, shall be required to amend, or repeal, or to adopt any provision inconsistent with Sections 3 or 5 of this Article V.

                                   ARTICLE VI

                           AUTHORIZED SHARES OF STOCK

     The total number of shares of stock of all classes which the Corporation has authority to issue is 820,000,000 shares, divided into 20,000,000 shares of Series A Preferred Stock, $1.00 par value per share, 50,000,000 shares of Series Preferred Stock, $1.00 par value per share, and 750,000,000 shares of Common Stock, $1.00 par value per share. The aggregate par value of all sharers of all classes is $820,000,000.00.

     A description of each class with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, is as follows:

A.  Series A Preferred Stock

     SECTION 1. Designation, Amount and Rank. The class of Preferred Stock shall be designated "Series A Preferred Stock" and the authorized number of shares constituting such class shall be 20,000,000. The Series A Preferred Stock shall rank on a parity as to dividends and as to distribution of assets upon liquidation, dissolution or winding up with any other class of Preferred Stock which the Corporation may in the future issue and which by its terms is not stated to rank junior to the Series A Preferred Stock and the Series A Preferred Stock shall rank senior, as to dividends and to distribution of assets upon liquidation, dissolution or winding up to all other classes or series of stock of the Corporation which are currently outstanding or which the Corporation may in the future issue.

     SECTION 2. Dividends. (a) The holders of outstanding shares of Series A Preferred Stock will be entitled to receive, subject to the rights of holders of any class of Preferred Stock which the Corporation may in the future issue which ranks on a parity with the Series A Preferred Stock in respect of dividends, and when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends at the per share rate of $.75 for each of the quarters ending on the last day of March, June, September and December of each year and no more, payable in arrears on each succeeding April 1, July 1, October 1 and January 1, respectively (each such date being hereinafter referred to as a "Preferred Dividend Payment Date") commencing on that Preferred Dividend Payment Date which next follows the issuance of such shares. Dividends shall (i) commence to accrue (whether or not declared and whether or not funds are

                                      I-A-2
legally available for payment) and shall be cumulative on the Series A Preferred Stock from and after the last dividend payment date with respect to the Series A Preferred Stock of Martin Marietta Corporation provided that all dividends have been paid through such last dividend payment date and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 6% per annum computed on the basis of a 360-day year of twelve 30-day months. If any Preferred Dividend Payment Date shall not be a Business Day, then the Preferred Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on the record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or a day which is or is declared a national or New York State holiday.

     (b) Holders of the shares of Series A Preferred Stock shall not be entitled to any dividends on such shares, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

     (c) (i) So long as any share of Series A Preferred Stock shall remain outstanding, no dividend or distribution whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the Series A Preferred Stock in payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Series A Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Series A Preferred Stock in payment of dividends, unless, in each such instance, full dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor, the dividends on all outstanding shares of Series A Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds set aside for payment thereof and all redemption payments with respect to the Series A Preferred Stock which the Corporation shall have become obligated to make shall have been made. Notwithstanding the immediately preceding sentence, the Corporation shall be permitted to purchase or acquire any preferred or common stock purchase rights of the Corporation ("Rights") distributed pursuant to any rights agreements to which it may be a party (the "Rights Agreement").

     (ii) No dividend shall be paid upon or declared or set apart for any share of Series A Preferred Stock for any dividend period unless at the same time (a) a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series A Preferred Stock then outstanding and entitled to receive such dividend and (b) there shall have been paid upon or declared or set aside for all shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with the Series A Preferred Stock in payment of dividends, for the same dividend period of the Series A Preferred Stock, dividends ratably in proportion to the respective dividend rates fixed for the Series A Preferred Stock and said parity stock. No dividend shall be paid upon or declared or set apart for any shares of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with Series A Preferred Stock in payment of dividends for any dividend period, unless there shall have been paid upon or declared or set apart for all shares then outstanding of Series A Preferred Stock, for the same dividend period, dividends ratably in proportion to the respective dividend rates fixed for the Series A Preferred Stock and said parity stock.

     SECTION 3. Redemption. (a) On or after the fifth anniversary of April 2, 1993 (the "Initial Issuance Date"), the Corporation, at its option, may redeem any or all shares of Series A Preferred Stock, at a redemption price of $50 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not funds are legally available for payment) to and including the date of redemption (the "Redemption Price"), but only if the Average Closing Price (as defined in Section 4(e)(vii) below) of the Common Stock (calculated as of the record date fixed in accordance with Section 3(c) for notifying holders of such redemption) equals or exceeds the applicable percentage of the

                                      I-A-3

Conversion Price (as defined in Section 4(a)) set forth below opposite the anniversary of the Initial Issuance Date that occurs on or that immediately preceded such record date:

                                ANNIVERSARY OF
                                   INITIAL                                    PERCENTAGE OF
                                ISSUANCE DATE                                CONVERSION PRICE
                               ---------------                               ----------------
    5.....................................................................        130%
    6.....................................................................        122.5%
    7.....................................................................        115.0%
    8.....................................................................        107.5%
    9 and thereafter......................................................        100%

     Immediately prior to authorizing or making any such redemption with respect to the Series A Preferred Stock, the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if the Corporation does not have sufficient funds legally available therefor to declare and pay all dividends accrued at the time of such redemption, then (i) the dividend shall be paid pro rata as among the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock in accordance with Section 2(c)(ii), and (ii) an amount equal to any remaining accrued and unpaid dividends shall be added to the redemption price of the Series A Preferred Stock.

     (b) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (subject to rounding to avoid fractional shares) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

     (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses appearing on the stock books of the Corporation. The Board of Directors of the Corporation shall fix a record date for determining holders of record who are entitled to receive notice of any redemption, not more than 10 days prior to the mailing of such notice. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption;
(ii) the Redemption Price; (iii) whether the Redemption Price will be paid in cash or, pursuant to Section 3(d) below, in Common Stock; (iv) that the holder has the right to convert such shares into Common Stock until the close of business on the second Business Day immediately preceding the related redemption date, together with a statement of the then effective Conversion Price and the place where certificates for such shares may be surrendered for conversion; (v) the number of shares of Series A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; (vii) that after the close of business on such date fixed for redemption the shares to be redeemed shall not accrue dividends; and (viii) if the Redemption Price will be paid in Common Stock, that the holder has the right to cause a Backstop Registration of such Common Stock as described below. Upon surrender in accordance with the aforesaid notice of the certificate for any shares of Series A Preferred Stock so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds or shares of Common Stock sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York and having capital surplus and undivided profits of at least $500 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock), notwithstanding the fact that

                                      I-A-4
any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 4 at any time prior to the close of business on the second Business Day immediately preceding the related redemption date and the right of the holders thereof to receive out of the funds or shares of Common Stock so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds or shares of Common Stock so deposited with such bank or trust company in respect of shares of Series A Preferred Stock converted before the close of business on the second Business Day immediately preceding the related redemption date shall be returned to the Corporation upon such conversion. Any funds or shares of Common Stock so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the related redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest thereon, of the Redemption Price.

     (e) (i) In lieu of paying the Redemption Price in cash, the Corporation may, at its sole option, pay such Redemption Price in shares of Common Stock.

     (ii) The number of shares of Common Stock issuable in lieu of a cash payment of the Redemption Price shall be the number of fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock (which shares of Common Stock shall consist of authorized but unissued shares) as shall have an aggregate Specified Value (as defined below) as of the redemption date equal to the aggregate liquidation preference of the shares of Series A Preferred Stock being redeemed. The shares to be redeemed shall be selected pro rata from each holder; provided that, if the number of shares of Series A Preferred Stock held by a holder which are subject to redemption as aforesaid is not a whole number, the number of shares of Series A Preferred Stock held by such holder to be redeemed as aforesaid shall be rounded upward to the nearest whole number. The shares of Common Stock issuable on any redemption to be paid in Common Stock will be delivered to the Corporation for the account of such holders. By their acceptance of shares of Series A Preferred Stock, each holder thereof shall be deemed (i) to have accepted the appointment of the Corporation to act as such referred to below and (ii) to have appointed the Corporation as its attorney-in-fact for purposes of making any endorsements on certificates for shares of Common Stock received by such holder upon redemption of shares of Series A Preferred Stock to the extent any such endorsement is necessary or appropriate for purposes of effecting the sale of such shares of Common Stock in a Backstop Registration, as described below. No fractional shares of Common Stock will be issued upon redemption. A holder of shares of Series A Preferred Stock who would otherwise be entitled to receive such a fractional share shall, in lieu thereof, receive cash in an amount equal to the same fraction of the Specified Value.

     (iii) For purposes hereof, "Specified Value" means the Average Closing Price (as defined in Section 4(e)(vii)) per share of Common Stock as of the applicable redemption date.

     (iv) Before any holder of shares of Series A Preferred Stock shall receive certificates for shares of Common Stock in respect of the redemption of shares of Series A Preferred Stock (or cash representing fractional share settlements in respect thereof) such holder shall surrender the certificate or certificates of shares of Series A Preferred Stock duly endorsed if required by the Corporation, at the office of the Corporation and, if certificates for shares of Common Stock are to be received by such holder, shall state in writing the name or names and the denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued. The Corporation will, as soon as practicable after receipt thereof, issue and deliver to such holder, or such holder's designee or designees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with a certificate or certificates representing any shares of Series A Preferred Stock which are not to be redeemed, but which shall have constituted part of the shares of Series A Preferred Stock represented by the certificate or certificates so surrendered.

     (v) Each redemption of shares of Series A Preferred Stock paid in Common Stock shall be deemed to have been made as of the close of business on the applicable redemption date, so that the rights of the holder

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of such shares of Series A Preferred Stock shall, to the extent of such redemption, cease at such time and the person or persons entitled to receive shares of the Common Stock upon redemption of such shares (including the person or persons to whom any shares of Common Stock shall have been sold pursuant to a Backstop Registration (as defined in Section 3(f)) shall be treated for all purposes as having become the record holder or holders of the Common Stock at such time, provided, however, that in the event a dividend, distribution, subdivision, combination, reclassification, merger or similar event is declared or occurs with respect to the shares of Common Stock, and the record date for any such action is on or after the close of business on the record date for such redemption, but prior to the close of business on the date of such redemption, then the person or persons entitled to receive shares of the Common Stock upon redemption of shares of Series A Preferred Stock (including the person or persons to whom any shares of Common Stock shall have been sold pursuant to a Backstop Registration) shall be treated for purposes of such action as having become the record holder or holders of the Common Stock at the close of business on the Trading Day (as defined in Section 4(e)(vii)) next preceding the record date of such redemption. From and after the redemption, dividends on the shares of Series A Preferred Stock redeemed with shares of Common Stock as a result of such redemption shall cease to accrue, and said shares of Series A Preferred Stock shall no longer be deemed to be outstanding.

     (vi) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon redemption of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Common Stock pursuant to a Backstop Registration registered in a name other than the name (x) in which such shares of Series A Preferred Stock were formerly registered or (y) of any underwriter participating in such Backstop Registration, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) (i) Within 15 days of its receipt of notice pursuant to Section 3(c) above of a redemption payable in shares of Common Stock, each holder of Series A Preferred Stock shall have the right to elect not to retain such Common Stock and to request a backstop registration (a "Backstop Registration") of the shares of Common Stock received in the redemption by delivering to the Corporation a written request specifying the amount of Common Stock that the holder proposes not to retain and to sell pursuant to the Backstop Registration. A holder's failure to timely deliver such notice shall be deemed to be an election by the holder thereof to retain such Common Stock.

     (ii) The Corporation shall use its best efforts to cause such shares to be registered under the Securities Act of 1933, as amended (the "Securities Act") as soon as reasonably practicable so as to permit the sale thereof promptly. In connection therewith, the Corporation shall prepare, and within 120 days of the receipt of the request file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. Each holder requesting a Backstop Registration shall thereby be deemed to agree to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Corporation to comply with all applicable requirements of the Securities Act and the Securities and Exchange Commission (the "Commission") and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by the Corporation, and the Corporation and each requesting holder shall enter into an underwriting agreement containing customary terms and conditions. For purposes hereof the Common Stock required to be registered is referred to herein as the "Subject Stock." The Corporation shall not be required to include Subject Stock of any requesting holder therein if the requesting holder does not agree to offer its stock by or through the underwriters selected by the Corporation for the registration of the shares of Subject Stock and execute an underwriting agreement in customary form. If a requesting holder has been permitted to participate in a proposed offering pursuant to this Section 3(f), the Corporation thereafter may determine in its sole discretion either not to file a registration statement, or otherwise not to consummate such offering, in whole or in part, without any liability hereunder, except as provided herein.

     (iii) In connection with any Backstop Registration of shares of Subject Stock registered pursuant hereto, the Corporation shall (A) furnish to the requesting holders such number of copies of any prospectus

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(including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as they may reasonably request, but only while the Corporation shall cause the registration statement to remain current; (B)(1) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale and (2) keep such registration or qualification in effect for so long as the registration statement remains in effect; (C) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Corporation to enable the requesting holders to consummate the disposition of such shares of Subject Stock; (D) notify the requesting holders any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the requesting holders promptly prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, in the light of the circumstances under which they were made;
(E) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; (F) use its best efforts to list the Subject Stock covered by such registration statement on the New York Stock Exchange or on any other securities exchange on which Subject Stock is then listed; and (G) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to the requesting holders copies of such documents. In connection with any offering of Subject Stock registered pursuant to this Section 3(f), the Corporation shall (x) furnish to the underwriter unlegended certificates representing ownership of the Common Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Section 3(f), the Corporation shall use its best efforts to keep such registration statement current for a period of 60 days (or 90 days, if the Corporation is eligible to use a Form S3, or successor form) or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

     (iv) By requesting Backstop Registration, each requesting holder shall be deemed to agree that upon receipt of any notice from the Corporation of the happening of any event of the kind described in subdivision (iii)(D) of this
Section 3(f), it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (iii)(D) of this Section 3(f) and, if so directed by the Corporation, will deliver to the Corporation all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice.

     (v) The Corporation shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by the requesting holders, the fees and disbursements of one counsel for the requesting holders which shall be selected by a majority in interest of the requesting holders and all other fees and expenses in connection with any registration statement hereunder, including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws and fees and disbursements of the Corporation's counsel and accountants.

     (vi) In the case of any offering registered pursuant hereto, the Corporation agrees to indemnify and hold the requesting holders, each underwriter of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar

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

as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if the Corporation shall have filed with the Commission any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if the Corporation shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification contained in this
Section 3(f)(vi) shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Corporation by a requesting holder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

     In the case of each Backstop Registration pursuant to this Section 3(f), each requesting holder and each underwriter participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Corporation and each person, if any, who controls the Corporation within the meaning of
Section 15 of the Securities Act, and the directors and officers of the Corporation, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Corporation by a requesting holder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

     If the indemnification provided for in this Section 3(f) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 3(f) would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 3(f) was available to such party.

     (g) When the offering contemplated by Section 3(f) above has been completed, the net proceeds thereof shall be distributed to the requesting holders pro rata in respect of their interests in the Subject Stock. Any such offering not consummated within six months of delivery of the notice to the Corporation pursuant to Section 3(f)(i) shall be deemed to have been abandoned. To the extent the net proceeds per share to each requesting holder from such offering (treating the net proceeds as zero if such offering has been abandoned) are less than the sum of the Redemption Price and the Interest Amount (as defined below) in respect of such requesting holder's shares of Series A Preferred Stock redeemed pursuant to this Section, the Corporation shall pay to each requesting holder an amount in cash equal to the applicable difference. "Interest Amount" means, with respect to the Redemption Price payable to any holder for such holder's shares of Series A

                                      I-A-8

Preferred Stock redeemed pursuant to this Section, interest on such Redemption Price for each day, from the applicable redemption date to and including the date of payment pursuant to this Section 3(g) at a rate per annum equal to the rate per annum, as published by the Board of Governors of the Federal Reserve System as reported by the U.S. Department of Treasury, for such day on U.S. Treasury Bonds maturing on the date that is the tenth anniversary of such redemption date (or if no U.S. Treasury Bonds mature on such date, then on the date nearest to such date for which such a maturity exists).

     SECTION 4. Conversion Rights. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

          (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business of the Corporation on the second Business Day immediately preceding any date set for the redemption thereof (provided that consideration sufficient to redeem all shares to be redeemed on such date has been paid or made available for payment on or prior to such date), at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $50 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be $34.5525 per share of Common Stock. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any dividend on the shares of Common Stock issued upon conversion of shares of Series A Preferred Stock if the record date for such dividend occurs prior to the date of such conversion. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate after the close of business on the second Business Day immediately preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the Business Day immediately preceding the date that such default is cured.

          (b) In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares of Series A Preferred Stock. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

          (c) Dividends shall cease to accrue on shares of Series A Preferred Stock surrendered for conversion into Common Stock from and after the date of conversion; provided, however, that any accrued but unpaid dividends (whether or not declared and whether or not funds are legally available for payment) upon such shares to and including the conversion date shall be paid in cash upon such conversion or as soon thereafter as permitted by law.

                                      I-A-9

          (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the Average Closing Price, determined as provided in subsection (vii) of Section 4(e) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a Trading Date, on the next succeeding Trading Date.

          (e) The Conversion Price shall be adjusted from time to time as follows:

             (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock or any other class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

             (ii) In case the Corporation shall issue shares of Common Stock or rights or warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock to any person (other than pursuant to (A) a dividend reinvestment plan, (B) the exercise of stock options granted with the approval of the Corporation's Board of Directors where the exercise price is not less than the Average Closing Price on the date the option was granted, (C) a restricted stock plan where the issuance is consistent with the past practices of Martin Marietta Corporation, Martin Marietta Technologies, Inc. or Lockheed Corporation, as determined by the Board of Directors, (D) a stock option or other stock incentive plan where the issuance is required in accordance with any obligation of Martin Marietta Corporation to provide benefits similar to those provided under certain plans of General Electric Company in effect prior to April 2, 1993 as determined by the Board of Directors, or (E) any option or other security of the Corporation issued in exchange for, or upon exercise or conversion of, any option or other security outstanding as of the Merger Date (as defined in the Agreement and Plan of Reorganization dated August 29, 1994 among the Corporation, Martin Marietta Corporation and Lockheed Corporation) and theretofore issued by (X) Martin Marietta Corporation (provided that the exercise of any option or other security issued by Martin Marietta Corporation after April 2, 1993 with an exercise price less than the "Average Closing Price" (as defined in Section 4 of Article V of Martin Marietta Corporation's Charter) on the date of grant shall result in an adjustment under this clause (ii) to the same extent it would have resulted in an adjustment under Section 4 of Martin Marietta Corporation's Charter) or (Y) Lockheed Corporation), entitling such person to subscribe for or purchase shares of Common Stock at a price per share (or having a conversion, exercise or exchange price per share) in any case, less than the Average Closing Price per share (determined as provided in subsection (vii) below) of the Common Stock on the date of issuance (or in the case of any issuance of Common Stock, rights, warrants or such other securities to all holders of Common Stock, on the date fixed for the determination of the holders entitled to receive such Common Stock, rights, warrants or other securities), the Conversion Price in effect at the opening of business on the day following the date of such issuance or the date fixed for such determination, as the case may be, shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock

                                     I-A-10
        outstanding at the close of business on the date of such issuance or the date fixed for such determination, as the case may be, plus the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered for subscription or purchase (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Closing Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or the date fixed for such determination, as the case may be, plus the number of shares of Common Stock so offered for subscription or purchase (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable), such reduction to become effective immediately after the opening of business on the date following the date of such issuance or the date fixed for such determination, as the case may be. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock held in the treasury of the Corporation. If the Corporation adopts a shareholder rights plan (a "Rights Plan"), and after any Distribution Date (as defined in such Rights Plan) thereunder, holders converting shares of Series A Preferred Stock are not entitled to receive the Rights (as defined in such Rights
        Plan) which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the Conversion Price shall be made under this subsection (ii) as if the Rights were then being issued to holders of the Common Stock. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event. However, the Corporation may elect to provide that each share of Common Stock issuable upon conversion of the Series A Preferred Stock, whether or not issued after the Distribution Date for such Rights, will be accompanied by the Rights which would otherwise be attributable (but for the date of conversion) to such shares of Common Stock, in which event the preceding two sentences will not apply.

             (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock or any other class of capital stock of the Corporation evidences of its indebtedness or assets (including securities, but excluding (x) any rights, warrants or other securities referred to in subsection (ii) above, (y) any regular quarterly dividend of the Corporation paid in cash out of the consolidated earnings or consolidated retained earnings of the Corporation in an amount not exceeding 125% of the average of the four regular quarterly dividends paid by the Corporation for the immediately preceding four quarters (including for this purpose dividends paid by Martin Marietta Corporation prior to the Merger Date), and (z) any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Average Closing Price (determined as provided in subsection (vii) below) of the Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of

                                     I-A-11

        Common Stock and the denominator shall be such Average Closing Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

             (v) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection
        (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

             (vi) In case at any time the Corporation or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock of the Corporation at a weighted average purchase price in excess of the Average Closing Price (as defined in subsection (vii) below) on the Business Day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the "Determination Date"), the Conversion Price in effect as of such Determination Date shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the product of (x) the number of shares of Common Stock outstanding on such Determination Date and (y) the Average Closing Price of the Common Stock on such Determination Date minus (II) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (y) the Average Closing Price of the Common Stock on such Determination Date. An adjustment made pursuant to this subsection (vi) shall become effective immediately after the effective date of such repurchase.

             (vii) For the purposes of any computation under these provisions of the Corporation's Charter, the Average Closing Price per share of Common Stock on any day shall be deemed to be the average of the closing prices for the Common Stock for the 20 consecutive Trading Days commencing 30 Trading Days before the day in question, with each day's closing sale price being the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange or, if the Common Stock is no longer listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. As used herein, the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

             (viii) No adjustment in the Conversion Price for the Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                                     I-A-12

          (f) Whenever the Conversion Price shall be adjusted as herein provided
     (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series A Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

          (g) In the event that the Corporation shall be a party to any transaction constituting a recapitalization, reclassification, consolidation, merger, share exchange, or a sale, lease or conveyance of all or substantially all of its assets, the holder of each share of Series A Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities, and the amount of cash or other property receivable upon such consolidation, merger, sale or exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such consolidation, merger, sale or exchange. No provision shall be made for adjustments in the Conversion Price. The provisions of this Section 4(g) shall similarly apply to any such successive event.

          (h) The Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance in another name shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

          (i) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (i) through (vi) of Section 4(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (j) Except as provided in this Section 4, the Corporation will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

          (k) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

          (l) In the event that:

             (i) the Corporation shall declare a dividend or any other distribution on its Common Stock (other than any regular quarterly dividend described in Section 4(e)(iv) above) payable otherwise than in cash out of consolidated earnings or consolidated retained earnings;

             (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights;

             (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale, lease or conveyance of all or substantially all of the assets of the Corporation occurs;

             (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs; or

                                     I-A-13

             (v) any other event for which an adjustment would be required pursuant to subsections (i) through (vi) of Section 4(e) or pursuant to
        Section 4(g) occurs;

the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up or other event specified in subsections (i) through (v) of this Section 4(l) is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up or other such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up or other such event.

     SECTION 5.  Voting Rights.  (a) Except as otherwise provided by paragraphs
(b), (c), (d) and (e) of this Section 5 or as required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

     (b) Upon a default with respect to the Corporation's senior bank facility or any successor thereto or replacement thereof (as amended from time to time, the "Senior Bank Facility") that is not substantially cured within six months from the declaration thereof pursuant to the Senior Bank Facility (but without regard to any waivers granted by the lenders under such Senior Bank Facility) (a "Bank Debt Default"), the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect the smallest number of directors of the Corporation's Board of Directors that shall constitute no less than 25% of the authorized number of directors of the Corporation's Board of Directors until such right is terminated as provided herein. The voting rights provided by this
Section 5(b) shall terminate immediately upon the initial holder of all outstanding shares of Series A Preferred Stock being no longer entitled to designate any director pursuant to Section 3.02 of the Standstill Agreement dated April 2, 1993 between the Corporation (as successor to Martin Marietta Corporation pursuant to, and as such Standstill Agreement is modified by, the Reconfiguration Agreement dated August , 1993 among the Corporation, Martin Marietta Corporation and General Electric Company), as so amended, and the holders of the Series A Preferred Stock, following such termination, shall have only the voting rights provided by Sections 5(c), (d) and (e) below or as otherwise required by law.

     (c) In the event that dividends payable on the Series A Preferred Stock shall be in arrears for six quarters (whether or not consecutive) (a "Preferred Dividend Default") and the holders of the Series A Preferred Stock are not then represented on the Corporation's Board of Directors by directors elected as a result of a Bank Debt Default, a majority in interest of the holders of Series A Preferred Stock, voting separately as a class with holders of shares of any other class of Preferred Stock upon which like voting rights have been conferred and are exercisable, shall be entitled to elect two directors of the Corporation until such right is terminated as provided herein.

     (d) (i) Upon the occurrence of a Bank Debt Default or a Preferred Dividend Default, the Board of Directors of the Company shall promptly call a special meeting of the holders of shares of Series A Preferred Stock (and, in the case of a Preferred Dividend Default, any holders of shares of any other class of Preferred Stock who are then entitled to participate in the election of such directors) for the purpose of electing the directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of Series A Preferred Stock (and, in the case of a Preferred Dividend Default, the holders of any such other Preferred Stock) may, by action taken by written consent as permitted by law and the Charter and Bylaws of the Corporation, elect such directors. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of voting rights in the holders of Series A Preferred Stock as a result of a Preferred Dividend Default or a Bank Debt Default, the maximum authorized number of members of the Board of Directors shall automatically be increased by two (or such greater number as may be required in respect of a Bank Debt Default). The two vacancies (or greater

                                     I-A-14
number) so created shall be filled by vote of the holders of Series A Preferred Stock (and, in the case of a Preferred Dividend Default, the holders of any such other Preferred Stock). The right of the holders of Series A Preferred Stock, voting separately as a class (except as aforesaid), to elect members of the Board of Directors of the Corporation in the manner described above shall continue until such time as any Bank Debt Default shall have ceased (other than as a result of any waiver, amendment or accommodation granted by the lenders under such Senior Bank Facility), or all dividends accumulated on Series A Preferred Stock shall have been paid in full, as the case may be, at which time such right shall terminate, except as required by law, subject to vesting in the event of each and every subsequent Bank Debt Default and Preferred Dividend Default.

     (ii) Upon any termination of the right of the holders of Series A Preferred Stock (and, in the case of a Preferred Dividend Default, the holders of shares of any other class of Preferred Stock who are then entitled to vote on the election of directors) to vote as a class for directors as herein provided, the term of office of all directors then in office elected by holders of Series A Preferred Stock (or such other holders, as the case may be) voting as a class (hereunder referred to as a "Preferred Stock Director") shall terminate immediately. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of Series A Preferred Stock (or, in the case of any Preferred Stock Director elected as a result of a Preferred Dividend Default, the holders of Series A Preferred Stock together with holders of any other Preferred Stock that participated in the election of such Preferred Stock Director) voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Charter and Bylaws of the Corporation. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director or Directors may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred or, if none remains in office, by vote of the holders of record of Series A Preferred Stock (or, in the case of any Preferred Stock Director elected as a result of a Preferred Dividend Default, the holders of Series A Preferred Stock together with holders of any other Preferred Stock that participated in the election of such Preferred Stock Director). Holders of Series A Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors. Whenever the special voting powers vested in the holders of Series A Preferred Stock as provided herein shall have expired, the number of directors shall become such number as may be provided for in the Bylaws, irrespective of any increase made pursuant to the provisions hereof.

     (iii) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding (voting separately as a class) given in person or by proxy, at any special or annual meeting called for such purpose, or by written consent as permitted by law and the Charter and Bylaws of the Corporation, shall be necessary to amend, alter or repeal any of the provisions of the Charter of the Corporation which would adversely affect any right, preference, privilege or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any such amendment, alteration or repeal, that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking on a parity with or junior to the Series A Preferred Stock as to dividends and on the distribution of assets upon liquidation, dissolution or winding up, shall be deemed not to materially and adversely affect such rights, preferences, privileges or voting powers.

     (e) The holder of each share of Series A Preferred Stock shall be entitled to vote together with the holders of shares of Common Stock and to cast the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible in the event of any merger, consolidation or business combination or share exchange involving the Corporation or any sale, lease or conveyance of all or substantially all of the assets of the Corporation upon which the holders of Common Stock shall be entitled to vote, provided, however, that the holders of the Series A Preferred Stock shall not be entitled to vote upon acquisitions which, within any 12-month period, do not (i) involve greater than an aggregate of Twenty-Five Million Dollars ($25,000,000) of transaction value (including assumed liabilities, whether contingent or not) or (ii) adversely affect the economic or legal position of the Series A Preferred Stock or its rights, preferences, privileges or voting powers.

                                     I-A-15

     (f) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock shall have been redeemed for cash or converted for Common Stock and funds, if any, necessary for such redemption or conversion shall have been deposited in trust to effect such redemption.

     SECTION 6. Liquidation Rights. (a) Subject to the rights of holders of any class of Preferred Stock which the Corporation may in the future issue which ranks on a parity with the Series A Preferred Stock upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether from capital, surplus or earnings, before any distribution or payment is made to holders of Common Stock of the Corporation or on any other class of stock of the Corporation ranking junior as to assets distributable upon Liquidation to the shares of Series A Preferred Stock upon a Liquidation, liquidating distributions in the amount of $50 per share, plus the amount equal to all dividends accrued and unpaid thereon (including dividends accumulated and unpaid) to the date of Liquidation, and no more.

     (b) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

     (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 6.

     SECTION 7. Tax Provisions. (a) The Corporation will treat the Series A Preferred Stock as equity (not debt) for all federal, state, local and other tax purposes.

     (b) The Corporation will use its reasonable best efforts to ensure that it has adequate earnings and profits, within the meaning of Section 312 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, to ensure that all dividend distributions on the Series A Preferred Stock and all distributions in redemption of the Series A Preferred Stock that are treated as distributions with respect to stock under Section 302(d) of the Code (or any successor provision) will be treated as dividends within the meaning of Section 316 of the Code (or any successor provision); provided that such reasonable best efforts shall not require the Corporation to incur any material out-of-pocket costs unless such costs are reimbursed by the initial holder of the Series A Preferred Stock.

B. Series Preferred Stock

     The Board of Directors of the Corporation shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued shares of Series Preferred Stock and (b) to reclassify any unissued shares of any series of Series Preferred Stock, in the case of either (a) or (b) by setting or changing the number of shares constituting such series and the designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares, and, in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the GCL.

     Without limiting any of the foregoing, the Board of Directors shall be entitled to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Series Preferred Stock subsequent to the issuance of shares of that series.

                                     I-A-16

C. Common Stock

     Subject to the rights of holders of shares of Series A Preferred Stock and any series of Series Preferred Stock established pursuant to Section B of this
Article VI, each share of Common Stock shall entitle the holder to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions authorized by Board of Directors in accordance with the GCL and to all rights of a stockholder pursuant thereto. The Common Stock shall have no preferences or preemptive, conversion or exchange rights.

D. General

     In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the GCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution.

                                  ARTICLE VII

                         PROVISIONS DEFINING, LIMITING
                             AND REGULATING POWERS

     The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and the directors and stockholders, subject, however, to any provisions, conditions and restrictions hereafter authorized pursuant to Article VI hereof:

          SECTION 1. The Board of Directors of the Corporation is empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

          SECTION 2. No holders of shares of stock of the Corporation of any class shall have any preemptive or other right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into stock of any class, whether now or hereafter authorized, and whether issued for money, for a consideration other than money or by way of dividend.

          SECTION 3. The Board of Directors shall have the power, from time to time, to determine whether any, and if any, what part, of the surplus of the Corporation shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus. The Board of Directors may in its discretion use and apply any of such surplus in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

          SECTION 4. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Charter, including but not restricted to, any amendments changing the terms of any class of its stock by classification, reclassification or otherwise, and all rights conferred on stockholders herein are granted subject to this reservation.

          SECTION 5. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the shares of stock of the Corporation, or to be otherwise taken or authorized by vote of the stockholders, such action shall be effective and valid, except as otherwise required by provisions of the Charter, if taken or authorized by the affirmative vote, at a meeting, of a majority of all votes entitled to be cast on the matter.

                                     I-A-17

                                  ARTICLE VIII

                                     BYLAWS

     The Board of Directors shall have the power, at any regular or special meeting of the Board of Directors (or by action taken pursuant to Article XII), to make and adopt, or to amend, rescind, alter or repeal, any Bylaws of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the provisions of the Charter.

                                   ARTICLE IX

                     INSPECTION OF RECORDS BY STOCKHOLDERS

     The Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, records, accounts, and documents of the Corporation, or any of them, shall be open to inspection by stockholders, except as otherwise provided by law or by the Bylaws; and except as so provided no stockholders shall have any rights to inspect any book, record, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

                                   ARTICLE X

                                  COMPENSATION

     The Board of Directors in its discretion may allow, in and by the Bylaws of the Corporation or by resolution, the payment of expenses, if any, to directors for attendance at each regular or special meeting of the Board of Directors or of any committee thereof, and the payment of reasonable compensation to such directors for their services as members of the Board of Directors, or any committee thereof, and shall fix the basis and conditions upon which such expenses and compensation shall be paid. Any member of the Board of Directors or of a committee thereof, also may serve the Corporation in any other capacity and receive compensation therefor in any form.

                                   ARTICLE XI

                       INDEMNIFICATION AND LIMITATION OF
                      LIABILITY OF DIRECTORS AND OFFICERS

     SECTION 1. The Board of Directors shall have the power to adopt Bylaws or resolutions for the indemnification of the Corporation's directors, officers, employees and agents, provided that any such Bylaws or resolutions shall be consistent with applicable law.

     SECTION 2. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE XII

                     INFORMAL ACTION BY BOARD OF DIRECTORS

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                     I-A-18

                                  ARTICLE XIII

                             BUSINESS COMBINATIONS

     SECTION 1. The affirmative vote of the holders of not less than (i) 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation and (ii) not less than 67% of the outstanding shares of Voting Stock of the Corporation held by stockholders other than a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements shall not be applicable and the other applicable provisions of the Charter related to the percentage of stockholder approval required, if any, shall apply to any such Business Combination if:

          Clause 1. The "Continuing Directors" of the Corporation (as hereinafter defined) by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person; or

          Clause 2.  The following conditions are satisfied:

             (a) The aggregate amount of the cash and fair market value of the property, securities, or other consideration to be received per share of Voting Stock of the Corporation in the Business Combination by holders of Voting Stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined) paid after the Merger Date by the Related Person in acquiring any of its holdings of the Corporation's Voting Stock; and

             (b) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of Voting Stock of the Corporation other than any Related Person.

     SECTION 2.  For purposes of this Article XIII:

          Clause 1.  The term "Business Combination" shall mean:

             (a) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity in the merger or consolidation;

             (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries;

             (c) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person;

             (d) the issuance or transfer of any equity securities of the Corporation or any of its subsidiaries by the Corporation or such subsidiary (in a single transaction or a series of related transactions) to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation);

             (e) the acquisition by the Corporation or any of its subsidiaries of any equity securities of a Related Person;

                                     I-A-19

             (f) any reclassification of securities or recapitalization that would have the effect of increasing the voting power of a Related Person; or

             (g) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination.

          Clause 2. The term "Related Person" shall mean any individual, corporation, partnership, or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination or, immediately prior to the consummation of such transaction, together with their "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the Merger Date (collectively and as so in effect, the "Exchange Act")), which on or after the Merger Date became and then are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class or series of Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity. Notwithstanding the foregoing, neither Martin Marietta Corporation nor Lockheed Corporation, nor any of their Subsidiaries (as hereinafter defined), shall be a "Related Person."

          Clause 3. The term "Substantial Part" shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ending prior to the time the determination is being made, subject to adjustments made by the Continuing Directors to take into account transactions made subsequent to year end.

          Clause 4.  For the purposes of Clause 2(a) of Section 1 of this
     Article XIII, the term "other consideration to be received" shall include, without limitation, any shares of any class or series of capital stock of the Corporation retained by stockholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

          Clause 5. The term "Subsidiary" shall mean any corporation of which a majority of the Voting Stock thereof entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation (or another corporation, if so indicated).

          Clause 6. The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

          Clause 7. The term "Continuing Director" shall mean a director who either:

             (a) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became the Beneficial Owner of 10% of any class or series of Voting Stock of the Corporation; or

             (b) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

          Clause 8. A "Related Person" shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates, or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, the price so paid shall be deemed to be the higher of:

             (a) the price paid upon the acquisition thereof by the Affiliate, Associate, or other person; or

             (b) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

                                     I-A-20

          Clause 9. The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article XIII shall mean the following. If there is only one class of Voting Stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time on or after the Merger Date by the Related Person for any share or shares of that class of Voting Stock. If there is more than one class of Voting Stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of Voting Stock of the Corporation, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of Voting Stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases after the Merger Date by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, and soliciting dealers' fees paid by the Related Person with respect to the shares of Voting Stock of the Corporation acquired by the Related Person. In the case of any Business Combination with a Related Person, the Highest Equivalent Price for each class and series of the Voting Stock of the Corporation shall be determined by the Continuing Directors.

     SECTION 3. Any amendment, change, or repeal of this Article XIII, or any other amendment of this Charter which will have the effect of modifying or permitting circumvention of this Article XIII, shall require the favorable vote, at a meeting of the stockholders of the Corporation, of the holders of at least
(i) 80% of the then outstanding shares of the Voting Stock of the Corporation and (ii) 67% of the outstanding shares of Voting Stock of the Corporation held by stockholders other than a Related Person; provided, however, that this
Section 3 shall not apply to and such vote shall not be required for any such amendment, change, or repeal recommended to stockholders by the affirmative vote of not less than two-thirds of the Continuing Directors and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the Charter. For the purposes of this Section 3 only, if at the time when any such amendment, change, or repeal is under consideration there is no proposed Business Combination (in which event, the definition of Continuing Director in Clause 7 of Section 2 of this Article XIII would be inapplicable), the "Continuing Directors" shall be deemed to be those persons who are members of the Board of Directors of the Corporation at the Merger Date, plus those persons who are Continuing Directors under Clause 7(b) of Section 2 of this Article XIII.

                                  ARTICLE XIV

                      REGULATION OF TRANSACTIONS INVOLVING
                             THE PURCHASE OF STOCK
                            AT A PREMIUM OVER MARKET

     SECTION 1. Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Stockholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by the Interested Stockholder, voting together as a single class.

     SECTION 2.  In addition to any affirmative vote required by law or the
Charter:

          Clause 1. Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or
     (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

                                     I-A-21

          Clause 2. Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more;

          Clause 3. The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or combination thereof);

          Clause 4. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          Clause 5. Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

     shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by any Interested Stockholder, voting together as a single class; provided, however, that no such vote shall be required for (i) the purchase by the Corporation of shares of Voting Stock from an Interested Stockholder unless such vote is required by Section 1 of this Article XIV, (ii) any transaction approved by a majority of the Disinterested Directors (as hereinafter defined), (iii) any transaction with an Interested Stockholder who shall also be a Related Person as defined under Article XIII and to which the provisions of Article XIII apply, or (iv) any transaction with an Interested Stockholder who has beneficially owned his shares of Voting Stock for two years or more.

     SECTION 3.

          Clause 1. In the event that there shall exist a Substantial Stockholder (as hereinafter defined) of the Corporation and such existence shall be known or made known to the Corporation in advance of a meeting of stockholders at which directors will be elected, each holder of Voting Stock shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of Voting Stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

          Clause 2. In connection with any election of directors in which stockholders are entitled to cumulative voting, one or more candidates may be nominated by a majority of the Disinterested Directors or by any person who is the beneficial owner of shares of Voting Stock having an aggregate Market Price of $250,000 or more.

          Clause 3. The Corporation's proxy statement and other communications with respect to such an election shall contain on an equal basis and at the expense of the Corporation, descriptions and other statements of or with respect to all nominees for election which qualify under the procedures set forth in this Section 3.

     SECTION 4.  For the purpose of this Article XIV:

          Clause 1. A "person" shall mean any individual, firm, corporation, partnership, or other entity.

          Clause 2. "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                                     I-A-22

          Clause 3. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan maintained by the Corporation or any Subsidiary) who or which:

             (a) is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock;

             (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date as of which a determination is being made was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

             (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date as of which a determination is being made beneficially owned by any person described in Clauses 3(a) or 3(b) of this Section 4 if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          Clause 4. The term "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan maintained by the Corporation or any Subsidiary) who or which is the beneficial owner of Voting Stock representing 40% or more of the votes entitled to be cast by the holders of all the outstanding shares of Voting Stock.

          Clause 5.  A person shall be a "beneficial owner" of any Voting Stock:

             (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

             (b) which such person or any of its Affiliates or Associates has
        (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or

             (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          Clause 6. (a) For the purposes of determining whether a person is an Interested Stockholder pursuant to Clause 3 of this Section 4 or a Substantial Stockholder pursuant to Clause 4 of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause 5 of this Section 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (b) Notwithstanding anything to the contrary in Clause 3 or Clause 4 of this Section 4, neither Martin Marietta Corporation or Lockheed Corporation, nor any of their Subsidiaries, shall be an "Interested Stockholder" or a "Substantial Stockholder".

          Clause 7. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          Clause 8. "Subsidiary" shall mean any corporation of which a majority of the voting stock thereof entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation (or another corporation, if so indicated).

          Clause 9. "Market Price" shall mean: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange -- Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or if such stock is not listed on such Exchange, on the principal United States securities exchange

                                     I-A-23
     registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the Fair Market Value at the time in question of a share of such stock as determined by the Board of Directors in good faith.

          Clause 10.  "Fair Market Value" shall mean:

             (a) in the case of stock, the Market Price, and

             (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          Clause 11. "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Stockholder as is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     SECTION 5. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article XIV, on the basis of information known to them after reasonable inquiry, whether (i) a person is an Interested Stockholder, (ii) a person is a Substantial Stockholder, or (iii) a transaction or series of transactions constitutes one of the transactions described in Section 2 of this Article XIV.

     SECTION 6. Notwithstanding any other provisions of the Charter (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter, or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XIV.

                                     I-A-24

                                                                       EXHIBIT B

                          LOCKHEED MARTIN CORPORATION
                                     BYLAWS

                                      I-B-1

                               TABLE OF CONTENTS

                                     BYLAWS
                                       OF
                          LOCKHEED MARTIN CORPORATION

                                                                                         PAGE
                                                                                        -------
                                   ARTICLE I

                                 STOCKHOLDERS

SECTION 1.01.   Annual Meetings......................................................     I-B-4
SECTION 1.02.   Special Meetings.....................................................     I-B-4
SECTION 1.03.   Place of Meetings....................................................     I-B-4
SECTION 1.04.   Notice of Meetings...................................................     I-B-4
SECTION 1.05.   Conduct of Meetings..................................................     I-B-4
SECTION 1.06.   Quorum...............................................................     I-B-4
SECTION 1.07.   Votes Required.......................................................     I-B-5
SECTION 1.08.   Proxies..............................................................     I-B-5
SECTION 1.09.   List of Stockholders.................................................     I-B-5
SECTION 1.10.   Inspectors of Election...............................................     I-B-5
SECTION 1.11.   Director Nominations and Stockholder Business........................     I-B-5

                                  ARTICLE II

                              BOARD OF DIRECTORS

SECTION 2.01.   Powers...............................................................     I-B-7
SECTION 2.02.   Number of Directors..................................................     I-B-7
SECTION 2.03.   Election of Directors................................................     I-B-7
SECTION 2.04.   Chairman of the Board................................................     I-B-7
SECTION 2.05.   Removal..............................................................     I-B-7
SECTION 2.06.   Vacancies............................................................     I-B-7
SECTION 2.07.   Regular Meetings.....................................................     I-B-7
SECTION 2.08.   Special Meetings.....................................................     I-B-7
SECTION 2.09.   Notice of Meetings...................................................     I-B-7
SECTION 2.10.   Presence at Meeting..................................................     I-B-8
SECTION 2.11.   Presiding Officer and Secretary at Meetings..........................     I-B-8
SECTION 2.12.   Quorum...............................................................     I-B-8
SECTION 2.13.   Compensation.........................................................     I-B-8
SECTION 2.14.   Voting of Shares by Certain Holders..................................     I-B-8

                                  ARTICLE III

                                  COMMITTEES

SECTION 3.01.   Executive Committee..................................................     I-B-8
SECTION 3.02.   Finance Committee....................................................     I-B-9
SECTION 3.03.   Audit and Ethics Committee...........................................     I-B-9
SECTION 3.04.   Compensation Committee...............................................    I-B-10
SECTION 3.05.   Nominating Committee.................................................    I-B-10
SECTION 3.06.   Other Committees.....................................................    I-B-10
SECTION 3.07.   Meetings of Committees...............................................    I-B-10

                                      I-B-2

                                                                                         PAGE
                                                                                        -------
                                  ARTICLE IV

                                   OFFICERS

SECTION 4.01.   Executive Officers -- Election and Term of Office....................    I-B-11
SECTION 4.02.   Chairman of the Board................................................    I-B-11
SECTION 4.03.   President............................................................    I-B-11
SECTION 4.04.   Vice Presidents......................................................    I-B-11
SECTION 4.05.   Secretary............................................................    I-B-11
SECTION 4.06.   Treasurer............................................................    I-B-11
SECTION 4.07.   Subordinate Officers.................................................    I-B-12
SECTION 4.08.   Other Officers and Agents............................................    I-B-12
SECTION 4.09.   When Duties of an Officer May Be Delegated...........................    I-B-12
SECTION 4.10.   Officers Holding Two Or More Offices.................................    I-B-12
SECTION 4.11.   Compensation.........................................................    I-B-12
SECTION 4.12.   Resignations.........................................................    I-B-12
SECTION 4.13.   Removal..............................................................    I-B-12

                                  ARTICLE V

                                    STOCK

SECTION 5.01.   Certificates.........................................................    I-B-12
SECTION 5.02.   Transfer of Shares...................................................    I-B-12
SECTION 5.03.   Transfer Agents and Registrars.......................................    I-B-13
SECTION 5.04.   Stock Ledgers........................................................    I-B-13
SECTION 5.05.   Record Dates.........................................................    I-B-13
SECTION 5.06.   New Certificates.....................................................    I-B-13

                                  ARTICLE VI

                               INDEMNIFICATION

SECTION 6.01.   Indemnification of Directors, Officers, and Employees................    I-B-13
SECTION 6.02.   Standard.............................................................    I-B-13
SECTION 6.03.   Advance Payment of Expenses..........................................    I-B-14
SECTION 6.04.   General..............................................................    I-B-14

                                 ARTICLE VII

                              SUNDRY PROVISIONS

SECTION 7.01.   Seal.................................................................    I-B-14
SECTION 7.02.   Voting of Stock in Other Corporations................................    I-B-14
SECTION 7.03.   Amendments...........................................................    I-B-14

                                      I-B-3

                                     BYLAWS

                                       OF

                          LOCKHEED MARTIN CORPORATION

                                   ARTICLE I

                                  STOCKHOLDERS

     SECTION 1.01. Annual Meetings. The Corporation shall hold an annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation on such date during the month of April in each year as shall be determined by the Board of Directors, except that the 1995 annual meeting of stockholders shall be held on February 6, 1995. Subject to Article I, Section 1.11 of these Bylaws, any business of the Corporation may be transacted at such annual meeting. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

     SECTION 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board, President, or by the Board of Directors or by the Executive Committee by vote at a meeting or in writing with or without a meeting. Special meetings of stockholders shall also be called by the Secretary of the Corporation on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

     SECTION 1.03. Place of Meetings. All meetings of stockholders shall be held at such place within the United States as may be designated in the notice of meeting.

     SECTION 1.04. Notice of Meetings. Not less than thirty (30) days nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision for notice, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, annual or special, may adjourn from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date at the same or some other place.

     SECTION 1.05. Conduct of Meetings. Each meeting of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and the Charter. The Chairman of the Board, or in his or her absence the President, or in their absence the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present. The Secretary or in the absence of the Secretary a person designated by the chairman of the meeting shall act as secretary of the meeting.

     SECTION 1.06. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the Charter of the Corporation for the vote necessary for the adoption of any measure. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time to a date not more than 120 days after the original record date until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                                      I-B-4

     SECTION 1.07. Votes Required. Unless applicable law or the Charter of the Corporation provides otherwise, at a meeting of stockholders, the vote of a majority of the votes entitled to be cast at a meeting, duly called and at which a quorum is present, shall be required to take or authorize action upon any matter which may properly come before the meeting. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to any vote if any installment payable thereon is overdue and unpaid.

     SECTION 1.08. Proxies. A stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the stockholder or his or her duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     SECTION 1.09. List of Stockholders. At each meeting of stockholders, a true and complete list of all stockholders entitled to vote at such meeting, stating the number and class of shares held by each, shall be furnished by the Secretary.

     SECTION 1.10. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting, upon the demand of stockholders present in person or by proxy entitled to cast 25% of all the votes entitled to be cast at the meeting, shall make such appointments.

     If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

     No such Inspector need be a stockholder of the Corporation.

     SECTION 1.11.  Director Nominations and Stockholder Business.

     (a) Nominations and Stockholder Business at Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11(a).

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this
Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business

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address and residence address of such person, (B) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding anything in this paragraph (a) of this Section 1.11 to the contrary, in the event that Section 2.02 of these Bylaws is amended, altered or repealed so as to increase or decrease the maximum or minimum number of directors and there is no public announcement of such action at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11(a) shall also be considered timely, but only with respect to nominees for director, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Director Nominations and Stockholder Business at Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a) of this Section
1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective nomination or proposal be disregarded.

     For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with

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respect to the matters set forth in this Section 1.11. Nothing in this Section
1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.01. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Charter or the Bylaws conferred upon or reserved to the stockholders.

     SECTION 2.02. Number of Directors. The number of directors of the Corporation shall be not less than four (4) nor more than twenty-four (24). By vote of a majority of the Board of Directors, the number of directors may be increased or decreased, from time to time, within the limits above specified; provided, however, that except as set forth in the Charter of the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

     SECTION 2.03. Election of Directors. Except as set forth in the Charter of the Corporation, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders, and each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor will have been elected and qualified. No person, other than a person granted an exemption from this provision by the Board of Directors on or before March 15, 1995, shall be eligible to be elected as a director for a term which expires after the first annual meeting of stockholders after he or she reaches the age of 70 years.

     SECTION 2.04. Chairman of the Board. The Board of Directors shall designate from its membership a Chairman of the Board, who shall have such powers and perform such duties as may be prescribed by these Bylaws and assigned to him or her by the Board of Directors pursuant to Section 4.02.

     SECTION 2.05. Removal. Any director or the Board of Directors may be removed from office as a director at any time, but only for cause, by the affirmative vote at a duly called meeting of stockholders of at least 80% of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast at an annual election of directors, voting together as a single class.

     SECTION 2.06. Vacancies. Vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. Vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the Board of Directors. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor will have been elected and qualified.

     SECTION 2.07. Regular Meetings. After each meeting of stockholders at which a Board of Directors, or any class thereof, shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business, at such time and place within or without the State of Maryland as may be designated by the Board of Directors. Other regular meetings of the Board of Directors shall be held on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

     SECTION 2.08. Special Meetings. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman of the Board, the President, the Chairman of the Executive Committee, any three (3) directors, or by any officer of the Corporation upon the request of a majority of the Board.

     SECTION 2.09. Notice of Meetings. Notice of the place, day, and hour of every regular and special meeting of the Board of Directors shall be given to each director twenty-four (24) hours (or more) before the

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meeting, by telephoning the notice to such director, or by delivering the notice to him or her personally, or by sending the notice to him or her by telegraph, or by facsimile, or by leaving the notice at his or her residence or usual place of business, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed, with postage thereon prepaid. If notice be given by telegram or by facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted. If the notice be given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery. Unless required by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.

     SECTION 2.10. Presence at Meeting. Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

     SECTION 2.11. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his or her absence by the President or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

     SECTION 2.12. Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Charter, or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.13. Compensation. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, annual retainers, fees and expenses of attendance, if any, may be provided to Directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.14. Voting of Shares by Certain Holders. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by General Electric Company of shares of stock of the Corporation.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 3.01. Executive Committee. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may provide for an Executive Committee of two (2) or more directors. If provision be made for an Executive Committee, the members thereof shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. Unless a Chairman of the Board shall have been selected by the Board of Directors, the President shall act as chairman thereof. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise such powers in the management

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of the business and affairs of the Corporation as may be authorized by the Board of Directors, subject to applicable law. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Executive Committee shall be filled by the Board of Directors.

     SECTION 3.02. Finance Committee. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Finance Committee of three (3) or more directors. If provision is made for a Finance Committee, the members of the Finance Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Finance Committee a chairman. During the intervals between the meetings of the Board of Directors, the Finance Committee shall, except when such powers are by statute or the Charter or the Bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the financial affairs of the Corporation, including but not limited to establishing bank lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Finance Committee will review all proposed changes to the capital structure of the Corporation, including the incurrence of long-term indebtedness and the issuance of additional equity securities, and will make suitable recommendations to the Board of Directors. It will likewise review on an annual basis the proposed capital expenditure and contributions budgets of the Corporation and make recommendations to the Board of Directors for their adoption. It will review the financial impact of the implementation of all compensation and employee benefit plans and of any amendments or modifications thereto, will approve the actuarial assumptions and financial policies pertaining to the investment of funds related to such plans, and it will further review such plans to ensure that they are operated in accordance with existing legal requirements and sound financial principles. All action by the Finance Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Finance Committee shall be filled by the Board of Directors.

     SECTION 3.03. Audit and Ethics Committee. The Board of Directors by resolution adopted by a majority of the Board of Directors shall provide for an Audit and Ethics Committee of three or more directors who are not officers or employees of the Corporation, and who are otherwise independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the independent judgment of each member as a Committee member. The members of the Audit and Ethics Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Audit and Ethics Committee a chairman. The Audit and Ethics Committee shall, except when such powers are by statute or the Charter or the Bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, possess and may exercise the powers of the Board of Directors relating to all accounting and auditing matters of this Corporation. The Audit and Ethics Committee shall recommend to the Board of Directors the selection of and monitor the independence of the independent public accountants for this Corporation and prior to the end of the Corporation's fiscal year shall review the scope and timing of the work to be performed and the compensation to be paid to the accountants selected by the Board; review with the Corporation's management and the independent public accountants the financial accounting and reporting principles appropriate for the Corporation, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve existing practices, and the qualifications and work of the Corporation's internal auditing staff; review with the Corporation's independent public accountants the results of their audit and their report including any changes in accounting principles and any significant amendments; and shall meet with the Corporation's internal audit department representative to review the plan and scope of work of the internal auditing staff. The Committee shall hold quarterly meetings, and shall separately meet in executive session, with the Corporation's independent public accountants and internal audit department representative to review and resolve all matters of concern presented to the Committee. The Committee shall monitor compliance with the Code of Ethics and Standards of Conduct and shall review and resolve all matters of concern presented to it by the Corporate Ethics Committee or the Corporate Ethics Office. The Committee shall review and monitor the adequacy of the Corporation's policies and procedures, as well as the organizational structure, for ensuring compliance with environmental laws and regulations; review,

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at least annually, the Corporation's record of compliance with environmental laws and regulations and the policies and procedures relating thereto; review with the Corporation's management significant environmental litigation and regulatory proceedings in which the Corporation is or may become involved; and review the accounting and financial reporting issues, including the adequacy of disclosure, for all environmental matters. The Committee shall have the power to investigate any matter falling within its jurisdiction, and it shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Audit and Ethics Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Audit and Ethics Committee shall be filled by the Board of Directors.

     SECTION 3.04. Compensation Committee. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Compensation Committee of three (3) or more directors who are not officers or employees of the Corporation. If provision is made for a Compensation Committee, the members of the Compensation Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Compensation Committee a chairman. The Compensation Committee shall recommend to the Board of Directors the compensation to be paid for services of elected officers of the Corporation. The Compensation Committee shall have the power to fix the compensation of all employees, except elected officers, whose compensation is at such rate as may be established by resolution of the Board of Directors from time to time and to approve the benefits provided by any bonus, supplemental, and special compensation plans, including pension, insurance, and health plans, except such powers as are by statute or the Charter or the Bylaws reserved to the full Board of Directors. The Compensation Committee shall serve as the Stock Option Committee of the Board, and it shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Compensation Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Compensation Committee shall be filled by the Board of Directors.

     SECTION 3.05. Nominating Committee. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Nominating Committee of three (3) or more Directors who are not officers or employees of the Corporation. If provision is made for a Nominating Committee, the members of the Nominating Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Nominating Committee a committee chairman. The Nominating Committee shall make recommendations to the Board of Directors concerning the fees and compensation for directors, the composition of the Board including its size and the qualifications for membership, and the Nominating Committee shall recommend to the Board of Directors nominees for election to fill any vacancy occurring in the Board and to fill new positions created by an increase in the authorized number of directors of the Corporation. Annually the Nominating Committee shall recommend to the Board of Directors a slate of directors to serve as management's nominees for election by the stockholders at the annual meeting. Vacancies in the Nominating Committee shall be filled by the Board of Directors.

     SECTION 3.06. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees, composed of two (2) or more directors, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

     SECTION 3.07. Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure, consistent with the provisions of any rules or resolutions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled the "Board of Directors" relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any

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meeting, whether or not they constitute a quorum, may appoint a member of the
Board of Directors to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.01. Executive Officers -- Election and Term of Office. The Executive Officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Chairman of the Board and the President shall be chosen from among the Directors. The Executive Officers shall be elected annually by the Board of Directors at its first meeting following each annual meeting of stockholders and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall have resigned, or shall have been removed from office in the manner provided in this Article IV. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 4.02. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Subject to the authority of the Board of Directors, he or she shall have general charge and supervision of the business and affairs of the Corporation. He or she may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation. He or she shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. He or she shall have the authority to vote stock in other corporations, and he or she shall perform such other duties of management as may be prescribed by a resolution or resolutions or as otherwise may be assigned to him or her by the Board of Directors. He or she shall have the authority to delegate such authorization and power as vested in him or her by these Bylaws to some other officer or employee or agent of the Corporation as he or she shall deem appropriate.

     SECTION 4.03. President. The President shall be the Chief Operating Officer of the Corporation. He or she shall have general charge and supervision of the operations of the Corporation and shall have such other powers and duties of management as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

     SECTION 4.04. Vice Presidents. The Corporation shall have one (1) or more Vice Presidents, including Executive and Senior Vice Presidents as appropriate, as elected from time to time by the Board of Directors. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the President or the Chief Executive Officer.

     SECTION 4.05. Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and record all votes and minutes or proceedings, in books provided for that purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of the Bylaws of the Corporation, or as required by law; may sign certificates of stock of the Corporation with the Chairman of the Board; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board.

     SECTION 4.06. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; and in general, shall render such reports and perform such other duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President.

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     SECTION 4.07.  Subordinate Officers.  The subordinate officers shall consist of such assistant officers and agents as may be deemed desirable and as may be appointed by the Chief Executive Officer or the President. Each such subordinate officer shall hold office for such period, have such authority and perform such duties as the Chief Executive Officer or the President may prescribe.

     SECTION 4.08. Other Officers and Agents. The Board of Directors may create such other offices and appoint or provide for the appointment of such other officers and agents, attorneys-in-fact and employees as it shall deem necessary, who shall bear such titles, have such authority, receive such compensation, and provide such security for faithful service and hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 4.09. When Duties of an Officer May Be Delegated. In the case of the absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors, or any officer designated by it, may, for the time being, delegate such officer's duties and powers to any other person.

     SECTION 4.10. Officers Holding Two or More Offices. Any two (2) of the above mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Charter or by these Bylaws, to be executed, acknowledged or verified by any two (2) or more officers.

     SECTION 4.11. Compensation. The Board of Directors shall have power to fix the compensation of all officers and employees of the Corporation.

     SECTION 4.12. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect simultaneously with or at any time subsequent to its delivery as shall be specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.13. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.

                                   ARTICLE V

                                     STOCK

     SECTION 5.01. Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of stock owned by him or her in the Corporation. Such certificates shall be signed by the Chairman of the Board and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. When certificates for stock of any class are countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificates may be a facsimile. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

     SECTION 5.02. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation only by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

                                     I-B-12

     SECTION 5.03. Transfer Agents and Registrars. The Corporation may have one (1) or more transfer agents and one (1) or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

     SECTION 5.04. Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at an office or agency of the Corporation in such city or town as may be designated by the Board of Directors. If no other place is so designated such original or duplicate stock ledgers shall be kept at an office or agency of the Corporation in New York, New York or Bethesda, Maryland.

     SECTION 5.05. Record Dates. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days and, in case of a meeting of stockholders, not less than thirty (30) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to stockholders shall be fixed in accordance with applicable law.

     SECTION 5.06. New Certificates. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VI

                                INDEMNIFICATION

     SECTION 6.01. Indemnification of Directors, Officers, and Employees. The Corporation shall indemnify and hold harmless to the fullest extent permitted by, and under, applicable law as it presently exists and as is further set forth in Section 6.02 below or as may hereafter be amended any person who is or was a director, officer or employee of the Corporation or who is or was serving at the request of the Corporation as a director, officer or employee of another corporation or entity (including service with employee benefit plans), who by reason of this status or service in that capacity was, is, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification shall be against all liability and loss suffered and expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by the individual in connection with such proceeding; provided, however, that the Corporation shall not be required to indemnify a person in connection with an action, suit or proceeding initiated by such person unless the action, suit or proceeding was authorized by the Board of Directors of the Corporation.

     SECTION 6.02. Standard. Maryland General Corporation Law Section 2-418, on August 29, 1994, provided generally that a corporation may indemnify any individual made a party to a proceeding by reason of service on behalf of the corporation unless it is established that:

          (i) The act or omission of the individual was material to the matter giving rise to the proceeding; and

             (1) Was committed in bad faith; or

             (2) Was the result of active and deliberate dishonesty; or

          (ii) The individual actually received an improper personal benefit in money, property, or services; or

                                     I-B-13

          (iii) In the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     SECTION 6.03. Advance Payment of Expenses. The Corporation shall pay or reimburse reasonable expenses in advance of a final disposition of the proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification provided that the individual first provides the Corporation with: (a) a written affirmation of the individual's good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland; and (b) a written undertaking by or on behalf of the individual to repay the amount advanced if it shall ultimately be determined that the applicable standard of conduct has not been met.

     SECTION 6.04. General. The Board of Directors, by resolution, may authorize the management of the Corporation to act for and on behalf of the Corporation in all matters relating to indemnification within any such limits as may be specified from time to time by the Board of Directors, all consistent with applicable law.

     The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter of the Corporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Repeal or modification of this Article VI or the relevant law shall not affect adversely any rights or obligations then existing with respect to any facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such facts.

                                  ARTICLE VII

                               SUNDRY PROVISIONS

     SECTION 7.01. Seal. The corporate seal of the Corporation shall bear the name of the Corporation and the words "Incorporated 1994 Maryland" and "Corporate Seal."

     SECTION 7.02. Voting of Stock in Other Corporations. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders' meetings thereof by the Chairman or President of the Corporation or by proxy or proxies appointed by the Chairman or President of the Corporation. The Board of Directors or Chairman, however, may by resolution or delegation appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution or delegation.

     SECTION 7.03. Amendments. The Board of Directors shall have the exclusive power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter, or repeal any Bylaws of the Corporation, provided such revisions are not inconsistent with the Charter or statute.

                                     I-B-14

                                                                       EXHIBIT C

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER dated as of August 29, 1994 is among Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"), Atlantic Sub, Inc., a Maryland corporation ("Atlantic Sub"), and Parent Corporation,* a Maryland corporation ("Parent"). Martin Marietta and Atlantic Sub are hereinafter sometimes collectively referred to as the Constituent Corporations.

     All of the outstanding stock of Atlantic Sub is owned by Parent and all of the outstanding stock of Parent is owned, in equal amounts, by Martin Marietta and by Lockheed Corporation, a Delaware corporation ("Lockheed"). Parent will be authorized, at the time of the merger provided for herein, to issue 820,000,000 shares of capital stock, of which 50,000,000 shares will be series preferred stock, $1.00 par value, 20,000,000 shares will be Series A Preferred Stock, par value $1.00, and 750,000,000 shares will be common stock, $1.00 par value ("Parent Common Stock").

     This Plan and Agreement of Merger is being entered into pursuant to a Plan and Agreement of Reorganization dated as of August 29, 1994 among Martin Marietta, Lockheed and Parent (the "Reorganization Agreement"). Capitalized terms used but not defined herein have the meanings given to them in the Reorganization Agreement.

                                   ARTICLE I

     1.1 On the Merger Date (as defined in paragraph 1.6) Atlantic Sub shall merge into Martin Marietta (the "Atlantic Sub Merger") and the separate existence of Atlantic Sub shall cease. Martin Marietta shall be the surviving corporation in the Atlantic Sub Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Atlantic Sub Merger.

     1.2 The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, as well of a public as of a private nature, of the Constituent Corporations, all of the properties and assets of the Constituent Corporations and all of the debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all of the debts, liabilities and duties of the Constituent Corporations with the effect set forth in the Maryland General Corporation Law.

     1.3 If, at any time after the Merger Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Atlantic Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Atlantic Sub Merger or to otherwise carry out this Plan and Agreement of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Plan and Agreement of Merger.

     1.4 The Charter and the Bylaws of Martin Marietta, in each case as amended to and including the Merger Date, shall be the Charter and Bylaws of the Surviving Corporation and shall thereafter continue to be its Charter and its Bylaws until changed as provided therein and by law.

     1.5 The directors and officers of Martin Marietta immediately prior to the Merger Date shall be the directors and officers of the Surviving Corporation and shall thereafter continue in office in accordance with the Charter and Bylaws of the Surviving Corporation.

- ---------------
* On October 3, 1994, the name Parent Corporation was changed to Lockheed Martin Corporation.

                                      I-C-1

     1.6 If this Plan and Agreement of Merger is duly approved by the stockholders of each of the Constituent Corporations in accordance with the Maryland General Corporation Law and the respective Charters and Bylaws of the Constituent Corporations and is not terminated under paragraph 3.1, Articles of Merger with respect to the Atlantic Sub Merger shall be promptly filed and recorded in accordance with the Maryland General Corporation Law. The Atlantic Sub Merger shall become effective at the time and date of such filing or at such date and time otherwise specified in the Articles of Merger (such time and date are herein collectively referred to as the "Merger Date").

                                   ARTICLE II

     2.1 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of the common stock, par value $1.00 per share, of Atlantic Sub outstanding immediately prior thereto shall be converted into and become one share of the common stock, par value $1.00 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     2.2 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of the Martin Marietta Common Stock outstanding immediately prior thereto (other than shares of Martin Marietta Common Stock owned by Lockheed or any Subsidiary of Lockheed, which shall be cancelled and cease to exist immediately upon the Merger Date) shall be converted into and become one share of Parent Common Stock.

     2.3 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of Martin Marietta Preferred Stock outstanding immediately prior thereto (other than shares of Martin Marietta Preferred Stock owned by Lockheed or any Subsidiary of Lockheed, which shall be cancelled and cease to exist immediately upon the Merger Date) shall be converted into and become one share of Parent Preferred Stock.

     2.4 On and after the Merger Date, the holders of certificates theretofore representing shares of Martin Marietta Common Stock (other than shares owned by Lockheed or any Subsidiary of Lockheed), on surrender of such certificates to an agent or agents designated for that purpose by Parent, shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Common Stock into which the shares of Martin Marietta Common Stock theretofore represented by the surrendered certificates shall have been converted in the Atlantic Sub Merger; provided, however, that if any such holder is not registered on the stock transfer records of Martin Marietta as the holder of the shares of Martin Marietta Common Stock represented by a certificate so surrendered, such certificate shall be accompanied by all documents required to evidence such holder's rights to the shares represented thereby and by payment for any applicable stock transfer or other taxes.

     2.5 On and after the Merger Date, the holders of certificates theretofore representing shares of Martin Marietta Preferred Stock (other than shares owned by Lockheed or any Subsidiary of Lockheed), on surrender of such certificates to an agent or agents designated for that purpose by Parent, shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Preferred Stock into which the shares of Martin Marietta Preferred Stock theretofore represented by the surrendered certificates shall have been converted in the Atlantic Sub Merger; provided, however, that if any such holder is not registered in the stock transfer records of Martin Marietta as the holder of the shares of Martin Marietta Preferred Stock represented by a certificate so surrendered, such certificate shall be accompanied by all documents required to evidence such holder's rights to the shares represented thereby and by payment for any applicable stock transfer or other taxes.

     2.6 All shares of Parent Common Stock and Parent Preferred Stock into which shares of Martin Marietta Common Stock and Martin Marietta Preferred Stock are converted on the Merger Date pursuant to paragraphs 2.2 and 2.3, respectively, shall be deemed, for all corporate purposes, to have been issued by Parent on such Date. On and after such Date and prior to the surrender, pursuant to paragraphs 2.4 and 2.5, of any certificate theretofore representing shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock, such certificate shall, for all corporate purposes (including, without limitation, entitlement to vote and

                                      I-C-2
to receipt of dividends), be treated as representing the number of shares of Parent Common Stock and Parent Preferred Stock into which such shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock shall have been converted in the Atlantic Sub Merger. No holder of a certificate or certificates which immediately prior to the Merger Date represented shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock shall be entitled to receive any dividend or other distribution from Parent until surrender of such holder's certificate or certificates for a certificate or certificates representing shares of Parent Common Stock (in the case of holders of Martin Marietta Common Stock) or Parent Preferred Stock (in the case of holders of Martin Marietta Preferred Stock). Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock or Parent Preferred Stock, as the case may be, represented by the certificates issued upon such surrender.

                                  ARTICLE III

     3.1 Notwithstanding the approval and adoption of this Plan and Agreement of Merger by the stockholders of Martin Marietta and Atlantic Sub, this Plan and Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Plan and Agreement of Merger as provided above, this Plan and Agreement of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto.

     3.2 This Plan and Agreement of Merger shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Plan and Agreement of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

     3.3 This Plan and Agreement of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

     3.4 This Plan and Agreement of Merger shall be governed by and construed in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, this Plan and Agreement of Merger has been executed by each of the parties hereto by their duly authorized officers, as of the date first above written.

                              [Signatures omitted]

                                      I-C-3

                                                                       EXHIBIT D

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER dated as of August 29, 1994 is among Lockheed Corporation, a Delaware corporation ("Lockheed"), Pacific Sub, Inc., a Delaware corporation ("Pacific Sub"), and Parent Corporation,* a Maryland corporation ("Parent"). Lockheed and Pacific Sub are hereinafter sometimes collectively referred to as the Constituent Corporations.

     All of the outstanding stock of Pacific Sub is owned by Parent and all of the outstanding stock of Parent is owned, in equal amounts, by Lockheed and by Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"). Parent will be authorized, at the time of the merger provided for herein, to issue 820,000,000 shares of capital stock of which 50,000,000 shares will be series preferred stock, $1.00 par value, 20,000,000 shares will be Series A Preferred Stock $1.00 par value, and 750,000,000 shares will be Common Stock, $1.00 par value ("Parent Common Stock").

     This Plan and Agreement of Merger is being entered into pursuant to a Plan and Agreement of Reorganization dated as of August 29, 1994 among Martin Marietta, Lockheed and Parent (the "Reorganization Agreement"). Capitalized terms used but not defined herein have the meanings given to them in the Reorganization Agreement.

                                   ARTICLE I

     1.1 On the Merger Date (as defined in paragraph 1.6) Pacific Sub shall merge into Lockheed (the "Pacific Sub Merger") and the separate existence of Pacific Sub shall cease. Lockheed shall be the surviving corporation in the Pacific Sub Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Pacific Sub Merger.

     1.2 The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, as well of a public as of a private nature, of the Constituent Corporations, all of the properties and assets of the Constituent Corporations and all of the debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all of the debts, liabilities and duties of the Constituent Corporations with the effect set forth in the General Corporation Law of Delaware.

     1.3 If, at any time after the Merger Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Pacific Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Pacific Sub Merger or to otherwise carry out this Plan and Agreement of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Plan and Agreement of Merger.

     1.4 The Certificate of Incorporation and the Bylaws of Lockheed, in each case as amended to and including the Merger Date, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation and shall thereafter continue to be its Certificate of Incorporation and its Bylaws until changed as provided therein and by law.

     1.5 The directors and officers of Lockheed immediately prior to the Merger Date shall be the directors and officers of the Surviving Corporation and shall thereafter continue in office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

- ---------------
* On October 3, 1994, the name Parent Corporation was changed to Lockheed Martin Corporation

                                      I-D-1

     1.6 If this Plan and Agreement of Merger is duly adopted by the stockholders of each of the Constituent Corporations in accordance with the Delaware General Corporation Law and the respective Certificates of Incorporation and Bylaws of the Constituent Corporations and is not terminated under paragraph 3.1, a Certificate of Merger with respect to the Pacific Sub Merger shall be promptly filed and recorded in accordance with the Delaware General Corporation Law. The Pacific Sub Merger shall become effective at the time and date of such filing or at such date and time otherwise specified in the Certificate of Merger (such time and date are herein collectively referred to as the "Merger Date").

                                   ARTICLE II

     2.1 On the Merger Date, by virtue of the Pacific Sub Merger and without further action by the holder thereof, each share of the common stock, par value $1.00 per share, of Pacific Sub outstanding immediately prior thereto shall be converted into and become one share of the common stock, par value $1.00 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     2.2 On the Merger Date, by virtue of the Pacific Sub Merger and without further action by the holder thereof, each share of common stock, par value $1.00 per share, of Lockheed outstanding immediately prior thereto (other than shares of Lockheed Common Stock held in the treasury of Lockheed or owned by Martin Marietta or any Subsidiary of Martin Marietta, which shall be cancelled and cease to exist immediately upon the Merger Date) shall be converted into and become the right to receive 1.63 shares of Parent Common Stock, except that if the application of such ratio would otherwise result in conversion into a fractional number of shares of Parent Common Stock, cash payments will be made to holders of Lockheed Common Stock in respect of such fractional share in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of Parent Common Stock on the New York Stock Exchange on the last business day preceding the Merger Date if such stock is then being traded, including without limitation trading on a "when issued" basis, and otherwise shall be the closing price on the first business day that such stock is traded.

     2.3 On and after the Merger Date, the holders of certificates theretofore representing shares of Lockheed Common Stock (other than shares held in the treasury of Lockheed or owned by Martin Marietta or any Subsidiary of Martin Marietta), on surrender of such certificates to an agent or agents designated for that purpose by Parent, shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Common Stock into which the shares of Lockheed Common Stock theretofore represented by the surrendered certificates shall have been converted in the Pacific Sub Merger; provided, however, that if any such holder is not registered on the stock transfer records of Lockheed as the holder of the shares of Lockheed Common Stock represented by a certificate so surrendered, such certificate shall be accompanied by all documents required to evidence such holder's rights to the shares represented thereby and by payment for any applicable stock transfer or other taxes.

     2.4 All shares of Parent Common Stock into which shares of Lockheed Common Stock are converted on the Merger Date pursuant to paragraph 2.2 shall be deemed, for all corporate purposes, to have been issued by Parent on such Date. On and after such Date and prior to the surrender, pursuant to paragraph 2.3, of any certificate theretofore representing shares of Lockheed Common Stock, such certificate shall, for all corporate purposes (including, without limitation, entitlement to vote and to the receipt of dividends), be treated as representing the number of shares of Parent Common Stock into which such shares of Lockheed Common Stock, as the case may be, shall have been converted in the Pacific Sub Merger. No holder of a certificate or certificates which immediately prior to the Merger Date represented shares of Lockheed Common Stock shall be entitled to receive any dividend or other distribution from Parent until surrender of such holder's certificate or certificates for a certificate or certificates representing shares of Parent Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificates issued upon such surrender.

                                      I-D-2

                                  ARTICLE III

     3.1 Notwithstanding the approval and adoption of this Plan and Agreement of Merger by the stockholders of Lockheed and Pacific Sub, this Plan and Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Plan and Agreement of Merger as provided above, this Plan and Agreement of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto.

     3.2 This Plan and Agreement of Merger may be amended to the extent permitted by applicable law, but only pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Plan and Agreement of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

     3.3 This Plan and Agreement of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

     3.4 This Plan and Agreement of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Plan and Agreement of Merger has been executed by each of the parties hereto by their duly authorized officers, as of the date first above written.

                              [Signatures Omitted]

                                      I-D-3

                                                                     APPENDIX II

                          [MORGAN STANLEY LETTERHEAD]

                                                                February 9, 1995

Board of Directors
Lockheed Corporation
4500 Park Granada Blvd.
Calabasas, CA 91399

Members of the Board:

     We understand that Lockheed Martin Corporation ("Parent"), Lockheed Corporation ("Lockheed") and Martin Marietta Corporation ("Martin Marietta") have entered into an Agreement and Plan of Reorganization, dated as of August 29, 1994, as amended as of February 7, 1995, and the related Plan and Agreement of Merger (collectively, the "Reorganization Agreement"), which provide, among other things, for Lockheed and Martin Marietta to cause Parent to form two wholly owned subsidiaries named Pacific Sub, Inc. ("Pacific Sub") and Atlantic Sub, Inc. ("Atlantic Sub") and for the merger of Pacific Sub into Lockheed and the merger of Atlantic Sub into Martin Marietta (the "Combination"). Pursuant to the Combination, (i) Lockheed will become a wholly owned subsidiary of Parent and each issued and outstanding share of common stock, par value $1.00 per share (the "Lockheed Common Stock") of Lockheed, other than shares of Lockheed Common Stock held in treasury or owned by Martin Marietta or any subsidiary of Martin Marietta, will be converted into the right to receive 1.630 (the "Lockheed Exchange Ratio") shares of common stock, par value $1.00 per share (the "Parent Common Stock") of Parent, and (ii) Martin Marietta will become a wholly owned subsidiary of Parent and each issued and outstanding share of common stock, par value $1.00 per share (the "Martin Marietta Common Stock") of Martin Marietta, other than shares of Martin Marietta Common Stock owned by Lockheed or any subsidiary of Lockheed, will be converted into the right to receive 1.000 share of Parent Common Stock and each issued and outstanding share of Series A Preferred Stock, par value $1.00 per share (the "Martin Marietta Preferred Stock") of Martin Marietta other than shares of Martin Marietta Preferred Stock owned by Lockheed or any affiliate of Lockheed, will be converted into and become one share of Series A Preferred Stock, par value $1.00 per share, of Parent. The terms and conditions of the Combination are more fully set forth in the Reorganization Agreement.

     You have asked for our opinion as to whether the Lockheed Exchange Ratio pursuant to the Reorganization Agreement is fair from a financial point of view to the holders of shares of Lockheed Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) analyzed certain publicly available financial statements and other information of Lockheed and Martin Marietta, respectively;

          (ii) analyzed certain internal financial statements and other financial and operating data concerning Martin Marietta prepared by the management of Martin Marietta;

          (iii) analyzed certain financial projections prepared by the management of Martin Marietta;

          (iv) discussed the past and current operations and financial condition and the prospects of Martin Marietta with senior executives of Martin Marietta;

          (v) analyzed certain internal financial statements and other financial and operating data concerning Lockheed prepared by the management of Lockheed;

          (vi) analyzed certain financial projections prepared by the management of Lockheed;

          (vii) discussed the past and current operations and financial condition and the prospects of Lockheed with senior executives of Lockheed, and analyzed the pro forma impact of the Combination on Lockheed's earnings per share and consolidated capitalization;

          (viii) reviewed the reported prices and trading activity for the Lockheed Common Stock and the Martin Marietta Common Stock, respectively;

          (ix) discussed with the senior management of Lockheed their view of the strategic rationale for the Mergers and the benefits of the Combination to Lockheed and to the holders of shares of Lockheed Common Stock;

          (x) compared the financial performance of Lockheed and Martin Marietta and the prices and trading activity of Lockheed Common Stock and Martin Marietta Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          (xii) participated in discussions and negotiations among representatives of Lockheed, Martin Marietta and their respective financial and legal advisers;

          (xiii) reviewed the Reorganization Agreement;

          (xiv) reviewed the reconfiguration agreement between Martin Marietta and the General Electric Company;

          (xv) reviewed the Joint Proxy Statement/Prospectus in substantially the final form to be sent to the stockholders of Lockheed; and

          (xvi) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Lockheed and Martin Marietta. We have not made any independent valuation or appraisal of the assets or liabilities of Lockheed or Martin Marietta nor have we been furnished with any such appraisals. We have assumed that the Combination will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Reorganization Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Lockheed in connection with this transaction and will receive a fee for our services, including a payment which is contingent upon consummation of the Combination. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Lockheed and Martin Marietta and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Lockheed only and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Combination.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Lockheed Exchange Ratio pursuant to the Reorganization Agreement is fair from a financial point of view to the holders of shares of Lockheed Common Stock.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By: /s/ James B. Stynes
                                           -------------------------------------
                                            James B. Stynes
                                            Managing Director

                                                                    APPENDIX III

                           [BEAR STEARNS LETTERHEAD]

                                                                February 9, 1995

Board of Directors
Martin Marietta Corporation
6801 Rockledge Drive
Bethesda, MD 20817

Dear Sirs and Madam:

     We understand that Martin Marietta Corporation ("Martin Marietta") and Lockheed Corporation ("Lockheed") are considering merging into subsidiaries of a new corporation ("Lockheed Martin") in a transaction pursuant to which each share of common stock of Martin Marietta would be converted into one common share of Lockheed Martin, each share of Series A Preferred Stock of Martin Marietta would be converted into one share of Lockheed Martin Series A Preferred Stock with substantially similar terms, and each share of common stock of Lockheed would be converted into 1.63 common shares of Lockheed Martin (the "Transaction"). You have provided us with a copy of the proxy statement in substantially the final form to be sent to the stockholders of Martin Marietta (the "Joint Proxy Statement/Prospectus"), which includes the Reorganization Agreement and the Merger Agreements with respect to the Transaction. We further understand that the Transaction will be accounted for as a pooling of interests as contemplated by the Joint Proxy Statement/Prospectus.

     You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the stockholders of Martin Marietta.

     In the course of our analyses for rendering this opinion, we have:

          1. reviewed the Joint Proxy Statement/Prospectus;

          2. reviewed Martin Marietta's and Lockheed's respective Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 1990 through 1993, and their respective Quarterly Reports on Form 10-Q for the fiscal periods ended March, June and September 1994;

          3. reviewed certain operating and financial information, including projections, provided to us by Martin Marietta's and Lockheed's managements relating to their respective business prospects;

          4. met with certain members of Martin Marietta's and Lockheed's senior managements to discuss their operations, historical financial statements and future prospects and their views of the business, operational and strategic benefits, potential synergies and other implications of the Transaction;

          5. reviewed the pro forma financial impact of the Transaction on Martin Marietta;

          6. reviewed the historical stock prices and trading volumes of the common stock of Martin Marietta and of Lockheed;

          7. reviewed publicly available financial information and stock market performance data of other publicly-held companies which we deemed generally comparable to Martin Marietta and to Lockheed;

                                      III-1

          8. reviewed the financial terms of certain other recent acquisitions of companies which we deemed generally comparable to Martin Marietta and to Lockheed; and

          9. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Martin Marietta and Lockheed, and we have further relied upon the assurances of management of Martin Marietta and Lockheed that they are unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Martin Marietta or Lockheed nor have we been furnished with any such appraisals. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the information made available to us as of the date hereof.

     We have acted as financial advisor to Martin Marietta in connection with the Transaction and will receive a fee for such advisory services, including the rendering of this opinion, payment of a significant portion of which is contingent upon the consummation of the Transaction.

     In the ordinary course of our business, we may actively trade the equity securities of Martin Marietta and Lockheed for our own account and for the accounts of customers and accordingly, may, at any time, hold a long or short position in such securities.

     It is understood that this letter is intended solely for the benefit and use of the Board of Directors of Martin Marietta and is not to be used for any other purpose without our prior written consent, which shall not be unreasonably withheld.

     Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to the stockholders of Martin Marietta.

                                        Very truly yours,

                                        BEAR, STEARNS & CO. INC.

                                        By: /s/ Denis A. Bovin
                                           -------------------------------------
                                            Managing Director

                                      III-2

                                                                     APPENDIX IV

                          LOCKHEED MARTIN CORPORATION

                      1995 OMNIBUS PERFORMANCE AWARD PLAN

                               TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
SECTION 1.     Purpose..................................................................    IV-1
SECTION 2.     Definitions; Rules of Construction.......................................    IV-1
SECTION 3.     Eligibility..............................................................    IV-3
SECTION 4.     Awards...................................................................    IV-3
SECTION 5.     Shares of Stock and Share Units Available Under Plan.....................    IV-5
SECTION 6.     Award Agreements.........................................................    IV-6
SECTION 7.     Adjustments; Change in Control; Acquisitions.............................    IV-7
SECTION 8.     Administration...........................................................    IV-9
SECTION 9.     Amendment and Termination of this Plan...................................   IV-11
SECTION 10.    Miscellaneous............................................................   IV-11

                          LOCKHEED MARTIN CORPORATION

                      1995 OMNIBUS PERFORMANCE AWARD PLAN

SECTION 1.  Purpose.

     The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible employees with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2.  Definitions; Rules of Construction.

     (a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

          "Award " means an award granted pursuant to Section 4.

          "Award Agreement " means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

          "Beneficiary" means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

          "Board of Directors" or "Board " means the Board of Directors of the Corporation.

          "Cash-Based Awards" means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

          "Cash Flow" means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

          "Change in Control " means change in control as defined in Section
     7(c).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Committee described in Section 8.

          "Corporation" means Lockheed Martin Corporation.

          "Employee" means any officer (whether or not also a director) or any key salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

          "EPS " means earnings per common share on a fully diluted basis determined by dividing (a) net earnings, less dividends on preferred stock of the Corporation by (b) the weighted average number of common shares and common share equivalents outstanding.

          "Exchange Act " means the Securities Exchange Act of 1934, as amended from time to time.

          "Executive Officer " means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

          "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

          "Insider" means any person who is subject to Section 16(b) of the Exchange Act.

          "Option" means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

          "Participant" means an Employee who is granted an Award pursuant to this Plan that remains outstanding.

          "Performance-Based Awards" is defined in Section 4(b).

          "Performance Goal" means EPS or ROE or Cash Flow or Total Stockholder Return, and "Performance Goals" means any combination thereof.

          "ROE" means consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common stockholders equity.

          "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

          "Share-Based Awards" means Awards that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (5).

          "Share Units" means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

          "Stock" means shares of Common Stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.

          "Subsidiary" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

          "Total Stockholder Return" means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

     (b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

     (c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3.  Eligibility.

     Any one or more Awards may be granted to any Employee who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in this Plan.

SECTION 4.  Awards.

     (a) Type of Awards. The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

          (1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted or, if the exercise price of an Option is reduced by amendment, the Fair Market Value of the Stock on the date of the amendment. All Nonqualified Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

          (2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date the Option is granted or, if the exercise price of an Option is reduced by amendment, the Fair Market Value of the Stock on the date of the amendment. To the extent that the aggregate "fair market value" of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Stock subject to options shall be determined as of the date the Options were awarded. All Incentive Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

          (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, if the base price of a Stock Appreciation Right is reduced by amendment, the Fair Market Value of the Stock on the date of the amendment, or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights granted at a base price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions under
     Section 4(b).

          (4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Restricted Stock Awards to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

          (5) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan. Awards under this Section 4(a)(5) to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

          (6) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards under
     Section 4(b).

     (b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1) and
(3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right", respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

          (1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

          (2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

          (3) Individual Limits.

             (A) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under Options, Stock Appreciation Rights, Restricted Stock or other Share-Based Awards (described under Section 4(a)(5)) that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed 500,000, either individually or in the aggregate, subject to adjustment as provided in
        Section 7. Awards that are cancelled or repriced during the year shall be counted against this limit to the extent required by Code Section 162(m).

             (B) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $3,000,000.

          (4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

          (5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

          (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

          (7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

     (c) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

SECTION 5.  Shares of Stock and Share Units Available Under Plan.

     (a) Aggregate Share Limit. The maximum number of shares of Stock that may be issued pursuant to all Share-Based Awards (including Incentive Stock Options) is 12,000,000, subject to adjustment as provided in this Section 5 or Section 7.

     (b) Aggregate Share Unit Limit. The maximum number of Share Units that may be paid pursuant to all Share-Based Awards is 12,000,000, subject to adjustment as provided in this Section 5 or Section 7. Notwithstanding the foregoing, if a Share-Based Award paid or payable in Units satisfies the requirements for an exclusion from the definition of a derivative security under Rule 16a-1(c) that does not require that the Award be made under a Rule 16b-3 plan, the Share Units that may be paid under the Award shall not be counted against the Share Unit limit of this Section 5(b).

     (c) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan.

     (d) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

     (e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

     (f) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

     (g) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, or (iv) the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 10(d)) by the Committee. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

     (h) Cashless Exercise. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6.  Award Agreements.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

          (1) Non-assignability: The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

          (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

          (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

          (4) Option Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

     (b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

          (1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for "performance-based compensation" under Code Section 162(m).

          (2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with
     Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control.

          (3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

          (4) Reloading. Any provisions for successive or replenished Awards, including but not limited to reload Options.

     (c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate or, in the case of an Award to an Insider, by the Participant and the Corporation, whose signature shall be acknowledged by a member of the Committee. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7.  Adjustments; Change in Control; Acquisitions.

     (a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

          (1) proportionately adjust any or all of

             (A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

             (B) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

             (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

             (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

             (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

             (F) any other terms as are affected by the event; or

          (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

             (A) an appropriate and proportionate cash settlement or distribution, or

             (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards;

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

     (b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards;
(ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

     Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles; and (ii) if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

     (c) Change in Control Definition. For purposes of this Plan, a change of control shall include and be deemed to occur upon the following events:

          (1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote in the election of directors of the Corporation.

          (2) The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

          (3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation.

          (4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

          (5) The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Corporation's business and/or assets as an entirety to an entity that is not a Subsidiary.

     (d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8.  Administration.

     (a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     (b) Selection and Grant. The Committee shall have the authority to determine the Employees (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

     (c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

     (d) Express Authority (and Limitations on Authority) to Change Terms of Awards. Without limiting the Committee's authority under other provisions of this Plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including under Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(b)), to waive the Corporation's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), and (subject to stockholder approval) to reduce by amendment the exercise or purchase price of an outstanding Award, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate.

     (e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) Limitations Prior to Expiration of Rule 16b-3 Transition
Period. Notwithstanding any other provision of this Plan, any Award granted to an Insider prior to September 1, 1995 (or any other date at which the transition period for purposes of new Rule 16b-3, as to this Plan, expires) is subject to the following additional limitations:

          (1) the Award may provide for the issuance of shares of Stock as a stock bonus for no consideration other than services rendered; and

          (2) in the event of an Award under which shares of Stock are or in the future may be issued for any other type of consideration, the amount of the consideration either (A) shall be equal to the minimum amount (such as the par value of the shares) required to be received by the Corporation to comply with applicable state law, or (B) shall be equal to or greater than 50% of the Fair Market Value of the shares of Stock on the date of the Award; provided that in the case of Restricted Stock Awards, the amount shall equal the minimum lawful amount (but not more than 10% of the market value of the Stock subject to the Award on the Award Date) and any right to purchase the Restricted Stock must be exercised within 60 days of the Award Date.

     (g) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this

Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (h) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9.  Amendment and Termination of this Plan.

     The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder). Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 10.  Miscellaneous.

     (a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

     (b) Rights of Employees.

          (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

          (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause.

     (c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and approved by Lockheed Corporation and Martin Marietta Corporation as stockholders of the Corporation. This Plan shall become effective upon and shall be subject to the approvals of the respective stockholders of Lockheed Corporation and of Martin Marietta Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after September 21, 2004. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award.

     (d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (f) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of Maryland, except as to matters of Federal law.

     (g) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

                                                                      APPENDIX V

                          LOCKHEED MARTIN CORPORATION

                         DIRECTORS DEFERRED STOCK PLAN

                          LOCKHEED MARTIN CORPORATION
                         DIRECTORS DEFERRED STOCK PLAN

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----

ARTICLE I     TITLE, PURPOSE AND AUTHORIZED SHARES...................................    V-1

ARTICLE II    DEFINITIONS............................................................    V-1

ARTICLE III   PARTICIPATION..........................................................    V-2

ARTICLE IV    DEFERRAL ACCOUNTS......................................................    V-2
              4.1.  Stock Unit Account...............................................    V-2
              4.2.  Dividend Equivalents; Dividend Equivalent Stock Account..........    V-2
              4.3.  Vesting of Stock Unit Account and Dividend Equivalent Stock
                    Account..........................................................    V-2
              4.4.  Distribution of Benefits.........................................    V-2
              4.5.  Adjustments in Case of Changes in Common Stock...................    V-3
              4.6.  Corporation's Right to Withhold..................................    V-3
              4.7.  Limitations on Rights Associated with Units......................    V-3
              4.8.  Restrictions on Resale...........................................    V-4

ARTICLE V     ADMINISTRATION.........................................................    V-4
              5.1.  Formula Plan.....................................................    V-4
              5.2.  Decisions Final; Delegation; Reliance; and Limitation on
                    Liability........................................................    V-4

ARTICLE VI    PLAN CHANGES AND TERMINATION...........................................    V-4
              6.1.  Amendments.......................................................    V-4
              6.2.  Term.............................................................    V-5
              6.3.  Distribution of Shares...........................................    V-5

ARTICLE VII   MISCELLANEOUS..........................................................    V-5
              7.1.  Limitation on Directors' Rights..................................    V-5
              7.2.  Beneficiaries....................................................    V-5
              7.3.  Benefits Not Assignable; Obligations Binding Upon Successors.....    V-5
              7.4.  Governing Law; Severability......................................    V-5
              7.5.  Compliance With Laws.............................................    V-5
              7.6.  Plan Construction................................................    V-5
              7.7.  Headings Not Part of Plan........................................    V-6
              7.8.  Stockholder Approval; Effective Date.............................    V-6

                          LOCKHEED MARTIN CORPORATION
                         DIRECTORS DEFERRED STOCK PLAN

                                   ARTICLE I

                      TITLE, PURPOSE AND AUTHORIZED SHARES

     This Plan shall be known as "Lockheed Martin Corporation Directors Deferred Stock Plan" and shall become effective as provided in Section 7.8, in anticipation of the business combination of Lockheed Corporation and Martin Marietta Corporation, as contemplated by the Agreement and Plan of Reorganization dated August 29, 1994, as the same may be amended. The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors of the Corporation and to further align their economic interest with the interests of stockholders generally. The total number of shares of Common Stock that may be delivered pursuant to awards under this Plan is 50,000, subject to adjustments contemplated by Section 4.6.

                                   ARTICLE II

                                  DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

          Accounts means a Director's Stock Unit Account and Dividend Equivalent Stock Account.

          Average Fair Market Value means the average of the Fair Market Values of a share of Common Stock of the Corporation during the last 10 trading days preceding the applicable date of determination.

          Award means the crediting of a Unit or Units under this Plan.

          Award Date means June 1 of each year, commencing in 1995.

          Beneficiary shall have the meaning specified in Section 7.2(b).

          Board of Directors or Board means the Board of Directors of the Corporation.

          Code means the Internal Revenue Code of 1986, as amended.

          Common Stock means shares of Common Stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 4.5 or by operation of law.

          Corporation means Lockheed Martin Corporation, a Maryland corporation, and its successors and assigns.

          Director means a member of the Board of Directors of the Corporation who is eligible to receive compensation in the form of retainer fees for services in such capacity and who is not an officer or employee of the Corporation or any of its subsidiaries.

          Disability means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

          Dividend Equivalent means the amount of cash dividends or other cash distributions paid by the Corporation on that number of shares of Common Stock equivalent to the number of Stock Units then credited to a Director's Stock Unit Account and Dividend Equivalent Stock Account, which amount shall be allocated as additional Stock Units to the Director's Dividend Equivalent Stock Account.

          Dividend Equivalent Stock Account means the bookkeeping account maintained by the Corporation on behalf of a Director which is credited with Dividend Equivalents in the form of Stock Units in accordance with
     Section 4.2.

          Effective Date means the effective date referred to in Section 7.8.

          Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

          Fair Market Value means the closing price of the Stock as reported on the composite tape of New York Stock Exchange issues (or, if the Stock is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Board) on the relevant date, or, if no sale of the Stock is reported for that date, the next preceding day for which there is a reported sale.

          Merger means the business combination described in Article I.

          Plan means the Lockheed Martin Corporation Directors Deferred Stock Plan.

          Stock means Common Stock.

          Stock Unit or Unit means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to an outstanding share of Common Stock of the Corporation and includes fractional units.

          Stock Unit Account means the bookkeeping account maintained by the Corporation on behalf of each Director which is credited with Stock Units in accordance with Section 4.1.

                                  ARTICLE III

                                 PARTICIPATION

     Each Director shall become a participant in the Plan upon a crediting event under Article IV.

                                   ARTICLE IV

                               DEFERRAL ACCOUNTS

     4.1.  Stock Unit Account.

     The Stock Unit Account of each Director shall be credited on each Award Date with a number of Units determined by dividing $10,000 by the Average Fair Market Value of the Common Stock on the Award Date. A Director who is not serving as a director on an Award Date is not eligible for any portion of the Award for the applicable year.

     4.2.  Dividend Equivalents; Dividend Equivalent Stock Account.

     (a) Allocation of Dividend Equivalents. Each Director shall be entitled to receive Dividend Equivalents on the Units credited to his or her Stock Unit Account and Dividend Equivalent Account, whether before or after a termination of service, which Dividend Equivalents shall be credited to the Director's Dividend Equivalent Stock Account in accordance with Section 4.2(b) below.

     (b) Dividend Equivalent Stock Account. The Director's Dividend Equivalent Stock Account shall be credited with an additional number of Units determined by dividing the amount of Dividend Equivalents by the Fair Market Value of a share of Common Stock as of each dividend payment date. The Units credited to a Director's Dividend Equivalent Stock Account shall be allocated (for purposes of distribution) in accordance with Section 4.4(b) and shall be subject to adjustment in accordance with Section 4.5.

     4.3.  Vesting of Stock Unit Account and Dividend Equivalent Stock Account.

     The rights of each Director in respect of his or her Stock Unit Account and related Dividend Equivalent Stock Account shall vest immediately on crediting.

     4.4.  Distribution of Benefits.

     (a) Commencement of Benefits Distribution.  Subject to the terms of this
Section 4.4, each Director shall be entitled to receive a distribution of his or her Accounts upon a termination of service (including but not limited to a retirement or resignation) as a Director of the Corporation.

     (b) Manner of Distribution. The benefits payable under this Plan shall be distributed to the Director (or, in the event of his or her death, the Director's Beneficiary) in a lump sum, unless the Director elects in writing (on forms provided by the Corporation) by the time specified in Section 4.4(f), to receive a distribution of his or her benefits in respect of such Units in approximately equal annual installments (before giving effect to post-termination crediting of additional Dividend Equivalents before the applicable payment date) for up to five years thereafter. Elections with respect to any Units in the Stock Unit Account shall apply to all Dividend Equivalent Units attributable to those Stock Units, and to all Dividend Equivalent Units attributable to those Dividend Equivalent Units. Installment payments shall commence as of the date benefits become distributable under Section 4.4(a). Notwithstanding the foregoing, if the vested balance remaining in a Director's Stock Unit Account and Dividend Equivalent Stock Account is less than 50 shares, then the remaining balance shall be distributed in shares in a lump sum.

     (c) Effect of Death or Disability.  Notwithstanding Sections 4.4(a) and
(b), if a Director's service as a director terminates by reason of Disability, or a Director or former Director dies, the distribution of a Director's Accounts (including remaining Account balances of a former Director) shall be made immediately in a lump sum.

     (d) Form of Distribution. Stock Units credited to a Director's Stock Unit Account and Dividend Equivalent Stock Account shall be paid and distributed by means of a distribution of an equivalent whole number of shares of the Common Stock. Fractions shall be accumulated and converted to Units, but any fractional interest in a Unit shall be paid in cash on final distribution.

     (e) Sub-Accounts. The Administrator shall retain sub-accounts of a Director's Accounts as may be necessary to determine which Units are subject to any distribution elections under Section 4.4(b).

     (f) Timing of Elections. A Director may elect an installment distribution as provided in Section 4.4(b) only with respect to Units credited on a June 1 which is at least 12 months following his or her election. Notwithstanding the preceding sentence, a Director's election to receive an installment distribution may be made (i) with respect to Units to be credited on June 1, 1995, within 30 days after the Merger (or, if later, at the time described in clause (ii)), and
(ii) with respect to Units credited during the Director's first year of service on the Board, within 30 days after the Director commenced service as a Director (but in any event prior to the date on which the Units are credited).

     4.5. Adjustments in Case of Changes in Common Stock. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary non-cash dividend or other extraordinary distribution in respect of the Stock (whether in the form of Stock, other securities, or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of shares of Common Stock (or other cash, property or securities in respect thereof) reserved, and of Units, under this Plan.

     4.6. Corporation's Right to Withhold. The Corporation shall satisfy state or federal income tax withholding obligations, if any, arising upon distribution of a Director's accounts by reducing the number of shares of Common Stock otherwise deliverable to the Director by the appropriate number of shares (based on the Average Fair Market Value) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

     4.7. Limitations on Rights Associated with Units. A Director's Accounts shall be memorandum accounts on the books of the Corporation. The Units credited to a Director's Accounts shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Director in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind, although the Corporation shall reserve shares to satisfy its obligations under this Plan. All shares of Common Stock or other amounts attributed to the Units shall be and remain the sole property of the Corporation, and each Director's rights in the Units is limited to the right to receive shares of Common Stock in the future as herein provided. No Director shall be entitled to any voting or other stockholder rights with respect to Units granted under this Plan. The number of Units credited under this Section shall be subject to adjustment in accordance with Section 4.5.

     4.8. Restrictions on Resale. Stock distributed in respect of those Stock Units that were first credited under Section 4.1 within six months of the distribution (and Dividend Equivalent Account Units credited under Section 4.2 solely in respect thereof) may be legended or otherwise restricted so as to prevent a sale of the Stock within six months of the initial crediting of those Stock Units. Installments shall be deemed payable and paid in the order (i.e., last-in, last-out) of the accrual of the underlying Units.

                                   ARTICLE V

                                 ADMINISTRATION

     5.1. Formula Plan. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be construed, interpreted and, to the extent required, administered by the Board or a committee appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing, but subject to
Section 6.1 hereof, the Board shall have no discretionary authority with respect to the amount, price or timing (as these terms are used under Rule 16b-3(c) of Rule 16b-3, as promulgated under the Exchange Act ("Rule 16b-3")) of any Award granted under this Plan and no director shall participate in any decision relating solely to his or her benefits. Subject to the foregoing, the Board may resolve any questions and make all other determinations and adjustments required by this Plan, maintain all the necessary records for the administration of this Plan, and provide forms and procedures to facilitate the implementation of this Plan.

     5.2.  Decisions Final; Delegation; Reliance; and Limitation on
Liability. Any determination of the Board or committee made in good faith shall be conclusive. In performing its duties, the Board or the committee shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board or the committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.

     Neither the Corporation nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under Rule 16b-3, or to comply with any other law, compliance with which is not required on the part of the Corporation.

                                   ARTICLE VI

                          PLAN CHANGES AND TERMINATION

     6.1. Amendments. The Board of Directors shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Director's rights with respect to Stock Units and Dividend Equivalents credited to his or her Stock Unit Account or Dividend Equivalent Stock Account. Notwithstanding the preceding, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Units or Dividend Equivalents shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

     6.2. Term. This Plan shall continue for a period of 10 years following the Merger, but continuance of this Plan is not assumed as a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in an instrument in writing, and this Plan shall be terminated at the time therein set forth, and all Directors shall be bound thereby.

     6.3. Distribution of Shares. If this Plan terminates pursuant to Section 6.2, the distribution of the Accounts of a Director shall be made at the time provided in Section 4.4(a) and in a manner consistent with the elections made pursuant to Section 4.4(b).

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1. Limitation on Directors' Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Corporation as to such amounts and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Corporation with respect to amounts credited or vested and benefits payable, if any, on their Accounts.

     7.2.  Beneficiaries.

     (a) Beneficiary Designation. Upon forms provided and in accordance with procedures established by the Corporation, each Director may designate in writing (and change a designation of) the Beneficiary or Beneficiaries (as defined in Section 7.3(b)) that the Director chooses to receive the Common Stock payable under this Plan after his or her death, subject to applicable laws (including any applicable community property and probate laws).

     (b) Definition of Beneficiary. A Director's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trust or trusts, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the Director's benefits under this Plan in the event of the Director's death.

     7.3.  Benefits Not Assignable; Obligations Binding Upon
Successors. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than pursuant to Section 7.2, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

     7.4. Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Maryland. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     7.5. Compliance With Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     7.6. Plan Construction. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that Directors remain "disinterested" as defined in Rule 16b-3 for purposes of administering other stock plans of the Corporation and will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.

     7.7. Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

     7.8. Stockholder Approval; Effective Date. This Plan has been approved by the Board of Directors and by Lockheed Corporation and Martin Marietta Corporation as stockholders of the Corporation. This Plan shall become effective upon the later to occur of the approval of this Plan by the stockholders of Lockheed Corporation and by the stockholders of Martin Marietta Corporation, provided that no Awards will be issued under this Plan prior to the Merger.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by the charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the corporation to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the corporation's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's officers and directors are covered by certain insurance policies maintained by the Registrant.

ITEM 21. EXHIBITS

 2.1    -- Agreement and Plan of Reorganization, dated as of August 29, 1994, among the
          Registrant, Martin Marietta Corporation and Lockheed Corporation, as amended as of
          February 7, 1995 (attached as Appendix I to the Joint Proxy Statement/Prospectus
          included in this Registration Statement)
 2.2    -- Plan and Agreement of Merger, dated as of August 29, 1994, among Lockheed
          Corporation, Pacific Sub, Inc. and the Registrant (attached as Exhibit D to Appendix
          I to the Joint Proxy Statement/Prospectus included in this Registration Statement)
 2.3    -- Plan and Agreement of Merger, dated as of August 29, 1994, among Martin Marietta
          Corporation, Atlantic Sub, Inc. and the Registrant (attached as Exhibit C to Appendix
          I to the Joint Proxy Statement/Prospectus included in this Registration Statement)
 2.4    -- Form of Proxy for holders of Lockheed Corporation Common Stock
 2.5    -- Forms of Proxy for holders of Martin Marietta Corporation Common Stock
 3.1    -- Charter of the Registrant (attached as Exhibit A to Appendix I to the Joint Proxy
          Statement/Prospectus included in this Registration Statement)

 3.2    -- By-Laws of the Registrant (attached as Exhibit B to Appendix I to the Joint Proxy
          Statement/Prospectus included in this Registration Statement)
 4.1    -- See Exhibits 3.1 and 3.2
 5.1    -- Opinion of Miles & Stockbridge, a Professional Corporation, as to the legality of the securities
 7.1    -- Opinion of Miles & Stockbridge, a Professional Corporation, with respect to the preference upon liquidation of the Series A Preferred Stock
 8.1    -- Tax opinion of O'Melveny & Myers
 8.2    -- Tax opinion of King & Spalding
 10.1   -- Standstill Agreement, dated April 2, 1993, between Martin Marietta Corporation and
          General Electric Company
 10.2   -- Reconfiguration Agreement, dated August 29, 1994, among Martin Marietta Corporation, the Registrant and General Electric Company
 10.3   -- Amendment to the Reconfiguration Agreement, dated November 30, 1994, among Martin
          Marietta Corporation, the Registrant and General Electric Company
 10.4   -- Agreement Containing Consent Order, dated December 22, 1994, among the Registrant,
          Lockheed Corporation, Martin Marietta Corporation and the Federal Trade Commission
 10.5   -- Confidentiality and Standstill Agreement, dated March 29, 1994, between Martin
          Marietta Corporation and Lockheed Corporation
 10.6   -- Martin Marietta Corporation Financial Counseling Program for directors, officers, company presidents, and other key employees, as amended
 10.7   -- Martin Marietta Corporation Executive Incentive Plan, as amended
 10.8   -- Martin Marietta Corporation Directors Charitable Award Plan
 10.9   -- Martin Marietta Corporation Post-Retirement Death Benefit Plan for Senior Executives,
          as amended
10.10   -- Martin Marietta Corporation Deferred Compensation Plan for Selected Officers
10.11   -- Martin Marietta Corporation 1979 Stock Option Plan for Key Employees, as amended
10.12   -- Martin Marietta Corporation 1984 Stock Option Plan for Key Employees, as amended
10.13   -- Martin Marietta Corporation Amended Omnibus Securities Award Plan, as amended March
          25, 1993
10.14   -- Format of the agreements between Martin Marietta Corporation and certain officers to provide for continuity of management in the event of a change in control of Martin
          Marietta Corporation
10.15   -- Martin Marietta Corporation Supplemental Excess Retirement Plan, as amended
10.16   -- Martin Marietta Corporation Restricted Stock Award Plan, as amended
10.17   -- Martin Marietta Corporation Directors' Life Insurance Program
10.18   -- Martin Marietta Corporation Executive Special Early Retirement Option and Plant
          Closing Retirement Option Plan
10.19   -- Martin Marietta Corporation Supplementary Pension Plan for Employees of Transferred
          GE Operations
10.20   -- Form of employment agreement between Martin Marietta Corporation and certain officers
10.21   -- Lockheed Corporation 1992 Employee Stock Option Program (included in the Registration
          Statement (No. 33-49003) of Lockheed Corporation and incorporated herein by reference).
10.22   -- Amendment to Lockheed Corporation 1992 Employee Stock Option Plan.
10.23   -- Lockheed Corporation 1986 Employee Stock Purchase Program, as amended.
10.24   -- Lockheed Corporation 1982 Employee Stock Purchase Program, as amended.
10.25   -- Incentive Retirement Benefit Plan for Certain Executives of Lockheed Corporation, as
          amended.
10.26   -- Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed
          Corporation, as amended.
10.27   -- Supplemental Benefit Plan of Lockheed Corporation, as amended.

10.28   -- Long-Term Performance Plan of Lockheed Corporation and its Subsidiaries
10.29   -- Supplemental Savings Plan of Lockheed Corporation, as amended.
10.30   -- Deferred Compensation Plan for Directors of Lockheed Corporation, as amended.
10.31   -- Lockheed Corporation Retirement Plan for Directors, as amended.
10.32   -- Form of Lockheed Corporation Termination Benefits Agreement effective January 1, 1991
          (included in Form 8, Amendment No. 1 to Exhibit 28 of Form 8-K dated November 5, 1990 of Lockheed Corporation and incorporated hereby by reference).
10.33   -- Trust Agreement, as amended February 3, 1995, between Lockheed Corporation and First
          Interstate Bank of California.
10.34   -- Lockheed Corporation Directors' Deferred Compensation Plan Trust Agreement, as
          amended.
10.35   -- Trust Agreement, dated December 22, 1994, between Lockheed Corporation and J.P.
          Morgan California with respect to certain employee benefit plans of Lockheed
          Corporation.
10.36   -- Lockheed Martin Corporation 1995 Omnibus Performance Award Plan (attached as Appendix
          IV to the Joint Proxy Statement/Prospectus included in this Registration Statement).
10.37   -- Lockheed Martin Corporation Directors Deferred Stock Plan (attached as Appendix V to the Joint Proxy Statement/Prospectus included in this Registration Statement).
 21.1   -- Subsidiaries of the Registrant
 23.1   -- Consent of Ernst & Young LLP (Washington, D.C.)
 23.2   -- Consent of Ernst & Young LLP (Los Angeles, CA)
 23.3   -- Consent of KPMG Peat Marwick LLP
 23.4   -- Consent of Arthur Anderson LLP
 23.5   -- Consents of Miles & Stockbridge, a Professional Corporation (included in opinions filed as Exhibits 5.1 and 7.1)
 23.6   -- Consent of O'Melveny & Myers (included is opinion filed as Exhibit 8.1)
 23.7   -- Consent of King & Spalding (included in opinion filed as Exhibit 8.2)
 23.8   -- Consent of Morgan Stanley & Co. Incorporated (contained in Appendix II to the Joint
          Proxy Statement/Prospectus included in this Registration Statement)
 23.9   -- Consent of Bear Stearns & Co. Inc.
 24.1   -- Powers of Attorney
 99.1   -- Form of Notice to Participants in the Lockheed Salaried Employee Savings Plan Plus.
 99.2   -- Forms of Voting Instructions to Trustee (Allocated Shares and Unallocated Shares)
          with respect to the Lockheed Salaried Employee Savings Plan Plus.
 99.3   -- Form of Notice to Participants in the Lockheed Hourly Employee Savings Plan Plus and
          the Lockheed Space Operations Company Hourly Employee Investment Plan Plus.
 99.4   -- Form of Voting Instructions to Trustee of the Lockheed Hourly Employee Savings Plan
          Plus.
 99.5   -- Form of Voting Instructions to Trustee of the Lockheed Space Operations Company
          Hourly Employee Investment Plan Plus.
 99.6   -- Form of Notice to Participants of the Lockheed Capital Accumulation Plan and the
          Lockheed Hourly Employee Savings and Stock Investment Plan -- Fort Worth and Abilene
          Divisions.
 99.7   -- Form of Voting Instructions to Trustee of the Lockheed Capital Accumulation Plan and
          the Lockheed Hourly Employee Savings and Stock Investment Plan -- Fort Worth and
          Abilene Divisions.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON THE 9TH DAY OF FEBRUARY, 1995.

                                          LOCKHEED MARTIN CORPORATION

                                          By:     /s/  DANIEL M. TELLEP
                                            ------------------------------------
                                                       DANIEL M. TELLEP
                                                   CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 9, 1995.

                  SIGNATURE                                           TITLE
- ---------------------------------------------     ---------------------------------------------
           /s/  DANIEL M. TELLEP
- ---------------------------------------------                Chief Executive Officer
               DANIEL M. TELLEP                                   and Director

              MARCUS C. BENNETT*
- ---------------------------------------------                Chief Financial Officer
              MARCUS C. BENNETT                                   and Director

          /s/  ROBERT E. RULON
- ---------------------------------------------
              ROBERT E. RULON                               Chief Accounting Officer

            NORMAN R. AUGUSTINE*
- ---------------------------------------------
            NORMAN R. AUGUSTINE                                     Director

          /s/  LYNNE V. CHENEY
- ---------------------------------------------
              LYNNE V. CHENEY                                       Director

              A. JAMES CLARK*
- ---------------------------------------------
              A. JAMES CLARK                                        Director

             EDWIN I. COLODNY*
- ---------------------------------------------
             EDWIN I. COLODNY                                       Director

         /s/  LODWRICK M. COOK
- ---------------------------------------------
             LODWRICK M. COOK                                       Director

          JAMES L. EVERETT, III*
- ---------------------------------------------
          JAMES L. EVERETT, III                                     Director

       /s/  HOUSTON I. FLOURNOY
- ---------------------------------------------
           HOUSTON I. FLOURNOY                                      Director

         /s/  JAMES F. GIBBONS
- ---------------------------------------------
             JAMES F. GIBBONS                                       Director

                  SIGNATURE                                           TITLE
- ---------------------------------------------     ---------------------------------------------

             Edward L. Hennessy, Jr.*
- ---------------------------------------------
             EDWARD L. HENNESSY, JR.                                Director

             EDWARD E. HOOD, JR.*
- ---------------------------------------------
             EDWARD E. HOOD, JR.                                    Director

                CALEB B. HURTT*
- ---------------------------------------------
                CALEB B. HURTT                                      Director

              GWENDOLYN S. KING*
- ---------------------------------------------
              GWENDOLYN S. KING*                                    Director

       /s/  LAWRENCE O. KITCHEN
- ---------------------------------------------
            LAWRENCE O. KITCHEN                                     Director

              GORDON S. MACKLIN*
- ---------------------------------------------
              GORDON S. MACKLIN                                     Director

       /s/  VINCENT N. MARAFINO
- ---------------------------------------------
            VINCENT N. MARAFINO                                     Director

               EUGENE F. MURPHY*
- ---------------------------------------------
               EUGENE F. MURPHY                                     Director

               ALLEN E. MURRAY*
- ---------------------------------------------
               ALLEN E. MURRAY                                      Director

           /s/  DAVID S. POTTER
- ---------------------------------------------
                DAVID S. POTTER                                     Director

            /s/  FRANK SAVAGE
- ---------------------------------------------
                 FRANK SAVAGE                                       Director

        /s/  CARLISLE A. H. TROST
- ---------------------------------------------
             CARLISLE A. H. TROST                                   Director

         /s/  JAMES R. UKROPINA
- ---------------------------------------------
              JAMES R. UKROPINA                                     Director

        /s/  DOUGLAS C. YEARLEY
- ---------------------------------------------
             DOUGLAS C. YEARLEY                                     Director

*By:        /s/  STEPHEN M. PIPER
    -----------------------------------------
                 STEPHEN M. PIPER
                 ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT                                                                                  PAGE
  NUMBER                                   DESCRIPTION                                    NO.
- ----------
          ------------------------------------------------------------------------------  ---
 2.1    -- Agreement and Plan of Reorganization, dated as of August 29, 1994, among the
          Registrant, Martin Marietta Corporation and Lockheed Corporation, as amended as of February 7, 1995 (attached as Appendix I to the Joint Proxy
          Statement/Prospectus included in this Registration Statement)
 2.2    -- Plan and Agreement of Merger, dated as of August 29, 1994, among Lockheed
          Corporation, Pacific Sub, Inc. and the Registrant (attached as Exhibit D to
          Appendix I to the Joint Proxy Statement/Prospectus included in this
          Registration Statement)
 2.3    -- Plan and Agreement of Merger, dated as of August 29, 1994, among Martin
          Marietta Corporation, Atlantic Sub, Inc. and the Registrant (attached as
          Exhibit C to Appendix I to the Joint Proxy Statement/Prospectus included in this Registration Statement)
 2.4    -- Form of Proxy for holders of Lockheed Corporation Common Stock
 2.5    -- Forms of Proxy for holders of Martin Marietta Corporation Common Stock
 3.1    -- Charter of the Registrant (attached as Exhibit A to Appendix I to the Joint
          Proxy Statement/Prospectus included in this Registration Statement)
 3.2    -- By-Laws of the Registrant (attached as Exhibit B to Appendix I to the Joint
          Proxy Statement/Prospectus included in this Registration Statement)
 4.1    -- See Exhibits 3.1 and 3.2
 5.1    -- Opinion of Miles & Stockbridge, a Professional Corporation, as to the legality of the securities
 7.1    -- Opinion of Miles & Stockbridge, a Professional Corporation, with respect to the preference upon liquidation of the Series A Preferred Stock
 8.1    -- Tax opinion of O'Melveny & Myers
 8.2    -- Tax opinion of King & Spalding
 10.1   -- Standstill Agreement, dated April 2, 1993, between Martin Marietta Corporation and General Electric Company
 10.2   -- Reconfiguration Agreement, dated August 29, 1994, among Martin Marietta
          Corporation, the Registrant and General Electric Company
 10.3   -- Amendment to the Reconfiguration Agreement, dated November 30, 1994, among
          Martin Marietta Corporation, the Registrant and General Electric Company
 10.4   -- Agreement Containing Consent Order, dated December 22, 1994, among the
          Registrant, Lockheed Corporation, Martin Marietta Corporation and the Federal
          Trade Commission
 10.5   -- Confidentiality and Standstill Agreement, dated March 29, 1994, between Martin
          Marietta Corporation and Lockheed Corporation
 10.6   -- Martin Marietta Corporation Financial Counseling Program for directors, officers, company presidents, and other key employees, as amended
 10.7   -- Martin Marietta Corporation Executive Incentive Plan, as amended
 10.8   -- Martin Marietta Corporation Directors Charitable Award Plan
 10.9   -- Martin Marietta Corporation Post-Retirement Death Benefit Plan for Senior
          Executives, as amended
10.10   -- Martin Marietta Corporation Deferred Compensation Plan for Selected Officers
10.11   -- Martin Marietta Corporation 1979 Stock Option Plan for Key Employees, as
          amended
10.12   -- Martin Marietta Corporation 1984 Stock Option Plan for Key Employees, as
          amended

 EXHIBIT                                                                                  PAGE
  NUMBER                                   DESCRIPTION                                    NO.
- ----------
          ------------------------------------------------------------------------------  ---
10.13   -- Martin Marietta Corporation Amended Omnibus Securities Award Plan, as amended
          March 25, 1993
10.14   -- Format of the agreements between Martin Marietta Corporation and certain officers to provide for continuity of management in the event of a change in control of Martin Marietta Corporation
10.15   -- Martin Marietta Corporation Supplemental Excess Retirement Plan, as amended
10.16   -- Martin Marietta Corporation Restricted Stock Award Plan, as amended
10.17   -- Martin Marietta Corporation Directors' Life Insurance Program
10.18   -- Martin Marietta Corporation Executive Special Early Retirement Option and
          Plant Closing Retirement Option Plan
10.19   -- Martin Marietta Corporation Supplementary Pension Plan for Employees of
          Transferred GE Operations
10.20   -- Form of employment agreement between Martin Marietta Corporation and certain officers
10.21   -- Lockheed Corporation 1992 Employee Stock Option Program (included in the
          Registration Statement (No. 33-49003) of Lockheed Corporation and incorporated herein by reference).
10.22   -- Amendment to Lockheed Corporation 1992 Employee Stock Option Plan.
10.23   -- Lockheed Corporation 1986 Employee Stock Purchase Program, as amended.
10.24   -- Lockheed Corporation 1982 Employee Stock Purchase Program, as amended.
10.25   -- Incentive Retirement Benefit Plan for Certain Executives of Lockheed
          Corporation, as amended.
10.26   -- Supplemental Retirement Benefit Plan for Certain Transferred Employees of
          Lockheed Corporation, as amended.
10.27   -- Supplemental Benefit Plan of Lockheed Corporation, as amended.
10.28   -- Long-Term Performance Plan of Lockheed Corporation and its Subsidiaries
10.29   -- Supplemental Savings Plan of Lockheed Corporation, as amended.
10.30   -- Deferred Compensation Plan for Directors of Lockheed Corporation, as amended.
10.31   -- Lockheed Corporation Retirement Plan for Directors, as amended.
10.32   -- Form of Lockheed Corporation Termination Benefits Agreement effective January
          1, 1991 (included in Form 8, Amendment No. 1 to Exhibit 28 of Form 8-K dated
          November 5, 1990 of Lockheed Corporation and incorporated hereby by reference).
10.33   -- Trust Agreement, as amended February 3, 1995, between Lockheed Corporation and
          First Interstate Bank of California.
10.34   -- Lockheed Corporation Directors' Deferred Compensation Plan Trust Agreement, as
          amended.
10.35   -- Trust Agreement, dated December 22, 1994, between Lockheed Corporation and
          J.P. Morgan California with respect to certain employee benefit plans of
          Lockheed Corporation.
10.36   -- Lockheed Martin Corporation 1995 Omnibus Performance Award Plan (attached as
          Appendix IV to the Joint Proxy Statement/Prospectus included in this
          Registration Statement).
10.37   -- Lockheed Martin Corporation Directors Deferred Stock Plan (attached as
          Appendix V to the Joint Proxy Statement/Prospectus included in this
          Registration Statement).
 21.1   -- Subsidiaries of the Registrant
 23.1   -- Consent of Ernst & Young LLP (Washington, D.C.)
 23.2   -- Consent of Ernst & Young LLP (Los Angeles, CA)
 23.3   -- Consent of KPMG Peat Marwick LLP

 EXHIBIT                                                                                  PAGE
  NUMBER                                   DESCRIPTION                                    NO.
- ----------
          ------------------------------------------------------------------------------  ---
 23.4   -- Consent of Arthur Anderson LLP
 23.5   -- Consents of Miles & Stockbridge, a Professional Corporation (included in opinions filed as Exhibits 5.1 and 7.1)
 23.6   -- Consent of O'Melveny & Myers (included is opinion filed as Exhibit 8.1)
 23.7   -- Consent of King & Spalding (included in opinion filed as Exhibit 8.2)
 23.8   -- Consent of Morgan Stanley & Co. Incorporated (contained in Appendix II to the
          Joint Proxy Statement/Prospectus included in this Registration Statement)
 23.9   -- Consent of Bear Stearns & Co. Inc.
 24.1   -- Powers of Attorney
 99.1   -- Form of Notice to Participants in the Lockheed Salaried Employee Savings Plan
          Plus.
 99.2   -- Forms of Voting Instructions to Trustee (Allocated Shares and Unallocated
          Shares) with respect to the Lockheed Salaried Employee Savings Plan Plus.
 99.3   -- Form of Notice to Participants in the Lockheed Hourly Employee Savings Plan
          Plus and the Lockheed Space Operations Company Hourly Employee Investment Plan
          Plus.
 99.4   -- Form of Voting Instructions to Trustee of the Lockheed Hourly Employee Savings
          Plan Plus.
 99.5   -- Form of Voting Instructions to Trustee of the Lockheed Space Operations
          Company Hourly Employee Investment Plan Plus.
 99.6   -- Form of Notice to Participants of the Lockheed Capital Accumulation Plan and
          the Lockheed Hourly Employee Savings and Stock Investment Plan -- Fort Worth
          and Abilene Divisions.
 99.7   -- Form of Voting Instructions to Trustee of the Lockheed Capital Accumulation
          Plan and the Lockheed Hourly Employee Savings and Stock Investment
          Plan -- Fort Worth and Abilene Divisions.